    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2000

                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                             MCLEODUSA INCORPORATED
             (Exact name of registrant as specified in its charter)


          DELAWARE                          4813                        42-1407240
(State or other jurisdiction   (Primary Standard Industrial          (I.R.S. Employer
    of incorporation or         Classification Code Number)       Identification Number)
       organization)

                                 ---------------
                            MCLEODUSA TECHNOLOGY PARK
                         6400 C STREET SW, P.O. BOX 3177
                           CEDAR RAPIDS, IA 52406-3177
                                 (319) 790-7775
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 ---------------
                                 CLARK E. MCLEOD
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MCLEODUSA INCORPORATED
                            MCLEODUSA TECHNOLOGY PARK
                         6400 C STREET SW, P.O. BOX 3177
                           CEDAR RAPIDS, IA 52406-3177
                                 (319) 790-7800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                   COPIES TO:

JOSEPH G. CONNOLLY, JR., ESQ.     ROBERT I. TOWNSEND, III, ESQ.     A. MICHAEL HAINSFURTHER, ESQ.
   JAMES G. MCMILLAN, ESQ.           CRAVATH, SWAINE & MOORE        MUNSCH HARDT KOPF & HARR, PC
   HOGAN & HARTSON L.L.P.              825 EIGHTH AVENUE                4000 FOUNTAIN PLACE
   555 13TH STREET, N.W.            NEW YORK, NEW YORK 10019              1445 ROSS AVENUE
   WASHINGTON, D.C. 20004                (212) 474-1000                 DALLAS, TEXAS 75202
      (202) 637-5600                                                      (214) 855-7500

                                 ---------------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and certain other conditions under the merger agreement are met or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / /_______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. / / _______________

                                 ---------------
                         CALCULATION OF REGISTRATION FEE

======================================== ================== ===================== ===================== =============
        Title of each class of             Amount to be       Proposed maximum      Proposed maximum     Amount of
      securities to be registered           registered       offering price per    aggregate offering   registration
                                                                  unit (1)             price (1)            fee
---------------------------------------- ------------------ --------------------- --------------------- -------------
12% Senior Notes Due 2008                  $150,000,000             100%              $150,000,000        $39,600
11 1/2%  Senior Notes Due 2009             $210,000,000             100%              $210,000,000        $55,440
======================================== ================== ===================== ===================== =============

(1)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

                                 ---------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                EXPLANATORY NOTE

         This registration statement contains two separate prospectuses. The first prospectus relates to an offer by McLeodUSA Incorporated to exchange McLeodUSA 12% senior notes due 2008 for all outstanding CapRock Communications Corp. 12% senior notes due 2008. The second prospectus relates to a concurrent offer by McLeodUSA Incorporated to exchange McLeodUSA 11 1/2% senior notes due 2009 for all outstanding CapRock Communications Corp. 11 1/2% senior notes due 2009. Final forms of each prospectus will be filed with the Securities and Exchange Commission under Rule 424(b).

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated October 19, 2000

PROSPECTUS                                                                 LOGO

                                  $210,000,000

                             McLeodUSA Incorporated

                                Offer To Exchange
                    McLeodUSA 11 1/2% Senior Notes Due May 1, 2009
                               For All Outstanding
         CapRock Communications Corp. 11 1/2% Senior Notes Due May 1, 2009

           Interest Payable May 1 and November 1, Commencing May 1, 2001


                       Material Terms of the Exchange Offer

- We are offering to exchange all outstanding CapRock 11 1/2% senior notes due May 1, 2009 that are validly tendered and not validly withdrawn for an equal amount of a new series of McLeodUSA 11 1/2 % senior notes due May 1, 2009.

- The exchange offer will expire at 5:00 P.M., New York City time, on November ___, 2000, unless extended.

- We will accept the CapRock notes for exchange only if holders of at least a majority of the aggregate principal amount of the CapRock notes have consented to certain amendments to the indenture governing the CapRock notes and if the merger of CapRock with a wholly-owned subsidiary of McLeodUSA is consummated.

- The exchange offer is further subject to customary conditions, including that the exchange offer not violate applicable law.

- You may withdraw the tender of your CapRock notes at any time before the expiration of the exchange offer.

-     We will not receive any proceeds from the exchange offer.

- You may tender your CapRock notes only in denominations of $1,000 and multiples of $1,000.

- The exchange of notes should not result in recognition of gain or loss to exchanging noteholders for U.S. federal income tax purposes.

PLEASE SEE ''RISK FACTORS'' BEGINNING ON PAGE 17 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

WE ARE NOT MAKING THIS EXCHANGE OFFER IN ANY STATE OR JURISDICTION WHERE IT IS NOT PERMITTED.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is October ___, 2000.

                                TABLE OF CONTENTS


                                                                                                          PAGE
                                                                                                          ----

Summary..........................................................................................            1
Risk Factors.....................................................................................           17
Cautionary Note Regarding Forward-Looking Statements.............................................           25
The Exchange Offer...............................................................................           26
Use of Proceeds..................................................................................           36
Information About McLeodUSA......................................................................           37
Selected Consolidated Financial Data of McLeodUSA................................................           40
Pro Forma Financial Data.........................................................................           44
Description of the McLeodUSA Notes...............................................................           49
Other McLeodUSA Indebtedness.....................................................................           82
Information About CapRock........................................................................           84
Selected Consolidated Financial Data of CapRock..................................................           86
Description of the CapRock Notes.................................................................           89
Legal Matters....................................................................................          125
Experts..........................................................................................          125
Where You Can Find More Information..............................................................          126
Index to Consolidated Financial Statements of Splitrock Services, Inc............................          F-1


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     WE HAVE NOT TAKEN NOR WILL WE TAKE ANY ACTION IN ANY JURISDICTION TO PERMIT A PUBLIC OFFERING OF THE MCLEODUSA NOTES OR THE POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS OTHER THAN IN THE UNITED STATES.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR ORAL OR WRITTEN REQUEST. YOUR REQUESTS SHOULD BE DIRECTED TO MCLEODUSA INCORPORATED, MCLEODUSA TECHNOLOGY PARK, 6400 C STREET SW, POST OFFICE BOX 3177, CEDAR RAPIDS, IOWA 52406-3177, ATTENTION: GENERAL COUNSEL (TELEPHONE (319) 790-7775). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE EXPIRATION OF THE EXCHANGE OFFER, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE OF SUCH EXPIRATION.

                                     SUMMARY

     THIS DOCUMENT IS A PROSPECTUS OF MCLEODUSA. THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS YOU, INCLUDING THE LETTER OF TRANSMITTAL. IN ADDITION, YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS." SEE "WHERE YOU CAN FIND MORE INFORMATION."



                                  THE COMPANIES

MCLEODUSA INCORPORATED
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177
(319) 790-7800

McLeodUSA provides selected telecommunications services to customers nationwide. We provide integrated communications services, including local services, in many Midwest and Rocky Mountain states and long distance and advanced data services in all 50 states. We are a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines and more than 9,000 employees. We expanded our marketplace for advanced data and Internet services to all 50 states through our March 30, 2000 acquisition of Splitrock Services, Inc. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services reaching 800 cities and 90% of the U.S. population. In the next 12 months, we plan to distribute 30 million telephone directories in 26 states, serving a population of 52 million. We are a Nasdaq-100 company traded under the symbol "MCLD."

We offer local, long distance, Internet access, data, voice mail and paging services from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

Our core business is providing communications services in competition with existing local telephone companies, including:

     -    local and long distance services

     -    dial and dedicated Internet access

     - higher bandwidth Internet access services, such as digital subscriber line and cable modem

     -    value-added services such as virtual private networks and web hosting

     -    bandwidth leasing and colocation services

     -    facilities and services dedicated for a particular customer's use

     - telephone and computer sales, leasing, networking, service and installation

     - other communications services, including video, cellular, operator, payphone, mobile radio, wireless communications and paging services


We also derive revenue from the following services related to our core business:

     -    sale of advertising in print and electronic telephone directories

     - traditional local telephone company services in east central Illinois and southeast South Dakota

     -    telemarketing services

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. We provide long distance services by using our own facilities and by leasing capacity from others. We are actively developing fiber optic communications networks in many of our target local markets to carry additional communications traffic on our own network. We are actively developing enhancements to our national network and associated next-generation services.

CAPROCK COMMUNICATIONS CORP.
15601 Dallas Parkway, Suite 700
Dallas, Texas 75001
(972) 982-9596

CapRock is a facilities-based integrated communications service provider primarily to small and medium-sized business and communications carrier customers in the Southwestern United States. CapRock offers business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet, DSL and dedicated private line services. Additionally, CapRock offers its communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services.

CapRock's communications services are provided through resale and over its fiber, voice and data networks. As of June 30, 2000, the CapRock network covered approximately 4,500 route miles (including 22 metro fiber loops in key markets). Additionally, as of June 30, 2000, CapRock provided switch-based competitive local exchange services in 13 markets. As of June 30, 2000, CapRock had 12 voice and 17 data switches installed and operational on its network.

                                   THE MERGER

On October 2, 2000, CapRock and McLeodUSA entered into a definitive agreement and plan of merger pursuant to which McLeodUSA, through a newly-formed, wholly-owned subsidiary, will acquire 100% of the voting securities of CapRock. In the transaction, each share of CapRock common stock will be exchanged for
0.3876 of a share of McLeodUSA Class A common stock. The merger agreement provides that the McLeodUSA subsidiary will merge with and into CapRock so that CapRock will be the surviving corporation and will be wholly-owned by McLeodUSA. In connection with the proposed merger, McLeodUSA has agreed to file and use its commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the CapRock 12% senior notes due 2008 for McLeodUSA 12% senior notes due 2008, and with respect to the exchange of the CapRock 11 1/2% senior notes due 2009 for McLeodUSA 11 1/2% senior notes due 2009.

                          SUMMARY OF THE EXCHANGE OFFER


THE EXCHANGE OFFER......................   We are offering to exchange $1,000
                                           principal amount of McLeodUSA 11 1/2%
                                           senior notes due May 1, 2009, which
                                           we refer to as the McLeodUSA notes,
                                           for each $1,000 principal amount of
                                           CapRock's outstanding 11 1/2% senior
                                           notes due May 1, 2009, which we
                                           refer to as the CapRock notes.

                                           In order for your CapRock notes to
                                           be exchanged, you must properly
                                           tender them before the exchange
                                           offer expires. All CapRock notes
                                           that are validly tendered and not
                                           validly withdrawn will be
                                           exchanged. We will issue the
                                           McLeodUSA notes promptly after the
                                           exchange offer expires.

                                           You may tender your CapRock notes
                                           for exchange in whole or in part in
                                           integral multiples of $1,000
                                           principal amount.

THE MERGER AGREEMENT....................   In connection with the proposed
                                           merger of CapRock with a
                                           wholly-owned subsidiary of
                                           McLeodUSA, we have agreed to file
                                           and to use our commercially
                                           reasonable efforts to cause to
                                           become effective with the SEC a
                                           registration statement with respect
                                           to the exchange of the CapRock
                                           notes for McLeodUSA notes. We are
                                           making the exchange offer to
                                           satisfy our contractual obligations
                                           under the merger agreement. After
                                           the exchange offer is completed,
                                           you will no longer be entitled to
                                           any exchange with respect to your
                                           CapRock notes.

CONSEQUENCES OF FAILURE TO
EXCHANGE YOUR CAPROCK NOTES..............  Any CapRock notes that are not tendered to us or are not accepted
                                           for exchange will remain
                                           outstanding and will continue to
                                           accrue interest in accordance with
                                           and otherwise be entitled to all of
                                           the rights and privileges under the
                                           indenture governing the CapRock
                                           notes. CapRock is soliciting
                                           consents, however, to amend this
                                           indenture to, among other things,
                                           eliminate most of the restrictive
                                           covenants and reporting
                                           requirements contained in the
                                           indenture. If CapRock obtains the
                                           requisite number of consents from
                                           the CapRock noteholders, the
                                           indenture will be so amended and
                                           the holders of any CapRock notes
                                           that remain outstanding after the
                                           offer has been completed will be
                                           without the protection that the
                                           deleted restrictive covenants and
                                           reporting requirements gave them.
                                           The receipt by CapRock of the
                                           requisite consents to approve the
                                           amendments to the indenture is a
                                           condition to the consummation of
                                           the exchange offer. See "The
                                           Exchange Offer--Consent
                                           Solicitation; Consequences of
                                           Failure to Tender Your CapRock
                                           Notes."

EXPIRATION DATE.........................   The exchange offer will expire at
                                           5:00 p.m., New York City time, on
                                           November ___, 2000 unless extended
                                           by us, in which case the term
                                           "expiration date" will mean the
                                           latest date and time to which the
                                           exchange offer is extended. See
                                           "The Exchange Offer--Expiration
                                           Date; Extensions; Amendments."

CONDITIONS TO THE EXCHANGE
OFFER...................................   The exchange offer is subject to
                                           the conditions that:

                                           -    CapRock receives the consent of
                                                the holders of at least a
                                                majority of the aggregate
                                                principal amount of the CapRock
                                                notes to certain amendments to
                                                the indenture governing the
                                                CapRock notes

                                           -    the proposed merger of CapRock
                                                with a wholly-owned subsidiary
                                                of McLeodUSA is consummated

                                           The exchange offer is further
                                           subject to several customary
                                           conditions which we may waive. There
                                           is no guarantee that these
                                           conditions will be satisfied.

                                           The exchange offer is not
                                           conditioned upon any minimum
                                           principal amount of CapRock notes
                                           being tendered for exchange. See
                                           "The Exchange Offer--Conditions to
                                           the Exchange Offer."

                                           We reserve the right, subject to
                                           applicable law, at any time and from
                                           time to time:

                                           -    to delay the acceptance of the
                                                CapRock notes

                                           -    to terminate the exchange offer
                                                if specified conditions have
                                                not been satisfied

                                           -    to extend the expiration date
                                                of the exchange offer and
                                                retain all tendered CapRock
                                                notes subject, however, to the
                                                right of tendering holders to
                                                withdraw their tender of
                                                CapRock notes

                                           -    to waive any condition or
                                                otherwise amend the terms of
                                                the exchange offer in any
                                                respect

                                           See "The Exchange Offer--Expiration
                                           Date; Extensions; Amendments."

PROCEDURES FOR TENDERING
CAPROCK NOTES...........................   If you wish to tender your CapRock
                                           notes for exchange, you must:

                                           -    complete and sign a Letter of
                                                Transmittal according to the
                                                instructions contained in the
                                                Letter of Transmittal

                                           -    forward the Letter of
                                                Transmittal by mail, facsimile
                                                transmission or hand delivery,
                                                together with any other
                                                required documents, to the
                                                exchange agent, either with the
                                                CapRock notes that you tender
                                                or in compliance with the
                                                specified procedures for
                                                guaranteed delivery of your
                                                CapRock notes

                                           Some brokers, dealers, commercial
                                           banks, trust companies and other
                                           nominees may also effect tenders by
                                           book-entry transfer. Please do not
                                           send your Letter of Transmittal or
                                           certificates representing your
                                           CapRock notes to us. You should send
                                           those documents only to the exchange
                                           agent. You should direct any
                                           information requests or questions
                                           regarding how to tender your CapRock
                                           notes to the exchange agent. See
                                           "The Exchange Offer--Exchange
                                           Agent."

SPECIAL PROCEDURES FOR BENEFICIAL
OWNERS..................................   If your CapRock notes are
                                           registered in the name of a broker,
                                           dealer, commercial bank, trust
                                           company or other nominee, we urge
                                           you to contact such person promptly
                                           if you wish to tender your CapRock
                                           notes pursuant to the exchange
                                           offer. See "The Exchange
                                           Offer--Procedures for Tendering
                                           CapRock Notes."

WITHDRAWAL RIGHTS.......................   You may withdraw the tender of your
                                           CapRock notes at any time before
                                           the expiration date by delivering a
                                           written notice of your withdrawal
                                           to the exchange agent according to
                                           the withdrawal procedures described
                                           under the heading "The Exchange
                                           Offer--Withdrawal Rights."

EXCHANGE AGENT..........................   The exchange agent for the exchange
                                           offer is United States Trust
                                           Company of New York. The address,
                                           telephone number and facsimile
                                           number of the exchange agent are
                                           set forth in "The Exchange
                                           Offer--Exchange Agent" and in the
                                           Letter of Transmittal.

USE OF PROCEEDS.........................   We will not receive any cash
                                           proceeds from the issuance of the
                                           McLeodUSA notes offered by this
                                           prospectus. See "Use of Proceeds."

UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES........................   Your acceptance of the exchange
                                           offer and the related exchange of
                                           your CapRock notes for McLeodUSA
                                           notes should not cause you to
                                           recognize any taxable gain or loss
                                           for federal income tax purposes.
                                           See "The Exchange Offer--United
                                           States Federal Income Tax
                                           Consequences."

CONSENT SOLICITATION.....................  On October 11, 2000, CapRock
                                           commenced a solicitation of
                                           consents from the holders of the
                                           CapRock notes to amend the
                                           indenture under which the CapRock
                                           notes were issued to:

                                           -    modify certain restrictive
                                                covenants contained in the
                                                indenture in order to permit
                                                the merger of CapRock with a
                                                wholly-owned subsidiary of
                                                McLeodUSA

                                           -    allow the merger of CapRock and
                                                the McLeodUSA subsidiary to be
                                                consummated without triggering
                                                the change of control
                                                provisions of the indenture

                                           -    eliminate most of the
                                                restrictive covenants and
                                                reporting requirements
                                                contained in the indenture

CONCURRENT EXCHANGE OFFER................   Concurrently with this exchange
                                            offer and by a separate prospectus,
                                            we are offering to exchange our 12%
                                            senior notes due 2008 for CapRock's
                                            12% senior notes due 2008. The
                                            completion of the exchange offer
                                            contemplated by this prospectus and
                                            the concurrent offering of our 12%
                                            senior notes due 2008 are not
                                            dependent on one another.

See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

                     SUMMARY OF TERMS OF THE MCLEODUSA NOTES

     The exchange offer relates to the exchange of up to $210,000,000 principal amount of McLeodUSA 11 1/2 % senior notes due May 1, 2009 for up to an equal principal amount of CapRock 11 1/2 % senior notes due May 1, 2009.

SECURITIES OFFERED......................     $210 million principal amount of
                                             McLeodUSA 11 1/2% senior notes due
                                             MaY 1, 2009.

INTEREST................................     Interest on the McLeodUSA notes
                                             will accrue at the rate of 11 1/2%
                                             per year and will be payable in
                                             cash semi-annually in arrears on
                                             May 1 and November 1, commencing
                                             May 1, 2001. Interest on the
                                             McLeodUSA notes will be deemed to
                                             accrue from November 1, 2000.

RANKING.................................     The McLeodUSA notes will not be
                                             secured by any assets and:

                                            -    will be subordinated to all of
                                                 our existing and future secured
                                                 indebtedness, including our
                                                 Senior Secured Credit
                                                 Facilities and any other Senior
                                                 Credit Facility or Qualified
                                                 Receivable Facility, each as
                                                 defined in this prospectus

                                            -    will be subordinated to all
                                                 liabilities of our
                                                 subsidiaries, including trade
                                                 payables

                                            -    will be effectively
                                                 subordinated in certain
                                                 respects to any CapRock notes
                                                 and any CapRock 12% senior
                                                 notes due 2008 that remain
                                                 outstanding after this exchange
                                                 offer and our concurrent
                                                 exchange offer for CapRock's
                                                 12% senior notes due 2008

                                            -    will rank equal in right of
                                                 payment with all of our
                                                 existing and future senior
                                                 unsecured indebtedness

                                            -    will rank senior in right of
                                                 payment to all of our existing
                                                 and future subordinated
                                                 indebtedness

                                            As of June 30, 2000:

                                            -    we had total secured
                                                 indebtedness of $631.7 million

                                            -    our subsidiaries had total
                                                 liabilities of $700.9 million

                                            -    we had $1.7 billion of
                                                 outstanding senior unsecured
                                                 indebtedness that will rank
                                                 equal in right of payment with
                                                 the McLeodUSA notes

                                            -    we had no outstanding
                                                 subordinated indebtedness


                                            See "Description of the McLeodUSA
                                            Notes--General."

OPTIONAL REDEMPTION.....................     We may redeem the McLeodUSA notes
                                             at our option, in whole or in part,
                                             at any time on or after May 1, 2004
                                             at the redemption prices set forth
                                             in this prospectus, plus accrued
                                             and unpaid interest, if any, to the
                                             date of redemption. In addition,
                                             before May 1, 2002, we may redeem
                                             up to 35% of the aggregate
                                             principal amount of the McLeodUSA
                                             notes originally issued with the
                                             net proceeds of certain public
                                             equity offerings and/or certain
                                             private sales of capital stock to
                                             strategic equity investors, at
                                             111.50% of the principal amount
                                             thereof, plus accrued interest, if
                                             at least 65% of the originally
                                             issued aggregate principal
                                             amount of the McLeodUSA notes
                                             remains outstanding. See
                                             "Description of the McLeodUSA
                                             Notes--Optional Redemption."

CHANGE OF CONTROL.......................     Upon a Change of Control, as
                                             defined in this prospectus, you
                                             will have the right to require us
                                             to repurchase all or any part of
                                             your McLeodUSA notes at a purchase
                                             price equal to 101% of their
                                             principal amount plus accrued and
                                             unpaid interest. However, we cannot
                                             assure you we will have the
                                             financial resources necessary to
                                             repurchase the McLeodUSA notes upon
                                             a Change of Control. See
                                             "Description of the McLeodUSA
                                             Notes--Repurchase at the Option of
                                             Holders upon a Change of Control."

RESTRICTIVE COVENANTS...................     The indenture governing the
                                             McLeodUSA notes contains several
                                             covenants which, among other
                                             things, restrict our ability and
                                             the ability of our subsidiaries to:

                                            -    incur additional indebtedness

                                            -    pay dividends

                                            -    make distributions in respect
                                                 of our or our subsidiaries'
                                                 capital stock

                                            -    make other restricted payments

                                            -    enter into sale and leaseback
                                                 transactions

                                            -    pledge or mortgage assets

                                            -    enter into transactions with
                                                 affiliates

                                            -    sell assets

                                            -    consolidate, merge or sell all
                                                 or substantially all of our or
                                                 our subsidiaries' assets

                                            These covenants are subject to
                                            important exceptions and
                                            qualifications. See "Description of
                                            the McLeodUSA Notes--Covenants."

                 COMPARISON OF MCLEODUSA NOTES AND CAPROCK NOTES


                                    MCLEODUSA NOTES                           CAPROCK NOTES
                                    ---------------                           -------------


AGGREGATE PRINCIPAL AMOUNT            $210 million                              $210 million

INTEREST RATE                              11 1/2%                                      11 1/2%

MATURITY                               May 1, 2009                               May 1, 2009

PAYMENT DATES                         May 1 and                                 May 1 and
                                      November 1                                November 1

RANKING                               The McLeodUSA notes will not be           The CapRock notes are not secured by
                                      secured by any assets and will be         any assets and are subordinated to all
                                      subordinated to all of McLeodUSA's        of CapRock's existing and future
                                      existing and future secured               secured indebtedness and to all
                                      indebtedness and to all liabilities       liabilities of CapRock's subsidiaries.
                                      of McLeodUSA's subsidiaries. The          The CapRock notes rank equal in right
                                      McLeodUSA notes will rank equal in        of payment with all of CapRock's
                                      right of payment with all of              existing and future senior unsecured
                                      McLeodUSA's existing and future           indebtedness and rank senior in right
                                      senior unsecured indebtedness and         of payment to all of CapRock's
                                      will rank senior in right of payment      existing and future subordinated
                                      to all of McLeodUSA's existing and        indebtedness.
                                      future subordinated indebtedness. The
                                      McLeodUSA notes will be effectively
                                      subordinated in certain respects to
                                      any CapRock notes and any CapRock 12%
                                      senior notes due 2008 that remain
                                      outstanding after this exchange offer
                                      and our concurrent exchange offer for
                                      CapRock's 12% senior notes due 2008.

OPTIONAL REDEMPTION                   McLeodUSA may redeem the McLeodUSA        CapRock may redeem the CapRock
                                      notes at any time on or after May 1,      notes at any time on or after May 1,
                                      2004 at the redemption prices             2004 at the redemption prices set forth
                                      set forth in this prospectus.             in this prospectus.


MANDATORY REDEMPTION                  None                                      None

CHANGE OF CONTROL                     Upon a change of control, a McLeodUSA     Upon a change of control, a CapRock
                                      noteholder will be able to require        noteholder can require CapRock to
                                      McLeodUSA to repurchase all or any        repurchase all or any part of its
                                      part of its McLeodUSA notes at a          CapRock notes at a purchase price
                                      purchase price equal to 101% of their     equal to 101% of their principal
                                      principal amount plus accrued and         amount plus accrued and unpaid
                                      unpaid interest.                          interest.


                                       8



PUBLIC EQUITY OFFERING AND            Before May 1, 2002, McLeodUSA may         Before May 1, 2002, CapRock may redeem
STRATEGIC EQUITY SALE OPTIONAL        redeem up to 35% of the aggregate         up to 35% of the aggregate principal
REDEMPTION                            principal amount of the McLeodUSA         amount of the CapRock notes originally
                                      notes originally issued with the net      issued with the net proceeds of
                                      proceeds of certain public equity         certain public equity offerings and/or
                                      offerings and/or certain private          certain private sales of capital stock
                                      sales of capital stock to strategic       to strategic equity investors, at
                                      equity investors, at 111.50% of the       111.50% of the principal amount
                                      principal amount thereof, plus            thereof, plus accrued interest, if at
                                      accrued interest, if at least 65% of      least 65% of the originally issued
                                      the originally issued aggregate           aggregate principal amount of the
                                      principal amount of the McLeodUSA         CapRock notes remains outstanding.
                                      notes remains outstanding.

RESTRICTIVE COVENANTS                 Subject to important exceptions and       Subject to important exceptions and
                                      qualifications, the indenture             qualifications, the indenture
                                      governing the McLeodUSA notes             governing the CapRock notes contains
                                      contains several covenants which,         several covenants which, among other
                                      among other things, restrict the          things, restrict the ability of
                                      ability of McLeodUSA and its              CapRock and its subsidiaries to:
                                      subsidiaries to:
                                                                                -    incur additional indebtedness
                                      -    incur additional indebtedness
                                                                                -    pay dividends
                                      -    pay dividends
                                                                                -    make distributions in respect of
                                      -    make distributions in respect of          capital stock of CapRock or its
                                           capital stock of McLeodUSA or             subsidiaries
                                           its subsidiaries
                                                                                -    make other restricted payments
                                      -    make other restricted payments
                                                                                -    enter into sale and leaseback
                                      -    enter into sale and leaseback             transactions
                                           transactions
                                                                                -    pledge or mortgage assets
                                      -    pledge or mortgage assets
                                                                                -    enter into transactions with
                                      -    enter into transactions with              affiliates
                                           affiliates
                                                                                -    sell assets
                                      -    sell assets
                                                                                -    consolidate, merge or sell all or
                                      -    consolidate, merge or sell all            substantially all assets of
                                           or substantially all assets of            CapRock or its subsidiaries
                                           McLeodUSA or its subsidiaries



     On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the indenture under which the CapRock notes were issued to (a) modify certain restrictive covenants contained in the indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the indenture and (c) eliminate most of the restrictive covenants and reporting requirements contained in the indenture.

                                  RISK FACTORS

     You should carefully consider the factors set forth under the caption "Risk Factors" before tendering your CapRock notes for McLeodUSA notes.

                SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA

     The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 were audited by Arthur Andersen LLP, independent public accountants.

     The information in the following table reflects financial information for the following companies McLeodUSA has acquired:



                     ACQUIRED COMPANY                                             DATE ACQUIRED
                     ----------------                                             -------------


          MWR Telecom, Inc..................................................       April 28, 1995
          Ruffalo, Cody & Associates, Inc...................................        July 15, 1996
          Telecom*USA Publishing Group, Inc................................     September 20, 1996
          Consolidated Communications, Inc..................................     September 24, 1997
          Ovation Communications, Inc.......................................       March 31, 1999
          Splitrock Services, Inc...........................................       March 30, 2000


     The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

     The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation, Splitrock and CapRock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation, Splitrock and CapRock financial position as of the date presented. The 1999 pro forma amounts include adjustments to the CapRock 1999 historical financial statements to give effect to the issuance by CapRock in May 1999 of $210 million of its 11 1/2% senior notes as if the note issuance had occurred at the beginning of such period.

     The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:



              DESCRIPTION OF SECURITIES                                PRINCIPAL AMOUNT    DATE ISSUED
              -------------------------                                ----------------    -----------


10 1/2% senior discount notes due March 1, 2007                          $500 million      March 4, 1997
9 1/4% senior notes due July 15, 2007                                    $225 million      July 21, 1997
8 3/8 % senior notes due March 15, 2008                                  $300 million      March 10, 1998
9 1/2% senior notes due November 1, 2008                                 $300 million     October 30, 1998
8 1/8 % senior notes due February 15, 2009                               $500 million    February 22, 1999
Series A preferred stock                                                 $287 million     August 23, 1999
Series B preferred stock                                                 $687 million    September 15, 1999
Series C preferred stock                                                 $313 million    September 15, 1999
Senior Secured Credit Facilities                                         $575 million       May 30, 2000


     The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8 1/8% senior notes, the Series A, B and C preferred stock and the Senior Secured Credit Facilities as if they had occurred at the beginning of 1999.

     On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. On February 29, 2000, McLeodUSA announced that its board of directors had declared a three-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was April 4, 2000. Stockholders of record at the market close on that date received two additional shares of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on April 24, 2000. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split and the three-for-one stock split.

     The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999, earnings were insufficient to cover fixed charges by $11.4 million, $22.6 million, $84.4 million, $135.5 million, and $243.3 million, respectively. For the six months ended June 30, 1999 and 2000, earnings were insufficient to cover fixed charges by $118.5 million and $207.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $523.3 million and $313.5 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

                                                 (TABLE BEGINS ON THE NEXT PAGE)

                SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         YEAR ENDED DECEMBER 31,
                                                       -----------------------------------------------------
                                                                                                             PRO FORMA
                                                                                                             ---------
                                                 1995        1996        1997         1998         1999        1999
                                             ----------- -----------  ----------  ------------  ----------   ---------
                                                                                                            (UNAUDITED)
OPERATIONS STATEMENT DATA:
   Revenue.................................   $   28,998  $   81,323  $  267,886   $   604,146  $  908,792   $1,210,667
                                              ----------  ----------  ----------   -----------  ----------   ----------
   Operating expenses:
     Cost of service.......................       19,667      52,624     151,190       323,208     457,085      699,401
     Selling, general and administrative...       18,054      46,044     148,158       260,931     392,687      481,488
     Depreciation and amortization.........        1,835       8,485      33,275        89,107     190,695      346,131
     Other.................................           --       2,380       4,632         5,575          --           --
                                              ----------  ----------  ----------   -----------  ----------   ----------
     Total operating expenses .............       39,556     109,533     337,255       678,821   1,040,467    1,527,020
   Operating loss..........................      (10,558)    (28,210)    (69,369)      (74,675)   (131,675)    (316,353)
   Interest income (expense), net..........         (771)      5,369     (11,967)      (52,234)    (94,244)    (191,068)
   Other income............................           --         495       1,426         1,997       5,637        7,163
   Income taxes............................           --          --          --            --          --           --
                                              ----------  ----------  ----------   -----------  ----------   ----------
   Net loss................................      (11,329)    (22,346)    (79,910)     (124,912)   (220,282)    (500,528)
   Preferred stock dividends...............           --          --          --            --     (17,727)     (54,375)
                                              ----------  ----------  ----------   -----------  ----------   ----------
   Loss applicable to common stock.........   $  (11,329) $  (22,346) $  (79,910)  $  (124,912) $ (238,009)  $ (554,633)
                                              ==========  ==========  ==========   ===========  ==========   ==========
   Loss per common share...................   $    (.07)  $    (.09)  $    (.24)   $     (.33)  $     (.54)  $     (.99)
                                              ==========  ==========  ==========   ===========  ===========  ===========
   Weighted average common shares
     outstanding...........................      168,024     243,036     329,844       376,842     443,130      559,751
                                              ==========  ==========  ==========   ===========  ==========   ==========
   Ratio of earnings to fixed charges......           --          --          --            --          --           --
                                              ==========  ==========  ==========   ===========  ==========   ==========

                                                                                      SIX MONTHS ENDED JUNE 30,
                                                                                    ----------------------------
                                                                                                           PRO FORMA
                                                                                                           ---------
                                                                                    1999         2000        2000
                                                                                ----------- -------------  ----------
                                                                                (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
OPERATIONS STATEMENT DATA:
     Revenue                                                                      $403,771    $ 620,082    $ 769,055
                                                                                  --------    ---------    ---------
   Operating expenses:
     Cost of service.........................................................      205,507      344,426      466,226
     Selling, general and administrative.....................................      178,339      256,563      309,973
     Depreciation and amortization...........................................       78,708      163,193      213,415
     Other...................................................................           --           --          872
                                                                                 ---------    ---------    ---------
     Total operating expenses................................................      462,554      764,182      990,486
   Operating loss............................................................      (58,783)    (144,100)    (221,431)
   Interest income (expense), net............................................      (50,666)     (42,077)     (70,486)
   Other income..............................................................          562        1,971        1,996
   Income taxes..............................................................           --           --           --
                                                                                 ---------    ---------    ---------
   Net loss..................................................................     (108,887)    (184,206)    (289,921)
   Preferred stock dividends.................................................           --      (27,204)     (27,204)
                                                                                 ---------    ----------   ---------
   Loss applicable to common stock...........................................    $(108,887)   $(211,410)   $(317,125)
                                                                                 =========    =========    =========
   Loss per common share.....................................................    $    (.26)   $    (.40)   $    (.54)
                                                                                 =========    =========    =========
   Weighted average common shares outstanding................................      423,210      529,109      590,221
                                                                                 =========    =========    =========
   Ratio of earnings to fixed charges........................................           --           --           --
                                                                                 =========    =========    =========

                               SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                          DECEMBER 31,                     JUNE 30, 2000
                                    --------------------------------------------------  ---------------------
                                      1995       1996      1997      1998       1999      ACTUAL    PRO FORMA
                                    --------   --------  --------  --------   --------  ----------  ---------
                                                                                        (UNAUDITED)(UNAUDITED)
BALANCE SHEET DATA:
  Current assets...................   $ 8,507  $224,401 $  517,869 $  793,192 $1,569,473 $1,647,070 $1,879,002
  Working capital (deficit)........   $(1,208) $185,968 $  378,617 $  613,236 $1,272,794 $  859,997 $  913,955
  Property and equipment, net......   $16,119  $ 92,123 $  373,804 $  629,746 $1,270,032 $1,897,962 $2,321,001
  Total assets.....................   $28,986  $452,994 $1,345,652 $1,925,197 $4,203,147 $7,069,543 $7,791,496
  Long-term debt...................   $ 3,600  $  2,573 $  613,384 $1,245,170 $1,763,725 $2,370,370 $2,718,588
  Redeemable convertible preferred
    stock..........................   $   --   $    --  $      --  $      --  $1,000,000 $1,000,000 $1,000,000
  Stockholders' equity.............   $14,958  $403,429 $  559,379 $  462,806 $1,108,542 $2,878,436 $3,074,207

                                                                     YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                    ----------
                                                      1995     1996      1997      1998     1999       1999
                                                    -------- --------  --------  -------- --------  ----------
                                                                                                    (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment...............   $ 6,364   $ 79,845  $179,255  $289,923  $580,003 $  820,756
     Business acquisitions.......................   $ 8,333   $ 93,937  $421,882  $ 49,737  $736,626 $3,376,180
  EBITDA(1)......................................   $(8,723)  $(17,345) $(31,462) $ 20,007  $ 59,020 $   29,778

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                                 -------------------------
                                                                                                    PRO FORMA
                                                                                1999       2000        2000
                                                                             ---------- ---------- -----------
                                                                             (UNAUDITED)(UNAUDITED)(UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment........................................    $220,390   $  559,834 $  804,163
     Business acquisitions................................................    $525,161   $2,052,925 $2,415,523
  EBITDA(1)...............................................................    $ 19,925   $   19,093 $   (7,144)


(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table sets forth financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and as of and for the six months ended June 30, 1999 and 2000. The business combination among CapRock's predecessor companies was completed on August 26, 1998, and was accounted for as a pooling of interests. Accordingly, these Consolidated Financial Statements include CapRock's three predecessor companies (CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated) as though these entities were always a part of CapRock.

     In May 1998, IWL Communications changed its fiscal year-end to coincide with the fiscal years of CapRock, CapRock Telecommunications and CapRock Fiber. The Consolidated Statement of Operations for the year ended December 31, 1996, combines the operating activity of IWL Communications for the year ended June 30, 1996, with the operating activity of CapRock Telecommunications and CapRock Fiber for the year ended December 31, 1996. The net income of IWL Communications in the amount of approximately $260,000 for the six-month period ended December 31, 1996 was excluded from the Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year-ends for such period. This amount was included as an adjustment to retained earnings in the Consolidated Statement of Stockholders' Equity and Comprehensive Income in 1997. IWL Communications' cash flow for this period was added to the 1997 beginning balance in the Consolidated Statement of Cash Flows.

                                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                 --------------------------------------------------------------
                                                1995            1996         1997           1998           1999
                                              --------        --------     --------       --------      ---------
STATEMENT OF OPERATIONS DATA:
Revenues..................................     $29,407         $50,970      $75,349       $121,774       $192,623
Costs of Services.........................      21,185          39,357       52,471         83,221        115,676
                                                ------          ------       ------         ------        -------
      Gross profit........................       8,222          11,613       22,878         38,553         76,947
Operating expenses:
    Selling, general and administrative...       7,326           8,983       14,074         23,528         56,535
    Merger related expenses...............           -               -            -          2,313              -
    Depreciation and amortization.........       1,186           1,536        3,346          4,887          9,698
                                                 -----           -----        -----          -----          -----
       Total operating expenses...........       8,512          10,519       17,420         30,728         66,233
                                                 -----          ------       ------         ------         ------
Operating income (loss)...................        (290)          1,094        5,458          7,825         10,714
Interest expense, net.....................        (484)           (585)      (1,603)        (6,441)       (17,861)
Other income (expense)....................         151              42          220            106          1,526
                                                  ----          ------       ------         ------          -----
Income (loss) before income taxes and
    extraordinary item....................        (623)            551        4,075          1,490         (5,621)
Income tax expense (benefit)..............          48             227        1,513          1,267         (2,080)
                                                  ----             ---        -----          -----         -------
Income (loss) before extraordinary item...        (671)            324        2,562            223         (3,541)
Extraordinary item - extinguishment of debt        645               -            -              -              -
                                               -------          ------     --------       --------       --------
      Net income (loss)...................     $   (26)         $  324     $  2,562       $    223       $ (3,541)
                                               ========         ======     ========       ========       =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item....................       $(623)           $551       $4,075         $1,490        $(5,621)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation............        (211)            143        1,475          1,267         (2,080)
                                                  -----            ---        -----          -----         -------
    Income (loss) before extraordinary item       (412)            408        2,600            223         (3,541)
    Extraordinary item, net of taxes......         397               -            -              -              -
                                               -------           -----        -----          -----          -----
      Pro forma net income (loss).........     $   (15)         $  408     $  2,600       $    223       $ (3,541)
                                               ========         ======     ========       ========       =========

Historical and pro forma income (loss)
  per common share:
    Income (loss) before extraordinary item      $(0.02)          $0.01        $0.09          $0.01         $(0.11)
    Extraordinary item, net of tax........       $ 0.02              -            -              -              -
                                                 ------          -----        -----          -----          -----
    Basic and diluted.....................     $     -            $0.01        $0.09          $0.01         $(0.11)
                                                =======          ======       ======         ======         =======
Weighted average shares outstanding:
    Basic.................................       25,926          27,146       27,984         28,899         31,727
    Diluted...............................       25,936          27,156       28,481         30,028         31,727

                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   SIX MONTHS ENDED
                                                       JUNE 30,
                                                  1999           2000
                                                --------       ------
STATEMENT OF OPERATIONS DATA:
Revenues..................................      $ 74,596      $ 113,936
Costs of Services.........................        44,919         79,220
                                                --------      ---------
      Gross profit........................        29,677         34,716
Operating expenses:
    Selling, general and administrative...        25,012         43,398
    Merger related expenses...............             -              -
    Depreciation and amortization.........         3,337          9,077
                                                --------      ---------
       Total operating expenses...........        28,349         52,475
                                                --------      ---------
Operating income (loss)...................         1,328        (17,759)
Interest expense, net.....................        (7,134)        (7,021)
Other income (expense)....................          (135)            25
                                                ---------     ---------
Income (loss) before income taxes and
    extraordinary item....................        (5,941)       (24,755)
Income tax expense (benefit)..............        (2,335)        (9,118)
                                                --------      ---------
Income (loss) before extraordinary item...        (3,606)       (15,637)
Extraordinary item - extinguishment
  of debt.................................            -              -
                                                --------      ---------
      Net income (loss)...................      $  3,606      $ (15,637)
                                                ========      =========
Pro forma net income (loss):
    Income (loss) before income taxes and
       extraordinary item.................      $ (5,941)     $ (24,755)
    Pro forma income taxes, as if CapRock
       Fiber were a C corporation.........        (2,335)        (9,118)
                                                --------      ---------
    Income (loss) before extraordinary
       item...............................        (3,606)       (15,637)
    Extraordinary item, net of taxes......            -              -
                                                --------      ---------
      Pro forma net income (loss).........      $ (3,606)     $ (15,637)
                                                ========      =========

Historical and pro forma income (loss)
  per common share:
    Income (loss) before extraordinary
      item................................     $  (0.12)    $   (0.47)
    Extraordinary item, net of tax........            -              -
                                                --------     ---------
    Basic and diluted.....................      $  (0.12)    $   (0.47)
                                                ========     =========
Weighted average shares outstanding:
    Basic.................................        30,321         33,406
    Diluted...............................        30,321         33,406

                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------------------------
                                                   1995          1996          1997           1998            1999
                                                 --------      --------      --------       --------       ---------
BALANCE SHEET DATA:
Working capital (deficit).................      $   (797)      $ (2,153)    $   (305)      $ 102,489       $ 216,145
Property, plant and equipment, net........         6,705         15,901       27,341          59,607         228,601
Total assets..............................        13,198         28,522       49,389         191,966         548,835
Long-term debt and capital lease
  obligations.............................         2,443         13,254       21,062         145,187         347,502
Stockholders' equity......................         3,552          3,886       14,086          16,062          96,030

OPERATING DATA:
EBITDA(1).................................      $    896       $  2,630     $  8,804       $  15,025       $  20,412
Cash flows provided by (used in)
  operations..............................           827            781        4,112           7,125         (13,302)
Cash flows used in investing activities...        (1,919)        (9,350)     (12,987)       (134,350)       (264,623)
Cash flows provided by financing
  activities..............................           903          8,605       12,114         123,990         283,338
Capital expenditures......................        (2,282)       (10,212)     (13,631)        (36,855)       (201,289)

                                                   SIX MONTHS ENDED
                                                        JUNE 30,
                                                  1999            2000
                                                --------        ------
BALANCE SHEET DATA:
Working capital (deficit).................      $ 337,555      $ 104,312
Property, plant and equipment, net........         97,360        423,039
Total assets..............................        479,533        676,174
Long-term debt and capital lease
  obligations.............................        347,012        348,218
Stockholders' equity......................         94,939        177,738

OPERATING DATA:
EBITDA(1).................................      $  (4,665)     $  (8,682)
Cash flows provided by (used in)
  operations..............................        (14,897)        50,799
Cash flows used in investing activities...       (258,169)      (159,910)
Cash flows provided by financing
  activities..............................        283,872        107,113
Capital expenditures......................        (45,717)      (216,263)


(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE TENDERING YOUR CAPROCK NOTES FOR MCLEODUSA NOTES. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING THE SEC REPORTS ON FORMS 10-K, 10-Q AND 8-K AND IN THE OTHER DOCUMENTS CONSIDERED A PART OF THIS PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION." THE TERMS "WE," "US," "OUR" OR OTHER VARIATIONS THEREOF, AS USED IN THIS "RISK FACTORS" SECTION, REFER TO MCLEODUSA AND ITS SUBSIDIARIES UNLESS THE CONTEXT REQUIRES A DIFFERENT MEANING.


WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES, INCLUDING CAPROCK, INTO OUR OPERATIONS, WHICH COULD SLOW OUR GROWTH.

     The integration of acquired companies, including the proposed acquisition of CapRock, into our operations involves a number of risks, including:

     -   difficulty integrating operations and personnel

     -   diversion of management attention

     -   potential disruption of ongoing business

     -   inability to retain key personnel

     - inability to successfully incorporate acquired assets and rights into our service offerings

     - inability to maintain uniform standards, controls, procedures and policies

     -   impairment of relationships with employees, customers or vendors


     Failure to overcome these risks or any other problems encountered in connection with the merger or other similar transactions could slow our growth or lower the quality of our services, which could reduce customer demand and have a negative impact upon the price at which the McLeodUSA notes trade after this exchange offer.


CONTINUED RAPID GROWTH OF OUR NETWORK, SERVICES AND SUBSCRIBERS COULD BE SLOWED IF WE CANNOT MANAGE THIS GROWTH.

     We have rapidly expanded and developed our network, services and subscribers. This has placed and will continue to place, in part as a result of the merger, significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would harm our business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

     -   cooperation of existing local telephone companies

     -   regulatory, legislative and other governmental developments

     -   changes in the competitive climate in which we operate

     - development of customer billing, order processing and network management systems

     -   availability of financing

     -   technological developments

     - availability of rights-of-way, franchises, building access and antenna sites

     -   existence of strategic alliances or relationships

     -   emergence of future opportunities


     We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.


WE EXPECT TO INCUR SIGNIFICANT LOSSES OVER THE NEXT SEVERAL YEARS.

     If we do not become profitable in the future, we could have difficulty obtaining funds to continue our operations or repay the McLeodUSA notes. We have incurred net losses every year since we began operations. Since January 1, 1995, our net losses applicable to common stock have been as follows:

  PERIOD                           AMOUNT
  ------                          --------
1995.......................   $  11.3 million
1996.......................   $  22.3 million
1997.......................   $  79.9 million
1998.......................    $124.9 million
1999.......................    $238.0 million
First 6 months of 2000.....    $211.4 million

     We expect to incur significant operating losses during the next several years while we develop our business and expand our fiber optic communications network.


FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR ABILITY TO DEVELOP OUR NETWORK AND SERVICES AND ENGAGE IN STRATEGIC ACQUISITIONS.

     We need significant capital to continue to expand our operations, facilities, network and services, including, following the merger, the expansion and operation of CapRock. We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could harm our business and competitive position.

     As of June 30, 2000, based on the combined McLeodUSA and CapRock business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.5 billion through 2002 to fund our planned capital expenditures and operating expenses. We expect to meet these funding needs through the existing cash balances of McLeodUSA and CapRock, our existing lines of credit and income from future operations. Our estimated aggregate capital requirements include the projected costs of:

     - expanding our fiber optic communications network, including national and intra-city fiber optic networks

     -   adding voice and ATM switches

     -   expanding operations in existing and new markets

     -   developing wireless services in limited markets

     -   funding general corporate expenses

     -   completing recent acquisitions, including the merger

     - constructing, acquiring, developing or improving telecommunications assets


     Our estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

     - strategic acquisition costs and effects of acquisitions on our business plan, capital requirements and growth projections

     -   unforeseen delays

     -   cost overruns

     -   engineering design changes

     -   changes in demand for our services

     -   regulatory, technological or competitive developments

     -   new opportunities


     We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

     Our projected funding plan assumes that (a) the indentures governing the CapRock notes and the CapRock 12% senior notes due 2008 are amended to provide that the acquisition of CapRock does not constitute a change of control and (b) such notes will either remain outstanding as amended to remove various covenants or be exchanged for our notes pursuant to the terms of the exchange offers.

     We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. If we do not, we may not be able to expand our markets, operations, facilities, network and services as we intend. See "Information About McLeodUSA."

OUR HIGH LEVEL OF DEBT COULD LIMIT OUR FLEXIBILITY IN RESPONDING TO BUSINESS DEVELOPMENTS AND PUT US AT A COMPETITIVE DISADVANTAGE.

     We have substantial debt, which could adversely affect us in a number of ways, including:

     -   limiting our ability to obtain necessary financing in the future

     - limiting our flexibility to plan for, or react to, changes in our business

     - requiring us to use a substantial portion of our cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

     - making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

     -   making us more vulnerable to a downturn in our business


     As of June 30, 2000, we had $2.4 billion of long-term debt, including $1.7 billion of debt under our senior notes and $575 million under our credit facilities. We also had $1.0 billion of redeemable convertible preferred stock and $2.9 billion of stockholders' equity. In addition, upon completion of the merger and the exchange offers, we expect to have $360 million of long-term debt resulting from the exchange of McLeodUSA notes for the CapRock notes and the exchange of our 12% senior notes due 2008 for the CapRock 12% senior notes due 2008. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future.


COVENANTS IN DEBT INSTRUMENTS RESTRICT OUR CAPACITY TO BORROW AND INVEST, WHICH COULD IMPAIR OUR ABILITY TO EXPAND OR FINANCE OUR OPERATIONS.

     The indentures governing the terms of our long-term debt impose operating and financial restrictions. In addition, under the terms of our credit facilities, we have granted a security interest in substantially all of our and our subsidiaries assets. These restrictions and encumbrances limit our discretion in some business matters, which could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest. These restrictions limit or prohibit our ability to:

     -   incur additional debt

     -   pay dividends or make other distributions

     -   make investments or other restricted payments

     -   enter into sale and leaseback transactions

     -   pledge, mortgage or permit liens upon  assets

     -   enter into transactions with affiliates

     -   sell assets

     -   consolidate, merge or sell all or substantially all of our assets


     If we fail to comply with these restrictions, all of our long-term debt could become immediately due and payable.


OUR DEPENDENCE ON THE MEGABELLS TO PROVIDE MOST OF OUR COMMUNICATIONS SERVICES COULD MAKE IT MORE DIFFICULT FOR US TO OFFER OUR SERVICES AT A PROFIT.

     The original seven regional Bell operating companies that resulted from the divestiture by AT&T in 1984 of its local telephone systems are now concentrated into four large incumbent "MegaBells." We depend on these MegaBells to provide most of our core local and some of its long distance services. Today, without using the communications facilities of these companies, we could not provide bundled local and long distance services to most of our customers. Because of this dependence, our communications services are highly susceptible to changes in the conditions for access to these facilities and to inadequate service quality provided by the MegaBells, and therefore we may have difficulty offering our services on a profitable and competitive basis.

     Qwest Communications International Inc. (successor to U S WEST Communications, Inc.) and SBC Communications Inc. (including its wholly-owned subsidiary Ameritech Corporation) are our primary suppliers of local lines to our customers and communications services that allow us to transfer and connect calls. Upon completion of the merger, BellSouth will also become our supplier. The communications facilities of our suppliers allow us to provide local service, long distance service and private lines dedicated to our customers' use. If these suppliers or other companies deny or limit our access to their communications network elements or wholesale services, we may not be able to offer our communications services at profitable rates.

     Our plan to provide local service using our own communications network equipment also depends on the MegaBells. In order to interconnect our network equipment and other communications facilities to network elements controlled by the MegaBells, we must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the MegaBells by the Telecommunications Act of 1996 have been and continue to be subject to a variety of legal proceedings, the outcome of which could affect our ability to obtain interconnection agreements on acceptable terms. There can be no assurance that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services using our own communications network facilities at profitable and competitive rates.


ACTIONS BY THE MEGABELLS MAY MAKE IT MORE DIFFICULT FOR US TO OFFER OUR COMMUNICATIONS SERVICES.

     The MegaBells have pursued several measures that may make it more difficult for us to offer our communications services. For example, in February 1996, U S WEST, which has since been acquired by Qwest, filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows us to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. We use Qwest's Centrex services to provide most of our local communications services in Qwest's service territories.

     In January 1997, U S WEST proposed interconnection surcharges in several of the states in its service region, which would increase our costs in providing communications services in those states.

     In addition, during the past year Qwest filed proposals with the Iowa Utilities Board to reduce the retail prices charged by Qwest for various business services which, if approved, would have the effect of reducing our margins on competitive local business services in Iowa.

     We have challenged or are challenging these actions before the FCC or applicable state public utility commissions. We cannot assure you we will succeed in our challenges to these or other actions by Qwest that would prevent or deter us from using Qwest's Centrex service or communications network elements. If Qwest successfully withdraws or limits our access to Centrex services in any jurisdiction, we may not be able to offer communications services in that jurisdiction, which could harm our business.

     We anticipate that Qwest will also pursue legislation in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge Qwest's actions in the future.

     SBC/Ameritech has also introduced measures that may make it more difficult for us to offer certain types of communications services. For example, in 1998 and 1999, Ameritech assessed extra special construction charges to install service for customers when we leased a line from them. Ameritech did not assess comparable charges to retail customers that ordered service directly from SBC/Ameritech, which put us at a disadvantage. We have challenged or are challenging these actions by SBC/Ameritech before the applicable state public utility commissions. Though we have succeeded in three such challenges, there can be no assurance that we will succeed in our challenges to these or other actions by SBC/Ameritech that would prevent or deter us from competing with them. If SBC/Ameritech can successfully charge us extraordinary costs to install service when it does not assess the same charges to retail customers, we may not be able to offer communications services in that location, which would harm our business.


COMPETITION IN THE COMMUNICATIONS SERVICES INDUSTRY COULD CAUSE US TO LOSE CUSTOMERS AND REVENUE AND COULD MAKE IT MORE DIFFICULT FOR US TO ENTER NEW MARKETS.

     We face intense competition in all of our markets. This competition could result in loss of customers and lower revenue for us. It could also make it more difficult for us to enter new markets. Existing local telephone companies, including Qwest,

SBC/Ameritech, BellSouth and Verizon, currently dominate their local telecommunications markets. Three major competitors, AT&T, WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, WorldCom and Sprint also offer local telecommunications services in many locations.

     Our local and long distance services also compete with the services of other communications services companies competing with the existing local telephone companies in some markets.

     Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

     These and other firms may enter the markets where we focus our sales efforts, which may create downward pressure on the prices for our services and negatively affect our returns. Many of our existing and potential competitors have financial and other resources far greater than ours. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of our competitors and could put us at a significant competitive disadvantage.


IF THE MEGABELLS ARE ALLOWED TO OFFER BUNDLED LOCAL AND LONG DISTANCE SERVICES IN OUR MARKETS, IT COULD CAUSE US TO LOSE CUSTOMERS AND REVENUES AND COULD MAKE IT MORE DIFFICULT FOR US TO ENTER NEW MARKETS.

     Presently the MegaBells are prohibited from offering interLATA long distance services to customers in their regions until they have shown compliance with the Telecommunications Act of 1996. The MegaBells are attempting to show compliance and are seeking authority to offer in-region interLATA long distance service. Southwestern Bell has obtained such authority in Texas.

     If the MegaBells, which have resources far greater than ours, are authorized to bundle interLATA long distance service and local service in our markets before the MegaBell local markets are effectively open to competition, such an offering by the MegaBells could cause us to lose customers and revenues and make it more difficult for us to compete in those new markets.


WE MAY NOT SUCCEED IN DEVELOPING OR MAKING A PROFIT FROM WIRELESS SERVICES.

     Our effort to offer wireless services involves a high degree of risk and will impose significant demands on our management and financial resources. Developing wireless services may require us to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. Our business plan does not currently include substantial funds for the development of wireless services. In order to offer wireless services on a widespread basis, we would need to obtain additional funding by issuing additional debt or equity securities or by borrowing funds from one or more lenders. We may not succeed in developing wireless services. Even if we spend substantial amounts to develop wireless services, we may not make a profit from wireless operations.

     Our ability to successfully offer wireless services will also depend on a number of factors beyond our control, including:

     -   changes in communications service rates charged by other companies

     - changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

     - changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

     - changes in wireless technologies that could render obsolete the technology and equipment we choose for our wireless services



COMPETITION IN THE WIRELESS TELECOMMUNICATIONS INDUSTRY COULD MAKE IT MORE DIFFICULT FOR US TO SUCCESSFULLY OFFER WIRELESS SERVICES.

     The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it more difficult for us to gain a share of the wireless communications market. We expect up to eight wireless competitors in each of our potential target wireless markets. We could face additional competition from mobile satellite services.

     Many of our potential wireless competitors have financial and other resources far greater than ours and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if we offer only regional wireless services.


THE SUCCESS OF OUR COMMUNICATIONS SERVICES WILL DEPEND ON OUR ABILITY TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY.

     Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether we can continue to increase our revenue and number of subscribers and remain competitive.


THE LOSS OF KEY PERSONNEL COULD WEAKEN OUR TECHNICAL AND OPERATIONAL EXPERTISE, DELAY OUR INTRODUCTION OF NEW SERVICES OR ENTRY INTO NEW MARKETS AND LOWER THE QUALITY OF OUR SERVICES.

     We may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in our lines of business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve our customers and lower the quality of our services. As a result, our financial condition could be adversely affected.

     Our future success depends on the continued employment of our senior management team, particularly Clark E. McLeod, the Chairman and Chief Executive Officer of McLeodUSA, Stephen C. Gray, the President and Chief Operating Officer of McLeodUSA and the President and Chief Executive Officer of the Local Services operations of McLeodUSA, and Roy A. Wilkens, the Chief Technology Officer of McLeodUSA and the President and Chief Executive Officer of the Network and Data Services operations of McLeodUSA.


FAILURE TO OBTAIN AND MAINTAIN NECESSARY PERMITS AND RIGHTS-OF-WAY COULD DELAY INSTALLATION OF OUR NETWORKS AND INTERFERE WITH OUR OPERATIONS.

     To obtain access to rights-of-way needed to install our fiber optic cable, we must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay our planned network expansion, interfere with our operations and harm our business. For example, if we lose access to a right-of-way, we may need to spend significant sums to remove and relocate our facilities.


GOVERNMENT REGULATION MAY INCREASE OUR COST OF PROVIDING SERVICES, SLOW OUR EXPANSION INTO NEW MARKETS AND SUBJECT OUR SERVICES TO ADDITIONAL COMPETITIVE PRESSURES.

     Our facilities and services are subject to federal, state and local regulations. The time and expense of complying with these regulations could slow down our expansion into new markets, increase our costs of providing services and subject us to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented us with opportunities to enter local telephone markets, it also provides important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, we need to obtain and maintain licenses, permits and other regulatory approvals in connection with some of our services. Any of the following could harm our business:

     -   failure to maintain proper federal and state tariffs

     -   failure to maintain proper state certifications

     -   failure to comply with federal, state or local laws and regulations

     -   failure to obtain and maintain required licenses and permits

     - burdensome license or permit requirements to operate in public rights-of-way

     -   burdensome or adverse regulatory requirements

     -   delays in obtaining or maintaining required authorizations



WE DEPEND UPON PAYMENTS FROM OUR SUBSIDIARIES TO PAY PRINCIPAL AND INTEREST ON OUR DEBT OBLIGATIONS.

     We are a holding company, which means we conduct all of our operations and derive all of our operating income from our subsidiaries. Our ability to pay our obligations, including our obligation to pay principal and interest on the McLeodUSA notes, depends on receiving dividends and other payments from our subsidiaries, raising additional funds in a public or private equity or debt offering or selling assets. Our subsidiaries constitute separate legal entities and have no obligation to pay any amounts due on the McLeodUSA notes or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend on their operating results and the requirements of applicable law.


THE MCLEODUSA NOTES ARE SUBORDINATE TO OUR SUBSIDIARIES' OBLIGATIONS AND OUR OWN SECURED OBLIGATIONS.

     The McLeodUSA notes will be effectively subordinated in right of payment to all liabilities of our subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization, our subsidiaries must pay their creditors in full before we could use their assets to pay you. As of June 30, 2000, our subsidiaries had total liabilities after the elimination of loans and advances from us to our subsidiaries of approximately $700.9 million. In addition, the indenture governing the McLeodUSA notes and the indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes, which we refer to collectively as our indentures, permit us and our subsidiaries to incur additional debt.

     The McLeodUSA notes will be unsecured and will be subordinated to our secured debt. This means if we default on any of our secured debt, our secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral before we could use those assets to pay you. If the value of the collateral is less than the amount owed, our secured creditors will have equal rights with you to our remaining assets. As of June 30, 2000, we had total secured debt of approximately $631.7 million. The indentures permit us and our subsidiaries to incur additional secured debt, including unlimited purchase money debt.


THERE IS NO ESTABLISHED TRADING MARKET FOR THE MCLEODUSA NOTES WHICH COULD MAKE IT MORE DIFFICULT FOR YOU TO SELL MCLEODUSA NOTES AND COULD ADVERSELY AFFECT THEIR PRICE.

     The McLeodUSA notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be more difficult for you to sell McLeodUSA notes. If McLeodUSA notes are traded after their initial issuance, they may trade at a discount, depending upon:

     -   our financial condition

     -   prevailing interest rates

     -   the market for similar securities

     -   other factors beyond our control, including general economic conditions


     We do not intend to apply for a listing or quotation of McLeodUSA notes on any securities exchange. We cannot assure you of the development or liquidity of any trading market for the McLeodUSA notes following the exchange offer.


HOLDERS OF CAPROCK NOTES WHO FAIL TO TENDER MAY EXPERIENCE DIMINISHED LIQUIDITY AFTER THE EXCHANGE OFFER.

     We have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of CapRock notes. As CapRock notes are tendered and accepted in the exchange offer, the principal amount of remaining CapRock notes will decrease. This decrease will reduce the liquidity of the trading market for the CapRock notes which may make it more difficult for you to sell them. We cannot assure you of the liquidity, or even the continuation, of the trading market for the CapRock notes following the exchange offer.

HOLDERS OF CAPROCK NOTES WHO FAIL TO TENDER WILL HAVE FEWER RIGHTS UNDER THE CAPROCK INDENTURE FOLLOWING EFFECTIVENESS OF THE PROPOSED AMENDMENTS TO THE CAPROCK INDENTURE.

     On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the indenture under which the CapRock notes were issued. If the required consents with respect to the CapRock notes are received and the amendments to the CapRock indenture become operative, both of which are a condition to consummation of the exchange offer, the CapRock notes will no longer be entitled to the benefits of certain restrictive covenants and certain other provisions of the indenture that will have been eliminated by the amendments. The CapRock indenture, as so amended, will continue to govern the terms of all CapRock notes that remain outstanding after the amendments are operative. The elimination of these restrictive covenants and other provisions will permit CapRock to, among other things, incur indebtedness, pay dividends and make other restricted payments, incur liens and make investments which would otherwise not have been permitted under the CapRock indenture. It is possible that any such actions that CapRock will be permitted to take as a result of the changes to the CapRock indenture will increase the risk with respect to CapRock.


THE OBLIGATION TO MAKE PAYMENTS UNDER THE CAPROCK NOTES THAT REMAIN OUTSTANDING AFTER THE EXCHANGE OFFER WILL REMAIN WITH CAPROCK.

     As a result of the proposed merger of our wholly-owned subsidiary into CapRock, CapRock will become our wholly-owned subsidiary. In addition, notwithstanding the merger, CapRock will remain the obligor under the CapRock indenture and any CapRock notes that remain outstanding after consummation of the exchange offer. Neither we nor any of our subsidiaries, other than CapRock, will guarantee or otherwise agree to pay the interest on or repay the principal amount of the CapRock notes. Holders will have no direct claim against us or any of our subsidiaries, other than CapRock, for payment under the CapRock indenture and the CapRock notes.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, including the merger of CapRock with a subsidiary of McLeodUSA, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause events or our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this prospectus under the caption "Risk Factors" and those discussed in documents incorporated by reference in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the proposed merger of CapRock with a wholly-owned subsidiary of McLeodUSA, we have agreed to file and to use our commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the CapRock notes for McLeodUSA notes. A copy of the merger agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We are making the exchange offer to satisfy our contractual obligations under the merger agreement.

     If you tender your CapRock notes in exchange for McLeodUSA notes, you will represent to us that:

     - you have full power and authority to tender, exchange, sell, assign and transfer the tendered CapRock notes

     - we will acquire good, marketable and unencumbered title to the CapRock notes you tender, free and clear of all liens, restrictions, charges and encumbrances

     - the CapRock notes you tender for exchange are not subject to any adverse claims or proxies (other than consents or proxies granted in connection with the consent solicitation currently being conducted by CapRock)

     You also will warrant and agree that you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the CapRock notes you tender in the exchange offer.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of CapRock notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" or "noteholder" with respect to the exchange offer means any person in whose name the CapRock notes are registered on CapRock's books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of CapRock notes, which, for purposes of the exchange offer, include beneficial interests in the CapRock notes held by direct or indirect participants in DTC and CapRock notes held in definitive form.


TERMS OF THE EXCHANGE OFFER

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of McLeodUSA notes for each $1,000 principal amount of CapRock notes properly tendered prior to the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their CapRock notes in whole or in part in integral multiples of $1,000 principal amount.

     The exchange offer is not conditioned upon any minimum principal amount of CapRock notes being tendered for exchange. We reserve the right to purchase or make offers for any CapRock notes that remain outstanding after the expiration date or, as set forth under "--Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase CapRock notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $210 million principal amount of CapRock notes is outstanding.

     Holders of CapRock notes do not have any appraisal or dissenters' rights in connection with the exchange offer. CapRock notes which are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. For a description of the consequences of not tendering CapRock notes for exchange see "--Consent Solicitation;
Consequences of Failure to Tender Your CapRock Notes."

     If any tendered CapRock notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, certificates for the unaccepted CapRock notes will be returned, without expense, to the tendering holder of those notes promptly after the expiration date.

     Holders who tender CapRock notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of CapRock notes in connection with the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses" for a description of the fees and expenses that we will pay in connection with the exchange offer.

     Neither the McLeodUSA nor the CapRock board of directors makes any recommendation to holders of CapRock notes as to whether to tender or refrain from tendering all or any portion of their CapRock notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of CapRock notes must make their own decision whether to tender in the exchange offer and, if so, the aggregate amount of CapRock notes to tender after reading this prospectus and the Letter of Transmittal and consulting with their advisers, if any, based on their financial position and requirements.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on November ____, 2000, unless we extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We expressly reserve the right in our sole discretion, subject to applicable law, at any time and from time to time,

     -   to delay the acceptance of the CapRock notes for exchange

     - to terminate the exchange offer, whether or not any CapRock notes have been accepted for exchange, if we determine, in our sole discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied

     - to extend the expiration date of the exchange offer and retain all CapRock notes tendered in the exchange offer, subject, however, to the right of holders of CapRock notes to withdraw their tendered CapRock notes as described under "--Withdrawal Rights"

     - to waive any condition or otherwise amend the terms of the exchange offer in any respect

     If the exchange offer is amended in a manner that we determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the CapRock notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

     Any delay in acceptance, termination, extension or amendment will be followed promptly by:

     - oral or written notice of the change to the exchange agent, with any such oral notice to be promptly confirmed in writing

     - a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date

     Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.


ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF MCLEODUSA NOTES

     Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date we will exchange, and will issue to the exchange agent, McLeodUSA notes for CapRock notes validly tendered and not withdrawn as described under "--Withdrawal Rights."

     In all cases, delivery of McLeodUSA notes in exchange for CapRock notes tendered and accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

     - CapRock notes or a book-entry confirmation of a book-entry transfer of CapRock notes into the exchange agent's account at DTC

     - the Letter of Transmittal, or a facsimile of the letter, properly completed and duly executed, with any required signature guarantees

     -   any other documents required by the Letter of Transmittal

     Accordingly, the delivery of McLeodUSA notes might not be made to all tendering holders at the same time, and will depend upon when CapRock notes, book-entry confirmations with respect to CapRock notes and other required documents are received by the exchange agent.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of CapRock notes into the exchange agent's account at DTC.

     Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, CapRock notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those CapRock notes for exchange in the exchange offer. Any such oral notice shall be promptly confirmed in writing. Our acceptance for exchange of CapRock notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of CapRock notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving CapRock notes, Letters of Transmittal and related documents and transmitting McLeodUSA notes to holders who validly tendered CapRock notes. The exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any CapRock notes tendered in the exchange offer is delayed, whether before or after our acceptance for exchange of CapRock notes, or we extend the exchange offer or are unable to accept for exchange or exchange CapRock notes tendered in the exchange offer, then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Securities Exchange Act, retain tendered CapRock notes and such CapRock notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."


CONSENT SOLICITATION; CONSEQUENCES OF FAILURE TO TENDER YOUR CAPROCK NOTES

     On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the indenture under which the CapRock notes were issued to (a) modify certain restrictive covenants contained in the indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the indenture and (c) eliminate most of the restrictive covenants and reporting requirements contained in the indenture.

     Any CapRock notes that are not tendered to us or are not accepted for exchange will remain outstanding and will continue to accrue interest in accordance with and otherwise be entitled to all of the rights and privileges under the indenture governing the CapRock notes. If CapRock obtains the requisite number of consents from the CapRock noteholders, however, the indenture will be amended as summarized in the preceding paragraph and the holders of any CapRock notes that remain outstanding after the exchange offer will be without the protection that the deleted restrictive covenants and reporting requirements gave them. The elimination of these restrictive covenants and other provisions will permit CapRock to, among other things, incur indebtedness, pay dividends and make other restricted payments, incur liens and make investments which would otherwise not have been permitted under the CapRock indenture. It is possible that any such actions that CapRock will be permitted to take as a result of the changes to the CapRock indenture will increase the risk with respect to the CapRock notes. The receipt by CapRock of the requisite consents to approve the amendments to the CapRock indenture is a condition to the consummation of the exchange offer.

     Notwithstanding the merger, CapRock will remain the obligor under the CapRock indenture and any CapRock notes that remain outstanding after consummation of the exchange offer.


CONCURRENT EXCHANGE OFFER

     Concurrently with this exchange offer and by a separate prospectus, we are offering to exchange our 12% senior notes due 2008 for CapRock's 12% senior notes due 2008. We refer to this exchange offer as the "Concurrent Exchange Offer." The completion of the exchange offer contemplated by this prospectus and the Concurrent Exchange Offer are not dependent on one another.


PROCEDURES FOR TENDERING CAPROCK NOTES

     VALID TENDER.    Except as set forth below, in order for CapRock notes to
be validly tendered in the exchange offer, either:

     1.   before the expiration date,

          - a properly completed and duly executed Letter of Transmittal, or facsimile of the letter with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "--Exchange Agent," and

          - tendered CapRock notes must be received by the exchange agent, or such CapRock notes must be tendered according to the procedures for book-entry transfer described below and a book-entry confirmation must be received by the exchange agent, or

     2. the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the CapRock notes are being tendered, a tendering holder should fill in the amount of CapRock notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of CapRock notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of CapRock notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

     The method of delivery of CapRock notes, the Letter of Transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery and should obtain proper insurance. No Letter of Transmittal or CapRock notes should be sent to McLeodUSA. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them.

     BOOK-ENTRY TRANSFER. The exchange agent will make a request to establish an account with respect to the CapRock notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the CapRock notes by causing DTC to transfer those CapRock notes into the exchange agent's account at DTC according to DTC's procedures for transfers. However, although delivery of CapRock notes may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal, or facsimile of the letter, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "--Exchange Agent" before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     SIGNATURE GUARANTEES. Tendering holders do not need to endorse their certificates for CapRock notes and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

     1. a certificate for CapRock notes is registered in a name other than that of the person surrendering the certificate, or

     2. a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal

In either of these cases, the certificates for CapRock notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act as an "eligible guarantor institution," including, as such terms are defined in that rule:

     -   a bank

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer

     -   a credit union

     - a national securities exchange, registered securities association or clearing agency

     - a savings association that is a participant in a Securities Transfer Association unless surrendered on behalf of such eligible institution. See the instructions to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender CapRock notes in the exchange offer and the certificates for the CapRock notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the CapRock notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     -   the tenders are made by or through an eligible institution

     - before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, stating the name and address of the holder of CapRock notes and the amount of CapRock notes tendered, stating that the tender is being made by the notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered CapRock notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery

     - the certificates (or book-entry confirmation) representing all tendered CapRock notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered CapRock notes will be determined by us, and that determination shall be final and binding on all parties. We reserve the right to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of CapRock notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

     Our interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal and its instructions, will be final and binding on all parties. No tender of CapRock notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.


WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of CapRock notes may be withdrawn at any time before the expiration date.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at its address set forth under "--Exchange Agent" before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the CapRock notes to be withdrawn, the principal amount of CapRock notes to be withdrawn and, if certificates for such CapRock notes have been tendered, the name of the registered holder of the CapRock notes as set forth on the CapRock notes, if different from that of the person who tendered the CapRock notes.

     If certificates for CapRock notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the CapRock notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of CapRock notes tendered for the account of an eligible institution.

     If CapRock notes have been tendered by the procedures for book-entry transfer set forth in "--Procedures for Tendering CapRock Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of CapRock notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of CapRock notes may not be rescinded. CapRock notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time before the expiration date by following any of the procedures described above under "--Procedures for Tendering CapRock Notes."

     All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, which determination shall be final and binding on all parties. Neither we, any of our affiliates, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any CapRock notes which have been tendered but which are withdrawn will be returned to the holder of those notes promptly after withdrawal.

INTEREST ON THE MCLEODUSA NOTES

     Interest on the McLeodUSA notes will be payable semi-annually in arrears on May 1 and November 1 of each year at a rate of 11 1/2 % per annum, commencing May 1, 2001. Interest on the McLeodUSA notes will be deemed to accrue from November 1, 2000.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any CapRock notes for any McLeodUSA notes and will not be required to issue McLeodUSA notes in exchange for any CapRock notes and, as described below, may, at any time and from time to time, terminate or amend the exchange offer, whether or not any CapRock notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied before the expiration date:

     - CapRock has not received sufficient consents to amend the indenture governing the CapRock notes to (a) modify certain restrictive covenants contained in the indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the indenture and (c) eliminate most of the restrictive covenants and reporting requirements contained in the indenture

     - the merger of CapRock with the wholly-owned subsidiary of McLeodUSA has not occurred

     - any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer or the acquisition of CapRock which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer

     - any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer or the acquisition of CapRock

     - a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose

     - any governmental approval has not been obtained, which approval we shall, in our judgment, deem necessary for the consummation of the exchange offer as contemplated hereby or the acquisition of CapRock

     - any change, or any development involving a prospective change, in our business or financial affairs has occurred which, in our judgment, might materially impair our ability to proceed with the exchange offer or the acquisition of CapRock

     If we determine that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer, whether or not any CapRock notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the CapRock notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes, subject to the limitations set forth below, certain U.S. federal income tax consequences of the exchange offer. The discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date of this prospectus. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect an exchanging noteholder. This discussion assumes that the CapRock notes and the McLeodUSA notes are held as capital assets (as defined in Section 1221 of the Code) by the noteholders. This discussion applies only to a person who is (a) a citizen or resident of the United States for United States federal income tax purposes, (b) treated as a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust that is subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code, or (e) a trust that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person (each a "U.S. Holder"). This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular noteholders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of noteholders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, corporations that accumulate earnings to avoid federal income tax, dealers in securities or foreign currency, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt organizations, or persons that hold CapRock notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

         If CapRock notes are held by a partnership, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding CapRock notes should consult their tax advisors.


         THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF CAPROCK NOTES IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH NOTEHOLDER'S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OFFER.

         THE MERGER. As explained above, in connection with the proposed merger of CapRock with a wholly-owned subsidiary of McLeodUSA, we have entered into a merger agreement pursuant to which we agreed to file and use our commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the CapRock notes for McLeodUSA notes. For federal income tax purposes, we believe that the merger and the exchange offer should be treated as occurring under a single integrated plan.

         The obligation of CapRock to consummate the merger is conditioned upon the receipt by CapRock of the opinion of Munsch Hardt Kopf & Harr, P.C., counsel to CapRock, that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the merger will qualify as a tax free reorganization under Section 368(a) of the Code, and that each of McLeodUSA and CapRock will be a party to the reorganization within the meaning of Section 368(b) of the Code. However, CapRock has not requested nor will it request an advance ruling from the Internal Revenue Service as to the tax consequences of the merger, and there can be no assurance that the Internal Revenue Service will agree with the conclusions set forth in this opinion.

         FEDERAL INCOME TAX CONSEQUENCES TO EXCHANGING NOTEHOLDERS. The federal income tax consequences to CapRock noteholders who exchange their CapRock notes for McLeodUSA notes will depend in part upon whether their CapRock notes and the McLeodUSA notes constitute "securities." The term "security" is not defined in the Code or applicable regulations and has not been clearly defined by court decisions. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities," and instruments with an original term of less than five years are unlikely to be treated as "securities." Although it is not entirely free from doubt, we believe that the CapRock notes and the McLeodUSA notes should be treated as "securities" for federal income tax purposes.

     Assuming that (a) the CapRock notes and the McLeodUSA notes constitute "securities" for federal income tax purposes, and (b) consistent with the tax opinion discussed above, the merger qualifies as a "reorganization" under
Section 368(a) of the Code and each of McLeodUSA and CapRock will be parties to the reorganization within the meaning of Section 368(b) of the Code, the exchange of outstanding CapRock notes for McLeodUSA notes pursuant to the exchange offer should qualify as an exchange of securities issued by parties to a reorganization occurring pursuant to the merger agreement under Section 354 of the Code. In such case, the exchanging noteholder will not recognize gain or loss on the exchange because the principal amount of McLeodUSA notes received in the exchange will equal the principal amount of the CapRock notes exchanged for such McLeodUSA notes. A CapRock noteholder who participates in the exchange will generally have a tax basis in the McLeodUSA notes received equal to the noteholder's adjusted tax basis in the CapRock notes exchanged, and the exchanging noteholder's holding period for the McLeodUSA notes will include the holding period for the CapRock notes exchanged. Notwithstanding the foregoing, an exchanging noteholder will recognize ordinary income attributable to any consideration received as payment for accrued interest on the CapRock notes that was not previously included in the noteholder's income.

EXCHANGE AGENT

     We have appointed United States Trust Company of New York as exchange agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent as follows:

          BY REGISTERED OR CERTIFIED MAIL
          United States Trust Company of New York
          P.O. Box 112
          Bowling Green Station
          New York, New York 10274-0112

          BY HAND DELIVERY TO 4:30 P.M.
          United States Trust Company of New York
          30 Broad Street, B-Level
          New York, New York 10004-2304

          BY OVERNIGHT COURIER AND BY HAND DELIVERY AFTER 4:30 P.M. ON EXPIRATION DATE
          United States Trust Company of New York
          30 Broad Street, 14th Floor
          New York, New York 10004-2304

          BY FACSIMILE
          (212) 422-0183 or (646) 458-8111
          Confirm by telephone:   (800) 548-6565

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

     We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of CapRock notes, and in handling or tendering for their customers.

     Holders who tender their CapRock notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that if McLeodUSA notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the CapRock notes tendered, or if a transfer tax is imposed for any reason other than the exchange of CapRock notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the merger agreement. We will not receive any cash proceeds from the issuance of the McLeodUSA notes offered by this prospectus. In consideration for issuing the McLeodUSA notes as contemplated in this prospectus, we will receive, in exchange, an equal number of CapRock notes in like principal amount. The CapRock notes surrendered in exchange for McLeodUSA notes will be retired and canceled by us and cannot be reissued.

                           INFORMATION ABOUT MCLEODUSA


GENERAL

     We provide selected telecommunications services to customers nationwide. We provide integrated communications services, including local services, in many Midwest and Rocky Mountain states and long distance and advanced data services in all 50 states. We are a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines and more than 9,000 employees. We expanded our marketplace for advanced data and Internet services to all 50 states through our March 30, 2000 acquisition of Splitrock Services. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90% of the U.S. population. In the next 12 months, we will distribute 30 million telephone directories in 26 states, serving a population of 52 million. We are a Nasdaq-100 company traded under the symbol "MCLD."

     We offer local, long distance, Internet access, data, voice mail and paging services from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

     Our core business is providing communications services in competition with existing local telephone companies, including:

     -   local and long distance services

     -   dial and dedicated Internet access

     - higher bandwidth Internet access services, such as digital subscriber line (DSL) and cable modem

     -   value-added services such as virtual private networks and web hosting

     -   bandwidth leasing and colocation services

     -   facilities and services dedicated for a particular customer's use

     - telephone and computer sales, leasing, networking, service and installation

     - other communications services, including video, cellular, operator, payphone, mobile radio, wireless communications and paging services

     We also derive revenue from the following services related to our core business:

     -   sale of advertising in print and electronic telephone directories

     - traditional local telephone company services in east central Illinois and southeast South Dakota

     -   telemarketing services


     In most of our local service markets, we compete with the existing local phone company by leasing its lines and switches. In certain limited local service markets in Illinois, Iowa, Minnesota and South Dakota, we operate our own lines and switches. We provide long distance services by using our own facilities and by leasing capacity from others.

     We have developed and continue to develop fiber optic communications networks in many of our target local markets in the Midwest and Rocky Mountain regions to carry additional communications traffic on our own network. We are actively developing enhancements to our national network and associated next-generation services.

     We own and operate a broadband access network that is marketed to various businesses throughout the United States. As part of our ongoing efforts to enhance our network and data services, we are acquiring indefeasible rights to use dark fiber optic strands in a nationwide network that will cover more than 15,000 route miles. This national network allows us to transmit integrated next-generation data, video and voice services on both a retail and wholesale basis.

     We want to be the leading and most admired provider of integrated communications services in our markets. To achieve this goal, we are:

     - aggressively capturing customer share and generating revenue using leased communications network capacity

     -   concurrently building our own communications network

     - migrating customers to our own communications network to provide enhanced services and reduce operating costs


     The principal elements of our business strategy are to:

     PROVIDE INTEGRATED COMMUNICATIONS SERVICES. We believe we can rapidly penetrate our target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

     BUILD CUSTOMER SHARE THROUGH BRANDING. We believe we can create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our telephone directories.

     PROVIDE OUTSTANDING CUSTOMER SERVICE. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

     EMPHASIZE SMALL AND MEDIUM SIZED BUSINESSES. We primarily target small and medium sized businesses because we believe we can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

     EXPAND OUR FIBER OPTIC COMMUNICATIONS NETWORK. We are building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

     EXPAND INTRA-CITY FIBER OPTIC COMMUNICATIONS NETWORK. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing communications facilities from the local exchange carrier.

     EXPLORE ACQUISITIONS AND STRATEGIC ALLIANCES. We plan to pursue acquisitions, joint ventures and strategic alliances to expand or complement our business.

     LEVERAGE PROVEN MANAGEMENT TEAM. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

     As of June 30, 2000, we estimated, based on the combined McLeodUSA and CapRock business plans, capital requirements and growth projections as of that date, that we would require $1.5 billion through 2002 to fund our planned capital expenditures and operating expenses. We expect to meet these funding needs through the existing cash balances of McLeodUSA and CapRock, our existing lines of credit and income from future operations. Our estimated aggregate capital requirements include the projected cost of:

     - expanding our fiber optic communications network, including national and intra-city fiber optic communications networks

     -   adding voice and ATM switches

     -   expanding operations in existing and new markets

     -   developing wireless services in limited markets

     -   funding general corporate purposes

     -   completing recent acquisitions, including the merger

     - constructing, acquiring, developing or improving telecommunications assets


     Our projected funding plan assumes that (a) the indentures governing the CapRock notes and the CapRock 12% senior notes due 2008 are amended to provide that the acquisition of CapRock does not constitute a change of control and (b) such notes will either remain outstanding as amended to remove various covenants or be exchanged for our notes pursuant to the terms of the exchange offers. We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders.

     The actual amount and timing of our future capital requirements are subject to risks and uncertainties and may differ materially from our estimates. Accordingly, we may need additional capital to continue to expand our markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions."

     Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 790-7800.


ADDITIONAL INFORMATION

     A detailed description of our business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between us and our directors, executive officers and principal stockholders, financial statements and other matters related to us is incorporated by reference or set forth in our Annual Report on Form 10-K for the year ended December 31, 1999 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, incorporated by reference into this prospectus. Holders of CapRock notes desiring copies of these documents may contact us at our address or telephone number indicated under "Where You Can Find More Information."

                SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA


     The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 were audited by Arthur Andersen LLP, independent public accountants.

     The information in the following table reflects financial information for the following companies McLeodUSA has acquired:


                     ACQUIRED COMPANY                                              DATE ACQUIRED
                     ----------------                                              -------------


          MWR Telecom, Inc..................................................       April 28, 1995
          Ruffalo, Cody & Associates, Inc...................................        July 15, 1996
          Telecom*USA Publishing Group, Inc.................................     September 20, 1996
          Consolidated Communications, Inc..................................     September 24, 1997
          Ovation Communications, Inc.......................................       March 31, 1999
          Splitrock Services, Inc...........................................       March 30, 2000


     The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

     The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation, Splitrock and CapRock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation, Splitrock and CapRock financial position as of the date presented. The 1999 pro forma amounts include adjustments to the CapRock 1999 historical financial statements to give effect to the issuance by CapRock in May 1999 of $210 million of its 11 1/2% senior notes as if the note issuance had occurred at the beginning of such period.

     The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:


              DESCRIPTION OF SECURITIES                                PRINCIPAL AMOUNT     DATE ISSUED
              -------------------------                                ----------------     -----------


10 1/2% senior discount notes due March 1, 2007                          $500 million      March 4, 1997
9 1/4%  senior notes due July 15, 2007                                   $225 million      July 21, 1997
8 3/8%  senior notes due March 15, 2008                                  $300 million      March 10, 1998
9 1/2%  senior notes due November 1, 2008                                $300 million     October 30, 1998
8 1/8%  senior notes due February 15, 2009                               $500 million    February 22, 1999
Series A preferred stock                                                 $287 million     August 23, 1999
Series B preferred stock                                                 $687 million    September 15, 1999
Series C preferred stock                                                 $313 million    September 15, 1999
Senior Secured Credit Facilities                                         $575 million       May 30, 2000


     The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8 1/8% senior notes, the Series A, B and C preferred stock and the Senior Secured Credit Facilities as if they had occurred at the beginning of 1999.

     On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. On February 29, 2000, McLeodUSA announced that its board of directors had declared a three-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was April 4, 2000. Stockholders of record at the market close on that date received two additional shares of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on April 24, 2000. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split and the three-for-one stock split.

     The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999, earnings were insufficient to cover fixed charges by $11.4 million, $22.6 million, $84.4 million, $135.5 million and $243.3 million, respectively. For the six months ended June 30, 1999 and 2000, earnings were insufficient to cover fixed charges by $118.5 million and $207.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $523.3 million and $313.5 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

                                                 (TABLE BEGINS ON THE NEXT PAGE)

                SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       YEAR ENDED DECEMBER 31,
                                                                       -----------------------
                                                                                                             PRO FORMA
                                                                                                             ---------
                                                 1995        1996        1997         1998         1999        1999
                                             ----------- --------------- ------  --------------------------- --------
                                                                                                           (UNAUDITED)
OPERATIONS STATEMENT DATA:
   Revenue.................................   $   28,998  $   81,323  $  267,886   $   604,146  $  908,792   $1,210,667
                                              ----------  ----------  ----------   -----------  ----------   ----------
   Operating expenses:
     Cost of service.......................       19,667      52,624     151,190       323,208     457,085      699,401
     Selling, general and administrative...       18,054      46,044     148,158       260,931     392,687      481,488
     Depreciation and amortization.........        1,835       8,485      33,275        89,107     190,695      346,131
     Other.................................           --       2,380       4,632         5,575          --           --
                                              ----------  ----------  ----------   -----------  ----------   ----------
     Total operating expenses .............       39,556     109,533     337,255       678,821   1,040,467    1,527,020
   Operating loss..........................      (10,558)    (28,210)    (69,369)      (74,675)   (131,675)    (316,353)
   Interest income (expense), net..........         (771)      5,369     (11,967)      (52,234)    (94,244)    (191,068)
   Other income............................           --         495       1,426         1,997       5,637        7,163
   Income taxes............................           --          --          --            --          --           --
                                              ----------  ----------  ----------   -----------  ----------   ----------
   Net loss................................      (11,329)    (22,346)    (79,910)     (124,912)   (220,282)    (500,528)
   Preferred stock dividends...............           --          --          --            --     (17,727)     (54,375)
                                              ----------  ----------  ----------   -----------  ----------   ----------
   Loss applicable to common stock.........   $  (11,329) $  (22,346) $  (79,910)  $  (124,912) $ (238,009)  $ (554,633)
                                              ==========  ==========  ==========   ===========  ==========   ==========
   Loss per common share...................   $    (.07)  $    (.09)  $    (.24)   $     (.33)  $     (.54)  $     (.99)
                                              =========   =========   =========    ==========   ==========   ==========
   Weighted average common shares
     outstanding...........................      168,024     243,036     329,844       376,842     443,130      559,751
                                              ==========  ==========  ==========   ===========  ==========   ==========
   Ratio of earnings to fixed charges......           --          --          --            --          --           --
                                              ==========  ==========  ==========   ===========  ==========   ==========

                                                                                      SIX MONTHS ENDED JUNE 30,
                                                                                      -------------------------
                                                                                                           PRO FORMA
                                                                                                           ---------
                                                                                    1999         2000        2000
                                                                                ----------- -------------    ----
                                                                                (UNAUDITED) (UNAUDITED)  (UNAUDITED)
OPERATIONS STATEMENT DATA:
     Revenue                                                                      $403,771    $ 620,082    $  769,055
                                                                                  --------    ---------    ----------
   Operating expenses:
     Cost of service.........................................................      205,507      344,426       466,226
     Selling, general and administrative.....................................      178,339      256,563       309,973
     Depreciation and amortization...........................................       78,708      163,193       213,415
     Other...................................................................           --           --           872
                                                                                  --------    ---------    ----------
     Total operating expenses................................................      462,554      764,182       990,486
   Operating loss............................................................      (58,783)    (144,100)     (221,431)
   Interest income (expense), net............................................      (50,666)     (42,077)      (70,486)
   Other income..............................................................          562        1,971         1,996
   Income taxes..............................................................           --           --            --
                                                                                  --------    ---------    ----------
   Net loss..................................................................     (108,887)    (184,206)     (289,921)
   Preferred stock dividends.................................................           --      (27,204)      (27,204)
                                                                                  --------  -----------    ----------
   Loss applicable to common stock...........................................    $(108,887)   $(211,410)   $ (317,125)
                                                                                  =========   =========    ==========
   Loss per common share.....................................................     $  (.26)    $    (.40)   $    (.54)
                                                                                  =======     =========    =========
   Weighted average common shares outstanding................................      423,210      529,109       590,221
                                                                                  ========    =========    ==========
    Ratio of earnings to fixed charges.......................................           --           --            --
                                                                                  ========    =========    ==========

                               SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         DECEMBER 31,                           JUNE 30, 2000
                                                         ------------                           -------------
                                       1995       1996       1997       1998       1999      ACTUAL    PRO FORMA
                                     --------   --------   --------   --------   --------  ----------  ---------
                                                                                            (UNAUDITED) (UNAUDITED)
BALANCE SHEET DATA:
  Current assets...................   $ 8,507  $224,401  $  517,869  $  793,192  $1,569,473  $1,647,070  $1,879,002
  Working capital (deficit)........   $(1,208) $185,968  $  378,617  $  613,236  $1,272,794  $  859,997  $  913,955
  Property and equipment, net......   $16,119  $ 92,123  $  373,804  $  629,746  $1,270,032  $1,897,962  $2,321,001
  Total assets.....................   $28,986  $452,994  $1,345,652  $1,925,197  $4,203,147  $7,069,543  $7,791,496
  Long-term debt...................   $ 3,600  $  2,573  $  613,384  $1,245,170  $1,763,725  $2,370,370  $2,718,588
  Redeemable convertible preferred
    stock..........................   $   --   $    --   $      --   $      --   $1,000,000  $1,000,000  $1,000,000
  Stockholders' equity.............   $14,958  $403,429  $  559,379  $  462,806  $1,108,542  $2,878,436  $3,074,207

                                                                     YEAR ENDED DECEMBER 31,
                                                     ---------------------------------------------------------
                                                                                                    PRO FORMA
                                                                                                    ---------
                                                      1995     1996      1997      1998     1999       1999
                                                    -------- --------  --------  -------- --------   --------
                                                                                                   (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment...............   $ 6,364   $ 79,845   $179,255   $289,923  $580,003  $  820,756
     Business acquisitions.......................   $ 8,333   $ 93,937   $421,882   $ 49,737  $736,626  $3,376,180
  EBITDA(1)......................................   $(8,723)  $(17,345)  $(31,462)  $ 20,007  $ 59,020  $   29,778

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                                 -------------------------
                                                                                                    PRO FORMA
                                                                                                    ---------
                                                                                1999       2000        2000
                                                                             ---------- ----------     ----
                                                                             (UNAUDITED)(UNAUDITED) (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment........................................    $220,390   $  559,834  $  804,163
     Business acquisitions................................................    $525,161   $2,052,925  $2,415,523
  EBITDA(1)...............................................................    $ 19,925   $   19,093  $   (7,144)


(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA


     The following unaudited pro forma financial information has been prepared to give effect to:

     -   the issuance of the 8 1/8% senior notes in February 1999

     -   the acquisition of Ovation Communications, Inc. in March 1999

     -   the issuance of the 6.75% Series A preferred stock in August 1999

     - the issuance of the Series B preferred stock and Series C preferred stock in September 1999

     -   the acquisition of Splitrock Services, Inc. in March 2000

     -   the completion of the Senior Secured Credit Facilities in May 2000

     -   the merger


     For purposes of this pro forma presentation, the issuance of the 8 1/8% senior notes is referred to as the "Notes Offering" and the issuance of the Series A, Series B and Series C preferred stock are collectively referred to as the "Preferred Stock Issuances." The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger was consummated on June 30, 2000.

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations include the operations of Ovation Communications, Inc., the operations of Splitrock Services, Inc., and the operations of CapRock as if the acquisition of Ovation and Splitrock and the merger with CapRock were consummated on January 1, 1999 and the related weighted average share amounts have been adjusted to give effect to the shares issued in the transactions as if they had been issued on January 1, 1999. The CapRock results have been adjusted to give effect to the issuance in May 1999 by CapRock of $210 million of its 11 1/2 % senior notes due 2009 as if the issuance was consummated on January 1, 1999. It also assumes that interest related to the Notes Offering and the Senior Secured Credit Facilities, dividends related to the Preferred Stock Issuances and the additional depreciation and amortization due to the increased value of tangible and intangible assets acquired through the acquisition of Ovation, Splitrock and the merger with CapRock, using the purchase method of accounting, began January 1, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and the related notes thereto included in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The pro forma adjustments for the acquisitions of Ovation and Splitrock, the Notes Offering and the Preferred Stock Issuances are incorporated by reference from a Current Report on Form 8-K/A filed with the SEC on June 13, 2000.

     For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has preliminarily considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets, primarily goodwill. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change.

     The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger been consummated at the beginning of 1999, nor is it necessarily indicative of future operating results or financial position.

                                                 (TABLE BEGINS ON THE NEXT PAGE)

                     MCLEODUSA INCORPORATED AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                               AS OF JUNE 30, 2000

                                                                                     ADJUSTMENTS FOR PRO FORMA FOR
                                                                                         CAPROCK        CAPROCK
                                                             MCLEODUSA     CAPROCK      TRANSACTION    TRANSACTION
                                                             ---------     -------   --------------- -------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents............................  $    931,318   $    3,680   $       --     $    934,998
     Other current assets.................................       715,752      245,596      (17,344)(2)      944,004
                                                            ------------   ----------   -----------    ------------
          TOTAL CURRENT ASSETS............................     1,647,070      249,276      (17,344)       1,879,002
Property and Equipment, net...............................     1,897,962      423,039           --        2,321,001
Intangible assets.........................................     3,373,029           --       63,123(1)     3,436,152
Other assets .............................................       151,482        3,859           --          155,341
                                                            ------------   ----------   ----------     ------------
          TOTAL ASSETS....................................  $  7,069,543   $  676,174   $   45,779     $  7,791,496
                                                            ============   ==========   ==========     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities.......................................  $    787,083   $  144,964   $   33,000(3)  $    965,047
Long-term debt, less current maturities...................     2,370,370      348,218           --        2,718,588
Other long-term liabilities...............................        33,654        5,254       (5,254)(2)       33,654
                                                            ------------   ----------   -----------    ------------
          TOTAL LIABILITIES...............................     3,191,107      498,436       27,746        3,717,289
                                                            ------------   ----------   ----------     ------------
Redeemable convertible preferred stock....................     1,000,000           --           --        1,000,000
                                                            ------------   ----------   ----------     ------------
STOCKHOLDERS' EQUITY:
     Preferred stock......................................            12           --           --               12
     Common stock.........................................         5,817          387         (237)           5,967
     Additional paid-in capital...........................     3,497,346      191,808        3,813        3,692,967
     Treasury Stock, at cost..............................            --         (678)         678               --
     Retained earnings (deficit)..........................      (706,669)     (13,570)      13,570         (706,669)
     Accumulated other comprehensive income...............        81,930         (209)         209           81,930
                                                            ------------   ----------   ----------     ------------
          TOTAL STOCKHOLDERS' EQUITY......................     2,878,436      177,738       18,033        3,074,207
                                                            ------------   ----------   ----------     ------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......
                                                            $  7,069,543   $  676,174   $   45,779     $  7,791,496
                                                            ============   ==========   ==========     ============


(1) The adjustment for the merger reflects the preliminary allocation of the net purchase price of CapRock to the net assets of CapRock that are to be acquired, including intangible assets, and records the issuance of 15,023,318 shares of McLeodUSA Class A common stock valued at $13.77 per share. The value of $13.77 per share represents the average closing price of McLeodUSA Class A common stock on The Nasdaq Stock Market for the 10 trading days beginning five days prior to the date the merger agreement was announced, October 2, 2000, and ending four days after such announcement. The net purchase price of approximately $579 million is equal to (1) the product of (A) the total number of shares of CapRock common stock attributable to outstanding CapRock common stock and options with exercise prices below the closing price of $5.063 (totaling 39,001,954) as of October 2, 2000, MULTIPLIED BY (B) the conversion ratio of 0.3876, MULTIPLIED BY (C) $13.77, the value of a share of McLeodUSA Class A common stock (calculated as described above), MINUS (2) the aggregate option proceeds to be received (approximately $0.3 million) PLUS (3) the principal amount of outstanding CapRock senior notes ($360 million) and the cost directly attributable to the merger ($11 million). The allocation of the net purchase price to the net assets, excluding debt, (approximately $516 million) and debt ($360 million) of CapRock as of June 30, 2000, results in goodwill of approximately $63 million.
(2) To eliminate CapRock's deferred tax assets and deferred tax liabilities. McLeodUSA expects to continue to be in a net deferred tax asset position after the merger and will continue to provide a valuation allowance on the net deferred tax assets.
(3) Reflects an increase in current liabilities related to banking, legal and accounting fees, write-off of debt issuance costs and unaccreted discount on CapRock's senior notes and other matters directly attributable to the merger under EITF 95-3.

                     MCLEODUSA INCORPORATED AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                      TWELVE MONTHS ENDED DECEMBER 31, 1999
                      -------------------------------------
                                     PRO FORMA                                                                 PRO FORMA
                                        FOR                          PRO FORMA                   ADJUSTMENTS      FOR
                                     SPLITROCK     ADJUSTMENT FOR    FOR CREDIT    CAPROCK       FOR CAPROCK    CAPROCK
                                    ACQUISITION   CREDIT FACILITIES  FACILITIES  AS ADJUSTED(4)  ACQUISITION  ACQUISITION
                                    -----------   -----------------  ----------  --------------  -----------  -----------
OPERATIONS STATEMENT DATA:
  Revenue.............               $1,018,044    $           --    $1,018,044  $     192,623   $     --     $1,210,667
                                     ----------    ---------------   ----------  -------------   ---------    ----------
  Operating expenses:
    Cost of service..............       583,725                --       583,725        115,676         --        699,401
    Selling, general and                424,953                --       424,953         56,535         --        481,488
administrative...................
    Depreciation and amortization       333,277                --       333,277          9,698       3,156(5)    346,131
    Other........................           --                 --           --             --          --            --
                                     ----------     --------------   ----------  -------------   ---------    ----------
     Total operating expenses....     1,341,955                --     1,341,955        181,909       3,156     1,527,020
                                     ----------     --------------   ----------  -------------   ---------    ----------
    Operating income (loss)......      (323,911)               --      (323,911)        10,714      (3,156)    (316,353)
    Interest income (expense), net     (127,456)           (36,493)(3) (163,949)       (27,119)         --     (191,068)
    Other nonoperating income
(expense)........................         5,637                --         5,637          1,526          --         7,163
    Income taxes.................          --                  --           --           5,505      (5,505)(6)       --
                                     ----------     --------------   ----------  -------------   ---------    ----------
    Net income (loss)............      (445,730)           (36,493)    (482,223)        (9,374)     (8,661)     (500,258)
    Preferred stock dividends....        54,375                --       (54,375)           --          --        (54,375)
                                     ----------     --------------   ----------  -------------   ---------    ----------
    Earnings applicable to common
stock............................    $ (500,105)    $      (36,493)  $ (536,598) $      (9,374)   $ (8,661)   $ (554,633)
                                     ===========    ==============   ==========  =============    ========    ==========
    Loss per common and common
     equivalent share............    $    (0.92)                     $    (0.99)                              $    (0.99)
                                     ===========                     ==========                               ==========
    Weighted average common and
common equivalent shares
outstanding......................       544,728                         544,728                     15,023      559,751
                                     ===========                     ==========                   ========    ==========

OTHER FINANCIAL DATA:
  EBITDA(1)......................    $    9,366     $         --     $    9,366  $      20,412    $    --     $ 29,778

-------------------------------------------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
(2) The "Pro Forma for Splitrock Acquisition" information is derived from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.
(3) McLeodUSA used cash on hand and funds drawn from its Senior Secured Credit Facilities to retire the outstanding Splitrock 11 3/4% senior notes in July 2000. This adjustment records the pro forma annual interest expense of approximately $66 million on the Senior Secured Credit Facilities, reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition."
(4) As adjusted financial information gives effect to the issuance by CapRock of $210 million of its 11 1/2% senior notes due 2009 in May 1999 as if such issuance had occurred on January 1, 1999. See "CapRock Communications Corp.
     - Unaudited Pro Forma Condensed Statements of Operations."
(5)  To amortize intangibles acquired in the merger over 20 years.
(6)  To eliminate CapRock's income tax benefit.

                     MCLEODUSA INCORPORATED AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                        SIX MONTHS ENDED JUNE 30, 2000
                                 -----------------------------------------------------------------------------------------------

                                                              ADJUSTMENTS    PRO FORMA FOR
                                                             FOR SPLITROCK   SPLITROCK FOR   ADJUSTMENTS FOR     PRO FORMA FOR
                                  MCLEODUSA   SPLITROCK(2)    ACQUISITION     ACQUISITION   CREDIT FACILITIES  CREDIT FACILITIES
                                  ---------   -----------    -------------   -------------  -----------------  -----------------

OPERATIONS STATEMENT DATA:
  Revenue.......................   $620,082     $ 35,037        $     --      $655,119        $     --        $  655,119
                                   --------     --------         -------      --------        --------        ----------
  Operating expenses:
    Cost of service.............    344,426       42,580              --       387,006              --           387,006
    Selling, general and
      administrative............    256,563       10,012              --       266,575              --           266,575
    Depreciation and
      amortization..............    163,193       12,470          27,097       202,760              --           202,760
    Other.......................         --          872              --           872              --               872
                                   --------     --------        --------      --------        --------        ----------

      Total operating expenses..    764,182       65,934          27,097       857,213              --           857,213
                                   --------     --------        --------      --------        --------        ----------

  (202,094)                              --      (30,897)        (27,097)                           --          (202,094)
    Interest income (expense), .
net                                 (42,077)      (6,302)             --       (48,379)        (15,086)(3)       (63,465)
    Other nonoperating income
      (expense).................      1,971           --              --         1,971              --             1,971
    Income taxes................         --           --              --            --              --                --
                                   --------     --------        --------      --------        --------        ----------

    Net income (loss)...........   (184,206)     (37,199)        (27,097)     (248,502)        (15,086)         (263,588)
    Preferred stock dividends...    (27,204)          --              --       (27,204)             --           (27,204)
                                   ---------    --------        --------      ---------       --------        -----------

    Earnings applicable to common
      stock.....................   $(211,410)   $(37,199)       $(27,097)    $(275,706)      $(15,086)       $ (290,792)
                                   ==========   =========       =========    ==========      =========       ===========

    Loss per common and common
      equivalent share.........       $(0.40)                                    (0.48)                       $     (0.51)
                                   ==========                                 =========                       ============

    Weighted average common and
      common equivalent shares
      outstanding...............     529,109                       46,089       575,198                           575,198
                                    ========                     ========      ========                        ==========

OTHER FINANCIAL DATA:
    EBITDA(1)...................    $ 19,093     $(17,555)       $    --       $  1,538        $     --        $    1,538




                                                ---------------------------------
                                                           ADJUSTMENTS   PRO FORMA
                                                           FOR CAPROCK  FOR CAPROCK
                                                 CAPROCK   ACQUISITION  ACQUISITION
                                                 -------   -----------  -----------

OPERATIONS STATEMENT DATA:
  Revenue.......................                 $113,936   $     --   $769,055
                                                 --------   --------   --------

  Operating expenses:
    Cost of service.............                   79,220         --    466,226
    Selling, general and
      administrative............                   43,398         --    309,973
    Depreciation and
      amortization..............                    9,077      1,578(4) 213,415
    Other.......................                                  --        872
                                                 --------   --------   --------

      Total operating expenses..                  131,695      1,578    990,486
                                                 --------   -------- -- -------

                                                  (17,759)    (1,578)  (221,431)
    Interest income (expense), .
net                                                (7,021)        --    (70,486)
    Other nonoperating income
      (expense).................                       25         --      1,996
    Income taxes................                    9,118     (9,118)(5)     --
                                                 --------   ---------   -------

    Net income (loss)...........                  (15,637)   (10,696)  (289,921)
    Preferred stock dividends...                       --         --    (27,204)
                                                 --------   --------   ---------

    Earnings applicable to common
      stock.....................                 $(15,637)  $(10,696)  $(317,125)
                                                 =========  =========  ==========

    Loss per common and common
      equivalent share.........                                        $   (0.54)
                                                                       ==========

    Weighted average common and
      common equivalent shares
      outstanding...............                               15,023    590,221
                                                             ========   ========

OTHER FINANCIAL DATA:
    EBITDA(1)...................                 $ (8,682)  $     --   $  (7,144)
----------


(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
(2) The "Splitrock" column represents Splitrock's Statement of Operations for the period of January 1, 2000 through March 30, 2000, the date of the acquisition of Splitrock by McLeodUSA. The Splitrock financial statements and the information in the "Adjustments for Splitrock Acquisition" column are derived from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.
(3) McLeodUSA used cash on hand and funds drawn from the Senior Secured Credit Facilities to retire its outstanding Splitrock 11 3/4% senior notes in July 2000. This adjustment records the pro forma interest expense on the Senior Secured Credit Facilities reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition" column.
(4)  To amortize intangibles acquired in the merger over 20 years.
(5)  To eliminate CapRock's income tax benefit.

                          CAPROCK COMMUNICATIONS CORP.

             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

         The following unaudited pro forma financial information has been prepared to give effect to the issuance by CapRock of $210 million of its 11 1/2% senior notes due 2009 in May 1999 as if such issuance had occurred on January 1, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the financial statements of CapRock and the related notes thereto included in the CapRock Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated by reference into this prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable.


                                                    TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                    -------------------------------------
                                                                 ADJUSTMENTS         PRO FORMA
                                                                 -----------         ---------
                                                 CAPROCK     FOR MAY 1999 NOTES  FOR MAY 1999 NOTES
                                                 -------     ------------------  ------------------
OPERATIONS STATEMENT DATA:
   Revenue                                      $ 192,623          $      --        $  192,623
                                                ----------         ---------        ----------
   Operating expenses:
     Cost of service                              115,676                 --           115,676
     Selling, general and administrative           56,535                 --            56,535
     Depreciation and amortization                  9,698                 --             9,698
     Other                                              --                --                --
                                                ----------         ---------        ----------
        Total operating expenses                   181,909                --           181,909
   Operating income (loss)                         10,714                 --            10,714
   Interest income (expense), net                 (17,861)           (9,258)           (27,119)
   Other nonoperating income (expense)              1,526                 --             1,526
   Income tax benefit (expense)                     2,080              3,425             5,505
                                                ----------      ------------        ----------
   Net income (loss)                               (3,541)           (5,833)           (9,374)
   Preferred stock dividends                            --                --                --
                                                ----------         ---------        ----------
   Earnings applicable to common stock          $  (3,541)          $(5,833)        $   (9,374)
                                                =========           =======         ==========
   Loss per common and common equivalent
   share                                        $   (0.11)                          $    (0.30)
                                                =========                           ==========
   Weighted average common and common
   equivalent shares outstanding                   31,727                               31,727
                                                =========                           ==========

                       DESCRIPTION OF THE MCLEODUSA NOTES

GENERAL

         The McLeodUSA notes will be issued under an indenture between McLeodUSA and United States Trust Company of New York, as trustee, which we refer to as the McLeodUSA indenture. For purposes of this description of the McLeodUSA notes, references to "McLeodUSA," "we," "our" or "us" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

         The terms of the McLeodUSA notes include those stated in the McLeodUSA indenture and those made a part of the McLeodUSA indenture by reference to the Trust Indenture of 1939 as in effect on the date of the McLeodUSA indenture. The McLeodUSA notes are subject to all of those terms, and holders of the McLeodUSA notes should refer to the McLeodUSA indenture and the Trust Indenture Act for a complete statement of the applicable terms. A copy of the McLeodUSA indenture is available from McLeodUSA on request. The statements and definitions of terms under this caption relating to the McLeodUSA notes and the McLeodUSA indenture are summaries and do not purport to be complete. These summaries make use of terms defined in the McLeodUSA indenture and are qualified in their entirety by express reference to the McLeodUSA indenture. Some of the terms used in this description are defined below under "--Definitions."

         The McLeodUSA notes will rank equal in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes, any of our notes to be issued pursuant to the Concurrent Exchange Offer and all other existing and future senior unsecured indebtedness of McLeodUSA and will rank senior in right of payment to all existing and future subordinated indebtedness of McLeodUSA. As of June 30, 2000, McLeodUSA had no outstanding subordinated indebtedness and, other than our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8 senior notes, 9 1/2% senior notes and 8 1/8% senior notes, had no outstanding indebtedness that would rank equal with the McLeodUSA notes. The McLeodUSA notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of McLeodUSA and its subsidiaries, including the Senior Secured Credit Facilities (as defined in "Other McLeodUSA Indebtedness"), and any other Senior Credit Facility or Qualified Receivable Facility we enter into, to the extent of the value of the assets securing such indebtedness. As of June 30, 2000, the total secured indebtedness of McLeodUSA and its subsidiaries was approximately $631.7 million. For a description of these notes and other outstanding indebtedness of McLeodUSA, see "Other McLeodUSA Indebtedness."

         The operations of McLeodUSA are conducted through its subsidiaries and, therefore, McLeodUSA depends upon cash flow from those entities to meet its obligations. McLeodUSA's subsidiaries will have no direct obligation to pay amounts due on the McLeodUSA notes and will not guarantee the McLeodUSA notes. As a result, the McLeodUSA notes will be effectively subordinated to all existing and future third-party indebtedness, including the Senior Secured Credit Facilities, any other Senior Credit Facility or any applicable Qualified Receivable Facility we enter into, and other liabilities of McLeodUSA's subsidiaries, including trade payables. As of June 30, 2000, the total liabilities of McLeodUSA's subsidiaries, after the elimination of loans and advances by McLeodUSA to its subsidiaries, were approximately $700.9 million. In addition, the McLeodUSA notes will be effectively subordinated in certain respects to any CapRock notes and any CapRock 12% senior notes due 2008 that remain outstanding after this exchange offer and the Concurrent Exchange Offer for which CapRock will remain the obligor. Any rights of McLeodUSA and its creditors, including the holders of McLeodUSA notes, to participate in the assets of any of McLeodUSA's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors.

PRINCIPAL, MATURITY AND INTEREST

         The McLeodUSA notes will be limited in principal amount to $210 million and will mature on May 1, 2009. Interest on the McLeodUSA notes will accrue at the rate of 11 1/2% per annum and will be payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the McLeodUSA notes will be deemed to accrue from November 1, 2000.

         Principal and interest will be payable at the office of the Paying Agent but, at the option of McLeodUSA, interest may be paid by check mailed to the registered holders at their registered addresses. The McLeodUSA notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by McLeodUSA, McLeodUSA's office or agency in New York will be the office of the trustee maintained for such purpose.

BOOK-ENTRY SYSTEM

         The McLeodUSA notes will initially be issued in the form of one or more Global Securities, as defined in the McLeodUSA indenture, held in book-entry form. The McLeodUSA notes will be deposited with the trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the McLeodUSA notes for all purposes under the McLeodUSA indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

         The McLeodUSA notes that are issued as described below under "--Certificated Notes" will be issued in definitive form.

         Upon the transfer of a McLeodUSA note in definitive form, such McLeodUSA note will, unless the Global Security has previously been exchanged for McLeodUSA notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount McLeodUSA notes being transferred.

         Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the individual beneficial interests in such Global Security representing the respective principal amounts of the McLeodUSA notes held by such persons. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         Payment of principal of, premium, if any, on and interest on McLeodUSA notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the McLeodUSA notes represented thereby for all purposes under the McLeodUSA indenture. None of McLeodUSA, the trustee or any agent of McLeodUSA will have any responsibility or liability for:

         1. any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any McLeodUSA notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests or

         2. any other matter relating to the actions and practices of the Depository or any of its participants.

         McLeodUSA has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. McLeodUSA expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

         So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the McLeodUSA notes represented by such Global Security for the purposes of receiving payment on the McLeodUSA notes, receiving notices and for all other purposes under the McLeodUSA indenture and the McLeodUSA notes. Beneficial interests in McLeodUSA notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to, and will not be considered the holders of, such Global Security for any purposes under the McLeodUSA indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the McLeodUSA indenture. McLeodUSA understands that, under existing industry practices, in the event that McLeodUSA requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a holder is entitled to give or take under the McLeodUSA indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The Depository has advised McLeodUSA that it will take any action permitted to be taken by a holder of McLeodUSA notes, including the presentation of McLeodUSA notes for exchange as described below, only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the McLeodUSA notes as to which such participant or participants has or have given such direction.

         The Depository has advised McLeodUSA that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers including banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, and dealers including banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that McLeodUSA believes to be reliable, but McLeodUSA takes no responsibility for the accuracy thereof.

CERTIFICATED NOTES

         The McLeodUSA notes represented by a Global Security are exchangeable for certificated McLeodUSA notes only if:

         - the Depository notifies McLeodUSA that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act, and a successor depository is not appointed by McLeodUSA within 90 days,

         - McLeodUSA executes and delivers to the trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or

         - there shall have occurred and be continuing an Event of Default with respect to the McLeodUSA notes represented by such Global Security.

Any Global Security that is exchangeable for certificated McLeodUSA notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated McLeodUSA notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated McLeodUSA notes:

         - certificated McLeodUSA notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

         - payment of principal, any repurchase price, and interest on the certificated McLeodUSA notes will be payable, and the transfer of the certificated McLeodUSA notes will be registrable, at the office or agency of McLeodUSA maintained for such purposes, and

         - no service charge will be made for any issuance of the certificated McLeodUSA notes, although McLeodUSA may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

         The McLeodUSA notes will be subject to redemption at the option of McLeodUSA, in whole or in part, at any time on or after May 1, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon, if any, if redeemed during the twelve month periods beginning May 1 of the years indicated below:



         YEAR                                                                   PERCENTAGE
         ----                                                                   ----------
         2004..............................................................     105.750%
         2005..............................................................     103.834%
         2006..............................................................     101.917%
         2007 and after....................................................     100.000%


         In addition, at any time prior to May 1, 2002, McLeodUSA may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to 35% of the aggregate principal amount of the McLeodUSA notes with the proceeds of one or more additional Public Equity Offerings or Strategic Equity Investments resulting in aggregate gross proceeds to McLeodUSA of at least $25 million, at any time or from time to time in part, at a redemption price (expressed as a percentage of principal amount) of 111.50%, plus accrued and unpaid interest to the redemption date provided that at least 65% of the aggregate principal amount of the McLeodUSA notes originally issued remain outstanding after each such redemption. Any such redemption shall be made within 60 days after the consummation of such Public Equity Offering or Strategic Equity Investment upon not less than 30 nor more than 60 days' prior notice.

         If less than all of the McLeodUSA notes are to be redeemed at any time, the trustee will select the McLeodUSA notes, or portions thereof, for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no McLeodUSA note of $1,000 in principal amount or less shall be redeemed in part. If any McLeodUSA note is to be redeemed in part only, the notice of redemption relating to such McLeodUSA note shall state the portion of the principal amount thereof to be redeemed. A new McLeodUSA note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original McLeodUSA note.

MANDATORY REDEMPTION

         Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," McLeodUSA is not required to make mandatory redemption payments or sinking fund payments with respect to the McLeodUSA notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each holder shall have the right to require McLeodUSA to repurchase all or any part, equal to $1,000 principal amount or an integral multiple thereof, of such holder's McLeodUSA notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount of the McLeodUSA notes plus accrued and unpaid interest, if any, to any Change of Control Payment Date.

         Within 30 days following any Change of Control, McLeodUSA or the trustee, at the request and expense of McLeodUSA, shall mail a notice to each holder stating:

         - that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all McLeodUSA notes timely tendered will be accepted for payment;

         - the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

         - that any McLeodUSA notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

         - that, unless McLeodUSA defaults in the payment of the Change of Control Purchase Price, all McLeodUSA notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

         - that holders electing to have any McLeodUSA notes or portions thereof purchased under a Change of Control Offer will be required to surrender their McLeodUSA notes before the close of business on the third Business Day preceding the Change of Control Payment Date;

         - that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of McLeodUSA notes delivered for purchase, and a statement that such holder is withdrawing its election to have such McLeodUSA notes or portions thereof purchased;

         - that holders electing to have McLeodUSA notes purchased under the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

         - that holders whose McLeodUSA notes are being purchased only in part will be issued new McLeodUSA notes equal in principal amount to the unpurchased portion of the McLeodUSA note or

              McLeodUSA notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         - any other information necessary to enable any holder to tender McLeodUSA notes and to have such McLeodUSA notes purchased pursuant to the McLeodUSA indenture.

         McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of McLeodUSA notes under a Change of Control Offer.

         On the Change of Control Payment Date, McLeodUSA will:

         - accept for payment McLeodUSA notes or portions thereof properly tendered under the Change of Control Offer;

         - irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all McLeodUSA notes or portions thereof so accepted; and

         - deliver, or cause to be delivered, to the trustee the McLeodUSA notes so accepted together with an Officers' Certificate listing the McLeodUSA notes or portions thereof tendered to McLeodUSA and accepted for payment.

The Paying Agent shall promptly mail to each holder of McLeodUSA notes so accepted payment in an amount equal to the Change of Control Purchase Price for such McLeodUSA notes, and the trustee shall promptly authenticate and mail to each holder a new McLeodUSA note equal in principal amount to any unpurchased portion of the McLeodUSA notes surrendered, if any; provided that each such new McLeodUSA note shall be in a principal amount of $1,000 or any integral multiple thereof.

         The existence of the holders' right to require, subject to several conditions, McLeodUSA to repurchase McLeodUSA notes upon a Change of Control may deter a third party from acquiring McLeodUSA in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that McLeodUSA will have sufficient funds to pay the Change of Control Purchase Price for all McLeodUSA notes tendered by holders seeking to accept the Change of Control Offer. In addition, the Senior Secured Credit Facilities of McLeodUSA prohibit and the instruments governing other indebtedness of McLeodUSA may prohibit McLeodUSA from purchasing any McLeodUSA notes prior to their Stated Maturity, including under a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when McLeodUSA does not have sufficient available funds to pay the Change of Control Purchase Price for all McLeodUSA notes tendered pursuant to such offer or at a time when McLeodUSA is prohibited from purchasing the McLeodUSA notes, and McLeodUSA is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness, an Event of Default would occur under the McLeodUSA indenture. In addition, one of the events that constitutes a Change of Control under the McLeodUSA indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of McLeodUSA. The McLeodUSA indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if McLeodUSA were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether McLeodUSA was required to make a Change of Control Offer.

         Except as described herein with respect to a Change of Control, the McLeodUSA indenture does not contain any other provisions that permit holders of McLeodUSA notes to require that McLeodUSA repurchase or redeem McLeodUSA notes in the event of a takeover, recapitalization or similar restructuring.

ASSET SALES

         McLeodUSA will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

         - McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property or assets sold or otherwise disposed of;

         - at least 75% of the consideration received by McLeodUSA or such Restricted Subsidiary for such Property or assets consists of (a) cash, readily-marketable cash equivalents, or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of McLeodUSA or such Restricted Subsidiary, other than Indebtedness that is subordinated to the McLeodUSA notes, and the release of McLeodUSA or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and

         - McLeodUSA or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

         Within 360 days after any Asset Sale, McLeodUSA or such Restricted Subsidiary, as the case may be, may at its option:

         - reinvest an amount equal to the Net Cash Proceeds, or any portion thereof from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or

         - apply an amount equal to such Net Cash Proceeds, or remaining Net Cash Proceeds, to the permanent reduction of Indebtedness of McLeodUSA, other than Indebtedness to a Restricted Subsidiary, that is senior to or PARI PASSU with the McLeodUSA notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary, other than Indebtedness to, or preferred stock owned by, McLeodUSA or another Restricted Subsidiary.

Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or PARI PASSU Indebtedness of McLeodUSA or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

         If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $25 million, McLeodUSA shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, McLeodUSA notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the McLeodUSA indenture. Upon completion of an Asset Sale Offer, including payment of the Asset Sale Purchase Price, any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and McLeodUSA may then use such amounts for general corporate purposes.

         McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of McLeodUSA notes pursuant to an Asset Sale Offer.

COVENANTS

         Set forth below are several covenants that are contained in the McLeodUSA indenture:

     LIMITATION ON CONSOLIDATED INDEBTEDNESS

         McLeodUSA will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either:

         1.       the ratio of:

                  - the aggregate consolidated principal amount of Indebtedness of McLeodUSA outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to

                  - Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of McLeodUSA have been filed with the SEC or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or

         2. McLeodUSA's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of McLeodUSA that has been filed with the SEC or has otherwise become publicly available, after giving pro forma effect to:

                  - the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date, and

                  - paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

         Notwithstanding the foregoing limitation, McLeodUSA and any Restricted Subsidiary may Incur each and all of the following:

         1. Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately before such renewal, extension, refinancing or refunding;

         2. Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately before such renewal, extension, refinancing or refunding;

         3. Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets;

         4. Indebtedness owed by McLeodUSA to any Wholly-Owned Restricted Subsidiary of McLeodUSA or Indebtedness owed by a Restricted Subsidiary of McLeodUSA to McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or McLeodUSA of any Indebtedness so permitted to a Person other than McLeodUSA or another Wholly-Owned Restricted Subsidiary of McLeodUSA or (y) the issuance, other than directors' qualifying share, sale, lease, transfer or other disposition of shares of Capital Stock, including by consolidation or merger, of such Wholly-Owned Restricted Subsidiary to a Person other than McLeodUSA or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause 4 shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

         5. Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the McLeodUSA notes or Indebtedness outstanding at the date of the McLeodUSA indenture or Purchase Money Indebtedness Incurred pursuant to clause 3 above in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of McLeodUSA incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the McLeodUSA notes or Indebtedness which is PARI PASSU to the McLeodUSA notes or Indebtedness which is subordinate in right of payment to the McLeodUSA notes shall only be permitted under this clause 5 if (A) in the case of any refinancing of the McLeodUSA notes or Indebtedness which is PARI PASSU to the McLeodUSA notes, the refinancing Indebtedness is made PARI PASSU to the McLeodUSA notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement, including pursuant to an offer to purchase made by McLeodUSA, of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness, including pursuant to an offer to purchase made by McLeodUSA, which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control;"

         6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

         7. Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of McLeodUSA or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of McLeodUSA, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of McLeodUSA for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by McLeodUSA or any Restricted Subsidiary in connection with such disposition; and

         8. Indebtedness not otherwise permitted to be Incurred pursuant to clauses 1 through 7 above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause 8, has an aggregate principal amount not in excess of $10 million at any time outstanding.

         Notwithstanding any other provision of this "--Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that McLeodUSA or a Restricted Subsidiary may Incur pursuant to this "--Covenants--Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

         For purposes of determining any particular amount of Indebtedness under this "--Covenants--Limitation on Consolidated Indebtedness" covenant:

         1. Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and

         2. any Liens granted pursuant to the equal and ratable provisions referred to in the "--Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "--Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, McLeodUSA, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.


         LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED
SUBSIDIARIES

         McLeodUSA will not permit any Restricted Subsidiary of McLeodUSA to Incur any Indebtedness or issue any Preferred Stock except:

         1. Indebtedness or Preferred Stock outstanding on the date of the McLeodUSA indenture after giving effect to the application of the proceeds of the McLeodUSA notes;

         2. Indebtedness Incurred or Preferred Stock issued to and held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA, provided that such Indebtedness or Preferred Stock is at all times held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA;

         3. Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of McLeodUSA,
(B) such Person merges into or consolidates with a Restricted Subsidiary of McLeodUSA or (C) another Restricted Subsidiary of McLeodUSA merges into or consolidates with such Person in a transaction in which such Person becomes a Restricted Subsidiary of McLeodUSA, which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

         4. Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause 1 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness;"

         5. in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause 2 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness;"

         6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

         7. Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition;

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         8.       Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses 1 and 3 above or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of McLeodUSA and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by McLeodUSA or any Restricted Subsidiary of McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement, including under an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock, including pursuant to an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, which is conditioned upon the change of control of McLeodUSA pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of McLeodUSA, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

         9. Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of McLeodUSA's Investment in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause 9 shall not exceed, at any time, $30 million in the aggregate, provided further, that such Indebtedness Incurred is otherwise permitted pursuant to the covenant described under "--Covenants--Limitation on Consolidated Indebtedness."


         LIMITATION ON RESTRICTED PAYMENTS

         McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment:

         - no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

         - after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Covenants--Limitation on Consolidated Indebtedness"; and

         - after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the board of directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after February 22, 1999 does not exceed the sum of (A) 50% of the Consolidated Net Income of McLeodUSA (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding February 22, 1999 and

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              ending on the last day of the fiscal quarter for which
              McLeodUSA's financial statements have been filed with the SEC or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to February 22, 1999, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to McLeodUSA or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to February 22, 1999 by McLeodUSA or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; provided that McLeodUSA or a Restricted Subsidiary of McLeodUSA may make any Restricted Payment with the aggregate net proceeds received after February 22, 1999, including the fair value of property other than cash (determined in good faith by the board of directors as evidenced by a resolution of the board of directors filed with the trustee),

                    (x)    as capital contributions to McLeodUSA,

                    (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of McLeodUSA and warrants, rights or options on Capital Stock (other than Disqualified Stock) of McLeodUSA, or

                    (z) from the conversion of Indebtedness of McLeodUSA into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of McLeodUSA after February 22, 1999.

         The foregoing limitations shall not prevent McLeodUSA from:

         1. paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, McLeodUSA could have paid such dividend in compliance with the preceding paragraph;

         2. retiring (A) any Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA, (B) Indebtedness of McLeodUSA that is subordinate to the McLeodUSA notes, or (C) Indebtedness of a Restricted Subsidiary of McLeodUSA, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of McLeodUSA;

         3. retiring any Indebtedness of McLeodUSA subordinated in right of payment to the McLeodUSA notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA (other than Indebtedness to a Subsidiary of McLeodUSA), provided that such new Indebtedness (A) is subordinated in right of payment to the McLeodUSA notes at least to the same extent as, (B) has an Average Life at least as long as, and
(C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

         4. retiring any Indebtedness of a Restricted Subsidiary of McLeodUSA in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA or any Restricted Subsidiary that is permitted under the covenant described under "--Covenants-- Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) and "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of McLeodUSA or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the McLeodUSA notes at least to the same extent as the retired Indebtedness;

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


         5. retiring any Capital Stock or options to acquire Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA held by any directors, officers or employees of McLeodUSA or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by McLeodUSA subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by McLeodUSA to directors, officers or employees of McLeodUSA and its Subsidiaries;

         6. making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer;"

         7. retiring any Capital Stock of McLeodUSA to the extent necessary (as determined in good faith by a majority of the disinterested members of the board of directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by McLeodUSA or any Restricted Subsidiary from any governmental agency;

         8. making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such Investments does not exceed at any time the sum of (A) $30 million plus (B) the amount of Net Cash Proceeds received by McLeodUSA after February 22, 1999 as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of McLeodUSA, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of the first paragraph, or clause 2 above or this clause 8, of this "Limitation on Restricted Payments" covenant, plus (C) the net reduction in Investments made pursuant to this clause 8 resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; and

         9. making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

         In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses 2, 3 and 4 above shall not be included as Restricted Payments. Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), McLeodUSA shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon McLeodUSA's latest available financial statements.

         LIMITATION ON LIENS

         McLeodUSA may not, and may not permit any Restricted Subsidiary of McLeodUSA to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the McLeodUSA notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of McLeodUSA which is subordinate in right of payment to the McLeodUSA notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

         The foregoing restrictions shall not apply to:


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


         1. Liens existing on the date of the McLeodUSA indenture and securing Indebtedness outstanding on the date of the McLeodUSA indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility;

         2. Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times McLeodUSA's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which McLeodUSA's consolidated financial statements have been filed with the SEC or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

         3. Liens in favor of McLeodUSA or any Wholly-Owned Restricted Subsidiary of McLeodUSA;

         4. Liens on Property of McLeodUSA or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the McLeodUSA notes to secure Purchase Money Indebtedness which is otherwise permitted under the McLeodUSA indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness;

         5. Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property;

         6. Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses 1, 2, 4 and 5 so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause 5 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) or clause 8 of "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries);

         7. Liens not otherwise permitted by the foregoing clauses 1 through 6 in an aggregate amount not to exceed 5% of McLeodUSA's Consolidated Tangible Assets;

         8. Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the McLeodUSA notes; and

         9.       Permitted Liens.

         LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between McLeodUSA or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or McLeodUSA on the other hand), unless

         1. McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property subject to such transaction;


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

         2. the Attributable Indebtedness of McLeodUSA or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Covenants--Limitation on Consolidated Indebtedness" or "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be;

         3. McLeodUSA or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the McLeodUSA notes by the covenant described under "--Covenants--Limitation on Liens"; and

         4. the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "--Asset Sales";

provided that McLeodUSA shall be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of McLeodUSA's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

        LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING
                            RESTRICTED SUBSIDIARIES

         McLeodUSA will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction, other than by law or regulation, on the ability of any Restricted Subsidiary to:

         1. pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to McLeodUSA or any Restricted Subsidiary;

         2. make loans or advances to McLeodUSA or any Restricted Subsidiary;
or

         3. transfer any of its Property to McLeodUSA or any other Restricted Subsidiary,

except:

         (a) any encumbrance or restriction existing as of the Issue Date under the McLeodUSA indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the McLeodUSA indenture;

         (b) any encumbrance or restriction under an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired;

         (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by McLeodUSA or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition);

         (d) any encumbrance or restriction under an agreement effecting a permitted refinancing of Indebtedness issued under an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements;

         (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of McLeodUSA or any Restricted Subsidiary not otherwise prohibited by the McLeodUSA indenture or (C) arising or agreed to in


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

the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of McLeodUSA or any Restricted Subsidiary in any manner material to McLeodUSA or any Restricted Subsidiary;

         (f) in the case of clause (3) above, restrictions contained in any security agreement, including a Capital Lease Obligation, securing Indebtedness of McLeodUSA or a Restricted Subsidiary otherwise permitted under the McLeodUSA indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and

         (g) any restriction with respect to a Restricted Subsidiary of McLeodUSA imposed by an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

         Nothing contained in this "--Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent McLeodUSA or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "--Covenants--Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of McLeodUSA or any of its Restricted Subsidiaries that secure Indebtedness of McLeodUSA or any of its Restricted Subsidiaries otherwise permitted under "--Covenants--Limitation on Consolidated Indebtedness" or "--Covenants--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be.

   LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

         McLeodUSA (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to McLeodUSA or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of McLeodUSA or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "--Covenants--Limitation on Restricted Payments" if made on the date of such issuance and (ii) shall not permit any Person other than McLeodUSA or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for:

         (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales";

         (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales" if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by McLeodUSA or by a Wholly-Owned Restricted Subsidiary;

         (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than McLeodUSA or any Restricted Subsidiary;

         (d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by McLeodUSA;

         (e) any Preferred Stock permitted to be issued under "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

         (f) ownership by any Person other than McLeodUSA or a Subsidiary of less than 50% of the Capital Stock of a Person (A) in which McLeodUSA or a Restricted Subsidiary has made a Permitted Investment pursuant to clause (3) of the definition of "Permitted Investments," (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by McLeodUSA and (C) as to which McLeodUSA has the power to direct the policies, management and affairs.

         TRANSACTIONS WITH AFFILIATES

         McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

         (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to McLeodUSA or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by McLeodUSA or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary) and

         (b) McLeodUSA delivers to the trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of McLeodUSA evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of McLeodUSA or such Restricted Subsidiary and
(ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the board of directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of McLeodUSA or such Restricted Subsidiary;

provided that the following shall not be deemed Affiliate Transactions:

         1. any employment agreement entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

         2. any agreement or arrangement with respect to the compensation of a director or officer of McLeodUSA or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors and consistent with industry practice;

         3. transactions between or among McLeodUSA and its Restricted Subsidiaries;

         4. transactions permitted by the covenant described under "--Covenants--Limitation on Restricted Payments;"

         5. transactions pursuant to any agreement or arrangement existing on the Issue Date; and

         6. transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between McLeodUSA or any Restricted Subsidiary and any other Person; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to McLeodUSA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by McLeodUSA or such Restricted Subsidiary with Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary, or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply


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

for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary.

         RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         (a) McLeodUSA may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of McLeodUSA or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of McLeodUSA or a Restricted Subsidiary (other than Indebtedness to McLeodUSA or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "--Covenants--Limitation on Restricted Payments" or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of McLeodUSA or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

         (b) McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to McLeodUSA or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Covenants--Limitation on Consolidated Indebtedness" and (ii) no Default or Event of Default would occur.

         (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the board of directors pursuant to a Board Resolution delivered to the trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the trustee.

         REPORTS

         McLeodUSA will file with the trustee within 15 days after it files them with the SEC copies of the annual and quarterly reports and the information, documents, and other reports that McLeodUSA is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act ("SEC Reports"). In the event McLeodUSA shall cease to be required to file SEC Reports pursuant to the Securities Exchange Act, McLeodUSA will nevertheless continue to file such reports with the SEC, unless the SEC will not accept such a filing, and the trustee. McLeodUSA will furnish copies of the SEC Reports to the holders of McLeodUSA notes at the time McLeodUSA is required to file the same with the trustee and will make such information available to investors who request it in writing.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

         McLeodUSA will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into McLeodUSA, other than a merger of a Restricted Subsidiary into McLeodUSA in which McLeodUSA is the continuing corporation, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole to any other Person, unless:


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         (i)   either (a) McLeodUSA shall be the continuing corporation or (b)
the corporation, if other than McLeodUSA, formed by such consolidation or into which McLeodUSA is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the McLeodUSA notes and the performance of McLeodUSA's covenants and obligations under the McLeodUSA indenture;

         (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Event of Default or Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, McLeodUSA (or the Surviving Entity, if McLeodUSA is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Covenants--Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of McLeodUSA immediately before such transaction or series of transactions; and

         (iv) if, as a result of any such transaction, Property of McLeodUSA would become subject to a Lien prohibited by the provisions of the McLeodUSA indenture described under "--Covenants --Limitation on Liens" above, McLeodUSA or the successor entity to McLeodUSA shall have secured the McLeodUSA notes as required thereby.

EVENTS OF DEFAULT

         Each of the following is an "Event of Default" under the McLeodUSA indenture:

         (a) default in the payment of interest on any McLeodUSA note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of (or premium, if any, on) any McLeodUSA note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any McLeodUSA note as required;

         (c) failure by McLeodUSA to comply with any of its covenants or agreements described under "--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales" or "--Consolidation, Merger, Conveyance, Lease or Transfer;"

         (d) default in the performance, or breach, of any covenant or warranty of McLeodUSA in the McLeodUSA indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to McLeodUSA by the trustee or to McLeodUSA and the trustee by holders of at least 25% of the aggregate principal amount of the outstanding McLeodUSA notes;

         (e) Indebtedness of McLeodUSA or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;


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

         (f) the entry by a court of competent jurisdiction of one or more final judgments against McLeodUSA or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days;

         (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging McLeodUSA or any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of McLeodUSA or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of McLeodUSA or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (h)(i) the commencement by McLeodUSA or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by McLeodUSA or any Restricted Subsidiary to the entry of a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against McLeodUSA or any Restricted Subsidiary; or (iii) the filing by McLeodUSA or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by McLeodUSA or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or the making by McLeodUSA or any Restricted Subsidiary of an assignment for the benefit of creditors; or (v) the admission by McLeodUSA or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by McLeodUSA or any Restricted Subsidiary in furtherance of any such action.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) above) occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% of the outstanding aggregate principal amount of McLeodUSA notes may declare the Default Amount (as defined herein) and any accrued and unpaid interest on all McLeodUSA notes then outstanding to be immediately due and payable by a notice in writing to McLeodUSA (and to the trustee if given by holders of the McLeodUSA notes), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount and any accrued and unpaid interest on the McLeodUSA notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder of McLeodUSA notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness, within 60 days after such event of default, provided that no judgment or decree for the payment of money due on the McLeodUSA notes has been obtained by the trustee. The Default Amount shall equal 100% of the principal amount of the McLeodUSA notes. Under specified circumstances, the holders of a majority in principal amount of the outstanding McLeodUSA notes by notice to McLeodUSA and the trustee may rescind an acceleration and its consequences.

         McLeodUSA will be required to deliver to the trustee annually a statement regarding compliance with the McLeodUSA indenture, and McLeodUSA is required within 30 days after becoming aware of any Default or Event


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

of Default, to deliver to the trustee a statement describing such Default or Event of Default, its status and what action McLeodUSA is taking or proposes to take with respect thereto. The trustee may withhold from holders of the McLeodUSA notes notice of any continuing Default or Event of Default, other than relating to the payment of principal or interest, if the trustee determines that withholding such notice is in the holders' interest.

AMENDMENT, SUPPLEMENT AND WAIVER

         McLeodUSA and the trustee may, at any time and from time to time, without notice to or consent of any holder of McLeodUSA notes, enter into one or more indentures supplemental to the McLeodUSA indenture:

         (1) to evidence the succession of another Person to McLeodUSA and the assumption by such successor of the covenants of McLeodUSA in the McLeodUSA indenture and the McLeodUSA notes;

         (2) to add to the covenants of McLeodUSA, for the benefit of the holders, or to surrender any right or power conferred upon McLeodUSA by the McLeodUSA indenture;

         (3) to add any additional Events of Default;

         (4) to provide for uncertificated McLeodUSA notes in addition to or in place of certificated McLeodUSA notes;

         (5) to evidence and provide for the acceptance of appointment under the McLeodUSA indenture of a successor trustee;

         (6) to secure the McLeodUSA notes;

         (7) to cure any ambiguity in the McLeodUSA indenture, to correct or supplement any provision in the McLeodUSA indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the McLeodUSA indenture; provided such actions shall not adversely affect the interests of the holders in any material respect; or

         (8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the McLeodUSA indenture under the Trust Indenture Act.

         With the consent of the holders of not less than a majority in principal amount of the outstanding McLeodUSA notes, McLeodUSA and the trustee may enter into one or more indentures supplemental to the McLeodUSA indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the McLeodUSA indenture or modifying in any manner the rights of the holders; provided that no such supplemental indenture shall, without the consent of the holder of each outstanding McLeodUSA note:

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any McLeodUSA note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any McLeodUSA note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

         (2) reduce the percentage in principal amount of the outstanding McLeodUSA notes, the consent of whose holders is necessary for any such supplemental indenture or required for any waiver of compliance with several provisions of the McLeodUSA indenture or several Defaults thereunder;

         (3) subordinate in right of payment, or otherwise subordinate, the McLeodUSA notes to any other Indebtedness; or


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

         (4) modify any provision of this paragraph, except to increase any percentage set forth herein.

         The holders of not less than a majority in principal amount of the outstanding McLeodUSA notes may, on behalf of the holders of all the McLeodUSA notes, waive any past Default under the McLeodUSA indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any McLeodUSA note, or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding McLeodUSA note affected.

SATISFACTION AND DISCHARGE OF THE MCLEODUSA INDENTURE; DEFEASANCE

         McLeodUSA may terminate its obligations under the McLeodUSA indenture when:

         (i) either (A) all outstanding McLeodUSA notes have been delivered to the trustee for cancellation or (B) all such McLeodUSA notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of McLeodUSA, and McLeodUSA has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the McLeodUSA notes not theretofore delivered to the trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption;

         (ii) McLeodUSA has paid or caused to be paid all sums payable by McLeodUSA under the McLeodUSA indenture; and

         (iii) McLeodUSA has delivered to the trustee an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the McLeodUSA indenture.

         McLeodUSA, at its election, shall:

         (a) be deemed to have paid and discharged its debt on the McLeodUSA notes and the McLeodUSA indenture shall cease to be of further effect as to all outstanding McLeodUSA notes, except as to (i) rights of registration of transfer, substitution and exchange of McLeodUSA notes and McLeodUSA's right of optional redemption, (ii) rights of holders to receive payments of principal of, premium, if any, and interest on the McLeodUSA notes (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights the holders with respect to such amounts, (iii) the rights, obligations and immunities of the trustee under the McLeodUSA indenture and (iv) several other specified provisions in the McLeodUSA indenture, or

         (b) cease to be under any obligation to comply with specified restrictive covenants, including those described under "--Covenants," after the irrevocable deposit by McLeodUSA with the trustee, in trust for the benefit of the holders, at any time prior to the maturity of the McLeodUSA notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the McLeodUSA notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest on, the McLeodUSA notes then outstanding on the dates on which any such payments are due in accordance with the terms of the McLeodUSA indenture and of the McLeodUSA notes.

Such defeasance or covenant defeasance shall be deemed to occur only if specified conditions are satisfied, including, among other things, delivery by McLeodUSA to the trustee of an opinion of counsel reasonably acceptable to the trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) McLeodUSA's deposit will not result in the Trust or the trustee being subject to regulation under the Investment Company Act of 1940.


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

THE TRUSTEE

         United States Trust Company of New York is the trustee under the McLeodUSA indenture and its current address is 114 West 47th Street, New York, New York 10036.

         The holders of not less than a majority in principal amount of the outstanding McLeodUSA notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to several exceptions. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the McLeodUSA indenture. The McLeodUSA indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the trustee will be required, in the exercise of its rights and powers under the McLeodUSA indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the McLeodUSA indenture at the request of any of the holders of the McLeodUSA notes, unless such holders shall have offered to the trustee indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF CONTROLLING PERSONS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA, as such, shall have any liability for any covenant, agreement or other obligations of McLeodUSA under the McLeodUSA notes or the McLeodUSA indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA. By accepting a McLeodUSA note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the McLeodUSA notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

TRANSFER AND EXCHANGE

         A holder may transfer or exchange McLeodUSA notes in accordance with the McLeodUSA indenture. McLeodUSA, the Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and McLeodUSA may require a holder to pay any taxes and fees required by law or permitted by the McLeodUSA indenture.

DEFINITIONS

         Set forth below is a summary of several of the defined terms used in the McLeodUSA indenture. Reference is made to the McLeodUSA indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of McLeodUSA and of each other Subsidiary of McLeodUSA; provided, further, that neither McLeodUSA nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of


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

this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the McLeodUSA indenture described above under "--Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the McLeodUSA indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the McLeodUSA; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by McLeodUSA or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by McLeodUSA or such Restricted Subsidiary have at least substantially equal Fair Market Value to McLeodUSA or such Restricted Subsidiary (as determined by the board of directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and (iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

         "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and
(ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

         "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

         "board of directors" means the board of directors of McLeodUSA or any committee thereof duly authorized to act on behalf of the board of directors, unless the context suggests otherwise.

         "Board Resolution" means a duly adopted resolution of the board of directors in full force and effect at the time of determination.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

         "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of McLeodUSA to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of McLeodUSA, shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of McLeodUSA (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any directors whose election or appointment by the board of directors or whose nomination for election by the stockholders of McLeodUSA was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

         "Common Stock" means Capital Stock other than Preferred Stock.

         "Consolidated Capital Ratio" of any Person as of any date means the ratio of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

         "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of McLeodUSA and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of McLeodUSA and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of McLeodUSA or any Restricted Subsidiary of McLeodUSA of options to purchase Capital Stock of McLeodUSA or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in McLeodUSA's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of McLeodUSA (calculated separately for such Restricted Subsidiary in the same manner as provided above for McLeodUSA) that is subject to a restriction which prevents the payment of dividends or the making of distributions to McLeodUSA or another Restricted Subsidiary of McLeodUSA to the extent of such restriction.

         "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of McLeodUSA and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of McLeodUSA and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount; (ii) any payments or fees with respect to letters of credit,

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

bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of McLeodUSA and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of McLeodUSA and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by McLeodUSA and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication (i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period, (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person,
(vii) with regard to a non-wholly-owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly-owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

         "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

         "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

         "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the McLeodUSA notes issuable or issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company for so long as it shall be a clearing agency registered under the Securities Exchange Act, or such successor as McLeodUSA shall designate from time to time in an Officers' Certificate delivered to the trustee.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the McLeodUSA notes.

         "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than

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seven days for underlying securities of the types described in clause (i)
above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc.,
(v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and in each case maturing within 270 calendar days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

         "Existing Indebtedness" means Indebtedness outstanding on the date of the McLeodUSA indenture (other than under any Senior Credit Facility).

         "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors.

         "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the McLeodUSA indenture shall utilize GAAP as in effect on the Issue Date.

         "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

         "holder" means (i) in the case of any certificated McLeodUSA note, the Person in whose name such certificated McLeodUSA note is registered in the Note Register and (ii) in the case of any Global McLeodUSA note, the Depositary.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of McLeodUSA (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of McLeodUSA.

         "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition

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of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the McLeodUSA indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, our 10 1/2% senior discount notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "Investment" in any Person means any direct, indirect or contingent
(i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means the date on which the McLeodUSA notes were first authenticated and delivered under the McLeodUSA indenture.

         "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means, when used with respect to a McLeodUSA note, the date on which the principal of such McLeodUSA note becomes due and payable as provided therein or in the McLeodUSA indenture, whether on the date specified in such McLeodUSA note as the fixed date on which the principal of such McLeodUSA note is due

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and payable, a Change of Control Payment Date or an Asset Sale Payment Date,
or by declaration of acceleration, call for redemption or otherwise.

         "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the trustee; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the McLeodUSA indenture.

         "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of McLeodUSA and delivered to the trustee, which shall comply with the McLeodUSA indenture.

         "Paying Agent" means any Person authorized by McLeodUSA to make payments of principal, premium or interest with respect to the McLeodUSA notes on behalf of McLeodUSA.

         "Permitted Holders" means Alliant Energy Corp., Media/Communications Partners III Limited Partnership and Forstmann Little & Co. and their respective successors and assigns, and Clark E. and Mary E. McLeod, Richard A. Lumpkin and Kwok Li and foundations and trusts controlled by them or any of them, and Affiliates (other than McLeodUSA and the Restricted Subsidiaries) of each of the foregoing.

         "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

         "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the McLeodUSA indenture; (iv) Investments pursuant to agreements or obligations of McLeodUSA or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the McLeodUSA indenture to be outstanding; (vii)

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bonds, notes, debentures or other debt securities received as a result of
Asset Sales permitted under the covenant described under "--Asset Sales";
(viii) Investments in existence at the Issue Date; (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (x) stock, obligations or securities received in satisfaction of judgments; and (xi) Investments made pursuant to any deferred-compensation plan, including Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of McLeodUSA or of any Restricted Subsidiary.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of McLeodUSA's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of McLeodUSA's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to McLeodUSA to secure Indebtedness owing to McLeodUSA; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of McLeodUSA or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against McLeodUSA or any Restricted Subsidiary with respect to which McLeodUSA or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and McLeodUSA or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "--Covenants--Limitation on Consolidated Indebtedness," (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of McLeodUSA and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of McLeodUSA or its Restricted Subsidiaries relating to such property or assets; (xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;
(xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of McLeodUSA or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of McLeodUSA or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of McLeodUSA and its Restricted Subsidiaries prior to the Issue Date.

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         "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Public Equity Offering" means an underwritten primary public offering of Common Stock (other than Disqualified Stock) of McLeodUSA or a Restricted Subsidiary pursuant to an effective registration statement filed under the Securities Act (excluding registration statements on Form S-8).

         "Purchase Money Indebtedness" means Indebtedness of McLeodUSA (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by McLeodUSA or any Restricted Subsidiary of any Telecommunications Assets of McLeodUSA or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Qualified Receivable Facility" means Indebtedness of McLeodUSA or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

         "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

         "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of McLeodUSA or to McLeodUSA's stockholders (in their capacity as such), or declared or paid to any Person other than McLeodUSA or a Restricted Subsidiary of McLeodUSA on the Capital Stock of any Restricted Subsidiary of McLeodUSA, in each case, other than dividends, distributions or payments made solely in Qualified Stock of McLeodUSA or such Restricted Subsidiary, (ii) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than to McLeodUSA or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of McLeodUSA or of a Restricted Subsidiary, (iii) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of McLeodUSA) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of McLeodUSA or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the McLeodUSA notes and which was scheduled to mature on or after the maturity of the McLeodUSA notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment, (b) an Investment by McLeodUSA in a Wholly-Owned Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA.

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         "Restricted Subsidiary" means any Subsidiary of McLeodUSA that has not been designated as an "Unrestricted Subsidiary" pursuant to the terms of the McLeodUSA indenture.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Senior Credit Facility" means Indebtedness of McLeodUSA and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to McLeodUSA and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

         "Strategic Equity Investments" means the issuance and sale of Capital Stock (other than Disqualified Stock) to a Person that has an equity market capitalization, a net asset value or annual revenues of at least $1.0 billion and owns and operates businesses primarily in a Telecommunications Business, provided that such Telecommunications Business may be located anywhere in the world.

         "Subordinated Indebtedness" means Indebtedness of McLeodUSA as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the McLeodUSA notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the McLeodUSA notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the McLeodUSA notes, upon notice by 25% or more in principal amount of the McLeodUSA notes to the trustee, the trustee shall give notice to McLeodUSA and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the McLeodUSA notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by McLeodUSA) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the McLeodUSA notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by McLeodUSA) which is conditioned upon a change of control of McLeodUSA pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to McLeodUSA's repurchase of the McLeodUSA notes required to be repurchased by McLeodUSA pursuant to the provisions described under "--Repurchase at the Option of Holders upon a Change of Control").

         "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

         "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or
(v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with McLeodUSA's manner of business on the Issue Date), and shall, in any event, include all businesses in which McLeodUSA or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors.

         "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

         "Unrestricted Subsidiary" means any Subsidiary of McLeodUSA that McLeodUSA has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the McLeodUSA indenture.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                          OTHER MCLEODUSA INDEBTEDNESS


         On March 4, 1997, we completed an offering of $500 million aggregate principal amount at maturity of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes were priced at a discount and we received net proceedS of approximately $288.9 million from the offering of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on our 10 1/2% senior discount notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum which will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. Our 10 1/2% senior discount notes rank PARI PASSU in right of payment with our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 10 1/2% senior discount notes wilL mature on March 1, 2007 and will be payable prior to the maturity of our 9 1/4% senior notes, 8 1/2% senior notes, 9 1/2% senior notes, 8 1/4% senior notes and the McLeodUSA notes.

         On July 21, 1997, we completed an offering of $225 million principal amount of our 9 1/4% senior notes. We received net proceeds of approximately $217.6 million from the offering of our 9 1/4% senior notes. Our 9 1/4% senior notes accrue interest at a rate of 9 1/4% per annum which is payable in cash semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 1998. Our 9 1/4% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 9 1/4% senior notes will mature on July 15, 2007 and will be payable prior to the maturity of our 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes.

         On March 16, 1998, we completed an offering of $300 million principal amount of our 8 3/8% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 8 3/8% senior notes. Our 8 3/8% senior notes accrue interest at a rate of 8 3/8% per annum which is payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Our 8 3/8% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 8 3/8% senior notes will mature on March 15, 2008 and will be payable prior to the maturity of our 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes.

         On October 30, 1998, we completed an offering of $300 million principal amount of our 9 1/2% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 9 1/2% senior notes. Our 9 1/2% senior notes accrue interest at a rate of 9 1/2% per annum which is payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 1999. Our 9 1/2% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 9 1/2% senior notes will mature on November 1, 2008 and will be payable prior to the maturity of our 8 1/8% senior notes and the McLeodUSA notes.

         On February 22, 1999, we completed an offering of $500 million principal amount of our 8 1/8% senior notes. We received net proceeds of approximately $487.8 million from the offering of our 8 1/8% senior notes. Our 8 1/8% senior notes accrue interest at a rate of 8 1/8% per annum, which is payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1999. Our 8 1/8% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 8 1/8% senior notes will mature on February 15, 2009 and will be payable prior to the maturity of the McLeodUSA notes.

         The indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes impose operating and financial restrictions on us and our subsidiaries that are substantially the same as the restrictions governing the McLeodUSA notes. These restrictions affect, and in some cases significantly limit or prohibit, among other things, our ability and the ability of our subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of our or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates, sell assets, or consolidate, merge or sell all or substantially all of our, or our subsidiaries' assets. There can be no assurance that such covenants will not adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our interest.

         If the Concurrent Exchange Offer is consummated, we will issue up to $150 million of additional senior notes. These notes will be due July 15, 2008 and will rank PARI PASSU in right of payment with the McLeodUSA notes and the other senior notes referred to above. In addition, the McLeodUSA notes will be effectively subordinated in certain respects to any CapRock notes and any CapRock 12% senior notes due 2008 that remain outstanding after this exchange offer and the Concurrent Exchange Offer for which CapRock will remain the obligor.

         On May 31, 2000 we put in place $1.3 billion of senior secured credit facilities with a syndicate of financial institutions (the "Senior Secured Credit Facilities"). The Senior Secured Credit Facilities consist of (1) a seven-year senior secured revolving facility with an aggregate principal amount of $450 million (the "Revolving Facility"), (2) a seven-year senior secured multi-draw term loan facility with an aggregate principal amount of $275 million ("Tranche A Term Facility"), and (3) an eight-year single draw senior secured term loan with an aggregate principal amount of $575 million ("Tranche B Term Facility"). The Tranche A Term Facility provides for multiple ($50 million minimum) draws for the first 24 months of the agreement at which time any undrawn commitments expire. At June 30, 2000 the Tranche B Term Facility was drawn in full and the balance of the other facilities remained undrawn.

         The Senior Secured Credit Facilities are secured by (1) a first priority pledge of all the capital stock owned by us and by each subsidiary, and (2) a perfected first priority security interest in substantially all our tangible and intangible assets and, to the extent of $100 million, by each subsidiary. In addition, telecommunications assets acquired with proceeds or refinanced from the Senior Secured Credit Facilities serve as collateral.

         Interest on the Senior Secured Credit Facilities is payable quarterly and variable at LIBOR plus 1% to LIBOR plus 3.25% based on our debt rating. At our current debt rating, interest rates are LIBOR plus 2.25% on the Revolving Facility and Tranche A Term Facility, and LIBOR plus 3.00% on the Tranche B Term Facility. We must maintain certain financial covenants requiring minimum revenue, minimum access lines and debt to capital and debt to EBITDA ratios.

                            INFORMATION ABOUT CAPROCK


GENERAL

         CAPROCK. CapRock is a facilities-based integrated communications service provider primarily to small and medium-sized business and communications carrier customers in the Southwestern United States. CapRock offers business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet, DSL and dedicated private line services. Additionally, CapRock offers its communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services.

         CapRock's communications services are provided through resale and over its fiber, voice and data networks. As of June 30, 2000, CapRock's network covered approximately 4,500 route miles (including 22 metro fiber loops in key markets). Additionally, as of June 30, 2000, CapRock provided switch-based competitive local exchange services in 13 markets. As of June 30, 2000, CapRock had 12 voice and 17 data switches installed and operational on its network.

         CapRock had 61 central office collocations as of June 30, 2000. Additionally, CapRock is implementing its DSL footprint through its recent agreement with a third party supplier of DSL services. These collocations enable CapRock to provide local and other services over its own network infrastructure, thereby lowering its cost of providing these services.

         CAPROCK'S NETWORK. CapRock's fiber network is comprised primarily of 96 fiber strands pulled through one of four conduits buried below ground. A key element of CapRock's strategy is to reduce the cost basis of fiber it retains for its own use by sharing construction costs with other carriers and to quickly recover its investment by selling excess dark fiber. CapRock plans to retain at least 24 fiber strands throughout its entire network. CapRock is also building a competitive local exchange service in 48 markets where it will provide Class 5 switching functionality and DSL services to its local customers. CapRock's data network will consist of data switches and fiber capacity that will connect all of these markets, supporting ATM, frame relay and IP traffic. In many of these local markets CapRock will install equipment to backhaul its voice and data traffic to one of its switches in order to significantly lower its capital requirements.

         INFORMATION TECHNOLOGY SYSTEMS AND ELECTRONIC BONDING. CapRock is automating most of the processes involved with switching a customer to its network in order to decrease the time between receipt of a customer order and completion of service installation. To achieve this goal, CapRock is acquiring, integrating and developing information technology systems and platforms to support its operations. CapRock has established and will continue to implement "electronic bonding," which is the on-line and real-time connections of its operating systems with those of ILECs. Additionally, CapRock has developed and intends to roll out web-enabled ordering, billing and customer service features to its customers.

         CapRock has completed testing and began utilizing electronic bonding with Southwestern Bell Telephone. Electronic bonding with Southwestern Bell has enabled CapRock to reduce its provisioning times from approximately 25 business days to as few as five business days. Orders submitted with electronic bonding are also less likely to be rejected by Southwestern Bell, resulting in a greater percentage of customers being transitioned to CapRock's facilities in a shorter amount of time.

         JOINT BUILD PROJECTS. CapRock has entered into joint fiber construction agreements with AT&T, Enron Broadband Services, Inc., Pathnet, Inc. and 360networks, Inc. The joint construction arrangements provide several benefits, including reduction of construction costs, accelerated construction, and the freeing up of resources to focus attention on the construction of additional portions of CapRock's network. To further recover the cost of building its fiber network, CapRock has sold and intends to continue to sell excess dark fiber.

         SALES ORGANIZATION. CapRock uses a direct sales force to sell its communications products and services to business customers. CapRock believes that its face-to-face sales efforts coupled with its personalized customer care are highly effective in capturing and retaining market share among small and medium-sized businesses. CapRock had 251 sales force employees as of June 30, 2000. CapRock provides its sales force with financial incentives that promote a high level of ongoing customer care and loyalty.

         Additionally, as of June 30, 2000, CapRock had 267 independent sales agents who contributed to its sales efforts throughout the region, primarily in smaller markets. CapRock's agent program was established in 1996, and consists primarily of independent telephone equipment vendors authorized by CapRock to market its products and services. Authorized agents receive recurring commissions based on product, pricing, volume of usage and customer loyalty. CapRock has six agent managers who actively recruit new independent sales agents.

         LITIGATION. On July 26, 2000, a stockholder class action complaint was filed in the United States District Court for the Northern District of Texas on behalf of all purchasers of CapRock common stock during the period between April 28, 2000 and July 6, 2000. Additional stockholder suits have been filed subsequently, also in the United States District Court for the Northern District of Texas. The named defendants in these lawsuits, which allege that CapRock made material misstatements or omissions of fact in violation of Section 10(b) of the Securities Exchange Act, include CapRock and certain of its officers and directors. The plaintiffs in the lawsuits seek monetary damages. CapRock intends to vigorously defend the pending suits and any other similar suits subsequently filed.

         CapRock is a Texas corporation that was formed on February 3, 1998 to be a holding company for its predecessor companies. The principal executive offices of CapRock are located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, and its phone number is 972-982-9500.

ADDITIONAL INFORMATION

         A detailed description of the CapRock business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between CapRock and its executive officers, directors and principal stockholders, financial statements and other matters related to CapRock is incorporated by reference or set forth in the CapRock registration statement on Form S-3 (333-32910), the CapRock Annual Report on Form 10-K for the year ended December 31, 1999, and the CapRock Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, incorporated into this prospectus by reference. Holders of CapRock notes desiring copies of such documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."

                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK

         The following table sets forth financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and as of and for the six months ended June 30, 1999 and 2000. The business combination among CapRock's predecessor companies was completed on August 26, 1998 and was accounted for as a pooling of interests. Accordingly, these Consolidated Financial Statements include CapRock's three predecessor companies (CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated) as though these entities were always a part of CapRock.

         In May 1998, IWL Communications changed its fiscal year end to coincide with the fiscal years of CapRock, CapRock Telecommunications and CapRock Fiber. The Consolidated Statement of Operations for the year ended December 31, 1996 combines the operating activity of IWL Communications for the year ended June 30, 1996 with the operating activity of CapRock Telecommunications and CapRock Fiber for the year ended December 31, 1996. The net income of IWL Communications in the amount of approximately $260,000 for the six month period ended December 31, 1996 was excluded from the Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year ends for such period. This amount was included as an adjustment to retained earnings in the Consolidated Statement of Stockholders' Equity and Comprehensive Income in 1997. IWL Communications' cash flow for this period was added to the 1997 beginning balance in the Consolidated Statement of Cash Flows.



                                                          AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------
                                                1995            1996         1997           1998           1999
                                               -------         -------      -------       --------       --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues..................................     $29,407         $50,970      $75,349       $121,774       $192,623
Costs of Services.........................      21,185          39,357       52,471         83,221        115,676
                                               -------         -------      -------       --------       --------
       Gross profit.......................       8,222          11,613       22,878         38,553         76,947
Operating expenses:
    Selling, general and administrative...       7,326           8,983       14,074         23,528         56,535
    Merger related expenses...............           -               -            -          2,313              -
    Depreciation and amortization.........       1,186           1,536        3,346          4,887          9,698
                                               -------         -------      -------       --------       --------
       Total operating expenses...........       8,512          10,519       17,420         30,728         66,233
                                               -------         -------      -------       --------       --------
Operating income (loss)...................        (290)          1,094        5,458          7,825         10,714
Interest expense, net.....................        (484)           (585)      (1,603)        (6,441)       (17,861)
Other income (expense)....................         151              42          220            106          1,526
                                               -------         -------      -------       --------       --------
Income (loss) before income taxes and
    extraordinary item....................        (623)            551        4,075          1,490         (5,621)
Income tax expense (benefit)..............          48             227        1,513          1,267         (2,080)
                                               -------         -------      -------       --------       --------
Income (loss) before extraordinary item...        (671)            324        2,562            223         (3,541)
Extraordinary item - extinguishment of debt        645               -            -              -              -
                                               -------         -------      -------       --------       --------
       Net income (loss)..................     $   (26)        $   324      $ 2,562       $    223       $ (3,541)
                                               =======         =======      =======       ========       ========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item....................     $  (623)        $   551      $ 4,075       $  1,490       $ (5,621)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation............        (211)            143        1,475          1,267         (2,080)
                                               -------         -------      -------       --------       --------
    Income (loss) before extraordinary item       (412)            408        2,600            223         (3,541)
    Extraordinary item, net of taxes......         397               -            -              -              -
                                               -------         -------      -------       --------       --------
       Pro forma net income (loss)........     $   (15)        $   408      $ 2,600       $    223       $ (3,541)
                                               =======         =======      =======       ========       ========

Historical and pro forma income (loss)
    per common share:
    Income (loss) before extraordinary item    $ (0.02)        $  0.01      $  0.09       $   0.01       $  (0.11)
    Extraordinary item, net of tax........     $  0.02               -            -              -              -
                                               -------         -------      -------       --------       --------
    Basic and diluted.....................     $     -         $  0.01      $  0.09       $   0.01       $  (0.11)
                                               =======         =======      =======       ========       ========
Weighted average shares outstanding:
    Basic.................................      25,926          27,146       27,984         28,899         31,727
    Diluted...............................      25,936          27,156       28,481         30,028         31,727


                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                    SIX MONTHS ENDED
                                                        JUNE 30,
                                                    ----------------
                                                  1999           2000
                                                --------        ------
STATEMENT OF OPERATIONS DATA:
Revenues..................................      $ 74,596      $ 113,936
Costs of Services.........................        44,919         79,220
                                                --------      ---------
       Gross profit.......................        29,677         34,716
Operating expenses:
    Selling, general and administrative...        25,012         43,398
    Merger related expenses...............             -              -
    Depreciation and amortization.........         3,337          9,077
                                                --------      ---------
       Total operating expenses...........        28,349         52,475
                                                --------      ---------
Operating income (loss)...................         1,328        (17,759)
Interest expense, net.....................        (7,134)        (7,021)
Other income (expense)....................          (135)            25
                                                --------      ---------
Income (loss) before income taxes and
    extraordinary item....................        (5,941)       (24,755)
Income tax expense (benefit)..............        (2,335)        (9,118)
                                                --------      ---------
Income (loss) before extraordinary item...        (3,606)       (15,637)
Extraordinary item - extinguishment of debt            -              -
                                                --------      ---------
       Net income (loss)..................      $  3,606      $ (15,637)
                                                ========      =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item....................      $ (5,941)     $ (24,755)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation............        (2,335)        (9,118)
                                                --------      ---------
    Income (loss) before extraordinary item       (3,606)       (15,637)
    Extraordinary item, net of taxes......             -              -
                                                --------      ---------
       Pro forma net income (loss)........      $ (3,606)     $ (15,637)
                                                ========      =========
Historical and pro forma income (loss) per common share:
    Income (loss) before extraordinary item     $  (0.12)     $   (0.47)
    Extraordinary item, net of tax........             -              -
                                                --------      ---------
    Basic and diluted.....................      $  (0.12)     $   (0.47)
                                                ========      =========
Weighted average shares outstanding:
    Basic.................................        30,321         33,406
    Diluted...............................        30,321         33,406


                               SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                              AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------
                                                   1995          1996         1997           1998             1999
                                                 --------      --------     --------       --------          ------
BALANCE SHEET DATA:
Working capital (deficit).................      $   (797)      $ (2,153)    $   (305)      $ 102,489       $ 216,145
Property, plant and equipment, net........         6,705         15,901       27,341          59,607         228,601
Total assets..............................        13,198         28,522       49,389         191,966         548,835
Long-term debt and capital lease obligations       2,443         13,254       21,062         145,187         347,502
Stockholders' equity......................         3,552          3,886       14,086          16,062          96,030

OPERATING DATA:
EBITDA(1).................................      $    896       $  2,630     $  8,804       $  15,025       $  20,412
Cash flows provided by (used in) operations          827            781        4,112           7,125         (13,302)
Cash flows used in investing activities...        (1,919)        (9,350)     (12,987)       (134,350)       (264,623)
Cash flows provided by financing activities          903          8,605       12,114         123,990         283,338
Capital expenditures......................        (2,282)       (10,212)     (13,631)        (36,855)       (201,289)




                                                    SIX MONTHS ENDED
                                                        JUNE 30,
                                                    ----------------
                                                  1999           2000
                                                --------        ------
BALANCE SHEET DATA:
Working capital (deficit).................     $ 337,555      $ 104,312
Property, plant and equipment, net........        97,360        423,039
Total assets..............................       479,533        676,174
Long-term debt and capital lease obligations     347,012        348,218
Stockholders' equity......................        94,939        177,738

OPERATING DATA:
EBITDA(1).................................     $  (4,665)     $  (8,682)
Cash flows provided by (used in) operations      (14,897)        50,799
Cash flows used in investing activities...      (258,169)      (159,910)
Cash flows provided by financing activities      283,872        107,113
Capital expenditures......................       (45,717)      (216,263)



(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                        DESCRIPTION OF THE CAPROCK NOTES

         The CapRock notes were issued under the indenture, dated May 18, 1999, between CapRock and Chase Manhattan Trust Company, National Association, as trustee.

         We refer to this indenture as the CapRock indenture. The terms of the CapRock notes include those stated in the CapRock indenture and those made a part of the CapRock indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the CapRock indenture. The CapRock notes are subject to all of those terms, and holders of the CapRock notes should refer to the CapRock indenture and the Trust Indenture Act for a complete statement of the applicable terms. The CapRock indenture has been filed as an exhibit to the registration statement, of which this prospectus is a part, and copies of the CapRock indenture are available upon request from McLeodUSA.

         Because this section is a summary, it does not describe every aspect of the CapRock notes. This summary is subject to and qualified in its entirety by reference to all the provisions of the CapRock indenture, including definitions of some terms used in the CapRock indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the CapRock indenture. We describe the meaning for only the more important terms, under "--Certain Definitions." We also include references in parentheses to certain sections of the CapRock indenture. Whenever we refer to particular sections or defined terms of the CapRock indenture in this prospectus, these sections or defined terms are incorporated by reference into this prospectus.

CONSENT SOLICITATION

         On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the CapRock indenture to (a) modify certain restrictive covenants contained in the CapRock indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to occur without triggering the change of control provisions of the CapRock indenture, and (c) eliminate most of the restrictive covenants and reporting requirements contained in the CapRock indenture. See "--The Proposed Amendments."

         Any CapRock notes that are not tendered to us or are not accepted for exchange will remain outstanding and will continue to accrue interest in accordance with and otherwise be entitled to all of the rights and privileges under the indenture governing the CapRock notes. If CapRock obtains the requisite number of consents from the CapRock noteholders, however, the indenture will be amended as summarized in the preceding paragraph and the holders of any CapRock notes that remain outstanding after the exchange offer will be without the protection that the deleted restrictive covenants and reporting requirements gave them. The elimination of these restrictive covenants and other provisions will permit CapRock to, among other things, incur indebtedness, pay dividends and make other restricted payments, incur liens and make investments which would otherwise not have been permitted under the CapRock indenture. It is possible that any such actions that CapRock will be permitted to take as a result of the changes to the CapRock indenture will increase the risk with respect to CapRock. The receipt by CapRock of the requisite consents to approve the amendments to the CapRock indenture is a condition to the consummation of the exchange offer.

         Notwithstanding the merger, CapRock will remain the obligor under the CapRock indenture and any CapRock notes that remain outstanding after consummation of the exchange offer.

         Unless otherwise indicated, the summary of the terms of the CapRock notes set forth below does not give effect to the amendments referred to in this section.

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GENERAL DESCRIPTION OF THE CAPROCK NOTES

         The CapRock notes:

         -    are unsecured unsubordinated obligations of CapRock;

         -    have a $210 million aggregate principal amount outstanding;

         -    will mature on May 1, 2009; and

         -    bear interest at the rate of 11 1/2% per annum.

         Interest is paid semi-annually on May 1 and November 1 of each year to the registered holder at the close of business on the preceding April 15 or October 15.

         Interest on the CapRock notes is computed on the basis of a 360-day year of twelve 30-day months. Principal of, premium, if any, and interest on the CapRock notes is payable, and the CapRock notes may be exchanged or transferred, at the office or agency of CapRock in the Borough of Manhattan, The City of New York; provided that, at the option of CapRock, payments of interest may be made by check mailed to the holders at their addresses as they appear in the Security Register.

         The CapRock notes were issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof. See "Book-Entry, Delivery and Form." No service charge will be made for any registration of transfer or exchange of the CapRock notes, but CapRock may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

OPTIONAL REDEMPTION

         The CapRock notes are redeemable, at CapRock's option, in whole or in part, at any time or from time to time, on or after May 1, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of holders of record on the relevant record date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12-month period beginning on May 1 of the years set forth below:



     YEAR                                                                             REDEMPTION PRICE
     ----                                                                             ----------------
     2004.......................................................................          105.750%
     2005.......................................................................          103.834%
     2006.......................................................................          101.917%
     2007 and after.............................................................          100.000%


         In addition, at any time or from time to time on or prior to May 1, 2002, CapRock may, other than in any circumstances resulting in a Change of Control, redeem, at its option, up to 35% of the aggregate principal amount of the CapRock notes with the proceeds of one or more additional Public Equity Offerings or Strategic Equity Investments resulting in aggregate gross proceeds to CapRock of at least $25 million, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 111.50%, plus accrued and unpaid interest to the Redemption Date (subject to the right of holders of record on the relevant record date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least 65% of the aggregate principal amount of CapRock notes originally issued remain outstanding after each such redemption. Any such redemption shall be made within 60 days after the consummation of such Public Equity Offering or Strategic Equity Investment upon not less than 30 nor more than 60 days' prior notice.

         If less than all of the CapRock notes are to be redeemed at any time, the trustee will select the CapRock notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities

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exchange, if any, on which the CapRock notes are listed or, if the CapRock notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no CapRock note of $1,000 in principal amount or less shall be redeemed in part. If any CapRock note is to be redeemed in part only, the notice of redemption relating to such CapRock note shall state the portion of the principal amount thereof to be redeemed. A new CapRock note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original CapRock note.

CAPROCK NOTES CALLED FOR REDEMPTION CEASE TO BE OUTSTANDING

         CapRock notes called for redemption in accordance with the terms of the CapRock indenture will be deemed to be paid and discharged and cease to be outstanding, and interest on such CapRock notes will cease to accrue, from and after the date set for redemption if CapRock has deposited with the trustee, in trust, money and/or Temporary Cash Investments that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the CapRock notes on the Redemption Date in accordance with the terms of the CapRock indenture and the CapRock notes.

RANKING

         The Indebtedness evidenced by the CapRock notes ranks PARI PASSU in right of payment with all existing and future unsecured senior indebtedness of CapRock and senior in right of payment to all existing and future indebtedness of CapRock expressly subordinated in right of payment to the CapRock notes. As of June 30, 2000, CapRock had outstanding debt and other liabilities of approximately $203 million (in addition to the $210 million evidenced by the CapRock notes). None of such debt or liabilities ranked senior in right of payment to the CapRock notes. As of the same date, CapRock's subsidiaries had no outstanding debt (other than trade payables).

         CapRock is a holding company with no direct operations and no significant assets other than the stock and other equity interests of its subsidiaries. CapRock's subsidiaries have no direct obligation to pay amounts due on the CapRock notes and have not guaranteed the CapRock notes. As a result, the CapRock notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of CapRock's subsidiaries. As of June 30, 2000, CapRock's subsidiaries had approximately $97 million of liabilities (excluding intercompany payables), all of which are structurally senior to the CapRock notes. CapRock is dependent upon access to the cash flow or assets of its subsidiaries to make payments on the CapRock notes, and CapRock's ability to obtain such access may be limited by law.

         CapRock, CapRock Telecommunications Corp. and CapRock Fiber Network, LTD. have entered into a $100 million secured Credit Facility. This Credit Facility is secured by substantially all of the assets of each of CapRock's subsidiaries. The CapRock notes are unsecured. This means that in the event of a default on the secured debt, the secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral prior to the CapRock noteholders. CapRock and its subsidiaries are permitted to incur certain additional indebtedness and, in limited situations, to secure such indebtedness. The CapRock notes are effectively subordinated to such security interests to the extent of such security interests.

CERTAIN COVENANTS

         The CapRock indenture contains, among others, the covenants described below:

         LIMITATION ON INDEBTEDNESS

         The CapRock indenture provides that CapRock will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; provided that CapRock may Incur Indebtedness, in addition to Permitted Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) the Consolidated

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Leverage Ratio would be less than or equal to 7.0 to 1, for Indebtedness
Incurred on or prior to June 30, 2000, or less than or equal to 5.0 to 1, for Indebtedness Incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions set forth in this covenant.

         Notwithstanding any other provision of the foregoing "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that CapRock or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded on account of the result of fluctuations in the exchange rates of currencies.

         For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with the foregoing "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of "Indebtedness," CapRock, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         LIMITATION ON RESTRICTED PAYMENTS

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) CapRock could not Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the board of directors of CapRock, whose determination shall be conclusive and evidenced by a board resolution) made after the 1998 Senior Notes Issue Date shall exceed the sum of:

         (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing immediately following the 1998 Senior Notes Issue Date and ending on the last day of the last fiscal quarter preceding the Calculation Date for which reports have been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant, plus

         (2) the aggregate Net Cash Proceeds received by CapRock after the 1998 Senior Notes Issue Date, from a capital contribution from, or the issuance and sale permitted by the CapRock indenture to, a Person who is not a Subsidiary of CapRock of (a) its Capital Stock (other than Redeemable Stock),
(b) any options, warrants or other rights to acquire its Capital Stock (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes) and (c) Indebtedness of CapRock or a Restricted Subsidiary that has been exchanged for or converted into Capital Stock of CapRock (other than Redeemable Stock) or such options, warrants or other rights, in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness permitted under clause (viii) of the definition of "Permitted Indebtedness," plus

         (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to CapRock or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of

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

"Investments"), not to exceed, in each case, the amount of Investments previously made by CapRock or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

         (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

         (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the CapRock notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the definition of "Permitted Indebtedness";

         (iii) the purchase, redemption or other acquisition or retirement for value of Capital Stock of CapRock (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering to a Person who is not a Subsidiary of CapRock of, shares of Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes)) including in connection with a "cashless" exercise of an option, warrant or right;

         (iv) the making of any principal payment or the purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of CapRock which is subordinated in right of payment to the CapRock notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, in exchange for, or out of the proceeds of, a substantially concurrent offering to a Person who is not a Subsidiary of CapRock of, shares of the Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes));

         (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with any consolidation, merger or transfer of assets that complies with the provisions of the CapRock indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of CapRock;

         (vi) Investments in any Person that is in the Telecommunications Business on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of
(x) $85 million plus (y) the amount of Net Cash Proceeds received by CapRock after the 1998 Senior Notes Issue Date as a capital contribution or from the sale of Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes)) to a Person who is not a Subsidiary of CapRock, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the definition of "Permitted Indebtedness" or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment;

         (vii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of CapRock to the extent necessary, in the judgment of the board of directors of CapRock, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by CapRock or any Restricted Subsidiary from any governmental agency;


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         (viii)  the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of CapRock, or options, warrants or other rights to purchase such shares, held by directors, employees, or former directors or employees of CapRock or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption or other retirement or acquisition for value of such shares of Capital Stock or options, warrants or rights after the Closing Date does not exceed $2 million in any calendar year, or $5 million in the aggregate;

         (ix) Investments acquired (x) as a capital contribution to CapRock or a Restricted Subsidiary or (y) in exchange for Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes)) so long as immediately after giving effect to such transaction described in clause (y) above no Default or Event of Default shall have occurred and be continuing;

         (x) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of CapRock which is subordinated in right of payment to the CapRock notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, at a price not greater than 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of repayment in the event of a Change of Control in accordance with provisions similar to the "Change of Control" covenant; provided that prior to such purchase, redemption, defeasance or other acquisition or retirement, CapRock has made the Change of Control Offer as provided in such covenant with respect to the CapRock notes and has purchased all notes validly tendered for payment in connection with such Change of Control Offer; or

         (xi) any payment, distribution, repurchase or other transaction that, but for this provision, would constitute a Restricted Payment but only to the extent that the aggregate amount of such payments, distributions, repurchases and other transactions not exceed $25 million.

         The actions described in clauses (i), (v), (vi), (vii), (viii), (x) and (xi) of the immediately preceding paragraph are Restricted Payments that are permitted in accordance with the immediately preceding paragraph but reduce the amount that would otherwise be available for Restricted Payments under clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant. The actions described in clauses (ii), (iii), (iv) and
(ix) of the immediately preceding paragraph are Restricted Payments that are permitted in accordance with the immediately preceding paragraph and do not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant.

         LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                             RESTRICTED SUBSIDIARIES

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions permitted by applicable law on any Capital Stock or any other interest or participation in, or measured by, its profits of such Restricted Subsidiary owned by CapRock or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to CapRock or any other Restricted Subsidiary, (iii) make loans or advances to CapRock or any other Restricted Subsidiary or (iv) transfer any of its property or assets to CapRock or any other Restricted Subsidiary.

         The foregoing provisions do not restrict any encumbrances or restrictions:

         (i) in the 1998 Senior Notes Indenture, the CapRock indenture or any other agreements in effect on the 1998 Senior Notes Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

         (ii)     existing under or by reason of applicable law;

         (iii) existing with respect to any Person or the property or assets of such Person acquired by CapRock or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

         (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of CapRock or any Restricted Subsidiary not otherwise prohibited by the CapRock indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of CapRock or any Restricted Subsidiary in any manner material to CapRock or any Restricted Subsidiary;

         (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

         (vi) pursuant to (x) a Credit Facility, (y) a Vendor Credit Facility or (z) any agreement which amends, extends, renews, refinances, replaces or refunds a Credit Facility or Vendor Credit Facility; provided, however, that in the case of subclauses (x), (y) and (z), the provisions of the Credit Facility or Vendor Credit Facility (A) permit (whether explicitly or as a result of the relative maturities of the Credit Facility, the Vendor Credit Facility and the CapRock notes) distributions to CapRock for the purposes of, and in an amount sufficient to fund, the payment of principal due at stated maturity and interest in respect of the CapRock notes (provided, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility or Vendor Credit Facility to declare all amounts thereunder due and payable, and (B) provide that in no event shall any encumbrance or restriction pursuant to the Credit Facility or Vendor Credit Facility prohibit distributions to CapRock for such purposes for more than 180 days in any consecutive 360-day period, unless (1) there exists a default under the Credit Facility or Vendor Credit Facility resulting from any payment default under the Credit Facility or Vendor Credit Facility or (2) the maturity of the Credit Facility or Vendor Credit Facility has been accelerated.

         Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant prevents CapRock or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the "Limitation on Liens" covenant described below or (2) restricting the sale or other disposition of property or assets of CapRock or any of its Restricted Subsidiaries subject to such Liens.

             LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF
                            RESTRICTED SUBSIDIARIES

         The CapRock indenture provides that CapRock will not sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary or permit any Restricted Subsidiary, directly or indirectly, to issue, sell, pledge, hypothecate or otherwise convey or dispose of, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

         (i)      to CapRock or a Wholly-Owned Restricted Subsidiary,


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         (ii)     issuances of directors' qualifying shares or other issuances or sales to the extent required by applicable law or regulation,

         (iii) issuances or sales of 100% of the Capital Stock of a Restricted Subsidiary, provided that CapRock or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale pursuant to this clause (iii) in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below,

         (iv) issuances or sales in a transaction if, immediately after giving effect thereto, such Restricted Subsidiary would no longer be a Restricted Subsidiary, if (A) such transaction does not violate the "Limitation on Asset Sales" covenant and (B) any Investment in such Person remaining after giving effect to such transaction would not violate the "Limitation on Restricted Payments" covenant if made at the date of such issuance or sale,

         (v)      pursuant to a Credit Facility or a Vendor Credit Facility,

         (vi) issuances or sales of Redeemable Stock in exchange for, or upon conversion of, or the proceeds from the issuance or sale of which are used to refinance, shares of Redeemable Stock of such Restricted Subsidiary, if the amounts payable with respect to the redemption of such newly issued or sold Redeemable Stock do not exceed the amount payable with respect to the redemption of the Redeemable Stock being exchanged, converted or refinanced and such newly issued or sold Redeemable Stock does not require any redemption earlier than the date on which the Redeemable Stock being exchanged, converted or refinanced required a redemption, or

         (vii) issuances or sales of Redeemable Stock (other than Redeemable Stock convertible into or exchangeable for Common Stock of any Restricted Subsidiary) that does not otherwise violate the provisions of the CapRock indenture.

         LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES

         The CapRock indenture provides that CapRock will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of CapRock which is PARI PASSU in right of payment with, or subordinate in right of payment to, the CapRock notes ("Guaranteed Indebtedness"), unless:

         (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the CapRock indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the CapRock notes by such Restricted Subsidiary and

         (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against CapRock or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this paragraph does not apply to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of any Restricted Subsidiary of Indebtedness Incurred under Credit Facilities or Vendor Credit Facilities pursuant to clause (ix) of the definition of "Permitted Indebtedness." If the Guaranteed Indebtedness is (A) PARI PASSU in right of payment with the CapRock notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the CapRock notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the CapRock notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of CapRock, of all of CapRock's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not


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prohibited by the CapRock indenture) or (ii) the release or discharge of the
Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

         LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of CapRock or with any Affiliate of CapRock or any Restricted Subsidiary, except (a) in writing (other than the payment of salaries or bonuses to officers of CapRock or any Restricted Subsidiary in the ordinary course of business which need not be in writing) upon fair and reasonable terms no less favorable in any material respect to CapRock or such Restricted Subsidiary than could be obtained, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, if CapRock delivers an Officers' Certificate to the trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $10 million, if either (1) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of CapRock, or in the event there is only one Disinterested Director, by such Disinterested Director, or (2) CapRock delivers to the trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to CapRock or such Subsidiary from a financial point of view.

         The foregoing limitation does not limit, and does not apply to:

         (i) any transaction solely between CapRock and any of its Wholly-Owned Restricted Subsidiaries or solely between Wholly-Owned Restricted Subsidiaries;

         (ii) the payment of reasonable and customary regular fees to directors of CapRock who are not employees of CapRock;

         (iii) any payments or other transactions pursuant to any tax-sharing agreement between CapRock and any other Person with which CapRock files a consolidated tax return or with which CapRock is part of a consolidated group for tax purposes;

         (iv) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant; or

         (v) any transaction or agreement as described in the offering memorandum pursuant to which the CapRock notes were initially issued and as in effect as of May 13, 1999.

         LIMITATION ON LIENS

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the CapRock notes and all other amounts due under the CapRock indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the CapRock notes, prior to) the obligation or liability secured by such Lien. The foregoing limitation does not apply to Permitted Liens.


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         LIMITATION ON SALE-LEASEBACK TRANSACTIONS

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby CapRock or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which CapRock or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The foregoing restriction does not apply to any sale-leaseback transaction if

         (i) the lease is for a period, including renewal rights, of not in excess of three years;

         (ii) the lease secures or relates to industrial revenue or pollution control bonds;

         (iii) the transaction is solely between CapRock and any Wholly-Owned Restricted Subsidiary or solely between Wholly-Owned Restricted Subsidiaries; or

         (iv) CapRock or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         LIMITATION ON ASSET SALES

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by CapRock or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments (with the amount of Indebtedness and liabilities of CapRock or a Restricted Subsidiary that are unconditionally assumed by the transferee being deemed to be cash for purposes of this covenant). In the event and to the extent that the Net Cash Proceeds received by CapRock or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the 1998 Senior Notes Issue Date in any period of 12 consecutive months exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of CapRock and its Subsidiaries has been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant), then CapRock shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of CapRock or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than CapRock or any of its Subsidiaries, or (B) invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Telecommunications Assets and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending the final application of any such Net Cash Proceeds, CapRock or such Restricted Subsidiary may invest such funds in Temporary Cash Investments or temporarily reduce revolving Indebtedness under any Credit Facility or any Vendor Credit Facility.

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, CapRock must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to


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Purchase from the holders on a pro rata basis an aggregate principal amount of notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the CapRock notes plus, in each case, accrued interest to the Payment Date. To the extent CapRock or a Restricted Subsidiary is required under the terms of Indebtedness of CapRock or such Restricted Subsidiary which is PARI PASSU with, or (in the case of any secured Indebtedness) senior with respect to such collateral to, the CapRock notes with any proceeds which constitute Excess Proceeds under the CapRock indenture, CapRock shall make a pro rata offer to the holders of all other
PARI PASSU Indebtedness (including the CapRock notes) with such proceeds. If the aggregate principal amount of CapRock notes and other PARI PASSU Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the trustee shall select the CapRock notes and other PARI PASSU Indebtedness to be purchased on a pro rata basis. To the extent that the aggregate purchase price for the CapRock notes tendered pursuant to an Offer to Purchase is less than the Excess Proceeds, CapRock or any Restricted Subsidiary may use such deficiency for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

         SEC REPORTS AND REPORTS TO HOLDERS

         Whether or not CapRock is required to file reports with the SEC, CapRock shall file with the SEC (if permitted by SEC practice and applicable law and regulations) all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. CapRock shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information; provided, however, that the copies of such reports and information mailed to holders need not contain the exhibits thereto, but CapRock agrees to furnish any such exhibits to any holder upon written request therefor.

         LIMITATION ON RESTRICTIVE COVENANTS

         Notwithstanding any other provisions of the CapRock indenture, the restrictive covenants set forth therein, including, without limitation, those described under "Limitation on Restricted Payments," "Limitation on Dividend and other Payments Restrictions Affecting Restricted Subsidiaries," "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries," "Limitation on Transactions with Stockholders and Affiliates," "Limitation on Liens," "Limitation on Sale-Leaseback Transactions" and "Limitation on Asset Sales" are limited and are deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants did not result in a breach of the covenants of the 1998 Senior Notes Indenture relating to "Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries."

REPURCHASE OF CAPROCK NOTES UPON A CHANGE OF CONTROL

         If a Change of Control shall occur at any time, each holder of CapRock notes shall have the right to require that CapRock purchase all such holder's CapRock notes in whole or in part in integral multiples of $1,000, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Payment Date. CapRock shall commence such Offer to Purchase within 30 days following the occurrence of such Change of Control.

         There can be no assurance that CapRock will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of CapRock notes) required by the foregoing covenant (as well as may be contained in other securities of CapRock which might be outstanding at the time). The foregoing covenant requiring CapRock to repurchase the CapRock notes will, unless consents are obtained, require CapRock to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

EVENTS OF DEFAULT

         The following events are defined as "Events of Default" in the CapRock indenture:


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         (a)      defaults in the payment of principal of (or premium, if any,
on) any CapRock note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

         (b) defaults in the payment of interest on any CapRock note when the same becomes due and payable, which defaults continue for a period of 30 days;

         (c) defaults in the performance or breach of the provisions of the CapRock indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of CapRock or mandatory redemption, or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or the "Repurchase of CapRock Notes Upon a Change of Control" covenants described above;

         (d) defaults in the performance or breach of any covenant or agreement of CapRock in the CapRock indenture or under the CapRock notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues (i) for a period of 30 consecutive days or (ii) in the event such default or breach cannot be cured in such 30-day period and CapRock is diligently and in good faith attempting to cure such default or breach, for a period of 60 consecutive days in the case of both clauses (i) and (ii), after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the CapRock notes then outstanding;

         (e) there occurs with respect to any issue or issues of Indebtedness of CapRock or any Restricted Subsidiary having an outstanding principal amount of $7.5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

         (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $7.5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against CapRock or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7.5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of CapRock or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of CapRock or any Restricted Subsidiary or for all or substantially all of the property and assets of CapRock or any Restricted Subsidiary or (iii) the winding up or liquidation of the affairs of CapRock or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (h) CapRock or any Restricted Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of CapRock or any Restricted Subsidiary or for all or substantially all of the property and assets of CapRock or any Restricted Subsidiary or (iii) effects any general assignment for the benefit of creditors.

         If an Event of Default (other than an Event of Default specified in clauses (g) or (h) above that occurs with respect to CapRock) occurs and is continuing under the CapRock indenture, the trustee or the holders of at least 25% in aggregate principal amount of the CapRock notes then outstanding, by written notice to CapRock (and to the trustee if such notice is given by the holders), may, and the trustee at the request of such holders shall, declare the


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principal of, premium, if any, and accrued interest on the CapRock notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by CapRock or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clauses (g) or (h) above occurs with respect to CapRock, the principal of, premium, if any, and accrued interest on the CapRock notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the CapRock notes, by written notice to CapRock and to the trustee, may waive all past defaults and their consequences including the acceleration of the CapRock notes if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the CapRock notes that have become due solely by such acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "--Modification and Waiver."

         The holders of at least a majority in aggregate principal amount of the CapRock notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the CapRock indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of CapRock notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of CapRock notes. A holder may not pursue any remedy with respect to the CapRock indenture or the CapRock notes unless:

         (i) the holder gives the trustee written notice of a continuing Event of Default;

         (ii) the holders of at least 25% in aggregate principal amount of CapRock notes make a written request to the trustee to pursue the remedy;

         (iii) such holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

         (iv) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (v) during such 60-day period, the holders of a majority in aggregate principal amount of the CapRock notes do not give the trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a CapRock note to receive payment of the principal of, premium, if any, or (subject to certain provisions of the CapRock indenture) interest on, such CapRock note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the CapRock notes, which right shall not be impaired without the consent of the holder.

         The CapRock indenture requires certain officers of CapRock to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of CapRock and its Restricted Subsidiaries and the performance of CapRock and its Restricted Subsidiaries under the CapRock indenture and that CapRock has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. CapRock is also obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the CapRock indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS


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         The CapRock indenture provides that CapRock shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into CapRock, unless:

         (i) CapRock shall be the continuing Person, or the Person (if other than CapRock) formed by such consolidation or into which CapRock is merged or that acquired or leased such property and assets of CapRock shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of CapRock on all of the CapRock notes and under the CapRock indenture;

         (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction on a pro forma basis, CapRock, or any Person becoming the successor obligor of the CapRock notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant described above; provided, however, that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly-Owned Restricted Subsidiary with a positive net worth, provided that in connection with any such merger or consolidation, no consideration (except Capital Stock (other than Redeemable Stock) in the surviving Person or CapRock (or a Person that owns directly or indirectly all of the Capital Stock of the surviving Person or CapRock immediately following such transaction) or cash paid to satisfy dissenter or appraisal rights; provided that such rights are exercised with respect to no more than 5% of the outstanding Capital Stock of CapRock or other Person) shall be issued or distributed to the stockholders of CapRock; and

         (iv) CapRock delivers to the trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause
(iii) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses
(ii) and (iii) above do not apply if, in the good faith determination of the board of directors of CapRock, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of CapRock; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

         DEFEASANCE AND DISCHARGE

         The CapRock indenture provides that CapRock will be deemed to have paid and will be discharged from any and all obligations in respect of the CapRock notes on the 123rd day after the deposit referred to below, and the provisions of the CapRock indenture will no longer be in effect with respect to the CapRock notes (except for, among other matters, certain obligations to register the transfer or exchange of the CapRock notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) CapRock has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the CapRock notes on the Stated Maturity of such payments in accordance with the terms of the CapRock indenture and the CapRock notes, (B) CapRock has delivered to the trustee (i) either (x) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of CapRock's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the trustee received from the Internal Revenue Service to the same


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effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel
to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days (or, under certain circumstances, one year) following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which CapRock or any of its Subsidiaries is a party or by which CapRock or any of its Subsidiaries is bound, and (D) if at such time the CapRock notes are listed on a national securities exchange, CapRock has delivered to the trustee an Opinion of Counsel to the effect that the CapRock notes will not be delisted as a result of such deposit, defeasance and discharge.

         DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

         The CapRock indenture further provides that its provisions will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Certain Covenants," clause (d) under "Events of Default" with respect to such covenants and clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," and that clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the CapRock notes on the Stated Maturity of such payments in accordance with the terms of the CapRock indenture and the CapRock notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by CapRock to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

         In the event CapRock exercises its option to omit compliance with certain covenants and provisions of the CapRock indenture with respect to the CapRock notes as described in the immediately preceding paragraph and the CapRock notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the CapRock notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the CapRock notes at the time of the acceleration resulting from such Event of Default. However, CapRock will remain liable for such payments.

MODIFICATION AND WAIVER

         From time to time, CapRock, when authorized by the trustee, without the consent of the holders, may amend, waive or supplement the CapRock indenture and the CapRock notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, to provide for the assumption of CapRock's obligations to holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders, to add guarantors with respect to the CapRock notes, to secure the CapRock notes, to maintain the qualification of the CapRock indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or to make any change that does not adversely affect the rights of any holder. Other amendments and modifications of the CapRock indenture or the CapRock notes issued thereunder may be made by CapRock and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the CapRock notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:


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         (i)      change the Stated Maturity of the principal of, or any
installment of interest on, any CapRock note,

         (ii) reduce the principal of, or premium, if any, or interest on, any CapRock note,

         (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any CapRock note,

         (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any CapRock note,

         (v) reduce the above-stated percentage of outstanding CapRock notes the consent of whose holders is necessary to modify or amend the CapRock indenture,

         (vi) waive a default in the payment of principal of, premium, if any, or interest on the CapRock notes, or

         (vii) reduce the percentage or aggregate principal amount of outstanding CapRock notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the CapRock indenture or for waiver of certain defaults.

GOVERNING LAW

         The CapRock indenture provides that the CapRock indenture and the CapRock notes are governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

CONCERNING THE TRUSTEE

         The CapRock indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such CapRock indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The CapRock indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of CapRock, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the CapRock indenture. Reference is made to the CapRock indenture for the definition of any other capitalized term used herein for which no definition is provided.

         "1998 Senior Notes Indenture" means the Indenture dated as of July 16, 1998, among CapRock, CapRock Telecommunications Corp., CapRock Fiber Network, Ltd. and IWL Communications, Incorporated and PNC Bank, N.A. (now known as Chase Manhattan Trust Company, National Association), as trustee, providing for the issuance of the 1998 Senior Notes in the aggregate principal amount of $150,000,000, as such instrument may be amended and supplemented from time to time.

         "1998 Senior Notes Issue Date" means the date on which the 1998 Senior Notes were originally issued under the 1998 Senior Notes Indenture.


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         "1998 Senior Notes" means CapRock's 12% Senior Notes due 2008 issued pursuant to the 1998 Senior Notes Indenture, as such instrument may be amended or supplemented from time to time.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by CapRock or a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of CapRock and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

         (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (other than CapRock or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except

                  (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid in cash to CapRock or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period and

                  (y) with respect to net losses, to the extent of the amount of cash contributed by CapRock or any Restricted Subsidiary to such Person during such period;

         (ii) the net income (or loss) of any Person acquired by CapRock or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition;

         (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

         (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

         (v) any net after-tax extraordinary or non-recurring gains or losses;

         (vi) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan; and

         (vii) any compensation or other expense paid or payable solely with Capital Stock (other than Redeemable Stock) of CapRock or any options, warrants or other rights to acquire such Capital Stock.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of CapRock and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), minus (i) all current liabilities of CapRock and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of CapRock and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "Commission Reports and Reports to Holders" covenant described above.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management


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and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Acquisition" means (i) an investment by CapRock or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with CapRock or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of CapRock and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by CapRock or any of its Restricted Subsidiaries of the property and assets of any Person other than CapRock or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of CapRock and its Restricted Subsidiaries on the date of such acquisition.

         "Asset Disposition" means the sale or other disposition by CapRock or any of its Restricted Subsidiaries (other than to CapRock or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of a division or line of business of CapRock or any of its Restricted Subsidiaries.

         "Asset Sale" means any direct or indirect sale, transfer or lease or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by CapRock or any of its Restricted Subsidiaries to any Person other than CapRock or any of its Restricted Subsidiaries of:

         (i)      all or any of the Capital Stock of any Restricted Subsidiary,

         (ii)     all or substantially all of the property and assets of an

operating unit or business of CapRock or any of its Restricted Subsidiaries or

         (iii) any other property and assets of CapRock or any of its Restricted Subsidiaries outside the ordinary course of business of CapRock or such Restricted Subsidiary other than the Capital Stock of or Investment in an Unrestricted Subsidiary

that, with respect to each of (i), (ii) and (iii), is not governed by the provisions of the CapRock indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of CapRock; provided that "Asset Sale" shall not include:

         (a) sales, transfers or other dispositions of assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions,

         (b) contemporaneous exchanges by CapRock or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business, including fiber swaps and partitioning of switches; provided that the applicable Telecommunications Assets received by CapRock or such Restricted Subsidiary have at least substantially equal fair market value to the Telecommunications Assets disposed of, or

         (c) sales, transfers or other dispositions of assets that have become uneconomic, obsolete or worn-out.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and
(b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means, with respect to any Person, its board of directors, general partner(s), manager(s), or similar governing body.


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         "Calculation Date" means, with respect to the Incurrence of any
Indebtedness by CapRock or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Change of Control" shall be deemed to occur if:

         (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of CapRock to any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than to one or more Permitted Holders and/or one or more Restricted Subsidiaries, shall have occurred,

         (ii) any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder (or group that includes a Permitted Holder), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of CapRock (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis,

         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of CapRock (together with any directors whose election or appointment by the board of directors of CapRock or whose nomination for election by the stockholders of CapRock was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of CapRock then in office or

         (iv) the merger, amalgamation or consolidation of CapRock with or into another Person or the merger of another Person with or into CapRock shall have occurred, and the securities of CapRock that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of CapRock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after giving effect to such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

         "Closing Date" means May 18, 1999.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.


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         "Consolidated EBITDA" means, for any period, Adjusted Consolidated
Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

         (i)      Consolidated Interest Expense,

         (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

         (iii)    depreciation expense,

         (iv)     amortization expense,

         (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), and

         (vi) costs directly related to the Transaction or the offering of the 1998 Senior Notes and expensed by CapRock in accordance with GAAP on or prior to December 31, 1998,

less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for CapRock and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by CapRock or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest in respect of Indebtedness, including, without limitation:

         (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

         (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (iii)    the net costs associated with Interest Rate Agreements;

         (iv) Preferred Stock dividends of CapRock's Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that are not Redeemable Stock) declared and paid or payable;

         (v) accrued Redeemable Stock dividends of CapRock and its Restricted Subsidiaries, whether or not declared or paid; and

         (vi) the interest component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by CapRock and its Restricted Subsidiaries during such period;

excluding, however, (a) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the CapRock notes, the 1998 Senior Notes and the Transaction, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.


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         "Consolidated Leverage Ratio" means, on any Calculation Date, the ratio of (i) the aggregate amount of Indebtedness of CapRock and its Restricted Subsidiaries on a consolidated basis outstanding on such Calculation Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of CapRock have been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant described above (such four fiscal quarter period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Calculation Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Calculation Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into CapRock or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions had occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Calculation Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of CapRock and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the outstanding principal amount of any promissory notes receivable from the sale of the Capital Stock of CapRock or any of its Restricted
Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial
Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Credit Facilities" means any senior commercial term loan and/or revolving credit or working capital facility or any letter of credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

         "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement, currency option or other similar financial agreement or arrangement entered into by CapRock or any of its Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Disinterested Director" means, with respect to any matter, a member of the board of directors who does not have any material direct or indirect financial interest in or with respect to such matter.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, as determined in good faith by the board of directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that for purposes of clause (viii) of the definition of "Permitted Indebtedness", (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the capital contribution or sale of Capital Stock and
(y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by CapRock exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized


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investment banking firm (selected by the board of directors of CapRock) and set forth in their written opinion which shall be delivered to the trustee.

         "GAAP" means generally accepted accounting principles in the United States of America in effect on the 1998 Senior Notes Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are at arm's-length and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" has the meaning given it under the caption "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The terms "Incurrence" and "Incurred" shall have corresponding meanings.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

         (i)      all indebtedness of such Person for borrowed money,

         (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

         (iii) all obligations of such Person in respect of letters of credit, acceptance facilities or other similar instruments (including reimbursement obligations with respect thereto),

         (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

         (v)      all Capitalized Lease Obligations of such Person,

         (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of
(A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

         (vii) all Indebtedness of other Persons and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise,


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         (viii)   all Redeemable Stock of such Person valued at its maximum
fixed repurchase price plus (to the extent not otherwise included in such repurchase price) accrued and unpaid dividends payable prior to the Stated Maturity of the CapRock notes in connection with a mandatory redemption or in connection with a redemption at the option of the holder thereof unless such Redeemable Stock has actually been called for redemption but not yet redeemed, in which case it shall be valued at the redemption price therefor plus such accrued and unpaid dividends unless the holder thereof can require redemption or repurchase at any higher price, and

         (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

         Notwithstanding anything herein to the contrary:

         (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance, as determined in conformity with GAAP,

         (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness or thereafter in order to refund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness,"

         (C) Indebtedness shall not include any liability for federal, state, local or other taxes,

         (D) Indebtedness shall not include any Trade Payable or amounts due under leases that are not Capitalized Lease Obligations,

         (E) Indebtedness shall not include amounts due with respect to any customer advance payments and customer deposits in the ordinary course of business with CapRock or any Restricted Subsidiary, and

         (F)      Indebtedness shall not include overdrafts.

         For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the CapRock indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Stock.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business) or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by CapRock or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary at the time it so ceases to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described above. For purposes of the


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definition of "Unrestricted Subsidiary" and the "Limitation on Restricted
Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to CapRock or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to CapRock or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest). The term "Lien" does not include any lease or grant of rights to use any fiber or other asset under an arrangement that does not qualify as a conditional sale or other title retention agreement or lease in the nature thereof or a switch partition.

         "Merger Agreement" means that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998 among CapRock, CapRock Telecommunications Corp., CapRock Fiber Network, Ltd. and IWL Communications, Incorporated and certain other parties thereto, as amended through the 1998 Senior Notes Issue Date and thereafter in accordance with the terms of the 1998 Senior Notes Indenture.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to CapRock or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of CapRock and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or
(B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by CapRock or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to CapRock or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes payable as a result thereof.

         "Offer to Purchase" means an offer by CapRock to purchase CapRock notes from the holders commenced by mailing a notice to the trustee and each holder stating:

         (i) the covenant pursuant to which the offer is being made and that all CapRock notes validly tendered will be accepted for payment on a pro rata basis;

         (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed);

         (iii) that any CapRock note not tendered will continue to accrue interest pursuant to its terms;


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         (iv)     that, unless CapRock defaults in the payment of the purchase price, any CapRock note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

         (v) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the CapRock note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the CapRock note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

         (vi) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of CapRock notes delivered for purchase and a statement that such holder is withdrawing his election to have such CapRock notes purchased; and

         (vii) that holders whose CapRock notes are being purchased only in part will be issued new CapRock notes equal in principal amount to the unpurchased portion of the CapRock notes surrendered; provided that each CapRock note purchased and each new CapRock note issued shall be in a principal amount of $1,000 or integral multiples thereof.

         On the Payment Date, CapRock shall (i) accept for payment on a pro rata basis CapRock notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all CapRock notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the trustee all CapRock notes or portions thereof so accepted together with an Officers' Certificate specifying the CapRock notes or portions thereof accepted for payment by CapRock. The Paying Agent shall promptly mail to the holders of CapRock notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new CapRock note equal in principal amount to any unpurchased portion of the CapRock note surrendered; provided that each CapRock note purchased and each new CapRock note issued shall be in a principal amount of $1,000 or integral multiples thereof. CapRock will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. CapRock will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that CapRock is required to repurchase CapRock notes pursuant to an Offer to Purchase.

         "Payment Date" means the date on which any CapRock note is purchased pursuant to an Offer to Purchase.

         "Permitted Holders" means Jere W. Thompson, Sr., Jere W. Thompson, Jr., Mark Langdale, Timothy W. Rogers, Scott L. Roberts, Timothy M. Terrell and Ignatius W. Leonards and any corporation, limited liability company, partnership, joint venture or other entity controlled by any one or more of them.

         "Permitted Indebtedness" means any of the following:

         (i) Indebtedness of CapRock pursuant to the CapRock notes and the CapRock indenture;

         (ii) Indebtedness owed (A) to CapRock and evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiaries; provided that such Indebtedness to any Restricted Subsidiary is subordinated in right of payment from and after such time as the CapRock notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise); provided further that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to CapRock or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

         (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (ii), (iv), (vi) or (xii) of the definition of Permitted Indebtedness) and any refinancings of such new Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the


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proceeds of which are used to refinance or refund the CapRock notes or
Indebtedness that is PARI PASSU in right of payment with, or subordinated in right of payment to, the CapRock notes shall only be permitted under this clause (iii) if (A) in case the CapRock notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU in right of payment with the CapRock notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU in right of payment with, or subordinate in right of payment to, the remaining CapRock notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the CapRock notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the CapRock notes at least to the extent that the Indebtedness to be refinanced is subordinated to the CapRock notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of CapRock be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

         (iv) Indebtedness (A) to reimburse workers' compensation insurance companies for claims paid by such companies on behalf of CapRock or any Restricted Subsidiary in accordance with the policies issued to CapRock and the Restricted Subsidiaries, (B) in respect of performance, surety or appeal bonds or similar obligations provided in the ordinary course of business, or (C) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect CapRock or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (D) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of CapRock or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by CapRock or any Restricted Subsidiary in connection with such disposition;

         (v) Indebtedness of CapRock, to the extent the net proceeds thereof are promptly used to purchase CapRock notes tendered in an Offer to Purchase made as a result of a Change of Control or Indebtedness of CapRock or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease all of the CapRock notes as described above under "--Defeasance";

         (vi) Guarantees of the CapRock notes and Guarantees of Indebtedness of CapRock by any Restricted Subsidiary; provided that the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described above;

         (vii) Acquired Indebtedness and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, such Acquired Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premium, accrued interest, and reasonable fees and expenses) in an aggregate amount not to exceed at any one time outstanding $25 million;

         (viii) (A) Indebtedness of CapRock not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by CapRock after the 1998 Senior Notes Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of CapRock to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment less any Indebtedness Incurred pursuant to clause (B), (B) Indebtedness Incurred by (x) CapRock and/or (y) any of the Restricted Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, the Net Cash Proceeds received by CapRock after the 1998 Senior Notes Issue Date as a capital contribution or from the issuance and sale


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of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of CapRock to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment; provided that the Incurrence of Indebtedness pursuant to this clause (B) will only be permitted to the extent that such Incurrence does not cause the amount of Indebtedness Incurred pursuant to clause (A) to exceed the amount permitted thereunder, and (C) Indebtedness of CapRock not to exceed, at any one time outstanding, 100% of the fair market value of property (other than cash and cash equivalents) received by CapRock after the 1998 Senior Notes Issue Date from a contribution of capital or the proceeds from the sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not CapRock or a Restricted Subsidiary, to the extent such capital contribution or sale of Capital Stock or options, warrants or rights have not been used pursuant to clause (iii), (iv) or (ix) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the CapRock notes and has an Average Life longer than the CapRock notes;

         (ix) Indebtedness under one or more Credit Facilities or Vendor Credit Facilities; provided that the aggregate principal amount of any Indebtedness incurred pursuant to this clause (ix) (including any amounts refinanced or refunded under this clause (ix)) does not exceed at any time outstanding the greater of (x) 85% of eligible accounts receivable and 65% of eligible inventory of CapRock and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared or (y) $175 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described above;

         (x)      Indebtedness existing as of the Closing Date;

         (xi) Capitalized Lease Obligations in an aggregate principal amount outstanding at any time not to exceed $25 million; and

         (xii) Indebtedness of CapRock (in addition to Indebtedness permitted under clauses (i) through (xi) above) in the aggregate principal amount outstanding at any time not to exceed $75 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described above.

         "Permitted Investment" means any of the following:

         (i) an Investment in CapRock or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, CapRock or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of CapRock and its Restricted Subsidiaries on the date of such Investment;

         (ii)     a Temporary Cash Investment;

         (iii) commission, payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

         (iv) stock, obligations or securities received in satisfaction of judgments or settlement of disputed accounts receivable that arose in the ordinary course of business;

         (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

         (vi) Interest Rate Agreements and Currency Agreements to the extent permitted under clause (iv) of the definition of "Permitted Indebtedness;" and


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         (vii)    loans and advances to employees of CapRock or any Subsidiary in an aggregate amount not to exceed $1 million at any time outstanding.

         "Permitted Liens" means any of the following:

         (i) Liens for taxes, fees, assessments, governmental charges or claims that are not yet due and payable, or, if delinquent, are payable without penalty or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made;

         (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent, or, if delinquent, are payable without penalty or are or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

         (v) easements, rights-of-way, restrictions, municipal and zoning ordinances, reservations, permits and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of CapRock or any of its Restricted Subsidiaries;

         (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the Incurrence of such Indebtedness by CapRock or any Restricted Subsidiary; provided that such Lien does not extend to any property or assets of CapRock or any Restricted Subsidiary other than the asset acquired in connection with the Incurrence of such Acquired Indebtedness;

         (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of CapRock and its Restricted Subsidiaries, taken as a whole;

         (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of CapRock or its Restricted Subsidiaries relating to such property or assets;

         (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

         (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of CapRock or any Restricted Subsidiary other than the property or assets acquired and any proceeds thereof;

         (xii)    Liens in favor of CapRock or any Restricted Subsidiary;

         (xiii) Liens arising from the rendering of a final judgment or order against CapRock or any Restricted Subsidiary that does not give rise to an Event of Default;


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         (xiv)    Liens securing reimbursement obligations with respect to
letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

         (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect CapRock or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

         (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by CapRock or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of CapRock and its Restricted Subsidiaries;

         (xviii) Liens on or sales of receivables, including related intangible assets and proceeds thereof;

         (xix)    Liens securing Indebtedness incurred under clauses (iv)(A),
(iv)(B), (vii), (viii)(B), (ix), (x) or (xii) of the definition of "Permitted Indebtedness";

         (xx) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (xxi) Liens securing Capitalized Lease Obligations on assets subject to such Capitalized Leases;

         (xxii) Liens of CapRock or any Restricted Subsidiary securing Indebtedness in effect at the Closing Date;

         (xxiii) Liens granted after the Closing Date on any assets or Capital Stock of CapRock or its Restricted Subsidiaries created in favor of the holders;

         (xxiv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to CapRock or a Wholly-Owned Restricted Subsidiary to secure Indebtedness owing to CapRock or such other Restricted Subsidiary;

         (xxv) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness permitted to be Incurred under clause (iii) of the definition of "Permitted Indebtedness"; provided that such Liens do not extend to or cover any property or assets of CapRock or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

         (xxvi) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xxv); provided that any such extension, renewal or replacement shall be no more restricted in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "pro forma" means, with respect to the preparation of financial statements to show the effect of any particular transaction, the preparation of such financial statements in accordance with Article 11 of Regulation S-X.


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         "Public Equity Offering" means an underwritten primary public offering of Common Stock (other than Redeemable Stock) of CapRock or a Restricted Subsidiary pursuant to an effective registration statement filed under the Securities Act (excluding registration statements on Form S-8).

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the CapRock notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the CapRock notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the CapRock notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the CapRock notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of CapRock Notes upon a Change of Control" covenants described above are to the holders of the CapRock notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to CapRock's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of CapRock Notes Upon a Change of Control" covenants described above.

         "Restricted Payment" means

         (i) a declaration or payment of any dividend or the making of any distribution on or with respect to CapRock's Capital Stock (other than (x) dividends or distributions payable solely in shares of CapRock's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions payable to CapRock or any Wholly-Owned Restricted Subsidiary),

         (ii) a payment made by CapRock or any Restricted Subsidiary used to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) CapRock or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of CapRock (other than a Wholly-Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of CapRock (including options, warrants or other rights to acquire such shares of Capital Stock) (other than (x) payments payable solely in shares of Capital Stock (other than Redeemable Stock) of CapRock or in options, warrants or other rights to acquire shares of such Capital Stock and (y) payments payable to CapRock or any Wholly-Owned Restricted Subsidiary),

         (iii) any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of CapRock that is subordinated in right of payment to the CapRock notes (other than, in each case, the purchase, repurchase or acquisition of Indebtedness either in anticipation of satisfying a sinking fund obligation, principal installment or final maturity that in any case is due within one year after the date of such purchase, repurchase or acquisition), or

         (iv) any Investment, other than a Permitted Investment, in any Person.

         "Restricted Subsidiary" means any Subsidiary of CapRock other than an Unrestricted Subsidiary.

         "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.


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         "Strategic Equity Investments" means the issuance and sale of Capital
Stock (other than Redeemable Stock) to a Person that has an equity market capitalization, a net asset value or annual revenues of at least $1.0 billion and owns and operates businesses primarily in a Telecommunications Business; provided that such Telecommunications Business may be located anywhere in the world.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" has the meaning given it under the caption "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

         "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses) that are utilized by such Person, directly or indirectly, in the Telecommunications Business and including any computer systems used in a Telecommunications Business. Telecommunications Assets shall also include a majority of the Voting Stock of another Person, if such Voting Stock is acquired by CapRock or a Restricted Subsidiary and all or substantially all the assets of such other Person comprise Telecommunications Assets; and such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of CapRock pursuant to the CapRock indenture. The determination of what constitutes Telecommunications Assets shall be made by the board of directors of CapRock and evidenced by a Board Resolution delivered to the trustee.

         "Telecommunications Business" means the business of (i) transmitting or providing services relating to the transmission of voice, video, signals, data or Internet services; (ii) constructing, creating, developing, owning, operating, and marketing one or more communications networks, related, ancillary or complementary network transmission equipment, information systems, software, and other related, ancillary or complementary assets and devices; (iii) planning, designing, and consulting with respect to the matters described in clauses (i) and (ii); and (iv) evaluating, participating and pursuing any other activity or opportunity that is related, ancillary, or complementary to those identified in clauses (i), (ii) and (iii) above, as determined in good faith by the board of directors of CapRock.

         "Temporary Cash Investment" means any of the following:

         (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof with a maturity of 365 days or less,

         (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

         (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

         (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of CapRock) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, and

         (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction" means the transactions contemplated by the Merger Agreement, which were consummated on August 26, 1998.

         "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the board of directors of CapRock, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The board of directors of CapRock may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither CapRock nor any other
Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of CapRock or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant, (iv) neither CapRock nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary on terms more favorable to such Subsidiary than those that might be obtained at the time from persons who are not Affiliates of CapRock, and (v) neither CapRock nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the board of directors of CapRock shall be evidenced to the trustee by filing a Board Resolution with the trustee giving effect to such designation. The board of directors of CapRock may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under the CapRock indenture and CapRock could incur $1.00 of additional Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant described above pursuant to the "Limitation on Indebtedness" covenant.

         "Vendor Credit Facility" means any agreement entered into with one or more vendors, suppliers or lessors of telecommunications equipment or assets (including any agreement entered into with any such vendor, supplier or lessor or any financial institution acting on behalf of any such vendor, supplier or lessor) in order to finance the acquisition or construction of telecommunications equipment or assets, as such agreement may be amended, modified, supplemented, refunded, refinanced, restructured, renewed or replaced from time to time; provided that (i) any equipment or other assets acquired or leased under or pursuant to such Vendor Credit Facility are received by CapRock or a Restricted Subsidiary and (ii) all obligations with respect to or under such Vendor Credit Facility or any amendment, modification, supplement, refunding, refinancing, restructuring, renewal or replacement thereof are owed, whether directly or indirectly as the case may be, to a Person who is not an Affiliate of CapRock or any of its Subsidiaries and no such Affiliate shall act as a facilitator or conduit or in a similar capacity with respect thereto.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly-Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals or other shares issued to Persons as mandated by applicable law) by such Person or one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

         The CapRock notes are represented by one or more permanent global certificates in definitive, fully registered form. This global note was deposited upon issuance with The Depository Trust Company, New York, New York and registered in the name of a nominee of The Depository Trust Company.

THE GLOBAL NOTE

         Pursuant to procedures established by The Depository Trust Company,

         (1) upon the issuance of the global note, The Depository Trust Company or its custodian credited, on its internal system, the principal amount of the individual beneficial interests represented by the global note to the respective accounts of persons who have accounts with such depositary and

         (2) ownership of beneficial interests in the global note is shown on, and the transfer of ownership will be effected only through, records maintained by The Depository Trust Company or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

         Ownership of beneficial interests in the global notes is limited to persons who have accounts with The Depository Trust Company or persons who hold interests through participants.

         So long as The Depository Trust Company or its nominee is the registered owner or holder of the CapRock notes, The Depository Trust Company (or the nominee) will be considered the sole owner or holder of the CapRock notes represented by the global note for all purposes under the CapRock indenture. No beneficial owner of an interest in the global note will be able to transfer that interest except in accordance with The Depository Trust Company's procedures.

         Payments of interest, principal and other amounts due on the global note are made to The Depository Trust Company or its nominee as the registered owner. None of CapRock, the trustee or any paying agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.

         We expect that The Depository Trust Company or its nominee, upon receipt of any payment of interest, principal or other amounts due on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown on the records of The Depository Trust Company. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.

         Transfers between participants in The Depository Trust Company are effected in the ordinary way through The Depository Trust Company's settlement system in accordance with The Depository Trust Company rules and are settled in same day funds.

         The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of CapRock notes, including the presentation of CapRock notes for exchange as described below, only at the direction of a participant to whose account The Depository Trust Company interests in the global note are credited. Further, The Depository Trust Company will take action only as to such portion of the CapRock notes as to which the participant has given such direction. However, if there is an Event of Default under the CapRock indenture, The Depository Trust Company will exchange the global note for certificated notes, which it will distribute to its participants.

         The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of The Depository Trust Company, it is under no obligation to perform those procedures, and those procedures may be discontinued at any time. Neither CapRock nor the trustee will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES.

         If (1) The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global note and a successor depositary is not appointed by CapRock within 90 days or (2) an Event of Default under the CapRock indenture has occurred and is continuing with respect to the CapRock notes, certificated notes will be issued in exchange for the global note.

THE PROPOSED AMENDMENTS

         On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the CapRock indenture as summarized below. Capitalized terms used below that are not otherwise defined below shall have the meanings assigned to them in the CapRock indenture.

         The proposed amendments amend the CapRock indenture to permit a merger of CapRock with McLeodUSA or any wholly-owned subsidiary of McLeodUSA and to allow the merger be consummated without triggering the change of control provisions of the CapRock indenture. We refer to these amendments as the Merger Amendments.

         The proposed amendments also eliminate in their entirety from the CapRock indenture the following covenants and the references to such covenants, as well as the events of default and definitions related solely to such covenants. We refer to these amendments as the Covenant Amendments. The Covenant Amendments replace the text of each of the following articles, sections or subsections of the CapRock indenture with the words "Intentionally Omitted":



SECTION 5.01(c).........................    EVENTS OF DEFAULT.  Defines an "Event of Default" to include a default in the performance or breach of the provisions of Article 8 or the failure to make or consummate an Offer to Purchase in accordance with section 10.10 or 10.15.

SECTION 7.04............................    REPORTS BY ISSUER.  Requires CapRock to file annual and quarterly reports and other required documents with the SEC, to provide copies of such reports and documents to the Trustee and to provide summaries of certain reports and documents to the Holders.

                                     122


ARTICLE 8...............................    CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.  Prohibits CapRock from consolidating, merging, selling or otherwise transferring all or substantially all of its assets unless certain conditions are met.

SECTION 10.04...........................    CORPORATE EXISTENCE.  Requires CapRock to maintain the corporate existence, rights, licenses and franchises of Caprock and its
                                            Restricted Subsidiaries.

SECTION 10.05...........................    PAYMENT OF TAXES AND OTHER CLAIMS.  Requires CapRock to pay or
                                            discharge all material taxes, assessments and governmental charges levied or imposed on CapRock or any of its Restricted Subsidiaries before such taxes, assessments and governmental charges become delinquent.

SECTION 10.06...........................    MAINTENANCE OF PROPERTIES.  Requires CapRock to cause all material properties owned, or used or held for use in the conduct of business, by CapRock or any of its Restricted Subsidiaries to be maintained and kept in good condition.

SECTION 10.07...........................    INSURANCE.  Requires CapRock to insure all of its and its Restricted
                                            Subsidiaries' properties against loss or damage to the extent that property of similar character is usually and customarily insured.

SECTION 10.10...........................    REPURCHASE OF CAPROCK NOTES UPON A CHANGE OF CONTROL.  Requires
                                            CapRock to offer to purchase the CapRock notes governed by the
                                            CapRock indenture within 30 days of a "Change of Control," at a price equal to 101% of the unpaid principal amount of the CapRock notes, plus accrued and unpaid interest.

SECTION 10.11...........................    LIMITATION ON INDEBTEDNESS.  Restricts the ability of CapRock and its
                                            Restricted Subsidiaries to incur, directly or indirectly,
                                            Indebtedness.

SECTION 10.13...........................    LIMITATION ON RESTRICTED PAYMENTS.  Restricts the ability of CapRock and its Restricted Subsidiaries to make Restricted Payments, including payment of dividends on or purchases of CapRock's Capital
                                            Stock, purchases of subordinated indebtedness or making Investments.

SECTION 10.14...........................    LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES.
                                            Restricts the ability of CapRock and its Restricted Subsidiaries to enter into or suffer to exist any transaction with any of their respective Affiliates (except for transactions solely between CapRock and any of its Wholly-Owned Restricted Subsidiaries or solely between
                                            Wholly-Owned Restricted Subsidiaries) or any holder of 5% or more of the Capital Stock of CapRock.

SECTION 10.15...........................    LIMITATION ON ASSET SALES.  Restricts the ability of CapRock and its
                                            Restricted Subsidiaries to sell, transfer or lease capital stock of
                                            Restricted Securities, assets of CapRock or Restricted Subsidiaries which constitute all or substantially all of an operating unit or business and other property of CapRock or a Restricted Subsidiary outside the ordinary course of business.

SECTION 10.16...........................    LIMITATION ON LIENS.  Restricts the ability of CapRock and its
                                            Restricted Subsidiaries to create, incur, assume or suffer to exist any Liens of any

                                     123


                                            kind against or upon any property or assets of CapRock or any
                                            Restricted Subsidiary or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary.


SECTION 10.18...........................    LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED
                                            SUBSIDIARIES.  Restricts the ability of CapRock to sell or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary and restricts the ability of CapRock's Restricted Subsidiaries to issue, sell or otherwise convey or dispose of any of their Capital Stock.

SECTION 10.19...........................    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                                            RESTRICTED SUBSIDIARIES.  Restricts the ability of CapRock and its
                                            Restricted Subsidiaries to limit any Restricted Subsidiary's ability to pay dividends, to pay Indebtedness owed to CapRock or any
                                            Restricted Subsidiary, to make loans or advances to CapRock or any
                                            Restricted Subsidiary, or to transfer any of its properties to
                                            CapRock or to the other Restricted Subsidiaries.

SECTION 10.20...........................    LIMITATION ON SALE-LEASEBACK TRANSACTIONS.  Restricts the ability of
                                            CapRock and its Restricted Subsidiaries to enter into any
                                            sale-leaseback transaction involving any of its assets or properties unless certain conditions are met.

SECTION 10.21...........................    LIMITATION ON RESTRICTIVE COVENANTS.  Limits the applicability of the restrictive covenants in the CapRock indenture so as to avoid a breach of Section 10.19 of the indenture pursuant to which the
                                            CapRock 12% senior notes were issued.

SECTION 10.22...........................    COMMISSION REPORTS AND REPORTS TO HOLDERS.  Requires CapRock to file annual and quarterly reports and other required documents with the
                                            SEC and to provide copies of such reports and documents to the
                                            Trustee and the Holders.

SECTION 10.23...........................    LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.
                                            Limits the ability of CapRock's Restricted Subsidiaries to guarantee any indebtedness of CapRock unless such Restricted Subsidiary also guarantees CapRock's obligations under the CapRock Notes.


        The Merger Amendments will become effective upon (a) receipt of the consent of the holders of at least a majority of the aggregate principal amount of the CapRock notes and (b) execution by CapRock and the trustee of a supplemental indenture. The Covenant Amendments will become effective upon (a) receipt of the consent of the holders of at least a majority of the aggregate principal amount of the CapRock notes, (b) execution by CapRock and the trustee of a supplemental indenture and (c) the later of (i) the effective time of the merger of CapRock with a wholly-owned subsidiary of McLeodUSA and
(ii) 20 business days following commencement of the exchange offer. The form of the supplemental indenture which embodies the proposed amendments has been filed as an exhibit to the registration statement of which this prospectus forms a part, and is considered a part of this document.

                                  LEGAL MATTERS

         The legality of the McLeodUSA notes offered by this prospectus are being passed upon for McLeodUSA by Hogan & Hartson L.L.P., Washington, D.C., special counsel for McLeodUSA.

                                     EXPERTS

         The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1999 and 1998, and for each of the three years ended December 31, 1999, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of Splitrock Services, Inc. as of December 31, 1999 and 1998, and for the period from March 5, 1997 (date of inception) to December 31, 1997 and for each of the two years in the period ended December 31, 1999 included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of CapRock Communications Corp. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the SEC of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contain additional relevant information about the McLeodUSA notes. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

     In addition, both McLeodUSA and CapRock have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:



   Public Reference Room      New York Regional Office        Chicago Regional Office
  450 Fifth Street, N.W.        7 World Trade Center              Citicorp Center
         Room 1024                   Suite 1300               500 West Madison Street
  Washington, D.C. 20549      New York, New York 10048              Suite 1400
                                                           Chicago, Illinois 60661-2511


     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA and CapRock, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for McLeodUSA's documents filed under the Securities Exchange Act is 0-20763, and the SEC file number for CapRock's documents filed under the Securities Exchange Act is 0-24581.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

     - Our Annual Report on Form 10-K for our fiscal year ended December 31, 1999, filed on March 30, 2000

     - Our Quarterly Reports on Form 10-Q for our quarterly periods ended March 31, 2000 and June 30, 2000, filed on May 15, 2000 and August 14, 2000, respectively

     - Our Current Reports on Form 8-K filed on January 19, 2000, January 21, 2000, February 3, 2000, February 11, 2000, March 14, 2000, April 14,
         2000, May 24, 2000, June 1, 2000 and October 13, 2000, and our amended Current Report on Form 8-K/A filed on June 13, 2000

     - All documents filed with the SEC by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and before the offering is terminated, are considered to be a part of this prospectus, effective the date such documents are filed

     This prospectus also incorporates by reference the documents listed below that CapRock has previously filed or will file with the SEC. They contain important information about CapRock and its financial condition.

     - CapRock's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, as filed on March 30, 2000

     - CapRock's Quarterly Reports on Form 10-Q for CapRock's quarterly periods ended March 31, 2000 and June 30, 2000, filed on May 15, 2000 and August 14, 2000, respectively

     - CapRock's Current Reports on Form 8-K, filed on April 20, 2000, July 10, 2000 (two), August 3, 2000, and August 16, 2000 and October 10, 2000

     - All documents filed with the SEC by CapRock under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the offering is terminated are considered to be a part of this prospectus, effective the date such documents are filed

     In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

     You can obtain any of the documents listed above from the SEC, through the SEC's Internet Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

                             McLeodUSA Incorporated
                            McLeodUSA Technology Park
                         6400 C Street SW, P.O. Box 3177
                           Cedar Rapids, IA 52406-3177
                              Attn: General Counsel
                            Telephone (319) 790-7775

     We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request. You should make your request at least five business days prior to the expiration of the exchange offer in order to ensure timely delivery of these documents before the exchange offer expires.

     The indenture that will govern the McLeodUSA notes requires us to furnish the trustee with annual reports containing consolidated financial statements audited by our independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

     All information contained in or considered a part of this prospectus relating to McLeodUSA has been supplied by McLeodUSA, and all such information relating to CapRock has been supplied by CapRock.

                            SPLITROCK SERVICES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                 PAGE
                                                                                                 ----
FINANCIAL STATEMENTS:
   Report of Independent Accountants.........................................................     F-2
   Consolidated Balance Sheets as of December 31, 1998 and 1999..............................     F-3
   Consolidated Statements of Operations and Comprehensive Loss for the Period
     from Inception (March 5, 1997) Through December 31, 1997 and the years ended December 31, 1998 and
     1999....................................................................................     F-4
   Consolidated Statements of Stockholders' Equity(Deficit) for the Period from Inception
     (March 5, 1997) Through December 31, 1999 ..............................................     F-5
   Consolidated Statements of Cash Flows for the Period from Inception (March 5,
     1997) Through December 31, 1997 and the years ended December 31, 1998 and
     1999....................................................................................     F-6
   Notes to Consolidated Financial Statements................................................     F-7




                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Splitrock Services, Inc.:

We have audited the accompanying consolidated balance sheets of Splitrock Services, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the period from inception (March 5, 1997) to December 31, 1997 and for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of Splitrock Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Splitrock Services, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the period from inception (March 5, 1997) to December 31, 1997 and for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                               ARTHUR ANDERSEN LLP




Chicago, Illinois
October 16, 2000

                            SPLITROCK SERVICES, INC.

                           CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                     ASSETS


                                                                                              December 31,
                                                                                        ------------------------
                                                                                           1998           1999
                                                                                        ----------      --------
Current assets:
   Cash and cash equivalents........................................................    $   28,330      $ 92,593
   Unrestricted investments -- short term...........................................       120,475         5,441
   Restricted investments -- short term.............................................        39,476        33,646
   Accounts receivable, net of $537 and $1,403 allowance in 1998 and 1999,
     respectively...................................................................         3,205        11,292
   Prepaid expenses and other current assets........................................           480         2,975
                                                                                        ----------      --------

       Total current assets.........................................................       191,966       145,947
                                                                                        ----------      --------

Restricted investments -- long term.................................................        19,001           140
Deposits............................................................................           270        11,910
Property and equipment, net.........................................................        73,899       120,863
Intangibles, net....................................................................        11,005        22,426
                                                                                        ----------      --------

                                                                                        $  296,141      $301,286
                                                                                        ==========      ========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Current maturities of capital lease obligations..................................    $    9,121      $ 21,089
   Accounts payable.................................................................        21,582         2,906
   Accrued interest payable.........................................................        13,375        14,141
   Accrued liabilities..............................................................        15,894        31,013
                                                                                        ----------      --------

     Total current liabilities......................................................        59,972        69,149
Senior notes payable ($261,000 face value net of unamortized discount ).............       258,217       258,387
Capital lease obligations...........................................................         8,243        18,934
                                                                                        ----------      --------

       Total liabilities............................................................       326,432       346,470

Commitments and contingencies
Stockholders' deficit:
   Preferred stock, $.001 par value, 25,000,000 shares authorized, no shares issued.            --            --
   Common stock, $.001 par value, 150,000,000 shares authorized, 46,624,845 and 57,030,590 shares issued and outstanding as of December 31, 1998 and
     1999, respectively.............................................................            47            57
   Common stock warrants............................................................         2,849         1,750
   Additional paid-in capital.......................................................        34,717       124,461
   Accumulated other comprehensive income (loss)....................................            47          (180)
   Accumulated deficit..............................................................       (67,951)     (171,272)
                                                                                        -----------     ---------

       Total stockholders' deficit..................................................       (30,291)      (45,184)

                                                                                        $  296,141      $301,286
                                                                                        ==========      ========

        The accompanying notes are an integral part of these consolidated financial statements.


                            SPLITROCK SERVICES, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                               COMPREHENSIVE LOSS
               (in thousands, except share and per share amounts)


                                                                    Period from
                                                                     Inception
                                                                  (March 5, 1997)     Year Ended     Year Ended
                                                                  to December 31,    December 31,   December 31,
                                                                       1997             1998            1999
                                                                  ---------------   -----------    -------------

Revenue...........................................................   $    22,708    $    63,611    $      89,556
Operating expenses:
   Splitrock network costs........................................         2,362         32,912           87,398
   Legacy network costs...........................................        25,804         58,292           31,904
   Selling, general and administrative............................         1,276          6,390           21,386
   Depreciation and amortization..................................         3,500         13,850           27,322
                                                                     -----------    -----------    -------------
                                                                          32,942        111,444          168,010
                                                                     -----------    -----------    -------------

Loss from operations..............................................       (10,234)       (47,833)         (78,454)
Other income (expense):
   Interest income................................................           348          5,393            7,714
   Interest expense...............................................          (235)       (15,390)         (32,581)
                                                                     ------------   ------------   --------------

Loss before income taxes..........................................       (10,121)       (57,830)        (103,321)
Provision for income taxes........................................            --             --               --
                                                                     -----------    -----------    --------------
Net loss..........................................................       (10,121)       (57,830)        (103,321)
Other comprehensive income (loss):
   Unrealized gain (loss) on securities...........................            --             47             (180)
                                                                     -----------    -----------    --------------

Comprehensive loss................................................   $   (10,121)   $   (57,783)   $    (103,501)
                                                                     ============   ============   ==============

Net loss per share-- basic and diluted............................   $    (0.42)    $     (1.30)   $       (2.03)
                                                                     ===========    ============   ==============

Weighted average shares-- basic and diluted.......................    24,109,823     44,388,948       50,866,855
                                                                     ===========     ==========    =============


        The accompanying notes are an integral part of these consolidated financial statements.

                            SPLITROCK SERVICES, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         Period From Inception (March 5, 1997) Through December 31, 1999
               (in thousands, except share and per share amounts)


                                                  Common Stock
                                             -----------------------

                                                                          Common     Additional
                                                                Par        Stock       Paid-in
                                                Shares         Value     Warrants      Capital
                                             -----------      -------    --------      -------

Initial capitalization...............         15,764,000      $  16            --     $       12
   Issuance of Common Stock for
     cash of $1.11 per share and
     warrant.........................         18,466,400         18            --         20,482
   Conversion of note payable to
     Common Stock at $1.11
     per share.......................          9,008,000          9            --          9,991
Net loss.............................                 --         --            --             --
                                            ------------      -----      --------     ----------

Balance at December 31, 1997.........         43,238,400         43            --         30,485
   Unrealized gain on securities.....                 --         --            --             --
   Issuance of warrants to
     purchase 1,487,791 shares of
     Common Stock in connection
     with Senior Notes (Note 5)......                 --         --         2,849             --
   Exercise of stock options and
     Warrant.........................          3,386,445          4            --          4,232
   Net loss..........................                 --         --            --             --
                                            ------------      -----      --------     ----------

Balance at December 31, 1998.........         46,624,845         47         2,849         34,717
   Unrealized loss on securities.....                 --         --            --             --
   Exercise of stock options and
     warrants........................            713,117          1        (1,099)         1,322
   Sale of Common Stock under
     public offering, net of
     expenses........................            9,692,628        9            --         88,422
   Net loss..........................                   --       --            --             --
                                             -------------    -----      --------     ----------

Balance at December 31, 1999.........           57,030,590    $  57      $  1,750     $  124,461
                                             =============    =====      ========     ==========


                                                   Accumulated
                                                   Other Com-        Accumu-
                                                   Prehensive         Lated
                                                  Income (Loss)      Deficit            Total
                                                ---------------   ------------       -----------

Initial capitalization...............            $        --      $        --        $        28
   Issuance of Common Stock for
     cash of $1.11 per share and
     warrant.........................                     --               --             20,500
   Conversion of note payable to
     Common Stock at $1.11
     per share.......................                     --               --             10,000
Net loss.............................                     --          (10,121)           (10,121)
                                                 -----------      -----------        -----------

Balance at December 31, 1997.........                     --          (10,121)            20,407
   Unrealized gain on securities.....                     47               --                 47
   Issuance of warrants to
     purchase 1,487,791 shares of
     Common Stock in connection
     with Senior Notes (Note 5)......                     --               --              2,849
   Exercise of stock options and
     Warrant.........................                     --               --              4,236
   Net loss..........................                     --          (57,830)           (57,830)
                                                 -----------      -----------        -----------

Balance at December 31, 1998.........                     47          (67,951)           (30,291)
   Unrealized loss on securities.....                   (227)              --               (227)
   Exercise of stock options and
     warrants........................                     --               --                224
   Sale of Common Stock under
     public offering, net of
     expenses........................                     --               --             88,431
   Net loss..........................                     --         (103,321)          (103,321)
                                                 -----------      -----------        -----------

Balance at December 31, 1999.........            $      (180)     $  (171,272)       $   (45,184)
                                                 ===========      ===========        ===========




  The accompanying notes are an integral part of these consolidated financial statements.

                            SPLITROCK SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                    Period from
                                                                     Inception
                                                                  (March 5, 1997)     Year Ended      Year Ended
                                                                  to December 31,     December 31,    December 31,
                                                                        1997             1998             1999
                                                                  ---------------    ------------    -------------
Cash flows from operating activities:
   Net loss.......................................................   $   (10,121)   $   (57,830)    $   (103,321)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization................................         3,500         13,850           27,322
     Amortization of debt discount and deferred
     financing costs..............................................            --            467            1,114
   Changes in assets and liabilities:
     (Increase) decrease in accounts receivable...................        (4,252)         1,047           (8,087)
     Increase in prepaid and other current assets.................          (221)          (259)          (2,495)
     Increase (decrease) in accounts payable and accrued
       liabilities................................................         8,861         28,615           (3,557)
     Increase in accrued interest payable.........................            --         13,375              766
                                                                     -----------    -----------     ------------
     Net cash used in operating activities........................        (2,233)          (735)         (88,258)
                                                                     ------------   ------------    -------------
Cash flows from investing activities:
   Purchase of equipment..........................................       (16,969)       (45,261)         (39,464)
   (Purchase) liquidation of unrestricted investments.............            --       (119,462)         114,807
   Reinvestment of interest earned on unrestricted
     investments..................................................            --           (966)              --
   Reinvestment of interest earned on restricted
     investments..................................................            --         (1,725)          28,194
   Increase in deposits...........................................          (229)           (41)         (11,640)
   Increase in intangibles........................................            --         (2,057)         (12,509)
                                                                     -----------    ------------    -------------
       Net cash provided by (used in)investing activities.........       (17,198)      (169,512)          79,388
Cash flows from financing activities:
   Proceeds from initial public offering, net of
     offering costs...............................................            --             --           88,422
   Proceeds from senior notes payable and
     warrants issued..............................................            --        261,000               --
   Proceeds from notes payable to stockholder.....................        11,750         10,000               --
   Repayments of notes payable to stockholder.....................          (750)       (11,000)              --
   Proceeds from notes payable....................................            --          1,477               --
   Repayments of notes payable....................................            --         (1,477)              --
   Financing costs incurred.......................................            --         (9,501)          (2,079)
   Restriction of cash under senior note agreement................            --        (56,752)              --
   Sale of common stock and exercise of stock options
     and warrants.................................................        20,528          4,236              224
   Proceeds from sale-leaseback of equipment......................         1,152            960               --
   Principal payments on capital lease obligations................        (2,067)       (11,548)          (9,931)
   Restriction of cash under credit agreement.....................        (3,472)         3,472           (3,503)
                                                                     ------------   -----------     -------------
       Net cash provided by financing activities..................        27,141        190,867           73,133
                                                                     -----------    -----------     ------------
Increase in cash and cash equivalents.............................         7,710         20,620           64,263
Cash and cash equivalents:
   Beginning of period............................................            --          7,710           28,330
                                                                     -----------    -----------     ------------
   End of period..................................................   $     7,710    $    28,330     $     92,593
                                                                     ===========    ===========     ============
Supplemental cash flow information:
   Cash paid for interest.........................................   $       235    $     1,536     $     30,679
                                                                     ===========    ===========     ============
Noncash investing and financing activities:
   Assumption of capital lease obligations and
     other liabilities (Note 2)...................................   $     5,900    $        --     $         --
                                                                     ===========    ===========     ============
   Capital lease obligations incurred.............................   $    20,916    $     4,792     $     32,590
                                                                     ===========    ===========     ============
   Conversion of note payable to stockholder
     into common stock............................................   $    10,000    $        --     $         --
                                                                     ===========    ===========     ============
   Approximately $18,400 of the increase in accounts
     payable and accrued liabilities at December 31, 1998, were related to equipment purchases.

The accompanying notes are an integral part of these consolidated financial statements.

                            SPLITROCK SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (amounts in thousands, except share and per share amounts)

1.       Summary of Significant Accounting Policies

         Splitrock Services, Inc. ("the Company") was formed on March 5, 1997 as a Texas corporation and was reincorporated in Delaware on May 8, 1998. The Company provides high-quality, nationwide telecommunication services on a flexible multi-service platform.

         On October 29, 1999 the Company formed Splitrock Leasing, LLC, a wholly-owned subsidiary. The accompanying consolidated financial statements include the operations of Splitrock Leasing, LLC. Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

         The Company effected a 0.563-for-1 reverse stock split of its common stock on July 12, 1999. All share and per share amounts included in these consolidated financial statements have been retroactively adjusted to give effect to the reverse stock split.

         The following is a summary of the Company's significant accounting policies:

         USE OF ESTIMATES. The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Because of inherent uncertainties in this process, actual future results could differ from those expected at the reporting date. Management believes the estimates are reasonable.

         CASH AND CASH EQUIVALENTS AND INVESTMENTS. The Company considers highly liquid investments with an original maturity of three months or less from the date of purchase to be classified as cash and cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

         Short-term investments have original maturities of more than three months and a remaining maturity of less than one year at the date of purchase. At December 31, 1998 and 1999, cash equivalents and short-term investments consisted primarily of money market funds and securities of the highest grade. All short- term investments have been classified as available for sale under the provisions of Statement of Financial Accounting Standards No. ("SFAS") 115, Accounting for Certain Investments in Debt and Equity Securities, and have various maturity dates which do not exceed one year. Available for sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. The cost of investments sold is determined on the specific identification or the first-in, first-out method.
  The following is a summary of the investments classified as restricted and unrestricted as of December 31, 1998 and 1999:


                                                              GROSS               GROSS
                                     AMORTIZED COST       UNREALIZED GAINS  UNREALIZED LOSSES      FAIR VALUE
                                 ----------------------   ---------------- ------------------ ---------------------
                                    1998         1999      1998    1999      1998     1999       1998        1999
                                 ----------    --------   -----   -----    -------- -------   ----------  ---------
Available for sale securities:
   Money market funds            $   23,557    $  3,944   $  --   $  --    $    --  $   --    $   23,557  $   3,944
   Corporate notes                  108,496       5,414       3      --        (80)     (3)      108,419      5,411
   Municipal securities              12,061          --      --      --         (6)     --        12,055         --
   U.S. Treasury notes               34,791      30,049     181       5        (51)   (182)       34,921     29,872
                                 ----------    --------   -----   -----    -------- -------   ----------  ---------
                                 $  178,905    $ 39,407   $ 184   $   5    $  (137) $ (185)   $  178,952  $  39,227
                                 ==========    ========   =====   =====    ======== =======   ==========  =========

         At December 31, 1997, restricted investments represented collateral to support an outstanding letter of credit. Restricted investments as of December 31, 1998, represented escrowed funds that, together with interest received thereon, will be sufficient to pay, when due, the first four semi-annual interest payments on the Senior

Notes. As of December 31, 1999, restricted investments included $3,500 held as collateral to support outstanding letters of credits with the remainder were held that, together with interest received thereon, will be sufficient to pay, when due, the next two semi-annual interest payments on the Senior Notes.

         CONCENTRATION OF CREDIT RISK. Financial instruments which potentially subject the Company to concentration of credit risk are primarily cash and cash equivalents, investments and accounts receivable. The Company's cash investment policies limit investments to short-term, investment grade instruments with quality financial institutions. The Company's revenues and its accounts receivable balances for the periods ended December 31, 1998 and 1999, were largely derived from services provided to Prodigy, the Company's major customer during the periods. Prodigy was the Company's only customer from inception through December 31, 1997 and during 1998 and 1999 represented 99% and 85.5%, respectively, of the Company's revenue. Management believes that the risk of incurring material losses related to credit risks is remote.

         FAIR VALUES OF FINANCIAL INSTRUMENTS. Due to the short-term nature of the Company's financial instruments, management believes the carrying values of the Company's assets, short-term liabilities and lease obligations approximate their fair values. The fair value of the Company's Senior Notes (Note 5) at December 31, 1999, approximates $241,000, based upon quoted market prices.

         PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Shelters are depreciated using the straight-line method over the estimated useful life of twenty years. Depreciation and amortization of all other property and equipment, including assets under capital leases, is initiated as it is placed into service using the straight-line method over the estimated useful lives of three to ten years from the date of installation.

         COMPUTER SOFTWARE. Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This standard requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. This SOP also requires that costs related to the preliminary project stage, data conversion and the post-implementation/operation stage of an internal-use computer software development project be expensed as incurred.

         DEPOSITS AND INTANGIBLES. At December 31, 1999, deposits include $11,200 paid in connection with the fiber acquisition agreement with Level 3. Intangibles consist primarily of debt issuance costs incurred in connection with the issuance of our 11 3/4% Senior Notes, and other intangible assets such as capitalized circuit charges, leasehold improvements and lease acquisition costs. Debt issuance costs are amortized using the effective interest rate method. All other intangibles are amortized by use of the straight-line method over their estimated lives, which are generally two to five years. At December 31, 1998 and 1999, debt issuance costs, net of accumulated amortization, were $9,027 and $10,183, respectively.

         LONG-LIVED ASSETS. The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is considered impaired when anticipated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company believes that no material impairment exists at December 31, 1999.

         INCOME TAXES. Deferred tax assets and liabilities are determined based on the temporary differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered with the exception of enacted changes in the tax law or rates.

         STOCK-BASED COMPENSATION. The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, for disclosure purposes. Under SFAS No. 123, the Company measures compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed in Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees. The Company provides disclosure of the effect on net income as if the fair value-based method prescribed in SFAS No. 123 has been applied in measuring compensation expense.

         REVENUE RECOGNITION. The Company recognizes revenue when services are provided and collectibility is deemed probable under its agreement with the customer.

         LEGACY NETWORK COSTS. Legacy network costs contain all expenses incurred in connection with operating and decommissioning legacy networks. This includes facility fees, line charges for legacy network POPs, certain personnel costs, occupancy costs, equipment maintenance costs and access fees.

         COMPREHENSIVE LOSS. Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, as displayed in its Consolidated Statements of Operations and Comprehensive Loss for all periods presented. This SFAS establishes standards for reporting and display of comprehensive income and its components. The Company's comprehensive loss is comprised of net loss and unrealized gains and losses on available for sale securities.

         NET LOSS PER SHARE. Basic and diluted net loss per share have been computed in accordance with SFAS No. 128, Earnings Per Share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted average number of common shares outstanding, and diluted earnings (loss) per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. At December 31, 1998, options to acquire 1,801,882 shares of Common Stock at the weighted- average exercise price of $2.31 and warrants to acquire 1,487,791 shares of Common Stock at $0.02 and at December 31, 1999, options to acquire 4,286,855 shares of Common Stock at the weighted-average exercise price of $7.78 and warrants to acquire 914,730 shares of Common Stock at an exercise price of $0.02 were not included in the computation of diluted earnings per share because their effect is anti-dilutive.

         SEGMENT REPORTING. The Company conducts its business within one segment. The Company presents its consolidated financial statements to reflect how the "key operating decision maker" views the business and has made the appropriate enterprise-wide disclosures in accordance with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information.

         NEW ACCOUNTING PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which is effective for fiscal years beginning after June 15, 1999, and establishes accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of SFAS No. 133 to June 15, 2000. The Company has historically not engaged in derivative instrument activity. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

         In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company adopted SAB 101 as required in the first quarter of 2000 and the adoption of this standard did not have a material effect on its financial position or results of operations.

2.       Prodigy Agreement

         On June 24, 1997, the Company entered a four-year Full Service Agreement with Prodigy, in which the Company agreed to provide certain network services to Prodigy from July 1, 1997 through June 30, 2001 for the lower of a price per hour of usage or a price per subscriber as stipulated. Monthly minimum service charges under this contract have increased from $3,000 to $4,000 and will increase to $4,500 on July 1, 2000. Monthly maximum service charges are based on average usage per subscriber and the number of subscribers. Prodigy may terminate the Full Service Agreement without termination charges in an event of default by the Company; such defaults include documented failures (without cure) to meet certain network performance standards. The agreement also allows

Prodigy to terminate its arrangement with the Company at any time upon the payment of a termination charge. In February 2000, the Company amended the pricing and extended the terms under its Full Service Agreement with Prodigy (see Note 11).

3.       Property and Equipment

         Property and equipment consisted of the following:


                                                                                             DECEMBER 31,
                                                                                   -----------------------------
                                                                                         1998             1999
                                                                                   ------------    -------------
Telecommunications network equipment and shelters...............................   $     43,275    $      76,103
Software........................................................................          2,186            4,352
Furniture, fixtures and office equipment........................................          1,749            5,429
Telecommunications network equipment under
     construction...............................................................         13,289            9,982
                                                                                   ------------    -------------
                                                                                         60,499           95,866
Less -- accumulated depreciation................................................        (10,392)         (21,884)
                                                                                   -------------         -------
     Purchased property and equipment, net......................................         50,107           73,982
                                                                                   ------------    -------------
Leased telecommunications network equipment.....................................         29,102           51,315
Leased Software.................................................................             --            4,410
Leased office equipment.........................................................          1,496            1,492
                                                                                   ------------    -------------
                                                                                         30,598           57,217
Less -- accumulated amortization................................................         (6,806)         (10,336)
                                                                                   -------------   -------------
     Leased property and equipment, net.........................................         23,792           46,881
                                                                                   ------------    -------------
Property and equipment, net.....................................................   $     73,899    $     120,863
                                                                                   ============    =============


4.       Accrued Liabilities

         Accrued liabilities consisted of the following:

                                                                                            DECEMBER 31,
                                                                                   -----------------------------
                                                                                        1998             1999
                                                                                   ------------    -------------
       Access and transmission telecommunications line costs (Note 7)...........   $      3,172    $      16,490
       Telecommunications network equipment and shelters........................          9,900            8,608
       Other....................................................................          2,822            5,915
                                                                                   ------------    -------------
       Accrued liabilities......................................................   $     15,894    $      31,013
                                                                                   ============    =============


5.       Indebtedness

         The components of indebtedness are summarized as follows:

                                                                                            DECEMBER 31,
                                                                                   -----------------------------
                                                                                        1998             1999
                                                                                   ------------    -------------
       Senior Notes, net of unamortized discount of $2,783 and $2,613...........   $    258,217    $     258,387
                                                                                   ------------    -------------
                                                                                   $    258,217    $     258,387
                                                                                   ============    =============

On July 24, 1998, the Company sold 261 units consisting of $261,000 principal amount of 11 3/4% Senior Notes due 2008 ("Senior Notes") and warrants to purchase 1,487,791 shares of common stock ("the Senior Notes Offering"). Upon issuance, the Senior Notes were recorded in the Company's consolidated financial statements net of a $2,849 discount. The discount was attributable to the Company's estimate of the value of the warrants based on an independent third party valuation. The discount is amortized as a component of interest expense over the life of the Senior Notes using the effective interest method. This amortization will result in an increase in the consolidated financial statement balance of the Senior Notes to a $261,000 face value by 2008. In November 1998, the Senior

Notes were exchanged for substantially the same terms in an offering registered under the Securities Act.

         Upon the occurrence of a change of control (as defined in the Indenture for the Senior Notes) the Company will be required to make an offer to repurchase all Senior Notes properly tendered at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase. On January 6, 2000, the Company signed a definitive merger agreement, if approved, that will constitute a change in control (see Note 11). The indenture also provides for redemption of the Senior Notes at any time, in whole or in part, on or after July 15, 2003 at a premium through July 15, 2005. In addition, on or prior to July 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes at a premium with the proceeds of one or more equity offerings.

         The Senior Note indenture also restricts the Company's ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, an unaffiliated entity. In October 1999, the Company paid the holders of the Senior Notes $2,100 in consideration for modified terms which allowed the Company to enter into a commitment for approximately $122,000 of capital lease financing.

         In connection with the Senior Notes Offering, the Company repaid $1,477 outstanding under a credit facility and refinanced $11,000 of indebtedness owed to Linsang Partners L.L.C. ("Linsang"), a stockholder of the Company. In connection with the refinancing, Linsang acquired 11,000 units in the Senior Notes Offering. The net proceeds to the Company, after the Senior Notes Offering expenses and retirement and refinancing of debt, approximated $239,000.

         In December 1997, the Company borrowed $1,000 from Linsang. The unsecured note had a stated rate of interest of 9.75% and provided for monthly interest payments beginning February 1, 1998, with the principal due on demand after December 31, 1998, and maturing December 31, 2002. During 1998, the Company borrowed $10,000 from Linsang on terms substantially the same as the previous note. The Linsang notes were refinanced in July 1998, in connection with the Senior Notes offering, as stated above.

6.       Income Taxes

         A provision for income taxes for the periods ended December 31, 1997, 1998 and 1999 has not been recognized as the Company had operating losses for both tax and financial reporting purposes. Due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future tax returns, the Company has recorded a full valuation allowance against its otherwise recognizable net deferred tax asset.

Deferred tax assets and liabilities consist of the following:


                                                                                              DECEMBER 31,
                                                                                   -----------------------------
                                                                                        1998            1999
                                                                                   ------------    -------------
Net operating loss carryforwards................................................   $     22,465    $      65,758
Depreciation....................................................................          3,325            4,965
Other...........................................................................            429            1,082
                                                                                   ------------    -------------
     Deferred tax assets........................................................         26,219           71,805
                                                                                   ------------    -------------
Leases..........................................................................           (474)          (6,750)
                                                                                   ------------    -------------
     Deferred tax liabilities...................................................           (474)          (6,750)
                                                                                   ------------    -------------
Net deferred tax assets.........................................................         25,745           65,055
Valuation allowance.............................................................        (25,745)         (65,055)
                                                                                   -------------   -------------
Net deferred tax assets.........................................................   $         --    $          --
                                                                                   ------------    -------------

         The Company's net operating loss carryforward totals approximately $173,000 of which approximately $9,500 expires in 2012, $55,100 expires in 2018 and the remainder in 2019. Certain changes in ownership of the

Company could result in limitations on the Company's ability to utilize the losses.

7.       Commitments and Contingencies

         The Company leases office space, equipment facilities and equipment under noncancelable operating and capital leases expiring through the year 2003. Rent expense for noncancelable operating leases amounted to $663 in 1998 and $5,131 in 1999.

         Future minimum payments by year end in the aggregate related to noncancelable operating and capital leases at December 31, 1999 are:

                                                                                  CAPITAL      OPERATING
                                                                                  LEASES         LEASES      TOTAL
                                                                                  --------     --------  ----------
2000 ...........................................................................  $ 22,956     $  6,207  $   29,163
2001 ...........................................................................    11,004        7,061      18,065
2002 ...........................................................................    10,366        6,962      17,328
2003 ...........................................................................       384        6,912       7,296
2004 ...........................................................................        --        5,806       5,806
                                                                                  --------     --------  ----------
         Total minimum lease payments...........................................  $ 44,710     $ 32,948  $   77,658
                                                                                  ========     ========  ==========
         Less amount representing interest......................................    (4,687)
                                                                                  --------
Present value of minimum capital lease payments.................................  $ 40,023
                                                                                  ========

         The Company leases telephone lines from competitive local exchange suppliers, interexchange carriers and long distance telephone companies primarily for access and transport purposes ("line costs"). These line costs are leased under both cancelable and noncancelable operating leases over periods ranging from month-to-month to five years and are included in Network operating costs on the consolidated statement of operations. The Company has commitments to certain of these telecommunication vendors to meet certain minimum usage volumes. Additionally, the Company is subject to certain cancellation penalties, which could become applicable upon termination of a number of these agreements. The cancellation penalties typically require a payment of certain percentage of the remaining amounts due under the contract, depending on the year in which cancellation may occur. Line costs included in the Splitrock Network operating costs were $22,617 and $67,131 during the year ended December 31, 1998 and 1999, respectively. Line costs incurred during both years comprise a substantial portion of the Network operating costs.

         In October 1999, the Company entered into lease financing arrangements with a third party leasing company to fund up to $122,000 of purchase commitments for equipment, including optronics equipment. These lease arrangements were originally structured as an operating lease, but were converted to a capital lease after the Company obtained the necessary consents from the holders of the Senior Notes. The consents were received on November 24, 1999. Capital leases require payments on a monthly basis over periods ranging from 30 to 48 months, with implicit interest rates of 9% to 12%.

         The Company has an agreement with a telecommunication supplier to provide certain installation services for the Company. The minimum amount of services for which the Company is required to pay is approximately $1,300. As of December 31, 1999, the Company has incurred approximately $1,000 of such amount in connection with this agreement.

         In April 1999, the Company entered into a cost sharing agreement with a national telecommunications provider (the Provider). The agreement grants the Company an exclusive 20 year indefeasible right to use (IRU) in four dark fibers in the nationwide fiber optic communication system currently under construction by the Provider with an option to acquire the indefeasible rights to use up to 12 additional dark fibers, which expires April 26, 2000. The Company made an initial payment of $11,200 to the Provider and is required to make additional payments as dark fiber segments are accepted, which is expected to occur from the first quarter of 2000 through the first quarter of 2001. The Company's remaining obligation to retain its IRU in the original four dark fibers approximates

$81,600. In addition the Company is obligated to pay its pro-rata portion of the maintenance costs incurred by the Provider for these fiber strands for the term of the IRU.

         In connection with the fiber optic network deployment, in October 1999, the Company committed to purchase a minimum of approximately $50,000 of fiber optronics equipment, associated network management systems, and installation services from Nortel. The equipment and services are expected to be delivered through the next five quarters as the dark fiber network is available.

         On November 4, 1999, Ericsson, Inc. filed a Demand for Arbitration on a "contract dispute" pursuant to the Commercial Arbitration Rules with the American Arbitration Association concerning the Network Implementation Agreement, between the parties. The Company has filed a counterclaim and intends to vigorously defend the dispute pursuant to state tort and contract causes of action, including negligent misrepresentation, fraud in the inducement, breach of contract, failure to timely perform, failure to perform in a good and workmanlike manner, breach of the duty of good faith, failure of consideration and failure of essential purpose. The Company is seeking damages by offset and credit. Both parties are in the process of selecting arbitrators so that a preliminary hearing can be scheduled.

8.       Equity Transactions

         The Company effected a 1-for-100 stock exchange on June 3, 1997, a 1-for-10 stock exchange on August 8, 1997 and a 0.563-for-1 reverse stock split effected July 12, 1999. All share amounts included in these consolidated financial statements have been adjusted to reflect the effect of the stock exchanges and reverse stock split.

         Warrants issued in connection with the Company's Senior Note Offering are exercisable at $.02 per share at any time on or after July 26, 1999 through July 15, 2008 for 1,487,791 shares of common stock. At December 31, 1999, warrants for 914,730 shares of common stock remain unexercised.

         On August 6, 1999, the Company completed its initial public offering of its common stock pursuant to a Registration Statement filed with the SEC. The Company sold 9,692,628 shares of common stock at a price of $10.00 per share, which resulted in net proceeds of approximately $88,400 after deducting the underwriting discount and other fees and expenses. The underwriters purchased 692,628 of these shares pursuant to an over-allotment option. In addition 157,372 additional shares were sold, under the same agreement, by certain existing shareholders. The Company did not receive any of the proceeds from the sale of the 157,372 shares.

9.       Stock Options

         The Company's 1997 and 1999 Incentive Share Plans provide for options to purchase up to 11,260,000 shares of common stock to be granted to certain directors, employees or consultants of the Company. Options under the Plans have terms of ten years and are granted with an exercise price equivalent to market value at the date of grant. Individual option grants vest over time, based upon a schedule approved by the Board of Directors, which is generally four years. All of the Company's common stock options vest automatically upon a change in control of the Company, as defined (see Note 11).

         The following summarizes the activity for the Plans:

                                                              1997                 1998                1999
                                                      ------------------    -------------------  -------------------
                                                                 WEIGHTED              WEIGHTED             WEIGHTED
                                                                  AVERAGE               AVERAGE              AVERAGE
                                                                 EXERCISE              EXERCISE             EXERCISE
                                                        SHARES     PRICE      SHARES     PRICE     SHARES     PRICE
                                                      ---------- --------   ---------  -------- ---------   --------
Options outstanding at beginning of fiscal year......         --     --     1,058,440   $1.11   1,801,882   $  2.31
  Granted............................................  1,058,440  $1.11     1,443,251   $2.97   3,094,798   $ 10.77
  Exercised..........................................        --      --       571,445   $1.94     140,056   $  1.41
  Canceled...........................................        --      --       128,364   $1.49     469,769   $  8.34
                                                       ---------            ---------           ---------
Options outstanding at end of year...................  1,058,440  $1.11     1,801,882   $2.31   4,286,855   $  7.78

         The following table summarizes information about the Company's stock options outstanding at December 31, 1999:


                                                              OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                                                ---------------------------------------     -----------------------
                                                    NUMBER       WEIGHTED-                     NUMBER
                                                   OUTSTAND-      AVERAGE      WEIGHTED      EXERCISABLE   WEIGHTED
RANGE OF                                            ING AT       REMAINING      AVERAGE          AT         AVERAGE
EXERCISE                                         DECEMBER 31,   CONTRACTUAL    EXERCISE     DECEMBER 31,   EXERCISE
PRICES                                               1999      LIFE (YEARS)      PRICE         1999         PRICE
                                                 ------------- -------------- ----------    ---------   -----------
$1.11 - $1.95...............................       1,186,739       7.74         $ 1.18        696,018         $1.14
$5.95 - $11.25..............................       2,604,771       9.33         $ 9.10         97,581         $5.95
$13.88 - $24.19.............................         495,345       9.84         $16.70             --        $   --
                                                   ---------       ----         ------        -------        ------
$1.11 - $24.19..............................       4,286,855       8.95         $ 7.78        793,598        $ 1.73

         In October 1996, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which allows the Company to account for its employee stock-based compensation plans under APB No. 25 and the related interpretations. According to APB No. 25, deferred compensation is recorded for stock-based compensation grants based on the excess of the market value of the common stock on the measurement date over the exercise price. The deferred compensation is amortized over the vesting period of each unit of stock-based compensation grant. If the exercise of the stock-based compensation grants is equal to the market price of the Company's stock on the date of grant, no compensation expense is recorded.

         During the year ended December 31, 1998 and 1999, the Company recognized compensation expense of $46 and $0 for options granted at a discount from the then estimated fair market value of the Company's Common Stock.

         Had compensation cost for the Company's stock option plan been determined based on the estimated fair market value at the grant date, consistent with the provisions of SFAS No. 123, the Company's pro forma net loss would have been as follows:


                                                                    PRO FORMA
                                                                   PERIOD FROM
                                                                    INCEPTION
                                                                   (MARCH 5,
                                                                      1997)         PRO FORMA       PRO FORMA
                                                                     THROUGH       YEAR ENDED      YEAR ENDED
                                                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                                      1997            1998            1999
                                                                 ------------     ------------   ------------
Net loss......................................................      $(10,141)        $(58,254)     $(105,322)
Net loss per share -- basic and diluted.......................         (0.42)           (1.31)         (2.07)

         Options granted in 1997, 1998 and 1999 had weighted-average fair values of $0.077, $1.00, and $6.42, respectively. For purposes of estimating the fair value of options granted, the Company used no future dividends, used average U.S. government security interest rates for its risk-free interest rates of 5.80%, 4.39% and 5.36%, assumed no volatility, 70.5% and 75% volatility, and assumed expected life of the options of five, four and four years in 1997, 1998 and 1999, respectively.

10.      Related Party Transactions

         The Company's chairman of the Board of Directors (the "Chairman"), who is also a shareholder of the Company, is the Chief Technical Officer of Lucent Technologies, Inc. (the "Vendor") from which the Company purchased approximately $427 in equipment through December 31, 1998 and $17,600 in products and services during the year ended December 31, 1999.

         Linsang, an affiliate of the Chairman, loaned $1,000 to the Company for the purchase of certain network equipment in December 31, 1997. During 1998, the affiliate made further advances of $10,000 under this agreement. The unsecured notes had a stated rate of interest of 9.75% and provided for monthly interest payments beginning February 1, 1998, with the principal due on demand after December 31, 1998, and maturing December 31, 2002. The Notes were refinanced in July 1998, in connection with the Senior Notes offering (Note 5).

         A former director of the Company exercised a option to purchase 563,000 shares of the Company Common Stock for $1,100 in June 1998 and 11,260 shares of the Company common stock for $22 in August 1999.

         In September 1997, Orient Star Holdings, a wholly-owned subsidiary of Carso Global Telecom, S.A. de C.V. (the controlling stockholder of Prodigy) purchased 11,260,000 shares of the Company for $1.11 per share and paid $0.10, for a warrant to purchase an additional 2,815,000 shares of the Company through September 18, 1998 for $1.11 per share. The warrants were exercised in September 1998.

11.      Subsequent Events

         In February 2000, the Company revised its agreement with Prodigy to convert the pricing formula from a subscriber based arrangement to a fixed hourly fee for usage effective January 1, 2000. As part of this amendment, the term of the contract was extended to December 31, 2001.

         On March 30, 2000, the Company was acquired by a wholly-owned subsidiary of McLeodUSA Incorporated ("McLeodUSA") pursuant to the Amended Plan of Merger dated February 11, 2000. The acquisition of Splitrock Services by McLeodUSA was effected through two separate but related transactions:

         - a holding company reorganization, in which Splitrock Services, Inc. became a wholly-owned subsidiary of its former subsidiary, Splitrock Holdings, resulting in reductions to the number of authorized shares and the number of shares issued and outstanding; and

         - a merger of Southside Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of McLeodUSA, with and into Splitrock Holdings in which Splitrock Holdings was the surviving corporation and became a wholly-owned subsidiary of McLeodUSA.

         Pursuant to these transactions, each of the Company's shareholders ultimately received 0.5347 shares of McLeodUSA Class A common stock in exchange for each share of Splitrock common stock owned. A substantial portion of the Company's outstanding stock options became fully vested upon the merger pursuant to a change of control provision in the Company's stock option plans. At the time of the merger, each right to purchase a share of the Company's common stock pursuant to an outstanding option or warrant was converted into an option or warrant with a right to purchase 0.5347 of a share of McLeodUSA Class A common stock.

         In connection with the acquisition of the Company's stock by McLeodUSA, the common stock of Splitrock Services, Inc. was delisted from The Nasdaq Stock Market.

         During March 2000, the Company issued 792,235 shares of its common stock representing the shares underlying the common stock warrants outstanding as of that date. These shares were issued to the warrant agent to be held in reserve until the warrants are exercised by the warrant holders. Upon issuance of the shares, the Company recorded the value of the warrants as common stock and additional paid in capital. Upon the merger these shares converted to McLeodUSA Class A common stock based on the 0.5347 exchange ratio. In connection with the merger and conversion, McLeodUSA assumed the Company's obligations under the Warrant Agreement dated July 24, 1998, as amended.

         During March 2000, the Company settled its contract dispute with Ericsson, Inc.

         In July, 2000, the $261 million Splitrock Senior Notes were retired. The total payment for these notes was approximately $316 million.

                                      * * *

                                $210,000,000



                                  McLeodUSA
                                 Incorporated



                             11 1/2% Senior Notes
                                   Due 2009



                                     LOGO



                                  PROSPECTUS

                            Dated October ___, 2000

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


            Subject to Completion, Dated October 19, 2000

PROSPECTUS                                                        LOGO

                            $150,000,000

                       MCLEODUSA INCORPORATED

                         OFFER TO EXCHANGE
            MCLEODUSA 12% SENIOR NOTES DUE JULY 15, 2008
                        FOR ALL OUTSTANDING
  CAPROCK COMMUNICATIONS CORP. 12% SENIOR NOTES DUE JULY 15, 2008

INTEREST PAYABLE JANUARY 15 AND JULY 15, COMMENCING ON JANUARY 15, 2001


                 MATERIAL TERMS OF THE EXCHANGE OFFER


- We are offering to exchange all outstanding CapRock 12% senior notes due July 15, 2008 that are validly tendered and not validly withdrawn for an equal amount of a new series of McLeodUSA 12% senior notes due July 15, 2008.

- The exchange offer will expire at 5:00 P.M., New York City time, on November ___, 2000, unless extended.

- We will accept the CapRock notes for exchange only if holders of at least a majority of the aggregate principal amount of the CapRock notes have consented to certain amendments to the indenture governing the CapRock notes and if the merger of CapRock with a wholly-owned subsidiary of McLeodUSA is consummated.

- The exchange offer is further subject to customary conditions, including that the exchange offer not violate applicable law.

- You may withdraw the tender of your CapRock notes at any time before the expiration of the exchange offer.

-   We will not receive any proceeds from the exchange offer.

- You may tender your CapRock notes only in denominations of $1,000 and multiples of $1,000.

- The exchange of notes should not result in recognition of gain or loss to exchanging noteholders for U.S. federal income tax purposes.


PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

WE ARE NOT MAKING THIS EXCHANGE OFFER IN ANY STATE OR JURISDICTION WHERE IT IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this prospectus is October ___, 2000.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
Summary....................................................................   1
Risk Factors...............................................................  17
Cautionary Note Regarding Forward-Looking Statements.......................  25
The Exchange Offer.........................................................  26
Use of Proceeds............................................................  36
Information About McLeodUSA................................................  37
Selected Consolidated Financial Data of McLeodUSA..........................  40
Pro Forma Financial Data...................................................  44
Description of the McLeodUSA Notes.........................................  49
Other McLeodUSA Indebtedness...............................................  82
Information About CapRock..................................................  84
Selected Consolidated Financial Data of CapRock............................  86
Description of the CapRock Notes...........................................  89
Legal Matters.............................................................. 126
Experts.................................................................... 126
Where You Can Find More Information........................................ 127
Index to Consolidated Financial Statements of Splitrock Services, Inc...... F-1


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     WE HAVE NOT TAKEN NOR WILL WE TAKE ANY ACTION IN ANY JURISDICTION TO PERMIT A PUBLIC OFFERING OF THE MCLEODUSA NOTES OR THE POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS OTHER THAN IN THE UNITED STATES.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE TO YOU WITHOUT CHARGE UPON YOUR ORAL OR WRITTEN REQUEST. YOUR REQUESTS SHOULD BE DIRECTED TO MCLEODUSA INCORPORATED, MCLEODUSA TECHNOLOGY PARK, 6400 C STREET SW, POST OFFICE BOX 3177, CEDAR RAPIDS, IOWA 52406-3177, ATTENTION:
GENERAL COUNSEL (TELEPHONE (319) 790-7775). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE EXPIRATION OF THE EXCHANGE OFFER, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE OF SUCH EXPIRATION.

                                     SUMMARY

     THIS DOCUMENT IS A PROSPECTUS OF MCLEODUSA. THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS YOU, INCLUDING THE LETTER OF TRANSMITTAL. IN ADDITION, YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS." SEE "WHERE YOU CAN FIND MORE INFORMATION."

                                  THE COMPANIES

MCLEODUSA INCORPORATED
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177
(319) 790-7800

McLeodUSA provides selected telecommunications services to customers nationwide. We provide integrated communications services, including local services, in many Midwest and Rocky Mountain states and long distance and advanced data services in all 50 states. We are a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines and more than 9,000 employees. We expanded our marketplace for advanced data and Internet services to all 50 states through our March 30, 2000 acquisition of Splitrock Services, Inc. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90% of the U.S. population. In the next 12 months, we plan to distribute 30 million telephone directories in 26 states, serving a population of 52 million. We are a Nasdaq-100 company traded under the symbol "MCLD."

We offer local, long distance, Internet access, data, voice mail and paging services from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

Our core business is providing communications services in competition with existing local telephone companies, including:

     -   local and long distance services

     -   dial and dedicated Internet access

     - higher bandwidth Internet access services, such as digital subscriber line and cable modem

     -   value-added services such as virtual private networks and web hosting

     -   bandwidth leasing and colocation services

     -   facilities and services dedicated for a particular customer's use

     - telephone and computer sales, leasing, networking, service and installation

     - other communications services, including video, cellular, operator, payphone, mobile radio, wireless communications and paging services

We also derive revenue from the following services related to our core business:

     -   sale of advertising in print and electronic telephone directories

     - traditional local telephone company services in east central Illinois and southeast South Dakota

     -   telemarketing services

In most of our markets, we compete with the existing local phone company by leasing its lines and switches. We provide long distance services by using our own facilities and by leasing capacity from others. We are actively developing fiber optic communications networks in many of our target local markets to carry additional communications traffic on our own network. We are actively developing enhancements to our national network and associated next-generation services.

CAPROCK COMMUNICATIONS CORP.
15601 Dallas Parkway, Suite 700
Dallas, Texas 75001

(972) 982-9596

CapRock is a facilities-based integrated communications service provider primarily to small and medium-sized business and communications carrier customers in the Southwestern United States. CapRock offers business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet, DSL and dedicated private line services. Additionally, CapRock offers its communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services.

CapRock's communications services are provided through resale and over its fiber, voice and data networks. As of June 30, 2000, the CapRock network covered approximately 4,500 route miles (including 22 metro fiber loops in key markets). Additionally, as of June 30, 2000, CapRock provided switch-based competitive local exchange services in 13 markets. As of June 30, 2000, CapRock had 12 voice and 17 data switches installed and operational on its network.

                               THE MERGER

On October 2, 2000, CapRock and McLeodUSA entered into a definitive agreement and plan of merger pursuant to which McLeodUSA, through a newly-formed, wholly-owned subsidiary, will acquire 100% of the voting securities of CapRock. In the transaction, each share of CapRock common stock will be exchanged for 0.3876 of a share of McLeodUSA Class A common stock. The merger agreement provides that the McLeodUSA subsidiary will merge with and into CapRock so that CapRock will be the surviving corporation and will be wholly-owned by McLeodUSA. In connection with the proposed merger, McLeodUSA has agreed to file and use its commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the CapRock 12% senior notes due 2008 for McLeodUSA 12% senior notes due 2008 and with respect to the exchange of the CapRock 11 1/2% senior notes due 2009 for McLeodUSA 11 1/2% senior notes due 2009.

                          SUMMARY OF THE EXCHANGE OFFER


THE EXCHANGE OFFER......................    We are offering to exchange $1,000
                                            principal amount of McLeodUSA 12%
                                            senior notes due July 15, 2008,
                                            which we refer to as the McLeodUSA
                                            notes, for each $1,000 principal
                                            amount of CapRock's outstanding 12%
                                            senior notes due July 15, 2008,
                                            which we refer to as the CapRock
                                            notes.

                                            In order for your CapRock notes to
                                            be exchanged, you must properly
                                            tender them before the exchange
                                            offer expires. All CapRock notes
                                            that are validly tendered and not
                                            validly withdrawn will be exchanged.
                                            We will issue the McLeodUSA notes
                                            promptly after the exchange offer
                                            expires.

                                            You may tender your CapRock notes
                                            for exchange in whole or in part in
                                            integral multiples of $1,000
                                            principal amount.

THE MERGER AGREEMENT....................    In connection with the proposed
                                            merger of CapRock with a
                                            wholly-owned subsidiary of
                                            McLeodUSA, we have agreed to file
                                            and to use our commercially
                                            reasonable efforts to cause to
                                            become effective with the SEC a
                                            registration statement with respect
                                            to the exchange of the CapRock notes
                                            for McLeodUSA notes. We are making
                                            the exchange offer to satisfy our
                                            contractual obligations under the
                                            merger agreement. After the exchange
                                            offer is completed, you will no
                                            longer be entitled to any exchange
                                            with respect to your CapRock notes.

CONSEQUENCES OF FAILURE TO
EXCHANGE YOUR CAPROCK NOTES..............   Any CapRock notes that are not
                                            tendered to us or are not accepted
                                            for exchange will remain outstanding
                                            and will continue to accrue interest
                                            in accordance with and otherwise be
                                            entitled to all of the rights and
                                            privileges under the indenture
                                            governing the CapRock notes. CapRock
                                            is soliciting consents, however, to
                                            amend this indenture to, among other
                                            things, eliminate most of the
                                            restrictive covenants and reporting
                                            requirements contained in the
                                            indenture. If CapRock obtains the
                                            requisite number of consents from
                                            the CapRock noteholders, the
                                            indenture will be so amended and the
                                            holders of any CapRock notes that
                                            remain outstanding after the offer
                                            has been completed will be without
                                            the protection that the deleted
                                            restrictive covenants and reporting
                                            requirements gave them. The receipt
                                            by CapRock of the requisite consents
                                            to approve the amendments to the
                                            indenture is a condition to the
                                            consummation of the exchange offer.
                                            See "The Exchange Offer--Consent
                                            Solicitation; Consequences of
                                            Failure to Tender Your CapRock
                                            Notes."

EXPIRATION DATE.........................    The exchange offer will expire at
                                            5:00 p.m., New York City time, on
                                            November ___, 2000 unless extended
                                            by us, in which case the term
                                            "expiration date" will mean the
                                            latest date and time to which the
                                            exchange offer is extended. See "The
                                            Exchange Offer--Expiration Date;
                                            Extensions; Amendments."

CONDITIONS TO THE EXCHANGE OFFER.........   The exchange offer is subject to the
                                            conditions that:


                                       3

                                            -    CapRock receives the consent
                                                 of the holders of at least a
                                                 majority of the aggregate
                                                 principal amount of the CapRock
                                                 notes to certain amendments to
                                                 the indenture governing the
                                                 CapRock notes

                                            -    the proposed merger of CapRock
                                                 with a wholly-owned subsidiary
                                                 of McLeodUSA is consummated

                                            The exchange offer is further
                                            subject to several customary
                                            conditions which we may waive. There
                                            is no guarantee that these
                                            conditions will be satisfied.

                                            The exchange offer is not
                                            conditioned upon any minimum
                                            principal amount of CapRock notes
                                            being tendered for exchange. See
                                            "The Exchange Offer--Conditions to
                                            the Exchange Offer."

                                            We reserve the right, subject to
                                            applicable law, at any time and from
                                            time to time:

                                            -    to delay the acceptance of the
                                                 CapRock notes

                                            -    to terminate the exchange offer
                                                 if specified conditions have
                                                 not been satisfied

                                            -    to extend the expiration date
                                                 of the exchange offer and
                                                 retain all tendered CapRock
                                                 notes subject, however, to the
                                                 right of tendering holders to
                                                 withdraw their tender of
                                                 CapRock notes

                                            -    to waive any condition or
                                                 otherwise amend the terms of
                                                 the exchange offer in any
                                                 respect

                                            See "The Exchange Offer--Expiration
                                            Date; Extensions; Amendments."

PROCEDURES FOR TENDERING
CAPROCK NOTES...........................    If you wish to tender your CapRock
                                            notes for exchange, you must:

                                            -    complete and sign a Letter of
                                                 Transmittal according to the
                                                 instructions contained in the
                                                 Letter of Transmittal

                                            -    forward the Letter of
                                                 Transmittal by mail, facsimile
                                                 transmission or hand delivery,
                                                 together with any other
                                                 required documents, to the
                                                 exchange agent, either with the
                                                 CapRock notes that you tender
                                                 or in compliance with the
                                                 specified procedures for
                                                 guaranteed delivery of your
                                                 CapRock notes

                                            Some brokers, dealers, commercial
                                            banks, trust companies and other
                                            nominees may also effect tenders by
                                            book-entry transfer. Please do not
                                            send your Letter of Transmittal or
                                            certificates representing your
                                            CapRock notes to us. You should send
                                            those documents only to the exchange
                                            agent. You should direct any
                                            information requests or questions
                                            regarding how to tender your CapRock
                                            notes to the exchange agent. See
                                            "The Exchange Offer--Exchange
                                            Agent."


                                       4

SPECIAL PROCEDURES FOR BENEFICIAL
OWNERS..................................    If your CapRock notes are registered
                                            in the name of a broker, dealer,
                                            commercial bank, trust company or
                                            other nominee, we urge you to
                                            contact such person promptly if you
                                            wish to tender your CapRock notes
                                            pursuant to the exchange offer. See
                                            "The Exchange Offer--Procedures for
                                            Tendering CapRock Notes."

WITHDRAWAL RIGHTS.......................    You may withdraw the tender of your
                                            CapRock notes at any time before the
                                            expiration date by delivering a
                                            written notice of your withdrawal to
                                            the exchange agent according to the
                                            withdrawal procedures described
                                            under the heading "The Exchange
                                            Offer--Withdrawal Rights."


EXCHANGE AGENT..........................    The exchange agent for the exchange
                                            offer is United States Trust Company
                                            of New York. The address, telephone
                                            number and facsimile number of the
                                            exchange agent are set forth in "The
                                            Exchange Offer--Exchange Agent" and
                                            in the Letter of Transmittal.

USE OF PROCEEDS.........................    We will not receive any cash
                                            proceeds from the issuance of the
                                            McLeodUSA notes offered by this
                                            prospectus. See "Use of Proceeds."

UNITED STATES FEDERAL INCOME
TAX CONSEQUENCES........................    Your acceptance of the exchange
                                            offer and the related exchange of
                                            your CapRock notes for McLeodUSA
                                            notes should not cause you to
                                            recognize any taxable gain or loss
                                            for federal income tax purposes. See
                                            "The Exchange Offer--United States
                                            Federal Income Tax Consequences."

CONSENT SOLICITATION.....................   On October 11, 2000, CapRock
                                            commenced a solicitation of consents
                                            from the holders of the CapRock
                                            notes to amend the indenture under
                                            which the CapRock notes were issued
                                            to:

                                            -    modify certain restrictive
                                                 covenants contained in the
                                                 indenture in order to permit
                                                 the merger of CapRock with a
                                                 wholly-owned subsidiary of
                                                 McLeodUSA

                                            -    allow the merger of CapRock
                                                 and the McLeodUSA subsidiary
                                                 to be consummated without
                                                 triggering the change of
                                                 control provisions of the
                                                 indenture

                                            -    eliminate most of the
                                                 restrictive covenants and
                                                 reporting requirements
                                                 contained in the indenture

CONCURRENT EXCHANGE OFFER................   Concurrently with this exchange
                                            offer and by a separate prospectus,
                                            we are offering to exchange our
                                            11 1/2% senior notes due 2009 for
                                            CapRock's 11 1/2% senior notes due
                                            2009. The completion of the exchange
                                            offer contemplated by this
                                            prospectus and the concurrent
                                            offering of our 11 1/2% senior notes
                                            due 2009 are not dependent on one
                                            another.

See "The Exchange Offer" for more detailed information concerning the terms of the exchange offer.

                     SUMMARY OF TERMS OF THE MCLEODUSA NOTES

     The exchange offer relates to the exchange of up to $150,000,000 principal amount of McLeodUSA 12% senior notes due July 15, 2008 for up to an equal principal amount of CapRock 12% senior notes due July 15, 2008.


SECURITIES OFFERED......................    $150 million principal amount of
                                            McLeodUSA 12% senior notes due July
                                            15, 2008.

INTEREST................................    Interest on the McLeodUSA notes will
                                            accrue at the rate of 12% per year
                                            and will be payable in cash
                                            semi-annually in arrears on January
                                            15 and July 15, commencing on
                                            January 15, 2001. Interest on the
                                            McLeodUSA notes will be deemed to
                                            accrue from July 15, 2000.

RANKING.................................    The McLeodUSA notes will not be
                                            secured by any assets and:

                                            -    will be subordinated to all of
                                                 our existing and future secured
                                                 indebtedness, including our
                                                 Senior Secured Credit
                                                 Facilities and any other Senior
                                                 Credit Facility or Qualified
                                                 Receivable Facility, each as
                                                 defined in this prospectus,

                                            -    will be subordinated to all
                                                 liabilities of our
                                                 subsidiaries, including trade
                                                 payables

                                            -    will be effectively
                                                 subordinated in certain
                                                 respects to any CapRock notes
                                                 and any CapRock 11 1/2% senior
                                                 notes due 2009 that remain
                                                 outstanding after this exchange
                                                 offer and our concurrent
                                                 exchange offer for CapRock's
                                                 11 1/2% senior notes due 2009

                                            -    will rank equal in right of
                                                 payment with all of our
                                                 existing and future senior
                                                 unsecured indebtedness

                                            -    will rank senior in right of
                                                 payment to all of our existing
                                                 and future subordinated
                                                 indebtedness

                                            As of June 30, 2000:

                                            -    we had total secured
                                                 indebtedness of $631.7 million

                                            -    our subsidiaries had total
                                                 liabilities of $700.9 million

                                            -    we had $1.7 billion of
                                                 outstanding senior unsecured
                                                 indebtedness that will rank
                                                 equal in right of payment with
                                                 the McLeodUSA notes

                                            -    we had no outstanding
                                                 subordinated indebtedness

                                            See "Description of the McLeodUSA
                                            Notes--General."

OPTIONAL REDEMPTION.....................    We may redeem the McLeodUSA notes at
                                            our option, in whole or in part, at
                                            any time on or after July 15, 2003
                                            at the redemption prices set forth
                                            in this prospectus, plus accrued and
                                            unpaid interest, if any, to the date
                                            of redemption. See "Description of
                                            the McLeodUSA Notes--Optional
                                            Redemption."


                                       6

CHANGE OF CONTROL.......................    Upon a Change of Control, as defined
                                            in this prospectus, you will have
                                            the right to require us to
                                            repurchase all or any part of your
                                            McLeodUSA notes at a purchase price
                                            equal to 101% of their principal
                                            amount plus accrued and unpaid
                                            interest. However, we cannot assure
                                            you we will have the financial
                                            resources necessary to repurchase
                                            the McLeodUSA notes upon a Change of
                                            Control. See "Description of the
                                            McLeodUSA Notes--Repurchase at the
                                            Option of Holders upon a Change of
                                            Control."

RESTRICTIVE COVENANTS...................    The indenture governing the
                                            McLeodUSA notes contains several
                                            covenants which, among other things,
                                            restrict our ability and the ability
                                            of our subsidiaries to:

                                            -    incur additional indebtedness

                                            -    pay dividends

                                            -    make distributions in respect
                                                 of our or our subsidiaries'
                                                 capital stock

                                            -    make other restricted payments

                                            -    enter into sale and leaseback
                                                 transactions

                                            -    pledge or mortgage assets

                                            -    enter into transactions with
                                                 affiliates

                                            -    sell assets

                                            -    consolidate, merge or sell all
                                                 or substantially all of our or
                                                 our subsidiaries' assets

                                            These covenants are subject to
                                            important exceptions and
                                            qualifications. See "Description of
                                            the McLeodUSA Notes--Covenants."

               COMPARISON OF MCLEODUSA NOTES AND CAPROCK NOTES


                                     McLeodUSA Notes                           CapRock Notes
                                     ---------------                           -------------
AGGREGATE PRINCIPAL AMOUNT            $150 million                              $150 million

INTEREST RATE                              12%                                       12%

MATURITY                              July 15, 2008                             July 15, 2008

PAYMENT DATES                         January 15 and                            January 15 and
                                      July 15                                   July 15

RANKING                               The McLeodUSA notes will not be           The CapRock notes are not secured by
                                      secured by any assets and will be         any assets and are subordinated to all
                                      subordinated to all of McLeodUSA's        of CapRock's existing and future
                                      existing and future secured               secured indebtedness and to all
                                      indebtedness and to all liabilities       liabilities of CapRock's subsidiaries.
                                      of McLeodUSA's subsidiaries. The          The CapRock notes rank equal in right
                                      McLeodUSA notes will rank equal in        of payment with all of CapRock's
                                      right of payment with all of              existing and future senior unsecured
                                      McLeodUSA's existing and future           indebtedness and rank senior in right
                                      senior unsecured indebtedness and         of payment to all of CapRock's
                                      will rank senior in right of payment      existing and future subordinated
                                      to all of McLeodUSA's existing and        indebtedness.
                                      future subordinated indebtedness. The
                                      McLeodUSA notes will be effectively
                                      subordinated in certain respects to any
                                      CapRock notes and any CapRock 11 1/2%
                                      senior notes due 2009 that remain
                                      outstanding after this exchange offer and
                                      our concurrent exchange offer for
                                      CapRock's 11 1/2% senior notes due 2009.

OPTIONAL REDEMPTION                   McLeodUSA may redeem the                  CapRock may redeem the CapRock
                                      McLeodUSA notes at any time on or         notes at any time on or after July 15,
                                      after July 15, 2003 at the redemption     2003 at the redemption prices set forth
                                      prices set forth in this prospectus.      in this prospectus.

MANDATORY REDEMPTION                  None                                      None

CHANGE OF CONTROL                     Upon a change of control, a McLeodUSA     Upon a change of control, a CapRock
                                      noteholder will be able to require        noteholder can require CapRock to
                                      McLeodUSA to repurchase all or any        repurchase all or any part of its
                                      part of its McLeodUSA notes at a          CapRock notes at a purchase price
                                      purchase price equal to 101% of their     equal to 101% of their principal
                                      principal amount plus accrued and         amount plus accrued and unpaid
                                      unpaid interest.                          interest.

PUBLIC EQUITY OFFERING AND
STRATEGIC EQUITY SALE OPTIONAL
REDEMPTION                            None                                      None

RESTRICTIVE COVENANTS                 Subject to important exceptions and       Subject to important exceptions and
                                      qualifications, the indenture             qualifications, the indenture
                                      governing the McLeodUSA notes             governing the CapRock notes contains
                                      contains several covenants which,         several covenants which, among other
                                      among other things, restrict the          things, restrict the ability of
                                      ability of McLeodUSA and its              CapRock and its subsidiaries to:
                                      subsidiaries to:
                                                                                -    incur additional indebtedness
                                      -    incur additional indebtedness
                                                                                -    pay dividends
                                      -    pay dividends
                                                                                -    make distributions in respect of
                                      -    make distributions in respect of          capital stock of CapRock or its
                                           capital stock of McLeodUSA or             subsidiaries
                                           its subsidiaries
                                                                                -    make other restricted payments
                                      -    make other restricted payments
                                                                                -    enter into sale and leaseback
                                      -    enter into sale and leaseback             transactions
                                           transactions
                                                                                -    pledge or mortgage assets
                                      -    pledge or mortgage assets
                                                                                -    enter into transactions with
                                      -    enter into transactions with              affiliates
                                           affiliates
                                                                                -    sell assets
                                      -    sell assets
                                                                                -    consolidate, merge or sell all or
                                      -    consolidate, merge or sell all            substantially all assets of
                                           or substantially all assets of            CapRock or its subsidiaries
                                           McLeodUSA or its subsidiaries

     On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the indenture under which the CapRock notes were issued to (a) modify certain restrictive covenants contained in the indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the indenture and (c) eliminate most of the restrictive covenants and reporting requirements contained in the indenture.




                                 RISK FACTORS

     You should carefully consider the factors set forth under the caption "Risk Factors" before tendering your CapRock notes for McLeodUSA notes.

               SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA

     The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 were audited by Arthur Andersen LLP, independent public accountants.

     The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

                     ACQUIRED COMPANY                                              DATE ACQUIRED
                     ----------------                                              -------------
          MWR Telecom, Inc..................................................       April 28, 1995
          Ruffalo, Cody & Associates, Inc...................................        July 15, 1996
          Telecom-STAR-USA Publishing Group, Inc............................     September 20, 1996
          Consolidated Communications, Inc..................................     September 24, 1997
          Ovation Communications, Inc.......................................       March 31, 1999
          Splitrock Services, Inc...........................................       March 30, 2000

     The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

     The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation, Splitrock and CapRock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation, Splitrock and CapRock financial position as of the date presented. The 1999 pro forma amounts include adjustments to the CapRock 1999 historical financial statements to give effect to the issuance by CapRock in May 1999 of $210 million of its 11 1/2% senior notes as if the note issuance had occurred at the beginning of such period.

     The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:

              DESCRIPTION OF SECURITIES                                PRINCIPAL AMOUNT        DATE ISSUED
              -------------------------                                ----------------        -----------
10 1/2% senior discount notes due March 1, 2007                            $500 million      March 4, 1997
9 1/4% senior notes due July 15, 2007                                      $225 million      July 21, 1997
8 3/8% senior notes due March 15, 2008                                     $300 million      March 10, 1998
9 1/2% senior notes due November 1, 2008                                   $300 million     October 30, 1998
8 1/8% senior notes due February 15, 2009                                  $500 million    February 22, 1999
Series A preferred stock                                                   $287 million     August 23, 1999
Series B preferred stock                                                   $687 million    September 15, 1999
Series C preferred stock                                                   $313 million    September 15, 1999
Senior Secured Credit Facilities                                           $575 million       May 30, 2000

     The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8-1/8% senior notes, the Series A, B and C preferred stock and the Senior Secured Credit Facilities as if they had occurred at the beginning of 1999.

     On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. On February 29, 2000, McLeodUSA announced that its board of directors had declared a three-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was April 4, 2000. Stockholders of record at the market close on that date received two additional shares of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on April 24, 2000. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split and the three-for-one stock split.

     The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999, earnings were insufficient to cover fixed charges by $11.4 million, $22.6 million, $84.4 million, $135.5 million, and $243.3 million, respectively. For the six months ended June 30, 1999 and 2000, earnings were insufficient to cover fixed charges by $118.5 million and $207.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $523.3 million and $313.5 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

                                                (TABLE BEGINS ON THE NEXT PAGE)

               SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           YEAR ENDED DECEMBER 31,
                                           --------------------------------------------------------------------------------------
                                                                                                                       PRO FORMA
                                                 1995          1996          1997         1998           1999            1999
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                                      (UNAUDITED)
OPERATIONS STATEMENT DATA:
   Revenue .............................   $    28,998    $    81,323    $   267,886    $   604,146    $   908,792    $ 1,210,667
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Operating expenses:
     Cost of service ...................        19,667         52,624        151,190        323,208        457,085        699,401
     Selling, general and administrative        18,054         46,044        148,158        260,931        392,687        481,488
     Depreciation and amortization .....         1,835          8,485         33,275         89,107        190,695        346,131
     Other .............................            --          2,380          4,632          5,575             --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------
     Total operating expenses ..........        39,556        109,533        337,255        678,821      1,040,467      1,527,020
   Operating loss ......................       (10,558)       (28,210)       (69,369)       (74,675)      (131,675)      (316,353)
   Interest income (expense), net ......          (771)         5,369        (11,967)       (52,234)       (94,244)      (191,068)
   Other income ........................            --            495          1,426          1,997          5,637          7,163
   Income taxes ........................            --             --             --             --             --             --
   Net loss ............................       (11,329)       (22,346)       (79,910)      (124,912)      (220,282)      (500,528)
   Preferred stock dividends ...........            --             --             --             --        (17,727)       (54,375)
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Loss applicable to common stock .....   $   (11,329)   $   (22,346)   $   (79,910)   $  (124,912)   $  (238,009)   $  (554,633)
                                           ===========    ===========    ===========    ===========    ===========    ===========
   Loss per common share ...............   $      (.07)   $      (.09)   $      (.24)   $      (.33)   $      (.54)   $      (.99)
                                           ===========    ===========    ===========    ===========    ===========    ===========
   Weighted average common shares
     outstanding .......................       168,024        243,036        329,844        376,842        443,130        559,751
                                           ===========    ===========    ===========    ===========    ===========    ===========
   Ratio of earnings to fixed charges ..            --             --             --             --             --             --
                                           ===========    ===========    ===========    ===========    ===========    ===========

                                                          SIX MONTHS ENDED JUNE 30,
                                                  ----------------------------------------
                                                                                 PRO FORMA
                                                    1999           2000            2000
                                                  ---------      ---------      ---------
                                                 (UNAUDITED)   (UNAUDITED)      (UNAUDITED)
OPERATIONS STATEMENT DATA:
     Revenue ................................     $ 403,771      $ 620,082      $ 769,055
                                                  ---------      ---------      ---------
   Operating expenses:
     Cost of service ........................       205,507        344,426        466,226
     Selling, general and administrative ....       178,339        256,563        309,973
     Depreciation and amortization ..........        78,708        163,193        213,415
     Other ..................................            --             --            872
                                                  ---------      ---------      ---------
     Total operating expenses ...............       462,554        764,182        990,486
   Operating loss ...........................       (58,783)      (144,100)      (221,431)
   Interest income (expense), net ...........       (50,666)       (42,077)       (70,486)
   Other income .............................           562          1,971          1,996
   Income taxes .............................            --             --             --
                                                  ---------      ---------      ---------
   Net loss .................................      (108,887)      (184,206)      (289,921)
   Preferred stock dividends ................            --        (27,204)       (27,204)
                                                  ---------      ---------      ---------
   Loss applicable to common stock ..........     $(108,887)     $(211,410)     $(317,125)
                                                  =========      =========      =========
   Loss per common share ....................     $    (.26)     $    (.40)     $    (.54)
                                                  =========      =========      =========
   Weighted average common shares outstanding       423,210        529,109        590,221
                                                  =========      =========      =========
   Ratio of earnings to fixed charges ......             --             --             --
                                                  =========      =========      =========

               SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                DECEMBER 31,                                   JUNE 30, 2000
                                     ---------------------------------------------------------------     ------------------------
                                       1995          1996          1997          1998         1999          ACTUAL      PRO FORMA
                                     --------      --------      --------      --------     --------     -----------   -----------
                                                                                                         (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
Current assets .................   $     8,507   $   224,401   $   517,869   $   793,192   $ 1,569,473   $ 1,647,070   $ 1,879,002
Working capital (deficit) ......   $    (1,208)  $   185,968   $   378,617   $   316,236   $ 1,272,794   $   859,997   $   913,955
Property and equipment, net ....   $    16,119   $    92,123   $   373,804   $   629,746   $ 1,270,032   $ 1,897,962   $ 2,321,001
Total assets ...................   $    28,986   $   452,994   $ 1,345,652   $ 1,925,197   $ 4,203,147   $ 7,069,543   $ 7,791,496
Long-term debt .................   $     3,600   $     2,573   $   613,384   $ 1,245,170   $ 1,763,725   $ 2,370,370   $ 2,718,588
Redeemable convertible preferred
  stock ........................   $        --   $        --   $        --   $        --   $ 1,000,000   $ 1,000,000   $ 1,000,000
Stockholders' equity ...........   $    14,958   $   403,429   $   559,379   $   462,806   $ 1,108,542   $ 2,878,436   $ 3,074,207

                                                                   YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------------------
                                                                                                           PRO FORMA
                                         1995        1996            1997         1998         1999          1999
                                       --------    --------       --------      --------     --------        ----
                                                                                                          (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment   $    6,364    $   79,845    $  179,255    $  289,923   $  580,003    $  820,756

     Business acquisitions .......   $    8,333    $   93,937    $  421,882    $   49,737   $  736,626    $3,376,180

  EBITDA(1) ......................   $   (8,723)   $  (17,345)   $  (31,462)   $   20,007   $   59,020    $   29,778

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                             -----------------------------------
                                                                                                      PRO FORMA
                                                                                1999        2000        2000
                                                                             ----------  ----------     ----
                                                                             (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment........................................      $220,390   $559,834    $804,163
     Business acquisitions................................................      $525,161 $2,052,925  $2,415,523
  EBITDA(1)...............................................................       $19,925    $19,093    $(7,144)

(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

         The following table sets forth financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and as of and for the six months ended June 30, 1999 and 2000. The business combination among CapRock's predecessor companies was completed on August 26, 1998 and was accounted for as a pooling of interests. Accordingly, these Consolidated Financial Statements include CapRock's three predecessor companies (CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated) as though these entities were always a part of CapRock.

         In May 1998, IWL Communications changed its fiscal year end to coincide with the fiscal years of CapRock, CapRock Telecommunications and CapRock Fiber. The Consolidated Statement of Operations for the year ended December 31, 1996 combines the operating activity of IWL Communications for the year ended June 30, 1996 with the operating activity of CapRock Telecommunications and CapRock Fiber for the year ended December 31, 1996. The net income of IWL Communications in the amount of approximately $260,000 for the six month period ended December 31, 1996 was excluded from the Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year ends for such period. This amount was included as an adjustment to retained earnings in the Consolidated Statement of Stockholders' Equity and Comprehensive Income in 1997. IWL Communications' cash flow for this period was added to the 1997 beginning balance in the Consolidated Statement of Cash Flows.

                                                                            AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                             ---------------------------------------------------------------------
                                                               1995            1996           1997          1998            1999
                                                             --------        --------       --------      --------         ------
STATEMENT OF OPERATIONS DATA:
Revenues ...............................................     $  29,407      $  50,970      $  75,349      $ 121,774      $ 192,623
Costs of Services ......................................        21,185         39,357         52,471         83,221        115,676
                                                             ---------      ---------      ---------      ---------      ---------
      Gross profit .....................................         8,222         11,613         22,878         38,553         76,947
Operating expenses:
    Selling, general and administrative ................         7,326          8,983         14,074         23,528         56,535
    Merger related expenses ............................            --             --             --          2,313             --
    Depreciation and amortization ......................         1,186          1,536          3,346          4,887          9,698
                                                             ---------      ---------      ---------      ---------      ---------
       Total operating expenses ........................         8,512         10,519         17,420         30,728         66,233
                                                             ---------      ---------      ---------      ---------      ---------
Operating income (loss) ................................          (290)         1,094          5,458          7,825         10,714
Interest expense, net ..................................          (484)          (585)        (1,603)        (6,441)       (17,861)
Other income (expense) .................................           151             42            220            106          1,526
                                                             ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes and
    extraordinary item .................................          (623)           551          4,075          1,490         (5,621)
Income tax expense (benefit) ...........................            48            227          1,513          1,267         (2,080)
                                                             ---------      ---------      ---------      ---------      ---------
Income (loss) before extraordinary item ................          (671)           324          2,562            223         (3,541)
Extraordinary item - extinguishment of debt ............           645             --             --             --             --
                                                             ---------      ---------      ---------      ---------      ---------
      Net income (loss) ................................     $     (26)     $     324      $   2,562      $     223      $  (3,541)
                                                             =========      =========      =========      =========      =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item .................................     $    (623)     $     551      $   4,075      $   1,490      $  (5,621)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation .........................          (211)           143          1,475          1,267         (2,080)
                                                             ---------      ---------      ---------      ---------      ---------
    Income (loss) before extraordinary item ............          (412)           408          2,600            223         (3,541)
    Extraordinary item, net of taxes ...................           397             --             --             --             --
                                                             ---------      ---------      ---------      ---------      ---------
      Pro forma net income (loss) ......................     $     (15)     $     408      $   2,600      $     223      $  (3,541)
                                                             =========      =========      =========      =========      =========

Historical and pro forma income (loss) per common share:
    Income (loss) before extraordinary item ............     $   (0.02)     $    0.01      $    0.09      $    0.01      $   (0.11)
    Extraordinary item, net of tax .....................     $    0.02             --             --             --             --
                                                             ---------      ---------      ---------      ---------      ---------
    Basic and diluted ..................................     $      --      $    0.01      $    0.09      $    0.01      $   (0.11)
                                                             =========      =========      =========      =========      =========
Weighted average shares outstanding:
    Basic ..............................................        25,926         27,146         27,984         28,899         31,727
    Diluted ............................................        25,936         27,156         28,481         30,028         31,727

                SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,
                                                                ------------------------
                                                                  1999             2000
                                                                --------         --------
STATEMENT OF OPERATIONS DATA:
Revenues ...............................................       $  74,596        $ 113,936
Costs of Services ......................................          44,919           79,220
                                                               ---------        ---------
      Gross profit .....................................          29,677           34,716
Operating expenses:
    Selling, general and administrative ................          25,012           43,398
    Merger related expenses ............................              --               --
    Depreciation and amortization ......................           3,337            9,077
                                                               ---------        ---------
       Total operating expenses ........................          28,349           52,475
                                                               ---------        ---------
Operating income (loss) ................................           1,328          (17,759)
Interest expense, net ..................................          (7,134)          (7,021)
Other income (expense) .................................            (135)              25
                                                               ---------        ---------
Income (loss) before income taxes and
    extraordinary item .................................          (5,941)         (24,755)
Income tax expense (benefit) ...........................          (2,335)          (9,118)
                                                               ---------        ---------
Income (loss) before extraordinary item ................          (3,606)         (15,637)
Extraordinary item - extinguishment of debt ............              --               --
                                                               ---------        ---------
      Net income (loss) ................................       $   3,606        $ (15,637)
                                                               =========        =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item .................................       $  (5,941)       $ (24,755)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation .........................          (2,335)          (9,118)
                                                               ---------        ---------
    Income (loss) before extraordinary item ............          (3,606)         (15,637)
    Extraordinary item, net of taxes ...................              --               --
                                                               ---------        ---------
      Pro forma net income (loss) ......................       $  (3,606)       $ (15,637)
                                                               =========        =========


Historical and pro forma income (loss) per common share:
    Income (loss) before extraordinary item ............       $   (0.12)       $   (0.47)
    Extraordinary item, net of tax .....................              --               --
                                                               ---------        ---------
    Basic and diluted ..................................       $   (0.12)       $   (0.47)
                                                               =========        =========
Weighted average shares outstanding:
    Basic ..............................................          30,321           33,406
    Diluted ............................................          30,321           33,406

                SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------------------------------
                                                      1995             1996            1997             1998              1999
                                                    --------         --------        --------         --------          --------
BALANCE SHEET DATA:
Working capital (deficit) ..................       $    (797)       $  (2,153)       $    (305)       $ 102,489        $ 216,145
Property, plant and equipment, net .........           6,705           15,901           27,341           59,607          228,601
Total assets ...............................          13,198           28,522           49,389          191,966          548,835
Long-term debt and capital lease obligations           2,443           13,254           21,062          145,187          347,502
Stockholders' equity .......................           3,552            3,886           14,086           16,062           96,030

OPERATING DATA:
EBITDA(1) ..................................       $     896        $   2,630        $   8,804        $  15,025        $  20,412
Cash flows provided by (used in) operations              827              781            4,112            7,125          (13,302)
Cash flows used in investing activities ....          (1,919)          (9,350)         (12,987)        (134,350)        (264,623)
Cash flows provided by financing activities              903            8,605           12,114          123,990          283,338
Capital expenditures .......................          (2,282)         (10,212)         (13,631)         (36,855)        (201,289)

                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                                    ------------------------
                                                      1999            2000
                                                    --------        --------
BALANCE SHEET DATA:
Working capital (deficit) ..................       $ 337,555        $ 104,312
Property, plant and equipment, net .........          97,360          423,039
Total assets ...............................         479,533          676,174
Long-term debt and capital lease obligations         347,012          348,218
Stockholders' equity .......................          94,939          177,738

OPERATING DATA:
EBITDA(1) ..................................       $  (4,665)       $  (8,682)
Cash flows provided by (used in) operations          (14,897)          50,799
Cash flows used in investing activities ....        (258,169)        (159,910)
Cash flows provided by financing activities          283,872          107,113
Capital expenditures .......................         (45,717)        (216,263)

(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                                 RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE TENDERING YOUR CAPROCK NOTES FOR MCLEODUSA NOTES. YOU SHOULD ALSO CONSIDER THE OTHER INFORMATION IN THIS PROSPECTUS INCLUDING THE SEC REPORTS ON FORMS 10-K, 10-Q AND 8-K AND IN THE OTHER DOCUMENTS CONSIDERED A PART OF THIS PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION." THE TERMS "WE," "US," "OUR" OR OTHER VARIATIONS THEREOF, AS USED IN THIS "RISK FACTORS" SECTION, REFER TO MCLEADUSA AND ITS SUBSIDIARIES UNLESS THE CONTEXT REQUIRES A DIFFERENT MEANING.


WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED COMPANIES, INCLUDING CAPROCK, INTO OUR OPERATIONS, WHICH COULD SLOW OUR GROWTH.

     The integration of acquired companies, including the proposed acquisition of CapRock, into our operations involves a number of risks, including:

     -    difficulty integrating operations and personnel
     -    diversion of management attention
     -    potential disruption of ongoing business
     -    inability to retain key personnel
     - inability to successfully incorporate acquired assets and rights into our service offerings
     - inability to maintain uniform standards, controls, procedures and policies
     -    impairment of relationships with employees, customers or vendors

     Failure to overcome these risks or any other problems encountered in connection with the merger or other similar transactions could slow our growth or lower the quality of our services, which could reduce customer demand and have a negative impact upon the price at which the McLeodUSA notes trade after this exchange offer.


CONTINUED RAPID GROWTH OF OUR NETWORK, SERVICES AND SUBSCRIBERS COULD BE SLOWED IF WE CANNOT MANAGE THIS GROWTH.

     We have rapidly expanded and developed our network, services and subscribers. This has placed and will continue to place, in part as a result of the merger, significant demands on our management, operational and financial systems and procedures and controls. We may not be able to manage our anticipated growth effectively, which would harm our business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

     -    cooperation of existing local telephone companies
     -    regulatory, legislative and other governmental developments
     -    changes in the competitive climate in which we operate
     - development of customer billing, order processing and network management systems
     -    availability of financing
     - technological developments - availability of rights-of-way, franchises, building access and antenna sites
     -    existence of strategic alliances or relationships
     -    emergence of future opportunities

     We will need to continue to improve our operational and financial systems and our procedures and controls as we grow. We must also develop, train and manage our employees.


WE EXPECT TO INCUR SIGNIFICANT LOSSES OVER THE NEXT SEVERAL YEARS.

     If we do not become profitable in the future, we could have difficulty obtaining funds to continue our operations or repay the McLeodUSA notes. We have incurred net losses every year since we began operations. Since January 1, 1995, our net losses applicable to common stock have been as follows:

  PERIOD                           AMOUNT
  ------                         -------------
1995.........................   $ 11.3 million
1996.........................   $ 22.3 million
1997.........................   $ 79.9 million
1998.........................   $124.9 million
1999.........................   $238.0 million
First 6 months of 2000.......   $211.4 million

     We expect to incur significant operating losses during the next several years while we develop our business and expand our fiber optic communications network.


FAILURE TO RAISE NECESSARY CAPITAL COULD RESTRICT OUR ABILITY TO DEVELOP OUR NETWORK AND SERVICES AND ENGAGE IN STRATEGIC ACQUISITIONS.

     We need significant capital to continue to expand our operations, facilities, network and services including, following the merger, the expansion and operation of CapRock. We cannot assure you that our capital resources will permit us to fund our planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require us to delay or abandon some of our expansion plans or expenditures, which could harm our business and competitive position.

     As of June 30, 2000, based on the combined McLeodUSA and CapRock business plan, capital requirements and growth projections as of that date, we estimated that we would require approximately $1.5 billion through 2002 to fund our planned capital expenditures and operating expenses. We expect to meet these funding needs through the existing cash balances of McLeodUSA and CapRock, our existing lines of credit and income from future operations.
Our estimated aggregate capital requirements include the projected costs of:

     - expanding its fiber optic communications network, including national and intra-city fiber optic networks
     -    adding voice and ATM switches
     -    expanding operations in existing and new markets
     -    developing wireless services in limited markets
     -    funding general corporate expenses
     -    completing recent acquisitions, including the merger
     - constructing, acquiring, developing or improving telecommunications assets

     Our estimate of future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of our future capital requirements may differ substantially from our estimate due to factors such as:

     - strategic acquisition costs and effects of acquisitions on our business plan, capital requirements and growth projections
     -    unforeseen delays
     -    cost overruns
     -    engineering design changes
     -    changes in demand for our services
     -    regulatory, technological or competitive developments
     -    new opportunities

     We also expect to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. We may require additional financing if we pursue any of these opportunities.

     Our projected funding plan assumes that (a) the indentures governing the CapRock notes and the CapRock 11 1/2% senior notes due 2009 are amended to provide that the acquisition of CapRock does not constitute a change of control and (b) such notes will either remain outstanding as amended to remove various covenants or be exchanged for our notes pursuant to the terms of the exchange offers.

     We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. We cannot assure you that we will have timely access to additional financing sources on acceptable terms. If we do not, we may not be able to expand our markets, operations, facilities, network and services as we intend. See "Information About McLeodUSA."

OUR HIGH LEVEL OF DEBT COULD LIMIT OUR FLEXIBILITY IN RESPONDING TO BUSINESS DEVELOPMENTS AND PUT US AT A COMPETITIVE DISADVANTAGE.

     We have substantial debt, which could adversely affect us in a number of ways, including:

     -    limiting our ability to obtain necessary financing in the future

     - limiting our flexibility to plan for, or react to, changes in our business

     - requiring us to use a substantial portion of our cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

     - making us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage

     -    making us more vulnerable to a downturn in our business

     As of June 30, 2000, we had $2.4 billion of long-term debt, including $1.7 billion of debt under our senior notes and $575 million under our credit facilities. We also had $1.0 billion of redeemable convertible preferred stock and $2.9 billion of stockholders' equity. In addition, upon completion of the merger and the exchange offers, we expect to have $360 million of long-term debt resulting from the exchange of McLeodUSA notes for the CapRock notes and the exchange of our 11 1/2% senior notes due 2009 for the CapRock 11 1/2% senior notes due 2009. As a result, we expect our fixed charges to exceed our earnings for the foreseeable future.

COVENANTS IN DEBT INSTRUMENTS RESTRICT OUR CAPACITY TO BORROW AND INVEST, WHICH COULD IMPAIR OUR ABILITY TO EXPAND OR FINANCE OUR OPERATIONS.

     The indentures governing the terms of our long-term debt impose operating and financial restrictions. In addition, under the terms of our credit facilities, we have granted a security interest in substantially all of our and our subsidiaries' assets. These restrictions and encumbrances limit our discretion in some business matters, which could make it more difficult for us to expand, finance our operations or engage in other business activities that may be in our interest. These restrictions limit or prohibit our ability to:

     -    incur additional debt

     -    pay dividends or make other distributions

     -    make investments or other restricted payments

     -    enter into sale and leaseback transactions

     -    pledge, mortgage or permit liens upon  assets

     -    enter into transactions with affiliates

     -    sell assets

     -    consolidate, merge or sell all or substantially all of our assets

     If we fail to comply with these restrictions, all of our long-term debt could become immediately due and payable.

OUR DEPENDENCE ON THE MEGABELLS TO PROVIDE MOST OF OUR COMMUNICATIONS SERVICES COULD MAKE IT MORE DIFFICULT FOR US TO OFFER OUR SERVICES AT A PROFIT.

     The original seven regional Bell operating companies that resulted from the divestiture by AT&T in 1984 of its local telephone systems are now concentrated into four large incumbent "MegaBells." We depend on these MegaBells to provide most of our core local and some of our long distance services. Today, without using the communications facilities of these companies, we could not provide bundled local and long distance services to most of our customers. Because of this dependence, the McLeodUSA communications services are highly susceptible to changes in the conditions for access to these facilities and to inadequate service quality provided by the MegaBells, and therefore we may have difficulty offering our services on a profitable and competitive basis.

     Qwest Communications International Inc. (successor to U S WEST Communications, Inc.) and SBC Communications Inc. (including its wholly-owned subsidiary Ameritech Corporation) are our primary suppliers of local lines to our customers and communications services that allow us to transfer and connect calls. Upon completion of the merger, BellSouth will also become our supplier. The communications facilities of our suppliers allow us to provide local service, long distance service and private lines dedicated to our customers' use. If these suppliers or other companies deny or limit our access to their communications network elements or wholesale services, we may not be able to offer our communications services at profitable rates.

     Our plan to provide local service using our own communications network equipment also depends on the MegaBells. In order to interconnect our network equipment and other communications facilities to network elements controlled by the MegaBells, we must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the MegaBells by the Telecommunications Act of 1996 have been and continue to be subject to a variety of legal proceedings, the outcome of which could affect our ability to obtain interconnection agreements on acceptable terms. There can be no assurance that we will succeed in obtaining interconnection agreements on terms that would permit us to offer local services using our own communications network facilities at profitable and competitive rates.

ACTIONS BY THE MEGABELLS MAY MAKE IT MORE DIFFICULT FOR US TO OFFER OUR COMMUNICATIONS SERVICES.

     The MegaBells have pursued several measures that may make it more difficult for us to offer our communications services. For example, in February 1996, U S WEST, which has since been acquired by Qwest, filed tariffs and other notices with the public utility commissions in its fourteen-state service region to limit future Centrex access to its switches. Centrex access allows us to aggregate lines, have control over several characteristics of those lines and provide a set of standard features on those lines. We use Qwest's Centrex services to provide most of our local communications services in Qwest's service territories.

     In January 1997, U S WEST proposed interconnection surcharges in several of the states in its service region, which would increase our costs in providing communications services in those states.

     In addition, during the past year Qwest filed proposals with the Iowa Utilities Board to reduce the retail prices charged by Qwest for various business services which, if approved, would have the effect of reducing our margins on competitive local business services in Iowa.

     We have challenged or are challenging these actions before the FCC or applicable state public utility commissions. We cannot assure you we will succeed in our challenges to these or other actions by Qwest that would prevent or deter us from using Qwest's Centrex service or communications network elements. If Qwest successfully withdraws or limits our access to Centrex services in any jurisdiction, we may not be able to offer communications services in that jurisdiction, which could harm our business.

     We anticipate that Qwest will also pursue legislation in states within our target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for us to challenge Qwest's actions in the future.

     SBC/Ameritech has also introduced measures that may make it more difficult for us to offer certain types of communications services. For example, in 1998 and 1999, Ameritech assessed extra special construction charges to install service for customers when we leased a line from them. Ameritech did not assess comparable charges to retail customers that ordered service directly from SBC/Ameritech, which put us at a disadvantage. We have challenged or are challenging these actions by SBC/Ameritech before the applicable state public utility commissions. Though we have succeeded in three such challenges, there can be no assurance that we will succeed in our challenges to these or other actions by SBC/Ameritech that would prevent or deter us from competing with them. If SBC/Ameritech can successfully charge us extraordinary costs to install service when it does not assess the same charges to retail customers, we may not be able to offer communications services in that location, which would harm our business.

COMPETITION IN THE COMMUNICATIONS SERVICES INDUSTRY COULD CAUSE US TO LOSE CUSTOMERS AND REVENUE AND COULD MAKE IT MORE DIFFICULT FOR US TO ENTER NEW MARKETS.

     We face intense competition in all of our markets. This competition could result in loss of customers and lower our revenue. It could also make it more difficult for us to enter new markets. Existing local telephone companies, including Qwest, SBC/Ameritech, BellSouth and Verizon, currently dominate their local telecommunications markets. Three major competitors, AT&T, WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. AT&T, WorldCom and Sprint also offer local telecommunications services in many locations.

     Our local and long distance services also compete with the services of other communications services companies competing with the existing local telephone companies in some markets.

     Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

     These and other firms may enter the markets where we focus our sales efforts, which may create downward pressure on the prices for our services and negatively affect our returns. Many of our existing and potential competitors have financial and other resources far greater than ours. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of our competitors and could put us at a significant competitive disadvantage.

IF THE MEGABELLS ARE ALLOWED TO OFFER BUNDLED LOCAL AND LONG DISTANCE SERVICES IN OUR MARKETS IT COULD CAUSE US TO LOSE CUSTOMERS AND REVENUES AND COULD MAKE IT MORE DIFFICULT FOR US TO ENTER NEW MARKETS.

     Presently the MegaBells are prohibited from offering interLATA long distance services to customers in their regions until they have shown compliance with the Telecommunications Act of 1996. The MegaBells are attempting to show compliance and are seeking authority to offer in-region interLATA long distance service. Southwestern Bell has obtained such authority in Texas.

     If the MegaBells, which have resources far greater than ours, are authorized to bundle interLATA long distance service and local service in our markets before the MegaBell local markets are effectively open to competition, such an offering by the MegaBells could cause McLeodUSA to lose customers and revenues and make it more difficult for us to compete in those markets.

WE MAY NOT SUCCEED IN DEVELOPING OR MAKING A PROFIT FROM WIRELESS SERVICES.

     Our effort to offer wireless services involves a high degree of risk and will impose significant demands on our management and financial resources. Developing wireless services may require us to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets. Our business plan does not currently include substantial funds for the development of wireless services. In order to offer wireless services on a widespread basis, we would need to obtain additional funding by issuing additional debt or equity securities or by borrowing funds from one or more lenders. We may not succeed in developing wireless services. Even if we spend substantial amounts to develop wireless services, we may not make a profit from wireless operations.

     Our ability to successfully offer wireless services will also depend on a number of factors beyond our control, including:

     -    changes in communications service rates charged by other companies

     - changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

     - changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

     - changes in wireless technologies that could render obsolete the technology and equipment we choose for our wireless services

COMPETITION IN THE WIRELESS TELECOMMUNICATIONS INDUSTRY COULD MAKE IT MORE DIFFICULT FOR US TO SUCCESSFULLY OFFER WIRELESS SERVICES.

     The wireless telecommunications industry is experiencing increasing competition and significant technological change. This will make it more difficult for us to gain a share of the wireless communications market. We expect up to eight wireless competitors in each of our potential target wireless markets. We could face additional competition from mobile satellite services.

     Many of our potential wireless competitors have financial and other resources far greater than ours and have more experience testing new or improved products and services. In addition, several wireless competitors operate or plan to operate wireless telecommunications systems that encompass most of the United States, which could give them a significant competitive advantage, particularly if we offer only regional wireless services.

THE SUCCESS OF OUR COMMUNICATIONS SERVICES WILL DEPEND ON OUR ABILITY TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY.

     Communications technology is changing rapidly. These changes influence the demand for our services. We need to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether we can continue to increase our revenue and number of subscribers and remain competitive.

THE LOSS OF KEY PERSONNEL COULD WEAKEN OUR TECHNICAL AND OPERATIONAL EXPERTISE, DELAY OUR INTRODUCTION OF NEW SERVICES OR ENTRY INTO NEW MARKETS AND LOWER THE QUALITY OF OUR SERVICES.

     We may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in our lines of business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause us to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. We could also be less prepared for technological or marketing problems, which could reduce our ability to serve its customers and lower the quality of our services. As a result, our financial condition could be adversely affected.

     Our future success depends on the continued employment of our senior management team, particularly Clark E. McLeod, the Chairman and Chief Executive Officer of McLeodUSA, Stephen C. Gray, the President and Chief Operating Officer of McLeodUSA and the President and Chief Executive Officer of the Local Services operations of McLeodUSA, and Roy A. Wilkens, the Chief Technology Officer of McLeodUSA and the President and Chief Executive Officer of the Network and Data Services operations of McLeodUSA.

FAILURE TO OBTAIN AND MAINTAIN NECESSARY PERMITS AND RIGHTS-OF-WAY COULD DELAY INSTALLATION OF OUR NETWORKS AND INTERFERE WITH OUR OPERATIONS.

     To obtain access to rights-of-way needed to install our fiber optic cable, we must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay our planned network expansion, interfere with our operations and harm our business. For example, if we lose access to a right-of-way, we may need to spend significant sums to remove and relocate our facilities.

GOVERNMENT REGULATION MAY INCREASE OUR COST OF PROVIDING SERVICES, SLOW OUR EXPANSION INTO NEW MARKETS AND SUBJECT OUR SERVICES TO ADDITIONAL COMPETITIVE PRESSURES.

     Our facilities and services are subject to federal, state and local regulations. The time and expense of complying with these regulations could slow down our expansion into new markets, increase our costs of providing services and subject us to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented us with opportunities to enter local telephone markets, it also provides important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide out-of-region long distance service to customers in their respective regions. In addition, we need to obtain and maintain licenses, permits and other regulatory approvals in connection with some of our services. Any of the following could harm our business:

     -    failure to maintain proper federal and state tariffs

     -    failure to maintain proper state certifications

     -    failure to comply with federal, state or local laws and regulations

     -    failure to obtain and maintain required licenses and permits

     - burdensome license or permit requirements to operate in public rights-of-way

     -    burdensome or adverse regulatory requirements

     -    delays in obtaining or maintaining required authorizations

WE DEPEND UPON PAYMENTS FROM OUR SUBSIDIARIES TO PAY PRINCIPAL AND INTEREST ON OUR DEBT OBLIGATIONS.

     We are a holding company, which means we conduct all of our operations and derive all of our operating income from our subsidiaries. Our ability to pay our obligations, including our obligation to pay principal and interest on our notes, depends on receiving dividends and other payments from our subsidiaries, raising additional funds in a public or private equity or debt offering or selling assets. Our subsidiaries constitute separate legal entities and have no obligation to pay any amounts due on our notes or to make funds available to us. Our subsidiaries' ability to pay dividends or make other payments or advances to us will depend on their operating results and the requirements of applicable law.

THE MCLEODUSA NOTES ARE SUBORDINATE TO OUR SUBSIDIARIES' OBLIGATIONS AND OUR OWN SECURED OBLIGATIONS.

     The McLeodUSA notes will be effectively subordinated in right of payment to all liabilities of our subsidiaries. This means that in the event of a bankruptcy, liquidation or reorganization, our subsidiaries must pay their creditors in full before we could use their assets to pay you. As of June 30, 2000, our subsidiaries had total liabilities after the elimination of loans and advances from us to our subsidiaries of approximately $700.9 million. In addition, the indenture governing the McLeodUSA notes and the indentures governing our 10-1/2% senior discount notes, 9-1/4% senior notes, 8-3/8% senior notes, 9-1/2% senior notes and 8-1/8% senior notes, which we refer to collectively as our indentures, permit us and our subsidiaries to incur additional debt.

     The McLeodUSA notes will be unsecured and will be subordinated to our secured debt. This means if we default on any of our secured debt, our secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral before we could use those assets to pay you. If the value of the collateral is less than the amount owed, our secured creditors will have equal rights with you to our remaining assets. As of June 30, 2000, we had total secured debt of approximately $631.7 million. The indentures permit us and our subsidiaries to incur additional secured debt, including unlimited purchase money debt.

THERE IS NO ESTABLISHED TRADING MARKET FOR THE MCLEODUSA NOTES WHICH COULD MAKE IT MORE DIFFICULT FOR YOU TO SELL MCLEODUSA NOTES AND COULD ADVERSELY AFFECT THEIR PRICE.

     The McLeodUSA notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be more difficult for you to sell McLeodUSA notes. If McLeodUSA notes are traded after their initial issuance, they may trade at a discount, depending upon:

     -    our financial condition

     -    prevailing interest rates

     -    the market for similar securities

     - other factors beyond our control, including general economic conditions

     We do not intend to apply for a listing or quotation of McLeodUSA notes on any securities exchange. We cannot assure you of the development or liquidity of any trading market for the McLeodUSA notes following the exchange offer.

HOLDERS OF CAPROCK NOTES WHO FAIL TO TENDER MAY EXPERIENCE DIMINISHED LIQUIDITY AFTER THE EXCHANGE OFFER.

     We have not conditioned the exchange offer on receipt of any minimum or maximum principal amount of CapRock notes. As CapRock notes are tendered and accepted in the exchange offer, the principal amount of remaining CapRock notes will decrease. This decrease will reduce the liquidity of the trading market for the CapRock notes which may make it more difficult for you to sell them. We cannot assure you of the liquidity, or even the continuation, of the trading market for the CapRock notes following the exchange offer.

HOLDERS OF CAPROCK NOTES WHO FAIL TO TENDER WILL HAVE FEWER RIGHTS UNDER THE CAPROCK INDENTURE FOLLOWING EFFECTIVENESS OF THE PROPOSED AMENDMENTS TO THE CAPROCK INDENTURE.

     On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the indenture under which the CapRock notes were issued. If the required consents with respect to the CapRock notes are received and the amendments to the CapRock indenture become operative, both of which are a condition to consummation of the exchange offer, the CapRock notes will no longer be entitled to the benefits of certain restrictive covenants and certain other provisions of the indenture that will have been eliminated by the amendments. The CapRock indenture, as so amended, will continue to govern the terms of all CapRock notes that remain outstanding after the amendments are operative. The elimination of these restrictive covenants and other provisions will permit CapRock to, among other things, incur indebtedness, pay dividends and make other restricted payments, incur liens and make investments which would otherwise not have been permitted under the CapRock indenture. It is possible that any such actions that CapRock will be permitted to take as a result of the changes to the CapRock indenture will increase the risk with respect to CapRock.

THE OBLIGATION TO MAKE PAYMENTS UNDER THE CAPROCK NOTES THAT REMAIN OUTSTANDING AFTER THE EXCHANGE OFFER WILL REMAIN WITH CAPROCK.

     As a result of the proposed merger of our wholly-owned subsidiary into CapRock, CapRock will become our wholly-owned subsidiary. In addition, notwithstanding the merger, CapRock will remain the obligor under the CapRock indenture and any CapRock notes that remain outstanding after consummation of the exchange offer. Neither we nor any of our subsidiaries, other than CapRock, will guarantee or otherwise agree to pay the interest on or repay the principal amount of the CapRock notes. Holders will have no direct claim against us or any of our subsidiaries, other than CapRock, for payment under the CapRock indenture and the CapRock notes.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, including the merger of CapRock with a subsidiary of McLeodUSA, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause events or our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this prospectus under the caption "Risk Factors" and those discussed in documents incorporated by reference in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the proposed merger of CapRock with a wholly-owned subsidiary of McLeodUSA, we have agreed to file and to use our commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the CapRock notes for McLeodUSA notes. A copy of the merger agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We are making the exchange offer to satisfy our contractual obligations under the merger agreement.

     If you tender your CapRock notes in exchange for McLeodUSA notes, you will represent to us that:

     - you have full power and authority to tender, exchange, sell, assign and transfer the tendered CapRock notes

     - we will acquire good, marketable and unencumbered title to the CapRock notes you tender, free and clear of all liens, restrictions, charges and encumbrances

     - the CapRock notes you tender for exchange are not subject to any adverse claims or proxies (other than consents or proxies granted in connection with the consent solicitation currently being conducted by CapRock)

     You also will warrant and agree that you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the CapRock notes you tender in the exchange offer.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of CapRock notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" or "noteholder" with respect to the exchange offer means any person in whose name the CapRock notes are registered on CapRock's books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of CapRock notes, which, for purposes of the exchange offer, include beneficial interests in the CapRock notes held by direct or indirect participants in DTC and CapRock notes held in definitive form.

TERMS OF THE EXCHANGE OFFER

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of McLeodUSA notes for each $1,000 principal amount of CapRock notes properly tendered prior to the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their CapRock notes in whole or in part in integral multiples of $1,000 principal amount.

     The exchange offer is not conditioned upon any minimum principal amount of CapRock notes being tendered for exchange. We reserve the right to purchase or make offers for any CapRock notes that remain outstanding after the expiration date or, as set forth under "--Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase CapRock notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $150 million principal amount of CapRock notes is outstanding.

     Holders of CapRock notes do not have any appraisal or dissenters' rights in connection with the exchange offer. CapRock notes which are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. For a description of the consequences of not tendering CapRock notes for exchange see "--Consent Solicitation; Consequences of Failure to Tender Your CapRock Notes."

     If any tendered CapRock notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, certificates for the unaccepted CapRock notes will be returned, without expense, to the tendering holder of those notes promptly after the expiration date.

     Holders who tender CapRock notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of CapRock notes in connection with the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses" for a description of the fees and expenses that we will pay in connection with the exchange offer.

     Neither the McLeodUSA nor the CapRock board of directors makes any recommendation to holders of CapRock notes as to whether to tender or refrain from tendering all or any portion of their CapRock notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of CapRock notes must make their own decision whether to tender in the exchange offer and, if so, the aggregate amount of CapRock notes to tender after reading this prospectus and the Letter of Transmittal and consulting with their advisers, if any, based on their financial position and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" means 5:00 p.m., New York City time, on November ____, 2000, unless we extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     We expressly reserve the right in our sole discretion, subject to applicable law, at any time and from time to time,

     -    to delay the acceptance of the CapRock notes for exchange

     - to terminate the exchange offer, whether or not any CapRock notes have been accepted for exchange, if we determine, in our sole discretion, that any of the events or conditions referred to under "-Conditions to the Exchange Offer" has occurred or exists or has not been satisfied

     - to extend the expiration date of the exchange offer and retain all CapRock notes tendered in the exchange offer, subject, however, to the right of holders of CapRock notes to withdraw their tendered CapRock notes as described under "--Withdrawal Rights"

     - to waive any condition or otherwise amend the terms of the exchange offer in any respect

     If the exchange offer is amended in a manner that we determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the CapRock notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

     Any delay in acceptance, termination, extension or amendment will be followed promptly by:

     - oral or written notice of the change to the exchange agent, with any such oral notice to be promptly confirmed in writing

     - a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date

     Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF MCLEODUSA NOTES

     Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date we will exchange, and will issue to the exchange agent, McLeodUSA notes for CapRock notes validly tendered and not withdrawn as described under "--Withdrawal Rights."

     In all cases, delivery of McLeodUSA notes in exchange for CapRock notes tendered and accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of:

     - CapRock notes or a book-entry confirmation of a book-entry transfer of CapRock notes into the exchange agent's account at DTC

     - the Letter of Transmittal, or a facsimile of the letter, properly completed and duly executed, with any required signature guarantees

     -    any other documents required by the Letter of Transmittal

     Accordingly, the delivery of McLeodUSA notes might not be made to all tendering holders at the same time, and will depend upon when CapRock notes, book-entry confirmations with respect to CapRock notes and other required documents are received by the exchange agent.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of CapRock notes into the exchange agent's account at DTC.

     Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, CapRock notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those CapRock notes for exchange in the exchange offer. Any such oral notice shall be promptly confirmed in writing. Our acceptance for exchange of CapRock notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of CapRock notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving CapRock notes, Letters of Transmittal and related documents and transmitting McLeodUSA notes to holders who validly tendered CapRock notes. The exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any CapRock notes tendered in the exchange offer is delayed, whether before or after our acceptance for exchange of CapRock notes, or we extend the exchange offer or are unable to accept for exchange or exchange CapRock notes tendered in the exchange offer, then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Securities Exchange Act, retain tendered CapRock notes and such CapRock notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

CONSENT SOLICITATION; CONSEQUENCES OF FAILURE TO TENDER YOUR CAPROCK NOTES

     On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the indenture under which the CapRock notes were issued to (a) modify certain restrictive covenants contained in the indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the indenture and (c) eliminate most of the restrictive covenants and reporting requirements contained in the indenture.

     Any CapRock notes that are not tendered to us or are not accepted for exchange will remain outstanding and will continue to accrue interest in accordance with and otherwise be entitled to all of the rights and privileges under the indenture governing the CapRock notes. If CapRock obtains the requisite number of consents from the CapRock noteholders, however, the indenture will be amended as summarized in the preceding paragraph and the holders of any CapRock notes that remain outstanding after the exchange offer will be without the protection that the deleted restrictive covenants and reporting requirements gave them. The elimination of these restrictive covenants and other provisions will permit CapRock to, among other things, incur indebtedness, pay dividends and make other restricted payments, incur liens and make investments which would otherwise not have been permitted under the CapRock indenture. It is possible that any such actions that CapRock will be permitted to take as a result of the changes to the CapRock indenture will increase the risk with respect to the CapRock notes. The receipt by CapRock of the requisite consents to approve the amendments to the CapRock indenture is a condition to the consummation of the exchange offer.

     Notwithstanding the merger, CapRock will remain the obligor under the CapRock indenture and any CapRock notes that remain outstanding after consummation of the exchange offer.

CONCURRENT EXCHANGE OFFER

     Concurrently with this exchange offer and by a separate prospectus, we are offering to exchange our 11 1/2% senior notes due 2009 for CapRock's 11 1/2% senior notes due 2009. We refer to this exchange offer as the "Concurrent Exchange Offer." The completion of the exchange offer contemplated by this prospectus and the Concurrent Exchange Offer are not dependent on one another.

PROCEDURES FOR TENDERING CAPROCK NOTES

     VALID TENDER. Except as set forth below, in order for CapRock notes to be validly tendered in the exchange offer, either:

     1.   before the expiration date,

          - a properly completed and duly executed Letter of Transmittal, or facsimile of the letter with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under "-Exchange Agent," and

          - tendered CapRock notes must be received by the exchange agent, or such CapRock notes must be tendered according to the procedures for book-entry transfer described below and a book-entry confirmation must be received by the exchange agent, or

     2. the guaranteed delivery procedures set forth below must be complied with.

     If less than all of the CapRock notes are being tendered, a tendering holder should fill in the amount of CapRock notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of CapRock notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us, in our sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of CapRock notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the exchange offer.

     The method of delivery of CapRock notes, the Letter of Transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery and should obtain proper insurance. No Letter of Transmittal or CapRock notes should be sent to McLeodUSA. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them.

     BOOK-ENTRY TRANSFER. The exchange agent will make a request to establish an account with respect to the CapRock notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the CapRock notes by causing DTC to transfer those CapRock notes into the exchange agent's account at DTC according to DTC's procedures for transfers. However, although delivery of CapRock notes may be effected through book-entry transfer into the exchange agent's account at DTC, the Letter of Transmittal, or facsimile of the letter, properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "-Exchange Agent" before the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     SIGNATURE GUARANTEES. Tendering holders do not need to endorse their certificates for CapRock notes and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

     1. a certificate for CapRock notes is registered in a name other than that of the person surrendering the certificate, or

     2. a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal

In either of these cases, the certificates for CapRock notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act as an "eligible guarantor institution," including, as such terms are defined in that rule:

     -    a bank

     - a broker, dealer, municipal securities broker or dealer or government securities broker or dealer

     -    a credit union

     - a national securities exchange, registered securities association or clearing agency

     - a savings association that is a participant in a Securities Transfer Association unless surrendered on behalf of such eligible institution. See the instructions to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender CapRock notes in the exchange offer and the certificates for the CapRock notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the CapRock notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     -    the tenders are made by or through an eligible institution

     - before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, stating the name and address of the holder of CapRock notes and the amount of CapRock notes tendered, stating that the tender is being made by the notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered CapRock notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery

     - the certificates (or book-entry confirmation) representing all tendered CapRock notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered CapRock notes will be determined by us, and that determination shall be final and binding on all parties. We reserve the right to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "-Conditions to the Exchange Offer" or any defect or irregularity in any tender of CapRock notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

     Our interpretation of the terms and conditions of the exchange offer, including the Letter of Transmittal and its instructions, will be final and binding on all parties. No tender of CapRock notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of CapRock notes may be withdrawn at any time before the expiration date.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at its address set forth under "-Exchange Agent" before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the CapRock notes to be withdrawn, the principal amount of CapRock notes to be withdrawn and, if certificates for such CapRock notes have been tendered, the name of the registered holder of the CapRock notes as set forth on the CapRock notes, if different from that of the person who tendered the CapRock notes.

     If certificates for CapRock notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the CapRock notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of CapRock notes tendered for the account of an eligible institution.

     If CapRock notes have been tendered by the procedures for book-entry transfer set forth in "-Procedures for Tendering CapRock Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of CapRock notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of CapRock notes may not be rescinded. CapRock notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time before the expiration date by following any of the procedures described above under "-Procedures for Tendering CapRock Notes."

     All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, which determination shall be final and binding on all parties. Neither we, any of our affiliates, the exchange agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any CapRock notes which have been tendered but which are withdrawn will be returned to the holder of those notes promptly after withdrawal.

INTEREST ON THE MCLEODUSA NOTES

     Interest on the McLeodUSA notes will be payable semi-annually in arrears on January 15 and July 15 of each year at a rate of 12% per annum, commencing January 15, 2001. Interest on the McLeodUSA notes will be deemed to accrue from July 15, 2000.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any CapRock notes for any McLeodUSA notes and will not be required to issue McLeodUSA notes in exchange for any CapRock notes and, as described below, may, at any time and from time to time, terminate or amend the exchange offer, whether or not any CapRock notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied before the expiration date:

     - CapRock has not received sufficient consents to amend the indenture governing the CapRock notes to (a) modify certain restrictive covenants contained in the indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the indenture and (c) eliminate most of the restrictive covenants and reporting requirements contained in the indenture

     - the merger of CapRock with the wholly-owned subsidiary of McLeodUSA has not occurred

- any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer or the acquisition of CapRock which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer

- any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer or the acquisition of CapRock

- a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose

- any governmental approval has not been obtained, which approval we shall, in our judgment, deem necessary for the consummation of the exchange offer as contemplated hereby or the acquisition of CapRock

- any change, or any development involving a prospective change, in our business or financial affairs has occurred which, in our judgment, might materially impair our ability to proceed with the exchange offer or the acquisition of CapRock

     If we determine that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer, whether or not any CapRock notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the CapRock notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Securities Exchange Act.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes, subject to the limitations set forth below, certain U.S. federal income tax consequences of the exchange offer. The discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date of this prospectus. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect an exchanging noteholder. This discussion assumes that the CapRock notes and the McLeodUSA notes are held as capital assets (as defined in Section 1221 of the Code) by the noteholders. This discussion applies only to a person who is (a) a citizen or resident of the United States for United States federal income tax purposes, (b) treated as a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust that is subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code, or (e) a trust that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person (each, a "U.S. Holder"). This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular noteholders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of noteholders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, corporations that accumulate earnings to avoid federal income tax, dealers in securities or foreign currency, traders in securities that elect to apply a mark-to-market method of accounting, tax-exempt organizations, or persons that hold CapRock notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

         If CapRock notes are held by a partnership, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding CapRock notes should consult their tax advisors.

         THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF CAPROCK NOTES IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH NOTEHOLDER'S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OFFER.

         THE MERGER. As explained above, in connection with the proposed merger of CapRock with a wholly-owned subsidiary of McLeodUSA, we have entered into a merger agreement pursuant to which we agreed to file and use our commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the CapRock notes for McLeodUSA notes. For federal income tax purposes, we believe that the merger and the exchange offer should be treated as occurring under a single integrated plan.

         The obligation of CapRock to consummate the merger is conditioned upon the receipt by CapRock of the opinion of Munsch Hardt Kopf & Harr, P.C., counsel to CapRock, that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes, the merger will qualify as a tax free reorganization under
Section 368(a) of the Code, and that each of McLeodUSA and CapRock will be a party to the reorganization within the meaning of Section 368(b) of the Code. However, CapRock has not requested nor will it request an advance ruling from the Internal Revenue Service as to the tax consequences of the merger, and there can be no assurance that the Internal Revenue Service will agree with the conclusions set forth in this opinion.

         FEDERAL INCOME TAX CONSEQUENCES TO EXCHANGING NOTEHOLDERS. The federal income tax consequences to CapRock noteholders who exchange their CapRock notes for McLeodUSA notes will depend in part upon whether their CapRock notes and the McLeodUSA notes constitute "securities." The term "security" is not defined in the Code or applicable regulations and has not been clearly defined by court decisions. Although there are a number of factors that may affect the determination of whether a debt instrument is a "security," one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as "securities," and instruments with an original term of less than five years are unlikely to be treated as "securities." Although it is not entirely free from doubt, we believe that the CapRock notes and the McLeodUSA notes should be treated as "securities" for federal income tax purposes.

     Assuming that (a) the CapRock notes and the McLeodUSA notes constitute "securities" for federal income tax purposes, and (b) consistent with the tax opinion discussed above, the merger qualifies as a "reorganization" under
Section 368(a) of the Code and each of McLeodUSA and CapRock will be parties to the reorganization within the meaning of Section 368(b) of the Code, the exchange of outstanding CapRock notes for McLeodUSA notes pursuant to the exchange offer should qualify as an exchange of securities issued by parties to a reorganization occurring pursuant to the merger agreement under Section 354 of the Code. In such case, the exchanging noteholder will not recognize gain or loss on the exchange because the principal amount of McLeodUSA notes received in the exchange will equal the principal amount of the CapRock notes exchanged for such McLeodUSA notes. A CapRock noteholder who participates in the exchange will generally have a tax basis in the McLeodUSA notes received equal to the noteholder's adjusted tax basis in the CapRock notes exchanged, and the exchanging noteholder's holding period for the McLeodUSA notes will include the holding period for the CapRock notes exchanged. Notwithstanding the foregoing, an exchanging noteholder will recognize ordinary income attributable to any consideration received as payment for accrued interest on the CapRock notes that was not previously included in the noteholder's income.

EXCHANGE AGENT

     We have appointed United States Trust Company of New York as exchange agent for the exchange offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the exchange agent as follows:

          BY REGISTERED OR CERTIFIED MAIL
          United States Trust Company of New York
          P.O. Box 112
          Bowling Green Station
          New York, New York 10274-0112

          BY HAND DELIVERY TO 4:30 P.M.
          United States Trust Company of New York
          30 Broad Street, B-Level
          New York, New York 10004-2304

          BY OVERNIGHT COURIER AND BY HAND DELIVERY AFTER 4:30 P.M. ON EXPIRATION DATE
          United States Trust Company of New York
          30 Broad Street, 14th Floor
          New York, New York 10004-2304

          BY FACSIMILE
          (212) 422-0183 or (646) 458-8111
          Confirm by telephone:   (800) 548-6565

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

     We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of CapRock notes, and in handling or tendering for their customers.

     Holders who tender their CapRock notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that if McLeodUSA notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the CapRock notes tendered, or if a transfer tax is imposed for any reason other than the exchange of CapRock notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the merger agreement. We will not receive any cash proceeds from the issuance of the McLeodUSA notes offered by this prospectus. In consideration for issuing the McLeodUSA notes as contemplated in this prospectus, we will receive, in exchange, an equal number of CapRock notes in like principal amount. The CapRock notes surrendered in exchange for McLeodUSA notes will be retired and canceled by us and cannot be reissued.

                           INFORMATION ABOUT MCLEODUSA


GENERAL

     We provide selected telecommunications services to customers nationwide. We provide integrated communications services, including local services, in many Midwest and Rocky Mountain states and long distance and advanced data services in all 50 states. We are a facilities-based telecommunications provider with 361 ATM switches, 37 voice switches, nearly 824,000 local lines and more than 9,000 employees. We expanded our marketplace for advanced data and Internet services to all 50 states through our March 30, 2000 acquisition of Splitrock Services. The network acquired in the Splitrock transaction is capable of transmitting integrated next-generation data, video and voice services, reaching 800 cities and 90% of the U.S. population. In the next 12 months, we will distribute 30 million telephone directories in 26 states, serving a population of 52 million. We are a Nasdaq-100 company traded under the symbol "MCLD."

     We offer local, long distance, Internet access, data, voice mail and paging services from a single company on a single bill. We believe we are the first company in many of our markets to offer one-stop shopping for communications services tailored to customers' specific needs.

      Our core business is providing communications services in competition with existing local telephone companies, including:

-    local and long distance services

-    dial and dedicated Internet access

-    higher bandwidth Internet access services, such as digital subscriber line
     (DSL) and cable modem

-    value-added services such as virtual private networks and web hosting

-    bandwidth leasing and colocation services

-    facilities and services dedicated for a particular customer's use

-    telephone and computer sales, leasing, networking, service and installation

- other communications services, including video, cellular, operator, payphone, mobile radio, wireless communications and paging services

      We also derive revenue from the following services related to our core business:

-    sale of advertising in print and electronic telephone directories

- traditional local telephone company services in east central Illinois and southeast South Dakota

-    telemarketing services

     In most of our local service markets, we compete with the existing local phone company by leasing its lines and switches. In certain limited local service markets in Illinois, Iowa, Minnesota and South Dakota, we operate our own lines and switches. We provide long distance services by using our own facilities and by leasing capacity from others.

     We have developed and continue to develop fiber optic communications networks in many of our target local markets in the Midwest and Rocky Mountain regions to carry additional communications traffic on our own network. We are actively developing enhancements to our national network and associated next-generation services.

     We own and operate a broadband access network that is marketed to various businesses throughout the United States. As part of our ongoing efforts to enhance our network and data services, we are acquiring indefeasible rights to use dark fiber optic strands in a nationwide network that will cover more than 15,000 route miles. This national network allows us to transmit integrated next-generation data, video and voice services on both a retail and wholesale basis.

     We want to be the leading and most admired provider of integrated communications services in our markets. To achieve this goal, We are:

     - aggressively capturing customer share and generating revenue using leased communications network capacity

     -    concurrently building our own communications network

     - migrating customers to our own communications network to provide enhanced services and reduce operating costs

     The principal elements of our business strategy are to:

     PROVIDE INTEGRATED COMMUNICATIONS SERVICES. We believe we can rapidly penetrate our target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

     BUILD CUSTOMER SHARE THROUGH BRANDING. We believe we can create and strengthen brand awareness in our target markets by branding our communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of our telephone directories.

     PROVIDE OUTSTANDING CUSTOMER SERVICE. Our customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. Our customer-focused software and systems allow our representatives immediate access to our customer and network data, enabling a rapid and effective response to customer requests.

     EMPHASIZE SMALL AND MEDIUM SIZED BUSINESSES. We primarily target small and medium sized businesses because we believe we can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers.

     EXPAND OUR FIBER OPTIC COMMUNICATIONS NETWORK. We are building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

     EXPAND INTRA-CITY FIBER OPTIC COMMUNICATIONS NETWORK. Within selected cities, we plan to extend our network directly to our customers' locations. This will allow us to provide expanded services and reduce the expense of leasing communications facilities from the local exchange carrier.

     EXPLORE ACQUISITIONS AND STRATEGIC ALLIANCES. We plan to pursue acquisitions, joint ventures and strategic alliances to expand or complement our business.

     LEVERAGE PROVEN MANAGEMENT TEAM. Our executive management team consists of veteran telecommunications managers who successfully implemented similar customer-focused telecommunications strategies in the past.

     As of June 30, 2000, we estimated, based on the combined McLeodUSA and CapRock business plans, capital requirements and growth projections as of that date, that we would require $1.5 billion through 2002 to fund our planned capital expenditures and operating expenses. We expect to meet these funding needs through the existing cash balances of McLeodUSA and CapRock, our existing lines of credit and income from future operations. Our estimated aggregate capital requirements include the projected cost of:

          - expanding our fiber optic communications network, including national and intra-city fiber optic communications networks

          -    adding voice and ATM switches

          -    expanding operations in existing and new markets

          -    developing wireless services in limited markets

          -    funding general corporate purposes

          -    completing recent acquisitions, including the merger

          - constructing, acquiring, developing or improving telecommunications assets

     Our projected funding plan assumes that (a) the indentures governing the CapRock notes and the CapRock 11 1/2% senior notes due 2009 are amended to provide that the acquisition of CapRock does not constitute a change of control and (b) such notes will either remain outstanding as amended to remove various covenants or be exchanged for our notes pursuant to the terms of the exchange offers. We may meet any additional capital needs by issuing additional debt or equity securities or borrowing funds from one or more lenders.

     The actual amount and timing of our future capital requirements are subject to risks and uncertainties and may differ materially from our estimates. Accordingly, we may need additional capital to continue to expand our markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict Our Ability to Develop Our Network and Services and Engage in Strategic Acquisitions."

     Our principal executive offices are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and our phone number is (319) 790-7800.

ADDITIONAL INFORMATION

     A detailed description of our business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between us and our directors, executive officers and principal stockholders, financial statements and other matters related to us is incorporated by reference or set forth in our Annual Report on Form 10-K for the year ended December 31, 1999 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, incorporated by reference into this prospectus. Holders of CapRock notes desiring copies of these documents may contact us at our address or telephone number indicated under "Where You Can Find More Information."

                SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA

     The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 1999, 1998 and 1997, and for each of the three years in the period ended December 31, 1999 were audited by Arthur Andersen LLP, independent public accountants.

     The information in the following table reflects financial information for the following companies McLeodUSA has acquired:


                     ACQUIRED COMPANY                                               DATE ACQUIRED
                     ----------------                                               -------------
          MWR Telecom, Inc..................................................       April 28, 1995
          Ruffalo, Cody & Associates, Inc...................................        July 15, 1996
          Telecom-STAR- USA Publishing Group, Inc............................     September 20, 1996
          Consolidated Communications, Inc..................................     September 24, 1997
          Ovation Communications, Inc.......................................       March 31, 1999
          Splitrock Services, Inc...........................................       March 30, 2000


     The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

     The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Ovation, Splitrock and CapRock as if they had been acquired at the beginning of the periods presented and the as adjusted information in the balance sheet data in the table includes the Ovation, Splitrock and CapRock financial position as of the date presented. The 1999 pro forma amounts include adjustments to the CapRock 1999 historical financial statements to give effect to the issuance by CapRock in May 1999 of $210 million of its 11 1/2% senior notes as if the note issuance had occurred at the beginning of such period.

     The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:


              DESCRIPTION OF SECURITIES                                PRINCIPAL AMOUNT       DATE ISSUED
              -------------------------                                ----------------       -----------
10 1/2% senior discount notes due March 1, 2007                            $500 million      March 4, 1997
9 1/4% senior notes due July 15, 2007                                      $225 million      July 21, 1997
8 3/8% senior notes due March 15, 2008                                     $300 million      March 10, 1998
9 1/2% senior notes due November 1, 2008                                   $300 million     October 30, 1998
8 1/8% senior notes due February 15, 2009                                  $500 million    February 22, 1999
Series A preferred stock                                                   $287 million     August 23, 1999
Series B preferred stock                                                   $687 million    September 15, 1999
Series C preferred stock                                                   $313 million    September 15, 1999
Senior Secured Credit Facilities                                           $575 million       May 30, 2000


     The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the 8-1/8% senior notes, the Series A, B and C preferred stock and the Senior Secured Credit Facilities as if they had occurred at the beginning of 1999.

     On June 30, 1999, McLeodUSA announced that its board of directors had declared a two-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was July 12, 1999. Stockholders of record at the market close on that date received one additional share of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on July 26, 1999. On February 29, 2000, McLeodUSA announced that its board of directors had declared a three-for-one stock split to be effected in the form of a stock dividend. The record date for the stock split was April 4, 2000. Stockholders of record at the market close on that date received two additional shares of McLeodUSA Class A common stock for each share held. Distribution of the additional shares took place on April 24, 2000. All information in the selected consolidated financial data has been adjusted to reflect the two-for-one stock split and the three-for-one stock split.

     The ratio of earnings to fixed charges is calculated as follows: earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1995, 1996, 1997, 1998 and 1999, earnings were insufficient to cover fixed charges by $11.4 million, $22.6 million, $84.4 million, $135.5 million and $243.3 million, respectively. For the six months ended June 30, 1999 and 2000, earnings were insufficient to cover fixed charges by $118.5 million and $207.7 million, respectively. On a pro forma basis, earnings would not have been sufficient to cover fixed charges by $523.3 million and $313.5 million for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

                                                (TABLE BEGINS ON THE NEXT PAGE)

                SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           YEAR ENDED DECEMBER 31,                     PRO FORMA
                                           ----------------------------------------------------------------------     -----------
                                                1995          1996           1997          1998           1999            1999
                                           -----------    -----------    -----------    -----------    -----------    -----------
                                                                                                                       (UNAUDITED)
OPERATIONS STATEMENT DATA:
   Revenue .............................   $    28,998    $    81,323    $   267,886    $   604,146    $   908,792    $ 1,210,667
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Operating expenses:
     Cost of service ...................        19,667         52,624        151,190        323,208        457,085        699,401
     Selling, general and administrative        18,054         46,044        148,158        260,931        392,687        481,488
     Depreciation and amortization .....         1,835          8,485         33,275         89,107        190,695        346,131
     Other .............................            --          2,380          4,632          5,575             --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------
     Total operating expenses ..........        39,556        109,533        337,255        678,821      1,040,467      1,527,020
   Operating loss ......................       (10,558)       (28,210)       (69,369)       (74,675)      (131,675)      (316,353)
   Interest income (expense), net ......          (771)         5,369        (11,967)       (52,234)       (94,244)      (191,068)
   Other income ........................            --            495          1,426          1,997          5,637          7,163
   Income taxes ........................            --             --             --             --             --             --
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Net loss ............................       (11,329)       (22,346)       (79,910)      (124,912)      (220,282)      (500,528)
   Preferred stock dividends ...........            --             --             --             --        (17,727)       (54,375)
                                           -----------    -----------    -----------    -----------    -----------    -----------
   Loss applicable to common stock .....   $   (11,329)   $   (22,346)   $   (79,910)   $  (124,912)   $  (238,009)   $  (554,633)
                                           ===========    ===========    ===========    ===========    ===========    ===========
   Loss per common share ...............   $      (.07)   $      (.09)   $      (.24)   $      (.33)   $      (.54)   $      (.99)
                                           ===========    ===========    ===========    ===========    ===========    ===========
   Weighted average common shares
     outstanding .......................       168,024        243,036        329,844        376,842        443,130        559,751
                                           ===========    ===========    ===========    ===========    ===========    ===========
   Ratio of earnings to fixed charges ..            --             --             --             --             --             --
                                           ===========    ===========    ===========    ===========    ===========    ===========




                                                             SIX MONTHS ENDED JUNE 30,
                                                  ---------------------------------------------
                                                                                     PRO FORMA
                                                                                     ----------
                                                     1999              2000             2000
                                                  -----------       ----------       ----------
                                                  (UNAUDITED)       (UNAUDITED)       (UNAUDITED)
OPERATIONS STATEMENT DATA:
     Revenue ................................       $ 403,771        $ 620,082        $ 769,055
                                                    ---------        ---------        ---------
   Operating expenses:
     Cost of service ........................         205,507          344,426          466,226
     Selling, general and administrative ....         178,339          256,563          309,973
     Depreciation and amortization ..........          78,708          163,193          213,415
     Other ..................................              --               --              872
                                                    ---------        ---------        ---------
     Total operating expenses ...............         462,554          764,182          990,486
   Operating loss ...........................         (58,783)        (144,100)        (221,431)
   Interest income (expense), net ...........         (50,666)         (42,077)         (70,486)
   Other income .............................             562            1,971            1,996
   Income taxes .............................              --               --               --
                                                    ---------        ---------        ---------
   Net loss .................................        (108,887)        (184,206)        (289,921)
   Preferred stock dividends ................              --          (27,204)         (27,204)
                                                    ---------        ---------        ---------
   Loss applicable to common stock ..........       $(108,887)       $(211,410)       $(317,125)
                                                    =========        =========        =========
   Loss per common share ....................       $    (.26)       $    (.40)       $    (.54)
                                                    =========        =========        =========
   Weighted average common shares outstanding         423,210          529,109          590,221
                                                    =========        =========        =========
    Ratio of earnings to fixed charges ......              --               --               --
                                                    =========        =========        =========




                                 SELECTED CONSOLIDATED FINANCIAL DATA OF MCLEODUSA
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  DECEMBER 31,                                  JUNE 30, 2000
                                       -------------------------------------------------------------      ------------------------
                                          1995        1996          1997         1998         1999          ACTUAL       PRO FORMA
                                       --------    --------      --------      --------     --------      ----------     ---------
                                                                                                          (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
  Current assets .................   $    8,507   $  224,401   $   517,869   $   793,192   $ 1,569,473   $ 1,647,070   $ 1,879,002
  Working capital (deficit) ......   $   (1,208)  $  185,968   $   378,617   $   613,236   $ 1,272,794   $   859,997   $   913,955
  Property and equipment, net ....   $   16,119   $   92,123   $   373,804   $   629,746   $ 1,270,032   $ 1,897,962   $ 2,321,001
  Total assets ...................   $   28,986   $  452,994   $ 1,345,652   $ 1,925,197   $ 4,203,147   $ 7,069,543   $ 7,791,496
  Long-term debt .................   $    3,600   $    2,573   $   613,384   $ 1,245,170   $ 1,763,725   $ 2,370,370   $ 2,718,588
  Redeemable convertible preferred
    stock ........................   $       --   $       --   $        --   $        --   $ 1,000,000   $ 1,000,000   $ 1,000,000
  Stockholders' equity ...........   $   14,958   $  403,429   $   559,379   $   462,806   $ 1,108,542   $ 2,878,436   $ 3,074,207




                                                                  YEAR ENDED DECEMBER 31,
                                       ---------------------------------------------------------------------------
                                                                                                         PRO FORMA
                                                                                                         ---------
                                         1995           1996         1997           1998       1999        1999
                                       --------      --------     --------       --------    --------     ------
                                                                                                         (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment.   $    6,364    $   79,845    $  179,255    $  289,923   $  580,003   $  820,756

     Business acquisitions ........   $    8,333    $   93,937    $  421,882    $   49,737   $  736,626   $3,376,180

  EBITDA(1) .......................   $   (8,723)   $  (17,345)   $  (31,462)   $   20,007   $   59,020   $   29,778



                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                             ------------------------------------
                                                                                                       PRO FORMA
                                                                                                       ----------
                                                                                1999         2000         2000
                                                                             ----------   ----------   ----------
                                                                             (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
OTHER FINANCIAL DATA:
  Capital expenditures
     Property, plant and equipment........................................     $220,390   $  559,834   $  804,163
     Business acquisitions................................................     $525,161   $2,052,925   $2,415,523
  EBITDA(1)...............................................................     $ 19,925   $   19,093   $   (7,144)


(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

     The following unaudited pro forma financial information has been prepared to give effect to:

     -    the issuance of the 8-1/8% senior notes in February 1999
     -    the acquisition of Ovation Communications, Inc. in March 1999
     -    the issuance of the 6.75% Series A preferred stock in August 1999
     - the issuance of the Series B preferred stock and Series C preferred stock in September 1999
     -    the acquisition of Splitrock Services, Inc. in March 2000
     -    the completion of the Senior Secured Credit Facilities in May 2000
     -    the merger

     For purposes of this pro forma presentation, the issuance of the 8-1/8% senior notes is referred to as the "Notes Offering" and the issuance of the Series A, Series B and Series C preferred stock are collectively referred to as the "Preferred Stock Issuances." The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger was consummated on June 30, 2000.

     The Unaudited Pro Forma Condensed Consolidated Statements of Operations include the operations of Ovation Communications, Inc., the operations of Splitrock Services, Inc., and the operations of CapRock as if the acquisition of Ovation and Splitrock and the merger with CapRock were consummated on January 1, 1999 and the related weighted average share amounts have been adjusted to give effect to the shares issued in the transactions as if they had been issued on January 1, 1999. The CapRock results have been adjusted to give effect to the issuance in May 1999 by CapRock of $210 million of its 11 1/2% senior notes due 2009 as if the issuance was consummated on January 1, 1999. It also assumes that interest related to the Notes Offering and the Senior Secured Credit Facilities, dividends related to the Preferred Stock Issuances and the additional depreciation and amortization due to the increased value of tangible and intangible assets acquired through the acquisition of Ovation, Splitrock and the merger with CapRock, using the purchase method of accounting, began January 1, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and the related notes thereto included in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The pro forma adjustments for the acquisitions of Ovation and Splitrock, the Notes Offering and the Preferred Stock
Issuances are incorporated by reference from a Current Report on Form 8-K/A filed with the SEC on June 13, 2000.

     For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has preliminarily considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets, primarily goodwill. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change.

     The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger been consummated at the beginning of 1999, nor is it necessarily indicative of future operating results or financial position.

                                                (TABLE BEGINS ON THE NEXT PAGE)

                     MCLEODUSA INCORPORATED AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)
                               AS OF JUNE 30, 2000


                                                                                      ADJUSTMENTS FOR    PRO FORMA FOR
                                                                                         CAPROCK             CAPROCK
                                                   MCLEODUSA         CAPROCK           TRANSACTION         TRANSACTION
                                                 ------------      -----------        ---------------    --------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents ..............     $   931,318      $     3,680         $        --         $   934,998
     Other current assets ...................         715,752          245,596             (17,344)(2)         944,004
                                                  -----------      -----------         -----------         -----------
          TOTAL CURRENT ASSETS ..............       1,647,070          249,276             (17,344)          1,879,002
Property and Equipment, net .................       1,897,962          423,039                  --           2,321,001
Intangible assets ...........................       3,373,029               --              63,123(1)        3,436,152
Other assets ................................         151,482            3,859                  --             155,341
                                                  -----------      -----------         -----------         -----------
          TOTAL ASSETS ......................     $ 7,069,543      $   676,174         $    45,779         $ 7,791,496
                                                  ===========      ===========         ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities .........................     $   787,083      $   144,964         $    33,000(3)      $   965,047
Long-term debt, less current maturities .....       2,370,370          348,218                  --           2,718,588
Other long-term liabilities .................          33,654            5,254              (5,254)(2)          33,654
                                                  -----------      -----------         -----------         -----------
          TOTAL LIABILITIES .................       3,191,107          498,436              27,746           3,717,289
                                                  -----------      -----------         -----------         -----------
Redeemable convertible preferred stock ......       1,000,000               --                  --           1,000,000
                                                  -----------      -----------         -----------         -----------
STOCKHOLDERS' EQUITY:
     Preferred stock ........................              12               --                  --                  12
     Common stock ...........................           5,817              387                (237)              5,967
     Additional paid-in capital .............       3,497,346          191,808               3,813           3,692,967
     Treasury Stock, at cost ................              --             (678)                678                  --
     Retained earnings (deficit) ............        (706,669)         (13,570)             13,570            (706,669)
     Accumulated other comprehensive income .          81,930             (209)                209              81,930
                                                  -----------      -----------         -----------         -----------
          TOTAL STOCKHOLDERS' EQUITY ........       2,878,436          177,738              18,033           3,074,207
                                                  -----------      -----------         -----------         -----------
          TOTAL LIABILITIES AND STOCKHOLDERS'
             EQUITY .........................     $ 7,069,543      $   676,174         $    45,779         $ 7,791,496
                                                  ===========      ===========         ===========         ===========


(1) The adjustment for the merger reflects the preliminary allocation of the net purchase price of CapRock to the net assets of CapRock that are to be acquired, including intangible assets, and records the issuance of 15,023,318 shares of McLeodUSA Class A common stock valued at $13.77 per share. The value of $13.77 per share represents the average closing price of McLeodUSA Class A common stock on The Nasdaq Stock Market for the 10 trading days beginning five days prior to the date the merger agreement was announced, October 2, 2000, and ending four days after such announcement. The net purchase price of approximately $579 million is equal to (1) the product of (A) the total number of shares of CapRock common stock attributable to outstanding CapRock common stock and options with exercise prices below the closing price of $5.063 (totaling 39,001,954) as of October 2, 2000, MULTIPLIED BY (B) the conversion ratio of 0.3876, MULTIPLIED BY (C) $13.77, the value of a share of McLeodUSA Class A common stock (calculated as described above), MINUS (2) the aggregate option proceeds to be received (approximately $0.3 million) PLUS (3) the principal amount of outstanding CapRock senior notes ($360 million) and the cost directly attributable to the merger ($11 million). The allocation of the net purchase price to the net assets, excluding debt, (approximately $516 million) and debt ($360 million) of CapRock as of June 30, 2000, results in goodwill of approximately $63 million.

(2) To eliminate CapRock's deferred tax assets and deferred tax liabilities. McLeodUSA expects to continue to be in a net deferred tax asset position after the merger and will continue to provide a valuation allowance on the net deferred tax assets.

(3) Reflects an increase in current liabilities related to banking, legal and accounting fees, write-off of debt issuance costs and unaccreted discount on CapRock's senior notes and other matters directly attributable to the merger under EITF 95-3.

                     MCLEODUSA INCORPORATED AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                      TWELVE MONTHS ENDED DECEMBER 31, 1999


                                      PRO FORMA                                                                      PRO FORMA
                                         FOR         ADJUSTMENT  PRO FORMA                        ADJUSTMENTS           FOR
                                      SPLITROCK      FOR CREDIT  FOR CREDIT         CAPROCK       FOR CAPROCK         CAPROCK
                                      ACQUISITION(2) FACILITIES  FACILITIES       AS ADJUSTED(4)  ACQUISITION       ACQUISITION
                                      -----------    ----------  -----------      -----------     -----------       -----------
OPERATIONS STATEMENT DATA:
  Revenue .........................   $ 1,018,044    $      --   $ 1,018,044       $   192,623    $        --       $ 1,210,667
                                      -----------    ---------   -----------       -----------    -----------       -----------
  Operating expenses:
    Cost of service ...............       583,725           --       583,725           115,676             --           699,401
    Selling, general and
    administrative ................       424,953           --       424,953            56,535             --           481,488
    Depreciation and amortization .       333,277           --       333,277             9,698          3,156(5)        346,131
    Other .........................            --           --            --                --             --                --
                                      -----------    ---------   -----------       -----------    -----------       -----------
    Total operating expenses .....     1,341,955            --     1,341,955           181,909          3,156         1,527,020
                                      -----------    ---------   -----------       -----------    -----------       -----------
    Operating income (loss) .......      (323,911)          --      (323,911)           10,714         (3,156)         (316,353)
    Interest income (expense), net.      (127,456)     (36,493)(3)  (163,949)          (27,119)            --          (191,068)
    Other nonoperating income
    (expense) .....................         5,637           --         5,637             1,526             --             7,163
    Income taxes ..................            --           --            --             5,505         (5,505)(6)            --
                                      -----------    ---------   -----------       -----------    -----------       -----------
    Net income (loss) .............      (445,730)     (36,493)     (482,223)           (9,374)        (8,661)         (500,258)
    Preferred stock dividends .....       (54,375)          --       (54,375)               --             --           (54,375)
                                      -----------    ---------   -----------       -----------    -----------       -----------
    Earnings applicable to common
    stock .........................   $  (500,105)   $ (36,493)  $  (536,598)      $    (9,374)   $    (8,661)      $  (554,633)
                                      ===========    =========   ===========       ===========    ===========       ===========
    Loss per common and common
     equivalent share .............   $     (0.92)               $     (0.99)                                       $     (0.99)
                                      ===========                ===========                                        ===========
    Weighted average common and
    common equivalent shares
    outstanding ...................       544,728                    544,728                           15,023           559,751
                                      ===========                ===========                      ===========       ===========
OTHER FINANCIAL DATA:
  EBITDA(1) .......................   $     9,366    $      --   $     9,366       $    20,412    $        --       $    29,778


-------------------------------------------

(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

(2) The "Pro Forma for Splitrock Acquisition" information is derived from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.

(3) McLeodUSA used cash on hand and funds drawn from its Senior Secured Credit Facilities to retire the outstanding Splitrock 11-3/4% senior notes in July 2000. This adjustment records the pro forma annual interest expense of approximately $66 million on the Senior Secured Credit Facilities, reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition."

(4) As adjusted financial information gives effect to the issuance by CapRock of $210 million of its 11 1/2% senior notes due 2009 in May 1999 as if such issuance had occurred on January 1, 1999. See "CapRock Communications Corp.
     - Unaudited Pro Forma Condensed Statements of Operations."

(5)  To amortize intangibles acquired in the merger over 20 years.

(6)  To eliminate CapRock's income tax benefit.

                          MCLEODUSA INCORPORATED AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                  SIX MONTHS ENDED JUNE 30, 2000
                                 ----------------------------------------------------------------------------------------
                                                                         ADJUSTMENTS      PRO FORMA          ADJUSTMENTS
                                                                       FOR SPLITROCK    FOR SPLITROCK         FOR CREDIT
                                        MCLEODUSA       SPLITROCK(2)   ACQUISITION(2)    ACQUISITION          FACILITIES
                                        ---------       ---------      -------------    -------------       -------------
OPERATIONS STATEMENT DATA:
  Revenue .......................       $ 620,082        $  35,037        $      --        $ 655,119        $          --
                                        ---------        ---------        ---------        ---------        -------------

  Operating expenses:
    Cost of service .............         344,426           42,580               --          387,006                   --
    Selling, general and
      administrative ............         256,563           10,012               --          266,575                   --
    Depreciation and
      amortization ..............         163,193           12,470           27,097          202,760                   --
    Other .......................              --              872               --              872                   --
                                        ---------        ---------        ---------        ---------        -------------

      Total operating expenses ..         764,182           65,934           27,097          857,213                   --
                                        ---------        ---------        ---------        ---------        -------------

    Operating income (loss) .....        (144,100)         (30,897)         (27,097)        (202,094)                  --
    Interest income (expense),
      net .......................         (42,077)          (6,302)              --          (48,379)             (15,086)(3)

    Other nonoperating income
      (expense) .................           1,971               --               --            1,971                   --
    Income taxes ................              --               --               --               --                   --
                                        ---------        ---------        ---------        ---------        -------------

    Net income (loss) ...........        (184,206)         (37,199)         (27,097)        (248,502)             (15,086)
    Preferred stock dividends ...         (27,204)              --               --          (27,204)                  --
                                        ---------        ---------        ---------        ---------        -------------

    Earnings applicable to common
      stock .....................       $(211,410)       $ (37,199)       $ (27,097)       $(275,706)       $     (15,086)
                                        =========        =========        =========        =========        =============

    Loss per common and common
      equivalent share ..........       $   (0.40)                                             (0.48)
                                        =========                                          =========

    Weighted average common and
      common equivalent shares
      outstanding ...............         529,109                            46,089          575,198
                                        =========                         =========        =========

OTHER FINANCIAL DATA:
    EBITDA(1) ...................       $  19,093        $ (17,555)       $      --        $   1,538        $          --


                                                                  SIX MONTHS ENDED JUNE 30, 2000
                                 ---------------------------------------------------------------------------
                                            PRO FORMA                        ADJUSTMENTS          PRO FORMA
                                            FOR CREDIT                       FOR CAPROCK        FOR CAPROCK
                                            FACILITIES        CAPROCK        ACQUISITION        ACQUISITION
                                            ----------       ---------       -----------        -----------
OPERATIONS STATEMENT DATA:
  Revenue .......................           $ 655,119        $ 113,936        $      --           $ 769,055
                                            ---------        ---------        ---------           ---------

  Operating expenses:
    Cost of service .............             387,006           79,220               --             466,226
    Selling, general and
      administrative ............             266,575           43,398               --             309,973
    Depreciation and
      amortization ..............             202,760            9,077            1,578(4)          213,415
    Other .......................                 872               --               --                 872
                                            ---------        ---------        ---------           ---------

      Total operating expenses ..             857,213          131,695            1,578             990,486
                                            ---------        ---------        ---------           ---------

    Operating income (loss) .....            (202,094)         (17,759)          (1,578)           (221,431)
    Interest income (expense),
      net .......................             (63,465)          (7,021)              --             (70,486)

    Other nonoperating income
      (expense) .................               1,971               25               --               1,996
    Income taxes ................                  --            9,118           (9,118)(5)              --
                                            ---------        ---------        ---------           ---------

    Net income (loss) ...........            (263,588)         (15,637)         (10,696)           (289,921)
    Preferred stock dividends ...             (27,204)              --               --             (27,204)
                                            ---------        ---------        ---------           ---------

    Earnings applicable to common
      stock .....................           $(290,792)       $ (15,637)       $ (10,696)          $(317,125)
                                            =========        =========        =========           =========

    Loss per common and common
      equivalent share ..........           $   (0.51)                                            $   (0.54)
                                            =========                                             =========

    Weighted average common and
      common equivalent shares
      outstanding ...............             575,198                            15,023             590,221
                                            =========                         =========           =========

OTHER FINANCIAL DATA:
    EBITDA(1) ...................           $   1,538        $  (8,682)       $      --           $  (7,144)





-----------------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

(2) The "Splitrock" column represents Splitrock's Statement of Operations for the period of January 1, 2000 through March 30, 2000, the date of the acquisition of SplitRock by McLeodUSA. The Splitrock financial statements and the information in the "Adjustments for Splitrock Acquisition" column are derived from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.

(3) McLeodUSA used cash on hand and funds drawn from its Senior Secured Credit Facilities to retire the outstanding Splitrock 11 3/4% senior notes in July 2000. This adjustment records the pro forma interest expense on the Senior Secured Credit Facilities reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition" column.

(4)  To amortize intangibles acquired in the merger over 20 years.

(5)  To eliminate CapRock's income tax benefit.

                          CAPROCK COMMUNICATIONS CORP.

             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

         The following unaudited pro forma financial information has been prepared to give effect to the issuance by CapRock of $210 million of its 11 1/2% senior notes due 2009 in May 1999 as if such issuance had occurred on January 1, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the financial statements of CapRock and the related notes thereto included in the CapRock Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated by reference into this prospectus. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable.


                                                          TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                  ------------------------------------------------------
                                                                    ADJUSTMENTS           PRO FORMA
                                                                    -----------           ---------
                                                   CAPROCK       FOR MAY 1999 NOTES   FOR MAY 1999 NOTES
                                                  ---------      ------------------   ------------------
OPERATIONS STATEMENT DATA:
   Revenue                                        $ 192,623           $      --           $ 192,623
                                                  ---------           ---------           ---------
   Operating expenses:
     Cost of service                                115,676                  --             115,676
     Selling, general and administrative             56,535                  --              56,535
     Depreciation and amortization                    9,698                  --               9,698
     Other                                               --                  --                  --
                                                  ---------           ---------           ---------
        Total operating expenses                    181,909                  --             181,909
   Operating income (loss)                           10,714                  --              10,714
   Interest income (expense), net                   (17,861)             (9,258)            (27,119)
   Other nonoperating income (expense)                1,526                  --               1,526
   Income tax benefit (expense)                       2,080               3,425               5,505
                                                  ---------           ---------           ---------
   Net income (loss)                                 (3,541)             (5,833)             (9,374)
   Preferred stock dividends                             --                  --                  --
                                                  ---------           ---------           ---------
   Earnings applicable to common stock            $  (3,541)          $  (5,833)          $  (9,374)
                                                  =========           =========           =========
   Loss per common and common equivalent
   share                                          $   (0.11)                              $   (0.30)
                                                  =========                               =========
   Weighted average common and common
   equivalent shares outstanding                     31,727                                 31,727
                                                  =========                               =========


                       DESCRIPTION OF THE MCLEODUSA NOTES

GENERAL

         The McLeodUSA notes will be issued under an indenture between McLeodUSA and United States Trust Company of New York, as trustee, which we refer to as the McLeodUSA indenture. For purposes of this description of the McLeodUSA notes, references to "McLeodUSA," "we," "our" or "us" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

         The terms of the McLeodUSA notes include those stated in the McLeodUSA indenture and those made a part of the McLeodUSA indenture by reference to the Trust Indenture of 1939 as in effect on the date of the McLeodUSA indenture. The McLeodUSA notes are subject to all of those terms, and holders of the McLeodUSA notes should refer to the McLeodUSA indenture and the Trust Indenture Act for a complete statement of the applicable terms. A copy of the McLeodUSA indenture is available from McLeodUSA on request. The statements and definitions of terms under this caption relating to the McLeodUSA notes and the McLeodUSA indenture are summaries and do not purport to be complete. These summaries make use of terms defined in the McLeodUSA indenture and are qualified in their entirety by express reference to the McLeodUSA indenture. Some of the terms used in this description are defined below under "--Definitions."

         The McLeodUSA notes will rank equal in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes, any of our notes to be issued pursuant to the Concurrent Exchange Offer and all other existing and future senior unsecured indebtedness of McLeodUSA and will rank senior in right of payment to all existing and future subordinated indebtedness of McLeodUSA. As of June 30, 2000, McLeodUSA had no outstanding subordinated indebtedness and, other than our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes, had no outstanding indebtedness that would rank equal with the McLeodUSA notes. The McLeodUSA notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of McLeodUSA and its subsidiaries, including the Senior Secured Credit Facilities (as defined in "Other McLeodUSA Indebtedness"), and any other Senior Credit Facility or Qualified Receivable Facility we enter into, to the extent of the value of the assets securing such indebtedness. As of June 30, 2000, the total secured indebtedness of McLeodUSA and its subsidiaries was approximately
$631.7 million. For a description of these notes and other outstanding indebtedness of McLeodUSA, see "Other McLeodUSA Indebtedness."

         The operations of McLeodUSA are conducted through its subsidiaries and, therefore, McLeodUSA depends upon cash flow from those entities to meet its obligations. McLeodUSA's subsidiaries will have no direct obligation to pay amounts due on the McLeodUSA notes and will not guarantee the McLeodUSA notes. As a result, the McLeodUSA notes will be effectively subordinated to all existing and future third-party indebtedness, including the Senior Secured Credit Facilities, any other Senior Credit Facility or any applicable Qualified Receivable Facility we enter into, and other liabilities of McLeodUSA's subsidiaries, including trade payables. As of June 30, 2000, the total liabilities of McLeodUSA's subsidiaries, after the elimination of loans and advances by McLeodUSA to its subsidiaries, were approximately $700.9 million. In addition, the McLeodUSA notes will be effectively subordinated in certain respects to any CapRock notes and any CapRock 11 1/2% senior notes due 2009 that remain outstanding after this exchange offer and the Concurrent Exchange Offer for which CapRock will remain the obligor. Any rights of McLeodUSA and its creditors, including the holders of McLeodUSA notes, to participate in the assets of any of McLeodUSA's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors.

PRINCIPAL, MATURITY AND INTEREST

         The McLeodUSA notes will be limited in principal amount to $150 million and will mature on July 15, 2008. Interest on the McLeodUSA notes will accrue at the rate of 12% per annum and will be payable in cash semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the McLeodUSA notes will be deemed to accrue from July 15, 2000.

         Principal and interest will be payable at the office of the Paying Agent but, at the option of McLeodUSA, interest may be paid by check mailed to the registered holders at their registered addresses. The McLeodUSA notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by McLeodUSA, McLeodUSA's office or agency in New York will be the office of the trustee maintained for such purpose.

BOOK-ENTRY SYSTEM

         The McLeodUSA notes will initially be issued in the form of one or more Global Securities, as defined in the McLeodUSA indenture, held in book-entry form. The McLeodUSA notes will be deposited with the trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the McLeodUSA notes for all purposes under the McLeodUSA indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

         The McLeodUSA notes that are issued as described below under "--Certificated Notes" will be issued in definitive form.

         Upon the transfer of a McLeodUSA note in definitive form, such McLeodUSA note will, unless the Global Security has previously been exchanged for McLeodUSA notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount McLeodUSA notes being transferred.

         Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the individual beneficial interests in such Global Security representing the respective principal amounts of the McLeodUSA notes held by such persons. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

         Payment of principal of, premium, if any, on and interest on McLeodUSA notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the McLeodUSA notes represented thereby for all purposes under the McLeodUSA indenture. None of McLeodUSA, the trustee or any agent of McLeodUSA will have any responsibility or liability for:

         1. any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any McLeodUSA notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests or

         2. any other matter relating to the actions and practices of the Depository or any of its participants.

         McLeodUSA has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the

Depository. McLeodUSA expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

         So long as the Depository or its nominee is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the McLeodUSA notes represented by such Global Security for the purposes of receiving payment on the McLeodUSA notes, receiving notices and for all other purposes under the McLeodUSA indenture and the McLeodUSA notes. Beneficial interests in McLeodUSA notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to, and will not be considered the holders of, such Global Security for any purposes under the McLeodUSA indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the McLeodUSA indenture. McLeodUSA understands that, under existing industry practices, in the event that McLeodUSA requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a holder is entitled to give or take under the McLeodUSA indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The Depository has advised McLeodUSA that it will take any action permitted to be taken by a holder of McLeodUSA notes, including the presentation of McLeodUSA notes for exchange as described below, only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the McLeodUSA notes as to which such participant or participants has or have given such direction.

         The Depository has advised McLeodUSA that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers including banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, and dealers including banks, trust companies, clearing corporations and various other organizations some of whom, and/or their representatives, own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that McLeodUSA believes to be reliable, but McLeodUSA takes no responsibility for the accuracy thereof.

CERTIFICATED NOTES

         The McLeodUSA notes represented by a Global Security are exchangeable for certificated McLeodUSA notes only if:

         - the Depository notifies McLeodUSA that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act, and a successor depository is not appointed by McLeodUSA within 90 days,

         - McLeodUSA executes and delivers to the trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or

         - there shall have occurred and be continuing an Event of Default with respect to the McLeodUSA notes represented by such Global Security.

Any Global Security that is exchangeable for certificated McLeodUSA notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated McLeodUSA notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated McLeodUSA notes:

         - certificated McLeodUSA notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

         - payment of principal, any repurchase price, and interest on the certificated McLeodUSA notes will be payable, and the transfer of the certificated McLeodUSA notes will be registrable, at the office or agency of McLeodUSA maintained for such purposes, and

         - no service charge will be made for any issuance of the certificated McLeodUSA notes, although McLeodUSA may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

         The McLeodUSA notes will be subject to redemption at the option of McLeodUSA, in whole or in part, at any time on or after July 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest thereon, if any, if redeemed during the twelve month periods beginning July 15 of the years indicated below:

         Year                                               Percentage
         ----                                               ----------
         2003.............................................     106.000%
         2004.............................................     104.000%
         2005.............................................     102.000%
         2006 and after...................................     100.000%

         If less than all of the McLeodUSA notes are to be redeemed at any time, the trustee will select the McLeodUSA notes, or portions thereof, for redemption on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no McLeodUSA note of $1,000 in principal amount or less shall be redeemed in part. If any McLeodUSA note is to be redeemed in part only, the notice of redemption relating to such McLeodUSA note shall state the portion of the principal amount thereof to be redeemed. A new McLeodUSA note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original McLeodUSA note.

MANDATORY REDEMPTION

         Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," McLeodUSA is not required to make mandatory redemption payments or sinking fund payments with respect to the McLeodUSA notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each holder shall have the right to require McLeodUSA to repurchase all or any part, equal to $1,000 principal amount or an integral multiple thereof, of such holder's McLeodUSA notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount of the McLeodUSA notes plus accrued and unpaid interest, if any, to any Change of Control Payment Date.

         Within 30 days following any Change of Control, McLeodUSA or the trustee, at the request and expense of McLeodUSA, shall mail a notice to each holder stating:

         - that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all McLeodUSA notes timely tendered will be accepted for payment;

         - the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

         - that any McLeodUSA notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

         - that, unless McLeodUSA defaults in the payment of the Change of Control Purchase Price, all McLeodUSA notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

         - that holders electing to have any McLeodUSA notes or portions thereof purchased under a Change of Control Offer will be required to surrender their McLeodUSA notes before the close of business on the third Business Day preceding the Change of Control Payment Date;


         - that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of McLeodUSA notes delivered for purchase, and a statement that such holder is withdrawing its election to have such McLeodUSA notes or portions thereof purchased;

         - that holders electing to have McLeodUSA notes purchased under the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

         - that holders whose McLeodUSA notes are being purchased only in part will be issued new McLeodUSA notes equal in principal amount to the unpurchased portion of the McLeodUSA note or McLeodUSA notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

         - any other information necessary to enable any holder to tender McLeodUSA notes and to have such McLeodUSA notes purchased pursuant to the McLeodUSA indenture.

         McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of McLeodUSA notes under a Change of Control Offer.

         On the Change of Control Payment Date, McLeodUSA will:

         - accept for payment McLeodUSA notes or portions thereof properly tendered under the Change of Control Offer;

         - irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all McLeodUSA notes or portions thereof so accepted; and

         - deliver, or cause to be delivered, to the trustee the McLeodUSA notes so accepted together with an Officers' Certificate listing the McLeodUSA notes or portions thereof tendered to McLeodUSA and accepted for payment.

The Paying Agent shall promptly mail to each holder of McLeodUSA notes so accepted payment in an amount equal to the Change of Control Purchase Price for such McLeodUSA notes, and the trustee shall promptly authenticate and mail to each holder a new McLeodUSA note equal in principal amount to any unpurchased portion of the McLeodUSA notes surrendered, if any; provided that each such new McLeodUSA note shall be in a principal amount of $1,000 or any integral multiple thereof.

         The existence of the holders' right to require, subject to several conditions, McLeodUSA to repurchase McLeodUSA notes upon a Change of Control may deter a third party from acquiring McLeodUSA in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that McLeodUSA will have sufficient funds to pay the Change of Control Purchase Price for all McLeodUSA notes tendered by holders seeking to accept the Change of Control Offer. In addition, the Senior Secured Credit Facilities of McLeodUSA prohibit and the instruments governing other indebtedness of McLeodUSA may prohibit McLeodUSA from purchasing any McLeodUSA notes prior to their Stated Maturity, including under a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when McLeodUSA does not have sufficient available funds to pay the Change of Control Purchase Price for all McLeodUSA notes tendered pursuant to such offer or at a time when McLeodUSA is prohibited from purchasing the McLeodUSA notes, and McLeodUSA is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness, an Event of Default would occur under the McLeodUSA indenture. In addition, one of the events that constitutes a Change of Control under the McLeodUSA indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of McLeodUSA. The McLeodUSA indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if McLeodUSA were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether McLeodUSA was required to make a Change of Control Offer.

         Except as described herein with respect to a Change of Control, the McLeodUSA indenture does not contain any other provisions that permit holders of McLeodUSA notes to require that McLeodUSA repurchase or redeem McLeodUSA notes in the event of a takeover, recapitalization or similar restructuring.

ASSET SALES

         McLeodUSA will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

         - McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property or assets sold or otherwise disposed of;

         - at least 75% of the consideration received by McLeodUSA or such Restricted Subsidiary for such Property or assets consists of (a) cash, readily-marketable cash equivalents, or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of McLeodUSA or such Restricted Subsidiary, other than Indebtedness that is subordinated to the McLeodUSA notes, and the release of McLeodUSA or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and

         - McLeodUSA or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

         Within 360 days after any Asset Sale, McLeodUSA or such Restricted Subsidiary, as the case may be, may at its option:

         - reinvest an amount equal to the Net Cash Proceeds, or any portion thereof from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or

         - apply an amount equal to such Net Cash Proceeds, or remaining Net Cash Proceeds, to the permanent reduction of Indebtedness of McLeodUSA, other than Indebtedness to a Restricted Subsidiary, that is senior to or PARI PASSU with the McLeodUSA notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary, other than Indebtedness to, or preferred stock owned by, McLeodUSA or another Restricted Subsidiary.

Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or PARI PASSU
Indebtedness of McLeodUSA or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

         If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $25 million, McLeodUSA shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all holders, McLeodUSA notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Asset Sale Purchase Price") in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the McLeodUSA indenture. Upon completion of an Asset Sale Offer, including payment of the Asset Sale Purchase Price, any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and McLeodUSA may then use such amounts for general corporate purposes.

         McLeodUSA will comply with the requirements of Section 14(e) under the Securities Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of McLeodUSA notes pursuant to an Asset Sale Offer.

COVENANTS

         Set forth below are several covenants that are contained in the McLeodUSA indenture:

     LIMITATION ON CONSOLIDATED INDEBTEDNESS

         McLeodUSA will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either:

         1.       the ratio of:

                  - the aggregate consolidated principal amount of Indebtedness of McLeodUSA outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to

                  - Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of McLeodUSA have been filed with the SEC or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or

         2. McLeodUSA's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of McLeodUSA that has been filed with the SEC or has otherwise become publicly available, after giving pro forma effect to:

                  - the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date, and

                  - paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

         Notwithstanding the foregoing limitation, McLeodUSA and any Restricted Subsidiary may Incur each and all of the following:

         1. Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately before such renewal, extension, refinancing or refunding;

         2. Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately before such renewal, extension, refinancing or refunding;

         3. Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets;

         4. Indebtedness owed by McLeodUSA to any Wholly-Owned Restricted Subsidiary of McLeodUSA or Indebtedness owed by a Restricted Subsidiary of McLeodUSA to McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or McLeodUSA of any Indebtedness so permitted to a Person other than McLeodUSA or another Wholly-Owned Restricted Subsidiary of McLeodUSA or (y) the issuance, other than directors' qualifying share, sale, lease, transfer or other disposition of shares of Capital Stock, including by consolidation or merger, of such Wholly-Owned Restricted Subsidiary to a Person other than McLeodUSA or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause 4 shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

         5. Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the McLeodUSA notes or Indebtedness outstanding at the date of the McLeodUSA indenture or Purchase Money Indebtedness Incurred pursuant to clause 3 above in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of McLeodUSA incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the McLeodUSA notes or Indebtedness which is PARI PASSU to the McLeodUSA notes or Indebtedness which is subordinate in right of payment to the McLeodUSA notes shall only be permitted under this clause 5 if (A) in the case of any refinancing of the McLeodUSA notes or Indebtedness which is PARI PASSU to the McLeodUSA notes, the refinancing Indebtedness is made PARI PASSU to the McLeodUSA notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement, including pursuant to an offer to purchase made by McLeodUSA, of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness, including pursuant to an offer to purchase made by McLeodUSA, which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control;"

         6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

         7. Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of McLeodUSA or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of McLeodUSA, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of McLeodUSA for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by McLeodUSA or any Restricted Subsidiary in connection with such disposition; and

         8. Indebtedness not otherwise permitted to be Incurred pursuant to clauses 1 through 7 above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause 8, has an aggregate principal amount not in excess of $10 million at any time outstanding.

         Notwithstanding any other provision of this "--Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that McLeodUSA or a Restricted Subsidiary may incur pursuant to this "--Covenants--Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

         For purposes of determining any particular amount of Indebtedness under this "--Covenants--Limitation on Consolidated Indebtedness" covenant:

         1. Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and

         2. any Liens granted pursuant to the equal and ratable provisions referred to in the "--Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness.

For purposes of determining compliance with this "--Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, McLeodUSA, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         LIMITATION ON INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED
SUBSIDIARIES

         McLeodUSA will not permit any Restricted Subsidiary of McLeodUSA to Incur any Indebtedness or issue any Preferred Stock except:

         1. Indebtedness or Preferred Stock outstanding on the date of the McLeodUSA indenture after giving effect to the application of the proceeds of the McLeodUSA notes;

         2. Indebtedness Incurred or Preferred Stock issued to and held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA, provided that such Indebtedness or Preferred Stock is at all times held by McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA;

         3. Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of McLeodUSA, (B) such Person merges into or consolidates with a Restricted Subsidiary of McLeodUSA or (C) another Restricted Subsidiary of McLeodUSA merges into or consolidates with such Person in a transaction in which such Person becomes a Restricted Subsidiary of McLeodUSA, which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

         4. Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause 1 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness;"

         5. in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause 2 of the second paragraph of "--Covenants--Limitation on Consolidated Indebtedness;"

         6. Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

         7. Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition;

         8. Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses 1 and 3 above or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by McLeodUSA as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of McLeodUSA and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by McLeodUSA or any Restricted Subsidiary of McLeodUSA, including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder, in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement, including under an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock, including pursuant to an offer to purchase made by McLeodUSA or a Restricted Subsidiary of McLeodUSA, which is conditioned upon the change of control of McLeodUSA pursuant to provisions substantially similar to those described under "-Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of McLeodUSA, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

         9. Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of McLeodUSA's Investment in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause 9 shall not exceed, at any time, $30 million in the aggregate, provided further, that such Indebtedness Incurred is otherwise permitted pursuant to the covenant described under "-Covenants-Limitation on Consolidated Indebtedness."


         LIMITATION ON RESTRICTED PAYMENTS

         McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment:

         - no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

         - after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, McLeodUSA

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

              could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-Covenants-Limitation on Consolidated Indebtedness"; and

         - after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the board of directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after February 22, 1999 does not exceed the sum of (A) 50% of the Consolidated Net Income of McLeodUSA (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding February 22, 1999 and ending on the last day of the fiscal quarter for which McLeodUSA's financial statements have been filed with the SEC or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to February 22, 1999, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to McLeodUSA or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to February 22, 1999 by McLeodUSA or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; PROVIDED that McLeodUSA or a Restricted Subsidiary of McLeodUSA may make any Restricted Payment with the aggregate net proceeds received after February 22, 1999, including the fair value of property other than cash (determined in good faith by the board of directors as evidenced by a resolution of the board of directors filed with the trustee),

                  (x) as capital contributions to McLeodUSA,

                  (y) from the issuance (other than to a Restricted Subsidiary)
                      of Capital Stock (other than Disqualified Stock) of McLeodUSA and warrants, rights or options on Capital Stock (other than Disqualified Stock) of McLeodUSA, or

                  (z) from the conversion of Indebtedness of McLeodUSA into
                      Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of McLeodUSA after February 22, 1999.

         The foregoing limitations shall not prevent McLeodUSA from:

         1. paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, McLeodUSA could have paid such dividend in compliance with the preceding paragraph;

         2. retiring (A) any Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA, (B) Indebtedness of McLeodUSA that is subordinate to the McLeodUSA notes, or (C) Indebtedness of a Restricted Subsidiary of McLeodUSA, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of McLeodUSA;

         3. retiring any Indebtedness of McLeodUSA subordinated in right of payment to the McLeodUSA notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA (other than Indebtedness to a Subsidiary of McLeodUSA), provided that such new Indebtedness
(A) is subordinated in right of payment to the McLeodUSA notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

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

         4. retiring any Indebtedness of a Restricted Subsidiary of McLeodUSA in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of McLeodUSA or any Restricted Subsidiary that is permitted under the covenant described under "-Covenants- Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) and "-Covenants-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that
(A) is not secured by any assets of McLeodUSA or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the McLeodUSA notes at least to the same extent as the retired Indebtedness;

         5. retiring any Capital Stock or options to acquire Capital Stock of McLeodUSA or any Restricted Subsidiary of McLeodUSA held by any directors, officers or employees of McLeodUSA or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by McLeodUSA subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by McLeodUSA to directors, officers or employees of McLeodUSA and its Subsidiaries;

         6. making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "-Consolidation, Merger, Conveyance, Lease or Transfer;"

         7. retiring any Capital Stock of McLeodUSA to the extent necessary (as determined in good faith by a majority of the disinterested members of the board of directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by McLeodUSA or any Restricted Subsidiary from any governmental agency;

         8. making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such Investments does not exceed at any time the sum of (A) $30 million plus (B) the amount of Net Cash Proceeds received by McLeodUSA after February 22, 1999 as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of McLeodUSA, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of the first paragraph, or clause 2 above or this clause 8, of this "Limitation on Restricted Payments" covenant, plus (C) the net reduction in Investments made pursuant to this clause 8 resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; and

         9. making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

         In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses 2, 3 and 4 above shall not be included as Restricted Payments. Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), McLeodUSA shall deliver to the trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon McLeodUSA's latest available financial statements.


         LIMITATION ON LIENS

         McLeodUSA may not, and may not permit any Restricted Subsidiary of McLeodUSA to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the McLeodUSA notes (x) equally and ratably with such Indebtedness as to such property for so long as such

Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of McLeodUSA which is subordinate in right of payment to the McLeodUSA notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

         The foregoing restrictions shall not apply to:

         1. Liens existing on the date of the McLeodUSA indenture and securing Indebtedness outstanding on the date of the McLeodUSA indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility;

         2. Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times McLeodUSA's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which McLeodUSA's consolidated financial statements have been filed with the SEC or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters;

         3. Liens in favor of McLeodUSA or any Wholly-Owned Restricted Subsidiary of McLeodUSA;

         4. Liens on Property of McLeodUSA or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the McLeodUSA notes to secure Purchase Money Indebtedness which is otherwise permitted under the McLeodUSA indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness;

         5. Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property;

         6. Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses 1, 2, 4 and 5 so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause 5 of the second paragraph of "-Covenants-Limitation on Consolidated Indebtedness" (in the case of Indebtedness of McLeodUSA) or clause 8 of "-Covenants-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries);

         7. Liens not otherwise permitted by the foregoing clauses 1 through 6 in an aggregate amount not to exceed 5% of McLeodUSA's Consolidated Tangible Assets;

         8. Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the McLeodUSA notes; and

         9. Permitted Liens.


         LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

         McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between McLeodUSA or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or McLeodUSA on the other hand), unless

         1. McLeodUSA or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value, as evidenced by a Board Resolution delivered to the trustee, of the Property subject to such transaction;

         2. the Attributable Indebtedness of McLeodUSA or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "-Covenants-Limitation on Consolidated Indebtedness" or "-Covenants-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be;

         3. McLeodUSA or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the McLeodUSA notes by the covenant described under "-Covenants-Limitation on Liens"; and

         4. the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "-Asset Sales";

provided that McLeodUSA shall be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of McLeodUSA's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.


         LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         McLeodUSA will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction, other than by law or regulation, on the ability of any Restricted Subsidiary to:

         1. pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to McLeodUSA or any Restricted Subsidiary;

         2. make loans or advances to McLeodUSA or any Restricted Subsidiary; or

         3. transfer any of its Property to McLeodUSA or any other Restricted Subsidiary, except:

         (a) any encumbrance or restriction existing as of the Issue Date under the McLeodUSA indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the McLeodUSA indenture;

         (b) any encumbrance or restriction under an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired;

         (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by McLeodUSA or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition);

         (d) any encumbrance or restriction under an agreement effecting a permitted refinancing of Indebtedness issued under an agreement referred to in the foregoing clauses (a) through (c), so long as the

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encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements;

         (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of McLeodUSA or any Restricted Subsidiary not otherwise prohibited by the McLeodUSA indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of McLeodUSA or any Restricted Subsidiary in any manner material to McLeodUSA or any Restricted Subsidiary;

         (f) in the case of clause (3) above, restrictions contained in any security agreement, including a Capital Lease Obligation, securing Indebtedness of McLeodUSA or a Restricted Subsidiary otherwise permitted under the McLeodUSA indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and

         (g) any restriction with respect to a Restricted Subsidiary of McLeodUSA imposed by an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

         Nothing contained in this "-Covenants-Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent McLeodUSA or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "-Covenants-Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of McLeodUSA or any of its Restricted Subsidiaries that secure Indebtedness of McLeodUSA or any of its Restricted Subsidiaries otherwise permitted under "-Covenants-Limitation on Consolidated Indebtedness" or "-Covenants-Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries," as the case may be.


         LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

         McLeodUSA (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to McLeodUSA or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of McLeodUSA or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "-Covenants-Limitation on Restricted Payments" if made on the date of such issuance and (ii) shall not permit any Person other than McLeodUSA or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for:

         (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "-Asset Sales";

         (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "-Asset Sales" if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by McLeodUSA or by a Wholly-Owned Restricted Subsidiary;

         (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than McLeodUSA or any Restricted Subsidiary;

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         (d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by McLeodUSA;

         (e) any Preferred Stock permitted to be issued under "-Covenants-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and

         (f) ownership by any Person other than McLeodUSA or a Subsidiary of less than 50% of the Capital Stock of a Person (A) in which McLeodUSA or a Restricted Subsidiary has made a Permitted Investment pursuant to clause (3) of the definition of "Permitted Investments," (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by McLeodUSA and (C) as to which McLeodUSA has the power to direct the policies, management and affairs.


         TRANSACTIONS WITH AFFILIATES

         McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

         (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to McLeodUSA or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by McLeodUSA or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary) and

         (b) McLeodUSA delivers to the trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of McLeodUSA evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of McLeodUSA or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the board of directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of McLeodUSA or such Restricted Subsidiary;

provided that the following shall not be deemed Affiliate Transactions:

         1. any employment agreement entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

         2. any agreement or arrangement with respect to the compensation of a director or officer of McLeodUSA or any Restricted Subsidiary approved by a majority of the disinterested members of the board of directors and consistent with industry practice;

         3. transactions between or among McLeodUSA and its Restricted Subsidiaries;

         4. transactions permitted by the covenant described under "-Covenants-Limitation on Restricted Payments;"

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


         5. transactions pursuant to any agreement or arrangement existing on the Issue Date; and

         6. transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between McLeodUSA or any Restricted Subsidiary and any other Person; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to McLeodUSA or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by McLeodUSA or such Restricted Subsidiary with Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary, or, in the event that there are no comparable transactions involving Persons who are not Affiliates of McLeodUSA or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, McLeodUSA has determined to be fair to McLeodUSA or the relevant Restricted Subsidiary.


         RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         (a) McLeodUSA may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of McLeodUSA or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of McLeodUSA or a Restricted Subsidiary (other than Indebtedness to McLeodUSA or a Wholly-Owned Restricted Subsidiary), and (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "-Covenants-Limitation on Restricted Payments" or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of McLeodUSA or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

         (b) McLeodUSA will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to McLeodUSA or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) McLeodUSA could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-Covenants-Limitation on Consolidated Indebtedness" and (ii) no Default or Event of Default would occur.

         (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the board of directors pursuant to a Board Resolution delivered to the trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the trustee.


         REPORTS

         McLeodUSA will file with the trustee within 15 days after it files them with the SEC copies of the annual and quarterly reports and the information, documents, and other reports that McLeodUSA is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act ("SEC Reports"). In the event McLeodUSA shall cease to be required to file SEC Reports pursuant to the Securities Exchange Act, McLeodUSA will nevertheless continue to file such reports with the SEC, unless the SEC will not accept such a filing, and the trustee. McLeodUSA will furnish copies of the SEC Reports to the holders of McLeodUSA notes at the time McLeodUSA is required to file the same with the trustee and will make such information available to investors who request it in writing.

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CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

         McLeodUSA will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into McLeodUSA, other than a merger of a Restricted Subsidiary into McLeodUSA in which McLeodUSA is the continuing corporation, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole to any other Person, unless:

         (i) either (a) McLeodUSA shall be the continuing corporation or (b) the corporation, if other than McLeodUSA, formed by such consolidation or into which McLeodUSA is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of McLeodUSA and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the McLeodUSA notes and the performance of McLeodUSA's covenants and obligations under the McLeodUSA indenture;

         (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, no Event of Default or Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions, McLeodUSA (or the Surviving Entity, if McLeodUSA is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-Covenants-Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of McLeodUSA immediately before such transaction or series of transactions; and

         (iv) if, as a result of any such transaction, Property of McLeodUSA would become subject to a Lien prohibited by the provisions of the McLeodUSA indenture described under "-Covenants-Limitation on Liens" above, McLeodUSA or the successor entity to McLeodUSA shall have secured the McLeodUSA notes as required thereby.

EVENTS OF DEFAULT

         Each of the following is an "Event of Default" under the McLeodUSA indenture:

         (a) default in the payment of interest on any McLeodUSA note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of (or premium, if any, on) any McLeodUSA note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any McLeodUSA note as required;

         (c) failure by McLeodUSA to comply with any of its covenants or agreements described under "-Repurchase at the Option of the Holders upon a Change of Control," "-Asset Sales" or "-Consolidation, Merger, Conveyance, Lease or Transfer;"

         (d) default in the performance, or breach, of any covenant or warranty of McLeodUSA in the McLeodUSA indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to McLeodUSA by the trustee or to

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


McLeodUSA and the trustee by holders of at least 25% of the aggregate principal amount of the outstanding McLeodUSA notes;

         (e) Indebtedness of McLeodUSA or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

         (f) the entry by a court of competent jurisdiction of one or more final judgments against McLeodUSA or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days;

         (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging McLeodUSA or any Restricted Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of McLeodUSA or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of McLeodUSA or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (h) (i) the commencement by McLeodUSA or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by McLeodUSA or any Restricted Subsidiary to the entry of a decree or order for relief in respect of McLeodUSA or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against McLeodUSA or any Restricted Subsidiary; or (iii) the filing by McLeodUSA or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by McLeodUSA or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of McLeodUSA or any Restricted Subsidiary or of any substantial part of the Property or assets of McLeodUSA or any Restricted Subsidiary, or the making by McLeodUSA or any Restricted Subsidiary of an assignment for the benefit of creditors; or (v) the admission by McLeodUSA or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by McLeodUSA or any Restricted Subsidiary in furtherance of any such action.

         If any Event of Default (other than an Event of Default specified in clause (g) or (h) above) occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% of the outstanding aggregate principal amount of McLeodUSA notes may declare the Default Amount (as defined herein) and any accrued and unpaid interest on all McLeodUSA notes then outstanding to be immediately due and payable by a notice in writing to McLeodUSA (and to the trustee if given by holders of the McLeodUSA notes), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount and any accrued and unpaid interest on the McLeodUSA notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the trustee or any holder of McLeodUSA notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness, within 60 days after

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

such event of default, provided that no judgment or decree for the payment of money due on the McLeodUSA notes has been obtained by the trustee. The Default Amount shall equal 100% of the principal amount of the McLeodUSA notes. Under specified circumstances, the holders of a majority in principal amount of the outstanding McLeodUSA notes by notice to McLeodUSA and the trustee may rescind an acceleration and its consequences.

         McLeodUSA will be required to deliver to the trustee annually a statement regarding compliance with the McLeodUSA indenture, and McLeodUSA is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the trustee a statement describing such Default or Event of Default, its status and what action McLeodUSA is taking or proposes to take with respect thereto. The trustee may withhold from holders of the McLeodUSA notes notice of any continuing Default or Event of Default, other than relating to the payment of principal or interest, if the trustee determines that withholding such notice is in the holders' interest.


AMENDMENT, SUPPLEMENT AND WAIVER

         McLeodUSA and the trustee may, at any time and from time to time, without notice to or consent of any holder of McLeodUSA notes, enter into one or more indentures supplemental to the McLeodUSA indenture:

         (1) to evidence the succession of another Person to McLeodUSA and the assumption by such successor of the covenants of McLeodUSA in the McLeodUSA indenture and the McLeodUSA notes;

         (2) to add to the covenants of McLeodUSA, for the benefit of the holders, or to surrender any right or power conferred upon McLeodUSA by the McLeodUSA indenture;

         (3) to add any additional Events of Default;

         (4) to provide for uncertificated McLeodUSA notes in addition to or in place of certificated McLeodUSA notes;

         (5) to evidence and provide for the acceptance of appointment under the McLeodUSA indenture of a successor trustee;

         (6) to secure the McLeodUSA notes;

         (7) to cure any ambiguity in the McLeodUSA indenture, to correct or supplement any provision in the McLeodUSA indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the McLeodUSA indenture; provided such actions shall not adversely affect the interests of the holders in any material respect; or

         (8) to comply with the requirements of the SEC in order to effect or maintain the qualification of the McLeodUSA indenture under the Trust Indenture Act.

         With the consent of the holders of not less than a majority in principal amount of the outstanding McLeodUSA notes, McLeodUSA and the trustee may enter into one or more indentures supplemental to the McLeodUSA indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the McLeodUSA indenture or modifying in any manner the rights of the holders; provided that no such supplemental indenture shall, without the consent of the holder of each outstanding McLeodUSA note:

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any McLeodUSA note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any McLeodUSA note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

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

         (2) reduce the percentage in principal amount of the outstanding McLeodUSA notes, the consent of whose holders is necessary for any such supplemental indenture or required for any waiver of compliance with several provisions of the McLeodUSA indenture or several Defaults thereunder;

         (3) subordinate in right of payment, or otherwise subordinate, the McLeodUSA notes to any other Indebtedness; or

         (4) modify any provision of this paragraph, except to increase any percentage set forth herein.

         The holders of not less than a majority in principal amount of the outstanding McLeodUSA notes may, on behalf of the holders of all the McLeodUSA notes, waive any past Default under the McLeodUSA indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any McLeodUSA note, or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding McLeodUSA note affected.


SATISFACTION AND DISCHARGE OF THE MCLEODUSA INDENTURE; DEFEASANCE

         McLeodUSA may terminate its obligations under the McLeodUSA indenture when:

         (i) either (A) all outstanding McLeodUSA notes have been delivered to the trustee for cancellation or (B) all such McLeodUSA notes not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of McLeodUSA, and McLeodUSA has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the McLeodUSA notes not theretofore delivered to the trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption;

         (ii) McLeodUSA has paid or caused to be paid all sums payable by McLeodUSA under the McLeodUSA indenture; and

         (iii) McLeodUSA has delivered to the trustee an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the McLeodUSA indenture.

         McLeodUSA, at its election, shall:

         (a) be deemed to have paid and discharged its debt on the McLeodUSA notes and the McLeodUSA indenture shall cease to be of further effect as to all outstanding McLeodUSA notes, except as to (i) rights of registration of transfer, substitution and exchange of McLeodUSA notes and McLeodUSA's right of optional redemption, (ii) rights of holders to receive payments of principal of, premium, if any, and interest on the McLeodUSA notes (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights the holders with respect to such amounts, (iii) the rights, obligations and immunities of the trustee under the McLeodUSA indenture and (iv) several other specified provisions in the McLeodUSA indenture, or

         (b) cease to be under any obligation to comply with specified restrictive covenants, including those described under "-Covenants," after the irrevocable deposit by McLeodUSA with the trustee, in trust for the benefit of the holders, at any time prior to the maturity of the McLeodUSA notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the McLeodUSA notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest on, the McLeodUSA notes then outstanding on the dates on which any such payments are due in accordance with the terms of the McLeodUSA indenture and of the McLeodUSA notes.

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

Such defeasance or covenant defeasance shall be deemed to occur only if specified conditions are satisfied, including, among other things, delivery by McLeodUSA to the trustee of an opinion of counsel reasonably acceptable to the trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) McLeodUSA's deposit will not result in the Trust or the trustee being subject to regulation under the Investment Company Act of 1940.


THE TRUSTEE

         United States Trust Company of New York is the trustee under the McLeodUSA indenture and its current address is 114 West 47th Street, New York, New York 10036.

         The holders of not less than a majority in principal amount of the outstanding McLeodUSA notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to several exceptions. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the McLeodUSA indenture. The McLeodUSA indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the trustee will be required, in the exercise of its rights and powers under the McLeodUSA indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the McLeodUSA indenture at the request of any of the holders of the McLeodUSA notes, unless such holders shall have offered to the trustee indemnity satisfactory to it against any loss, liability or expense.


NO PERSONAL LIABILITY OF CONTROLLING PERSONS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA, as such, shall have any liability for any covenant, agreement or other obligations of McLeodUSA under the McLeodUSA notes or the McLeodUSA indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of McLeodUSA. By accepting a McLeodUSA note each holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the McLeodUSA notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.


TRANSFER AND EXCHANGE

         A holder may transfer or exchange McLeodUSA notes in accordance with the McLeodUSA indenture. McLeodUSA, the Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and McLeodUSA may require a holder to pay any taxes and fees required by law or permitted by the McLeodUSA indenture.


DEFINITIONS

         Set forth below is a summary of several of the defined terms used in the McLeodUSA indenture. Reference is made to the McLeodUSA indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.


         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such

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other Person merging with or into or becoming a Subsidiary of such specified
Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of McLeodUSA and of each other Subsidiary of McLeodUSA; provided, further, that neither McLeodUSA nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the McLeodUSA indenture described above under "-Covenants-Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"), (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the McLeodUSA indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the McLeodUSA; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by McLeodUSA or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by McLeodUSA or such Restricted Subsidiary have at least substantially equal Fair Market Value to McLeodUSA or such Restricted Subsidiary (as determined by the board of directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and (iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

         "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

         "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

         "board of directors" means the board of directors of McLeodUSA or any committee thereof duly authorized to act on behalf of the board of directors, unless the context suggests otherwise.

         "Board Resolution" means a duly adopted resolution of the board of directors in full force and effect at the time of determination.

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         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

         "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of McLeodUSA to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of McLeodUSA, shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Securities Exchange
Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of McLeodUSA (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any directors whose election or appointment by the board of directors or whose nomination for election by the stockholders of McLeodUSA was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

         "Common Stock" means Capital Stock other than Preferred Stock.

         "Consolidated Capital Ratio" of any Person as of any date means the ratio of (i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

         "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of McLeodUSA and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of McLeodUSA and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of McLeodUSA and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of McLeodUSA or any Restricted Subsidiary of McLeodUSA of options to purchase Capital Stock of McLeodUSA or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in McLeodUSA's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of McLeodUSA (calculated separately for such Restricted Subsidiary in the same manner as provided above for McLeodUSA) that is subject to a restriction which prevents the payment of dividends or the making of distributions to McLeodUSA or another Restricted Subsidiary of McLeodUSA to the extent of such restriction.

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         "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of McLeodUSA and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of McLeodUSA and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount;
(ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;
(iv) Preferred Stock dividends of McLeodUSA and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of McLeodUSA and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by McLeodUSA and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication
(i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period,
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, (vii) with regard to a non-wholly-owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly-owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

         "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

         "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

         "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the McLeodUSA notes issuable or issued in whole or in part in the form of one or more Global Notes, The Depository Trust Company for so long as it shall be a clearing agency registered under the Securities Exchange Act, or such successor as McLeodUSA shall designate from time to time in an Officers' Certificate delivered to the trustee.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the

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holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the McLeodUSA notes.

         "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc., (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and in each case maturing within 270 calendar days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

         "Existing Indebtedness" means Indebtedness outstanding on the date of the McLeodUSA indenture (other than under any Senior Credit Facility).

         "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the board of directors.

         "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the McLeodUSA indenture shall utilize GAAP as in effect on the Issue Date.

         "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

         "Holder" means (i) in the case of any certificated McLeodUSA note, the Person in whose name such certificated McLeodUSA note is registered in the Note Register and (ii) in the case of any Global McLeodUSA note, the Depositary.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person

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before it becomes a Subsidiary of McLeodUSA (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of McLeodUSA.

         "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the McLeodUSA indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, our 10 1/2% senior discount notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

         "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means the date on which the McLeodUSA notes were first authenticated and delivered under the McLeodUSA indenture.

         "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement,

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encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means, when used with respect to a McLeodUSA note, the date on which the principal of such McLeodUSA note becomes due and payable as provided therein or in the McLeodUSA indenture, whether on the date specified in such McLeodUSA note as the fixed date on which the principal of such McLeodUSA note is due and payable, a Change of Control Payment Date or an Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

         "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the board of directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the board of directors filed with the trustee; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the McLeodUSA indenture.

         "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of McLeodUSA and delivered to the trustee, which shall comply with the McLeodUSA indenture.

         "Paying Agent" means any Person authorized by McLeodUSA to make payments of principal, premium or interest with respect to the McLeodUSA notes on behalf of McLeodUSA.

         "Permitted Holders" means Alliant Energy Corp., Media/Communications Partners III Limited Partnership and Forstmann Little & Co. and their respective successors and assigns, and Clark E. and Mary E. McLeod, Richard
A. Lumpkin and Kwok Li and foundations and trusts controlled by them or any of them, and Affiliates (other than McLeodUSA and the Restricted
Subsidiaries) of each of the foregoing.

         "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

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         "Permitted Investments" means (i) Eligible Cash Equivalents; (ii)
Investments in Property used in the ordinary course of business; (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the McLeodUSA indenture; (iv) Investments pursuant to agreements or obligations of McLeodUSA or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the McLeodUSA indenture to be outstanding; (vii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "-Asset Sales"; (viii) Investments in existence at the Issue Date; (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (x) stock, obligations or securities received in satisfaction of judgments; and (xi) Investments made pursuant to any deferred-compensation plan, including Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of McLeodUSA or of any Restricted Subsidiary.

         "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of McLeodUSA's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of McLeodUSA's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to McLeodUSA to secure Indebtedness owing to McLeodUSA; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of McLeodUSA or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against McLeodUSA or any Restricted Subsidiary with respect to which McLeodUSA or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and McLeodUSA or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "-Covenants-Limitation on Consolidated Indebtedness," (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of McLeodUSA and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of McLeodUSA or its Restricted Subsidiaries relating to such property or assets;
(xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of McLeodUSA or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of McLeodUSA or any Restricted Subsidiary; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general

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parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by McLeodUSA or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of McLeodUSA and its Restricted Subsidiaries prior to the Issue Date.

         "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Purchase Money Indebtedness" means Indebtedness of McLeodUSA (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by McLeodUSA or any Restricted Subsidiary of any Telecommunications Assets of McLeodUSA or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Qualified Receivable Facility" means Indebtedness of McLeodUSA or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

         "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

         "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of McLeodUSA or to McLeodUSA's stockholders (in their capacity as such), or declared or paid to any Person other than McLeodUSA or a Restricted Subsidiary of McLeodUSA on the Capital Stock of any Restricted Subsidiary of McLeodUSA, in each case, other than dividends, distributions or payments made solely in Qualified Stock of McLeodUSA or such Restricted Subsidiary, (ii) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than to McLeodUSA or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of McLeodUSA or of a Restricted Subsidiary, (iii) a payment made by McLeodUSA or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of McLeodUSA) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of McLeodUSA or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the McLeodUSA notes and which was scheduled to mature on or after the maturity of the McLeodUSA notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a

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Permitted Investment, (b) an Investment by McLeodUSA in a Wholly-Owned
Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in McLeodUSA or a Wholly-Owned Restricted Subsidiary of McLeodUSA.

         "Restricted Subsidiary" means any Subsidiary of McLeodUSA that has not been designated as an "Unrestricted Subsidiary" pursuant to the terms of the McLeodUSA indenture.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Senior Credit Facility" means Indebtedness of McLeodUSA and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to McLeodUSA and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

         "Subordinated Indebtedness" means Indebtedness of McLeodUSA as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the McLeodUSA notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the McLeodUSA notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the McLeodUSA notes, upon notice by 25% or more in principal amount of the McLeodUSA notes to the trustee, the trustee shall give notice to McLeodUSA and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by McLeodUSA (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the McLeodUSA notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by McLeodUSA) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the McLeodUSA notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by McLeodUSA) which is conditioned upon a change of control of McLeodUSA pursuant to provisions substantially similar to those described under "-Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to McLeodUSA's repurchase of the McLeodUSA notes required to be repurchased by McLeodUSA pursuant to the provisions described under "-Repurchase at the Option of Holders upon a Change of Control").

         "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other

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Subsidiaries of such Person, or by such Person and one or more other
Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

         "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or (v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with McLeodUSA's manner of business on the Issue Date), and shall, in any event, include all businesses in which McLeodUSA or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the board of directors.

         "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

         "Unrestricted Subsidiary" means any Subsidiary of McLeodUSA that McLeodUSA has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the McLeodUSA indenture.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.




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                           OTHER McLEODUSA INDEBTEDNESS

         On March 4, 1997, we completed an offering of $500 million aggregate principal amount at maturity of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes were priced at a discount and we received net proceeds of approximately $288.9 million from the offering of our 10 1/2% senior discount notes. Our 10 1/2% senior discount notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on our 10 1/2% senior discount notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2%% per annum which will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. Our 10 1/2% senior discount notes rank PARI PASSU in right of payment with our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 10 1/2% senior discount notes will mature on March 1, 2007 and will be payable prior to the maturity of our 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes.

         On July 21, 1997, we completed an offering of $225 million principal amount of our 9 1/4% senior notes. We received net proceeds of approximately $217.6 million from the offering of our 9 1/4% senior notes. Our 9 1/4% senior notes accrue interest at a rate of 9 1/4% per annum which is payable in cash semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 1998. Our 9 1/4% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 3/8% senior notes and the McLeodUSA notes. Our 9 1/4% senior notes will mature on July 15, 2007 and will be payable prior to the maturity of our 8 3/8% senior notes, 9 1/2% senior notes, 8 3/8% senior notes and the McLeodUSA notes.

         On March 16, 1998, we completed an offering of $300 million principal amount of our 8 3/8% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 8 3/8% senior notes. Our 8 3/8% senior notes accrue interest at a rate of 8 3/8% per annum which is payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Our 8 3/8% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 8 3/8% senior notes will mature on March 15, 2008 and will be payable prior to the maturity of our 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes.

         On October 30, 1998, we completed an offering of $300 million principal amount of our 9 1/2% senior notes. We received net proceeds of approximately $291.9 million from the offering of our 9 1/2% senior notes. Our 9 1/2% senior notes accrue interest at a rate of 9 1/2% per annum which is payable in cash semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 1999. Our 9 1/2% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 8 1/8% senior notes and the McLeodUSA notes. Our 9 1/2% senior notes will mature on November 1, 2008 and will be payable prior to the maturity of our 8 1/8% senior notes and the McLeodUSA notes.

         On February 22, 1999, we completed an offering of $500 million principal amount of our 8 1/8% senior notes. We received net proceeds of approximately $487.8 million from the offering of our 8 1/8% senior notes. Our 8 1/8% senior notes accrue interest at a rate of 8 1/8% per annum, which is payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1999. Our 8 1/8% senior notes rank PARI PASSU in right of payment with our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes, 8 1/8% senior notes and the McLeodUSA notes.

         The indentures governing our 10 1/2% senior discount notes, 9 1/4% senior notes, 8 3/8% senior notes, 9 1/2% senior notes and 8 1/8% senior notes impose operating and financial restrictions on us and our subsidiaries that are substantially the same as the restrictions governing the McLeodUSA notes. These restrictions affect, and in some cases significantly limit or prohibit, among other things, our ability and the ability of our subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of our or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates, sell assets, or consolidate, merge or sell all or substantially all of our, or our subsidiaries' assets. There can be no assurance that such covenants will not adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our interest.

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         If the Concurrent Exchange Offer is consummated, we will issue up to
$210 million of additional senior notes. These notes will be due May 1, 2009 and will rank PARI PASSU in right of payment with the McLeodUSA notes and the other senior notes referred to above. In addition, the McLeodUSA notes will be effectively subordinated in certain respects to any CapRock notes and any CapRock 11 1/2 senior notes due 2009 that remain outstanding after this exchange offer and the Concurrent Exchange Offer for which CapRock will remain the obligor.

         On May 31, 2000 we put in place $1.3 billion of senior secured credit facilities with a syndicate of financial institutions (the "Senior Secured Credit Facilities"). The Senior Secured Credit Facilities consist of (1) a seven year senior secured revolving facility with an aggregate principal amount of $450 million (the "Revolving Facility"), (2) a seven year senior secured multi-draw term loan facility with an aggregate principal amount of $275 million ("Tranche A Term Facility"), and (3) an eight year single draw senior secured term loan with an aggregate principal amount of $575 million ("Tranche B Term Facility"). The Tranche A Term Facility provides for multiple ($50 million minimum) draws for the first 24 months of the agreement at which time any undrawn commitments expire. At June 30, 2000 the Tranche B Term Facility was drawn in full and the balance of the other facilities remained undrawn.

         The Senior Secured Credit Facilities are secured by (1) a first priority pledge of all the capital stock owned by us and by each subsidiary, and
(2) a perfected first priority security interest in substantially all our tangible and intangible assets and, to the extent of $100 million, by each subsidiary. In addition, telecommunications assets acquired with proceeds or refinanced from the Senior Secured Credit Facilities serve as collateral.

         Interest on the Senior Secured Credit Facilities is payable quarterly and variable at LIBOR plus 1% to LIBOR plus 3.25% based our debt rating. At our current debt rating, interest rates are LIBOR plus 2.25% on the Revolving Facility and Tranche A Term Facility, and LIBOR plus 3.00% on the Tranche B Term Facility. We must maintain certain financial covenants requiring minimum revenue, minimum access lines and debt to capital and debt to EBITDA ratios.










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                            INFORMATION ABOUT CAPROCK


GENERAL

         CAPROCK. CapRock is a facilities-based integrated communications service provider primarily to small and medium-sized business and communications carrier customers in the Southwestern United States. CapRock offers business customers an integrated bundle of communications products and services including local exchange, domestic and international long distance, enhanced voice, data, Internet, DSL and dedicated private line services. Additionally, CapRock offers its communications-intensive business and carrier customers dark fiber, high bandwidth dedicated fiber infrastructure, terminating access for domestic and international long distance and ATM, frame relay and IP data transport services.

         CapRock's communications services are provided through resale and over its fiber, voice and data networks. As of June 30, 2000, CapRock's network covered approximately 4,500 route miles (including 22 metro fiber loops in key markets). Additionally, as of June 30, 2000, CapRock provided switch-based competitive local exchange services in 13 markets. As of June 30, 2000, CapRock had 12 voice and 17 data switches installed and operational on its network.

         CapRock had 61 central office collocations at June 30, 2000. Additionally, CapRock is implementing its DSL footprint through its recent agreement with a third party supplier of DSL services. These collocations enable CapRock to provide local and other services over its own network infrastructure, thereby lowering its cost of providing these services.

         CAPROCK'S NETWORK. CapRock's fiber network is comprised primarily of 96 fiber strands pulled through one of four conduits buried below ground. A key element of CapRock's strategy is to reduce the cost basis of fiber it retains for its own use by sharing construction costs with other carriers and to quickly recover its investment by selling excess dark fiber. CapRock plans to retain at least 24 fiber strands throughout its entire network. CapRock is also building a competitive local exchange service in 48 markets where it will provide Class 5 switching functionality and DSL services to its local customers. CapRock's data network will consist of data switches and fiber capacity that will connect all of these markets supporting ATM, frame relay and IP traffic. In many of these local markets CapRock will install equipment to backhaul its voice and data traffic to one of its switches in order to significantly lower its capital requirements.

         INFORMATION TECHNOLOGY SYSTEMS AND ELECTRONIC BONDING. CapRock is automating most of the processes involved with switching a customer to its network in order to decrease the time between receipt of a customer order and completion of service installation. To achieve this goal, CapRock is acquiring, integrating and developing information technology systems and platforms to support its operations. CapRock has established and will continue to implement "electronic bonding," which is the on-line and real-time connections of its operating systems with those of ILECs. Additionally, CapRock has developed and intends to roll out web-enabled ordering, billing and customer service features to its customers.

         CapRock has completed testing and began utilizing electronic bonding with Southwestern Bell Telephone. Electronic bonding with Southwestern Bell has enabled CapRock to reduce its provisioning times from approximately 25 business days to as few as five business days. Orders submitted with electronic bonding are also less likely to be rejected by Southwestern Bell, resulting in a greater percentage of customers being transitioned to CapRock's facilities in a shorter amount of time.

         JOINT BUILD PROJECTS. CapRock has entered into joint fiber construction agreements with AT&T, Enron Broadband Services, Inc., Pathnet, Inc. and 360networks, Inc. The joint construction arrangements provide several benefits, including reduction of construction costs, accelerated construction, and the freeing up of resources to focus attention on the construction of additional portions of CapRock's network. To further recover the cost of building its fiber network, CapRock has sold and intends to continue to sell excess dark fiber.

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         SALES ORGANIZATION. CapRock uses a direct sales force to sell its communications products and services to business customers. CapRock believes that its face-to-face sales efforts coupled with its personalized customer care are highly effective in capturing and retaining market share among small and medium-sized businesses. CapRock had 251 sales force employees as of June 30, 2000. CapRock provides its sales force with financial incentives that promote a high level of ongoing customer care and loyalty.

         Additionally, as of June 30, 2000, CapRock had 267 independent sales agents who contributed to its sales efforts throughout the region, primarily in smaller markets. CapRock's agent program was established in 1996, and consists primarily of independent telephone equipment vendors authorized by CapRock to market its products and services. Authorized agents receive recurring commissions based on product, pricing, volume of usage and customer loyalty. CapRock has six agent managers who actively recruit new independent sales agents.

         LITIGATION. On July 26, 2000, a stockholder class action complaint was filed in the United States District Court for the Northern District of Texas on behalf of all purchasers of CapRock common stock during the period between April 28, 2000 and July 6, 2000. Additional stockholder suits have been filed subsequently, also in the United States District Court for Northern District of Texas. The named defendants in these lawsuits, which allege that CapRock made material misstatements or omissions of fact in violation of Section 10(b) of the Securities Exchange Act, include CapRock and certain of its officers and directors. The plaintiffs in the lawsuits seek monetary damages. CapRock intends to vigorously defend the pending suits and any other similar suits subsequently filed.

         CapRock is a Texas corporation that was formed on February 3, 1998 to be a holding company for its predecessor companies. The principal executive offices of CapRock are located at 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001, and its phone number is 972-982-9500.

ADDITIONAL INFORMATION

         A detailed description of the CapRock business, executive compensation, various benefit plans, including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between CapRock and its executive officers, directors and principal stockholders, financial statements and other matters related to CapRock is incorporated by reference or set forth in the CapRock registration statement on Form S-3 (333-32910), the CapRock Annual Report on Form 10-K for the year ended December 31, 1999, and the CapRock Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, incorporated into this prospectus by reference. Holders of CapRock notes desiring copies of such documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."




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                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK

         The following table sets forth financial data as of and for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and as of and for the six months ended June 30, 1999 and 2000. The business combination among CapRock's predecessor companies was completed on August 26, 1998 and was accounted for as a pooling of interests. Accordingly, these Consolidated Financial Statements include CapRock's three predecessor companies (CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated) as though these entities were always a part of CapRock.

         In May 1998, IWL Communications changed its fiscal year end to coincide with the fiscal years of CapRock, CapRock Telecommunications and CapRock Fiber. The Consolidated Statement of Operations for the year ended December 31, 1996 combines the operating activity of IWL Communications for the year ended June 30, 1996 with the operating activity of CapRock Telecommunications and CapRock Fiber for the year ended December 31, 1996. The net income of IWL Communications in the amount of approximately $260,000 for the six month period ended December 31, 1996 was excluded from the Consolidated Statement of Operations for the year ended December 31, 1996 as a result of the non-conforming year ends for such period. This amount was included as an adjustment to retained earnings in the Consolidated Statement of Stockholders' Equity and Comprehensive Income in 1997. IWL Communications' cash flow for this period was added to the 1997 beginning balance in the Consolidated Statement of Cash Flows.



                                                                             AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                                             -----------------------------------------
                                                                1995            1996            1997            1998        1999
                                                              --------       --------         --------        --------     ------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues ...............................................     $  29,407      $  50,970      $  75,349       $ 121,774   $ 192,623
Costs of Services ......................................        21,185         39,357         52,471          83,221     115,676
                                                             ---------      ---------      ---------       ---------   ---------
      Gross profit .....................................         8,222         11,613         22,878          38,553      76,947
Operating expenses:
    Selling, general and administrative ................         7,326          8,983         14,074          23,528      56,535
    Merger related expenses ............................            --             --             --           2,313          --
    Depreciation and amortization ......................         1,186          1,536          3,346           4,887       9,698
                                                             ---------      ---------      ---------       ---------   ---------
       Total operating expenses ........................         8,512         10,519         17,420          30,728      66,233
                                                             ---------      ---------      ---------       ---------   ---------
Operating income (loss) ................................          (290)         1,094          5,458           7,825      10,714
Interest expense, net ..................................          (484)          (585)        (1,603)         (6,441)    (17,861)
Other income (expense) .................................           151             42            220             106       1,526
                                                             ---------      ---------      ---------       ---------   ---------
Income (loss) before income taxes and
    extraordinary item .................................          (623)           551          4,075           1,490      (5,621)
Income tax expense (benefit) ...........................            48            227          1,513           1,267      (2,080)
                                                             ---------      ---------      ---------       ---------   ---------
Income (loss) before extraordinary item ................          (671)           324          2,562             223      (3,541)
Extraordinary item - extinguishment of debt ............           645             --             --              --          --
                                                             ---------      ---------      ---------       ---------   ---------
      Net income (loss) ................................     $     (26)     $     324      $   2,562       $     223   $  (3,541)
                                                             =========      =========      =========       =========   =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item .................................     $    (623)     $     551      $   4,075       $   1,490   $  (5,621)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation .........................          (211)           143          1,475           1,267      (2,080)
                                                             ---------      ---------      ---------       ---------   ---------
    Income (loss) before extraordinary item ............          (412)           408          2,600             223      (3,541)
    Extraordinary item, net of taxes ...................           397             --             --              --          --
                                                             ---------      ---------      ---------       ---------   ---------
      Pro forma net income (loss) ......................     $     (15)     $     408      $   2,600       $     223   $  (3,541)
                                                             =========      =========      =========       =========   =========

Historical and pro forma income (loss) per common share:
    Income (loss) before extraordinary item ............     $   (0.02)     $    0.01      $    0.09       $    0.01   $   (0.11)
    Extraordinary item, net of tax .....................     $    0.02             --             --              --          --
                                                             ---------      ---------      ---------       ---------   ---------
    Basic and diluted ..................................     $      --      $    0.01      $    0.09       $    0.01   $   (0.11)
                                                             =========      =========      =========       =========   =========
Weighted average shares outstanding:
    Basic ..............................................        25,926         27,146         27,984          28,899      31,727
    Diluted ............................................        25,936         27,156         28,481          30,028      31,727


                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                          -----------
                                                                     1999               2000
                                                                   --------            ------
STATEMENT OF OPERATIONS DATA:
Revenues ...............................................          $  74,596           $ 113,936
Costs of Services ......................................             44,919              79,220
                                                                  ---------           ---------
      Gross profit .....................................             29,677              34,716
Operating expenses:
    Selling, general and administrative ................             25,012              43,398
    Merger related expenses ............................                 --                  --
    Depreciation and amortization ......................              3,337               9,077
                                                                  ---------           ---------
       Total operating expenses ........................             28,349              52,475
                                                                  ---------           ---------
Operating income (loss) ................................              1,328             (17,759)
Interest expense, net ..................................             (7,134)             (7,021)
Other income (expense) .................................               (135)                 25
                                                                  ---------           ---------
Income (loss) before income taxes and
    extraordinary item .................................             (5,941)            (24,755)
Income tax expense (benefit) ...........................             (2,335)             (9,118)
                                                                  ---------           ---------
Income (loss) before extraordinary item ................             (3,606)            (15,637)
Extraordinary item - extinguishment of debt ............                 --                  --
                                                                  ---------           ---------
      Net income (loss) ................................          $   3,606           $ (15,637)
                                                                  =========           =========
Pro forma net income (loss):
    Income (loss) before income taxes and
    extraordinary item .................................          $  (5,941)          $ (24,755)
    Pro forma income taxes, as if CapRock
    Fiber were a C corporation .........................             (2,335)             (9,118)
                                                                  ---------           ---------
    Income (loss) before extraordinary item ............             (3,606)            (15,637)
    Extraordinary item, net of taxes ...................                 --                  --
                                                                  ---------           ---------
      Pro forma net income (loss) ......................          $  (3,606)          $ (15,637)
                                                                  =========           =========

Historical and pro forma income (loss) per common share:
    Income (loss) before extraordinary item ............          $   (0.12)          $   (0.47)
    Extraordinary item, net of tax .....................                 --                  --
                                                                  ---------           ---------
    Basic and diluted ..................................          $   (0.12)          $   (0.47)
                                                                  =========           =========
Weighted average shares outstanding:
    Basic ..............................................             30,321              33,406
    Diluted ............................................             30,321              33,406


                 SELECTED CONSOLIDATED FINANCIAL DATA OF CAPROCK
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------
                                                       1995           1996             1997             1998              1999
                                                    --------        --------         --------         --------           ------
BALANCE SHEET DATA:
Working capital (deficit) ..................       $    (797)       $  (2,153)       $    (305)       $ 102,489        $ 216,145
Property, plant and equipment, net .........           6,705           15,901           27,341           59,607          228,601
Total assets ...............................          13,198           28,522           49,389          191,966          548,835
Long-term debt and capital lease obligations           2,443           13,254           21,062          145,187          347,502
Stockholders' equity .......................           3,552            3,886           14,086           16,062           96,030

OPERATING DATA:
EBITDA(1) ..................................       $     896        $   2,630        $   8,804        $  15,025        $  20,412
Cash flows provided by (used in) operations              827              781            4,112            7,125          (13,302)
Cash flows used in investing activities ....          (1,919)          (9,350)         (12,987)        (134,350)        (264,623)
Cash flows provided by financing activities              903            8,605           12,114          123,990          283,338
Capital expenditures .......................          (2,282)         (10,212)         (13,631)         (36,855)        (201,289)



                                                         SIX MONTHS ENDED
                                                             JUNE 30,
                                                            ----------
                                                       1999           2000
                                                     --------        ------
BALANCE SHEET DATA:
Working capital (deficit) ..................       $ 337,555        $ 104,312
Property, plant and equipment, net .........          97,360          423,039
Total assets ...............................         479,533          676,174
Long-term debt and capital lease obligations         347,012          348,218
Stockholders' equity .......................          94,939          177,738

OPERATING DATA:
EBITDA(1) ..................................       $  (4,665)       $  (8,682)
Cash flows provided by (used in) operations          (14,897)          50,799
Cash flows used in investing activities ....        (258,169)        (159,910)
Cash flows provided by financing activities          283,872          107,113
Capital expenditures .......................         (45,717)        (216,263)


(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                        DESCRIPTION OF THE CAPROCK NOTES

         The CapRock notes were issued under the indenture, dated as of July 16, 1998, among CapRock, CapRock Telecommunications Corp., CapRock Fiber Network, LTD., IWL Communications, Incorporated and Chase Manhattan Trust Company, National Association, as successor trustee under the indenture.

         We refer to this indenture as the CapRock indenture. The terms of the CapRock notes include those stated in the CapRock indenture and those made a part of the CapRock indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the CapRock indenture. The CapRock notes are subject to all of those terms, and holders of the CapRock notes should refer to the CapRock indenture and the Trust Indenture Act for a complete statement of the applicable terms. The CapRock indenture has been filed as an exhibit to the registration statement, of which this prospectus is a part, and copies of the CapRock indenture are available upon request from McLeodUSA.

         The following summary contains a description of certain provisions of the CapRock indenture and the CapRock notes but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the CapRock notes and the CapRock indenture, including the definitions of certain terms contained therein and those terms made part of the CapRock indenture through the incorporation by reference of the Trust Indenture Act. Capitalized terms used in the following summary but not otherwise defined have the meanings attributed to them in the CapRock indenture and the CapRock notes. For definitions of certain capitalized terms used in the following summary, see "-Certain Definitions."

CONSENT SOLICITATION

         On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the CapRock indenture to (a) modify certain restrictive covenants contained in the CapRock indenture in order to permit the merger of CapRock with a wholly-owned subsidiary of McLeodUSA, (b) allow the merger of CapRock and the McLeodUSA subsidiary to be consummated without triggering the change of control provisions of the CapRock indenture and
(c) eliminate most of the restrictive covenants and reporting requirements contained in the CapRock indenture. See "-The Proposed Amendments."

         Any CapRock notes that are not tendered to us or are not accepted for exchange will remain outstanding and will continue to accrue interest in accordance with and otherwise be entitled to all of the rights and privileges under the indenture governing the CapRock notes. If CapRock obtains the requisite number of consents from the CapRock noteholders, however, the indenture will be amended as summarized in the preceding paragraph and the holders of any CapRock notes that remain outstanding after the exchange offer will be without the protection that the deleted restrictive covenants and reporting requirements gave them. The elimination of these restrictive covenants and other provisions will permit CapRock to, among other things, incur indebtedness, pay dividends and make other restricted payments, incur liens and make investments which would otherwise not have been permitted under the CapRock indenture. It is possible that any such actions that CapRock will be permitted to take as a result of the changes to the CapRock indenture will increase the risk with respect to CapRock. The receipt by CapRock of the requisite consents to approve the amendments to the CapRock indenture is a condition to the consummation of the exchange offer.

         Notwithstanding the merger, CapRock will remain the obligor under the CapRock indenture and any CapRock notes that remain outstanding after consummation of the exchange offer.

         Unless otherwise indicated, the summary of the terms of the CapRock notes set forth below does not give effect to the amendments referred to in this section.

GENERAL DESCRIPTION OF THE CAPROCK NOTES

         The CapRock notes are general unsecured unsubordinated obligations of CapRock, limited to $150,000,000 aggregate principal amount, and mature on July 15, 2008. Each CapRock note bears interest at the rate of 12% from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually (to Holders of record at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on January 15 and July 15 of each year. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

         Principal of, premium, if any, and interest on the CapRock notes are payable, and the CapRock notes may be exchanged or transferred, at the office or agency of CapRock in the Borough of Manhattan, The City of New York; PROVIDED THAT, at the option of CapRock, payments of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register.

         The CapRock notes were issued only in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiple thereof. See "Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of the CapRock notes, but CapRock may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

OPTIONAL REDEMPTION

         The CapRock notes will be redeemable, at CapRock's option, in whole or in part, at any time or from time to time, on or after July 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12-month period beginning on July 15 of the years set forth below:

         Year                                               Redemption Price
         ----                                               ----------------
         2003...............................................   106.000%
         2004...............................................   104.000%
         2005...............................................   102.000%
         2006 and thereafter................................   100.000%

         If less than all of the CapRock notes are to be redeemed at any time, the trustee will select the CapRock notes, or portions thereof, for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the CapRock notes are listed or, if the CapRock notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; PROVIDED THAT no CapRock note of $1,000 in principal amount or less shall be redeemed in part. If any CapRock note is to be redeemed in part only, the notice of redemption relating to such CapRock note shall state the portion of the principal amount thereof to be redeemed. A new CapRock note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original CapRock note.

CAPROCK NOTES CALLED FOR REDEMPTION CEASE TO BE OUTSTANDING

         CapRock notes called for redemption in accordance with the terms of the CapRock indenture will be deemed to be paid and discharged and cease to be outstanding, and interest on such CapRock notes will cease to accrue, from and after the date set for redemption if CapRock has deposited with the trustee, in trust, money and/or Temporary Cash Investments that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the CapRock notes on the Redemption Date in accordance with the terms of the CapRock indenture and the CapRock notes.

RANKING

         The Indebtedness evidenced by the CapRock notes ranks PARI PASSU in right of payment with all existing and future unsecured senior indebtedness of CapRock and senior in right of payment to all existing and future indebtedness of CapRock expressly subordinated in right of payment to the CapRock notes. As of June 30, 2000, CapRock had outstanding debt and other liabilities of approximately $263 million (in addition to the $150 million evidenced by the CapRock notes). None of such debt or liabilities ranked senior in right of payment to the CapRock notes. As of the same date, CapRock's subsidiaries had no outstanding debt (other than trade payables).

         CapRock is a holding company with no direct operations and no significant assets other than the stock and other equity interests of its subsidiaries. CapRock's subsidiaries have no direct obligation to pay amounts due on the CapRock notes and have not guaranteed the CapRock notes. As a result, the CapRock notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables) of CapRock's subsidiaries. As of June 30, 2000, CapRock's subsidiaries had approximately $97 million of liabilities (excluding intercompany payables), all of which are structurally senior to the CapRock notes. CapRock is dependent upon access to the cash flow or assets of its subsidiaries to make payments on the CapRock notes, and CapRock's ability to obtain such access may be limited by law.

         CapRock, CapRock Telecommunications Corp. and CapRock Fiber Network, LTD. have entered into a $100 million secured Credit Facility. This Credit Facility is secured by substantially all of the assets of each of CapRock's subsidiaries. The CapRock notes are unsecured. This means that in the event of a default on the secured debt, the secured creditors could foreclose on their collateral and receive payment out of the proceeds of that collateral prior to the CapRock noteholders. CapRock and its subsidiaries are permitted to incur certain additional indebtedness and, in limited situations, to secure such indebtedness. The CapRock notes are effectively subordinated to such security interests to the extent of such security interests.

CERTAIN COVENANTS

         The CapRock indenture contains, among others, the following covenants:

         LIMITATION ON INDEBTEDNESS.

         The CapRock indenture provides that CapRock will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness; PROVIDED THAT CapRock may Incur Indebtedness, in addition to Permitted Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) the Consolidated Leverage Ratio would be less than or equal to 7.0 to 1, for Indebtedness Incurred on or prior to June 30, 2000, or less than or equal to 5.0 to 1, for Indebtedness Incurred thereafter and (ii) no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions set forth in this covenant.

         Notwithstanding any other provision of the foregoing "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that CapRock or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

         For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with the foregoing "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of "Indebtedness", CapRock, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         LIMITATION ON RESTRICTED PAYMENTS.

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted
Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) CapRock could not Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of CapRock, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

         (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter commencing immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Calculation Date for which reports have been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant, plus

         (2) the aggregate Net Cash Proceeds received by CapRock after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period), from a capital contribution from, or the issuance and sale permitted by the CapRock indenture to, a Person who is not a Subsidiary of CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable) of (a) its Capital Stock (other than Redeemable Stock), (b) any options, warrants or other rights to acquire its Capital Stock (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes) and (c) Indebtedness of CapRock (and CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period) or a Restricted Subsidiary that has been exchanged for or converted into Capital Stock of CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable) (other than Redeemable Stock) or such options, warrants or other rights, in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness permitted under clause (viii) of the definition of "Permitted Indebtedness", plus

         (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments and reductions in Investments made pursuant to clause (vi) of the second paragraph of this "Limitation on Restricted Payments" covenant) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period) or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable) or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

         (i) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

         (ii) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the CapRock notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the definition of "Permitted Indebtedness";

         (iii) the purchase, redemption or other acquisition or retirement for value of Capital Stock of CapRock (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering to a Person who is not a Subsidiary of CapRock of, shares of Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes)) including in connection with a "cashless" exercise of an option, warrant or right;

         (iv) the making of any principal payment or the purchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of CapRock which is subordinated in right of payment to the CapRock notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, in exchange for, or out of the proceeds of, a substantially concurrent offering to a Person who is not a Subsidiary of CapRock of, shares of the Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes));

         (v) payments or distributions to dissenting stockholders pursuant to applicable law in connection with the Transaction or the Special Partnership Transaction or any consolidation, merger or transfer of assets that complies with the provisions of the CapRock indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of CapRock;

         (vi) Investments in any Person that is in the Telecommunications Business on the date of such Investments; PROVIDED THAT the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (x) $50 million plus (y) the amount of Net Cash Proceeds received by CapRock after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period) as a capital contribution or from the sale of Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes)) to a Person who is not a Subsidiary of CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable), except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) under the definition of "Permitted Indebtedness" or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"); PROVIDED THAT the net reduction in any Investment shall not exceed the amount of such Investment;

         (vii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of CapRock to the extent necessary, in the judgment of the Board of Directors of CapRock, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by CapRock or any Restricted Subsidiary from any governmental agency;

         (viii) the purchase, redemption or other retirement or acquisition for value of shares of Capital Stock of CapRock, or options, warrants or other rights to purchase such shares, held by directors, employees, or former directors or employees of CapRock or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon their death, disability, retirement or termination of employment or pursuant to the terms of any agreement

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under which such shares of Capital Stock or options were issued; PROVIDED
THAT the aggregate consideration paid for such purchase, redemption or other retirement or acquisition for value of such shares of Capital Stock or options, warrants or rights after the Closing Date does not exceed $2 million in any calendar year, or $5 million in the aggregate;

         (ix) Investments acquired (x) as a capital contribution to CapRock or a Restricted Subsidiary or (y) in exchange for Capital Stock (other than Redeemable Stock) of CapRock (or options, warrants or other rights to acquire such Capital Stock (exclusive of any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the CapRock notes)) so long as immediately after giving effect to such transaction described in clause (y) above no Default or Event of Default shall have occurred and be continuing;

         (x) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of CapRock which is subordinated in right of payment to the CapRock notes, including premium, if any, and accrued and unpaid interest thereon to the date of payment, at a price not greater than 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the date of repayment in the event of a Change of Control in accordance with provisions similar to the "Change of Control" covenant; PROVIDED THAT prior to such purchase, redemption, defeasance or other acquisition or retirement, CapRock has made the Change of Control Offer as provided in such covenant with respect to the CapRock notes and has purchased all CapRock notes validly tendered for payment in connection with such Change of Control Offer; or

         (xi) any payment, distribution, repurchase or other transaction that, but for this provision, would constitute a Restricted Payment but only to the extent that the aggregate amount of such payments, distributions, repurchases and other transactions do not exceed $10 million.

         The actions described in clauses (i), (v), (vi), (vii), (viii), (x) and
(xi) of the immediately preceding paragraph will be Restricted Payments that will be permitted in accordance with the immediately preceding paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant. The actions described in clauses (ii), (iii), (iv) and (ix) of the immediately preceding paragraph will be Restricted Payments that will be permitted in accordance with the immediately preceding paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant.

         LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions permitted by applicable law on any Capital Stock or any other interest or participation in, or measured by, its profits of such Restricted Subsidiary owned by CapRock or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to CapRock or any other Restricted Subsidiary, (iii) make loans or advances to CapRock or any other Restricted Subsidiary or (iv) transfer any of its property or assets to CapRock or any other Restricted Subsidiary.

         The foregoing provisions shall not restrict any encumbrances or restrictions:

         (i) existing on the Closing Date in the CapRock indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED THAT the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

         (ii) existing under or by reason of applicable law;

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         (iii) existing with respect to any Person or the property or assets of such Person acquired by CapRock or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

         (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenants, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of CapRock or any Restricted Subsidiary not otherwise prohibited by the CapRock indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of CapRock or any Restricted Subsidiary in any manner material to CapRock or any Restricted Subsidiary;

         (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

         (vi) pursuant to (x) a Credit Facility, (y) a Vendor Credit Facility or
(z) any agreement which amends, extends, renews, refinances, replaces or refunds a Credit Facility or Vendor Credit Facility; PROVIDED, however, that in the case of subclauses (x), (y) and (z), the provisions of the Credit Facility or Vendor Credit Facility (A) permit (whether explicitly or as a result of the relative maturities of the Credit Facility, the Vendor Credit Facility and the CapRock notes) distributions to CapRock for the purposes of, and in an amount sufficient to fund, the payment of principal due at stated maturity and interest in respect of the CapRock notes (PROVIDED, in either case, that such payment is due or to become due within 30 days from the date of such distribution) at a time when there does not exist an event which after notice or passage of time or both would permit the lenders under the Credit Facility or Vendor Credit Facility to declare all amounts thereunder due and payable, and (B) provide that in no event shall any encumbrance or restriction pursuant to the Credit Facility or Vendor Credit Facility prohibit distributions to CapRock for such purposes for more than 180 days in any consecutive 360 day period, unless (1) there exists a default under the Credit Facility or Vendor Credit Facility resulting from any payment default under the Credit Facility or Vendor Credit Facility or (2) the maturity of the Credit Facility or Vendor Credit Facility has been accelerated.

         Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent CapRock or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the "Limitation on Liens" covenant described below or (2) restricting the sale or other disposition of property or assets of CapRock or any of its Restricted Subsidiaries subject to such Liens.

         LIMITATION ON THE ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

         The CapRock indenture provides that CapRock will not sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary or permit any Restricted Subsidiary, directly or indirectly, to issue, sell pledge, hypothecate or otherwise convey or dispose of, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

         (i) to CapRock or a Wholly-Owned Restricted Subsidiary,

         (ii) issuances of director's qualifying shares or other issuances or sales to the extent required by applicable law or regulation,

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         (iii) issuances or sales of 100% of the Capital Stock of a Restricted
Subsidiary, PROVIDED THAT CapRock or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale pursuant to this clause (iii) in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant described below,

         (iv) issuances or sales in a transaction if, immediately after giving effect thereto, such Restricted Subsidiary would no longer be a Restricted Subsidiary if (A) such transaction does not violate the "Limitation on Asset Sales" covenant and (B) any Investment in such Person remaining after giving effect to such transaction would not violate the "Limitation on Restricted Payments" covenant if made at the date of such issuance or sale,

         (v) pursuant to a Credit Facility or a Vendor Credit Facility,

         (vi) issuances or sales of Redeemable Stock in exchange for, or upon conversion of, or the proceeds from the issuance or sale of which are used to refinance, shares of Redeemable Stock of such Restricted Subsidiary if the amounts payable with respect to the redemption of such newly issued or sold Redeemable Stock do not exceed the amount payable with respect to the redemption of the Redeemable Stock being exchanged, converted or refinanced and such newly issued or sold Redeemable Stock does not require any redemption earlier than the date on which the Redeemable Stock being exchanged, converted or refinanced required a redemption,

         (vii) issuances or sales of Redeemable Stock (other than Redeemable Stock convertible into or exchangeable for Common Stock of any Restricted Subsidiary) that does not otherwise violate the provisions of the CapRock indenture, or

         (viii) in the Transaction or the Special Partnership Transaction.

         LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES.

         The CapRock indenture provides that CapRock will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of CapRock which is PARI PASSU in right of payment with, or subordinate in right of payment to, the CapRock notes ("Guaranteed Indebtedness"), unless:

(i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the CapRock indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the CapRock notes by such Restricted Subsidiary and

(ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against CapRock or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

PROVIDED THAT this paragraph shall not be applicable to (x) any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) any Guarantee of any Restricted Subsidiary of Indebtedness Incurred under Credit Facilities or Vendor Credit Facilities pursuant to clause (ix) of the definition of "Permitted Indebtedness". If the Guaranteed Indebtedness is (A) PARI PASSU in right of payment with the CapRock notes, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the CapRock notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the CapRock notes.

         Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of CapRock, of all of CapRock's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the CapRock indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

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         LIMITATION ON TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES.

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of CapRock or with any Affiliate of CapRock or any Restricted Subsidiary, except (a) in writing (other than the payment of salaries or bonuses to officers of CapRock or any Restricted Subsidiary in the ordinary course of business which need not be in writing) upon fair and reasonable terms no less favorable in any material respect to CapRock or such Restricted Subsidiary than could be obtained, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $5 million, if CapRock delivers an Officers' Certificate to the trustee certifying that such transaction or series of related transactions complies with clause (a) above, and (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $10 million, if either (1) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of CapRock, or in the event there is only one Disinterested Director, by such Disinterested Director, or (2) CapRock delivers to the trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to CapRock or such Subsidiary from a financial point of view.

         The foregoing limitation does not limit, and shall not apply to:

         (i) any transaction solely between CapRock and any of its Wholly-Owned Restricted Subsidiaries or solely between Wholly-Owned Restricted Subsidiaries;

         (ii) the payment of reasonable and customary regular fees to directors of CapRock who are not employees of CapRock;

         (iii)any payments or other transactions pursuant to any tax-sharing agreement between CapRock and any other Person with which CapRock files a consolidated tax return or with which CapRock is part of a consolidated group for tax purposes;

         (iv) any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

         (v)  the Transaction or the Special Partnership Transaction; or

         (vi) any transaction or agreement as described in the offering memorandum pursuant to which the CapRock notes were initially offered and as in effect as of July 10, 1998.

         LIMITATION ON LIENS.

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the CapRock notes and all other amounts due under the CapRock indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the CapRock notes, prior to) the obligation or liability secured by such Lien. The foregoing limitation does not apply to Permitted Liens.

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         LIMITATION ON SALE-LEASEBACK TRANSACTIONS.

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby CapRock or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which CapRock or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         The foregoing restriction does not apply to any sale-leaseback transaction if

         (i) the lease is for a period, including renewal rights, of not in excess of three years;

         (ii) the lease secures or relates to industrial revenue or pollution control bonds;

         (iii) the transaction is solely between CapRock and any Wholly-Owned Restricted Subsidiary or solely between Wholly-Owned Restricted Subsidiaries; or

         (iv) CapRock or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (A) or (B) of the first paragraph of the "Limitation on Asset Sales" covenant described below.

         LIMITATION ON ASSET SALES.

         The CapRock indenture provides that CapRock will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by CapRock or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments (with the amount of Indebtedness and liabilities of CapRock or a Restricted Subsidiary that are unconditionally assumed by the transferee being deemed to be cash for purposes of this covenant). In the event and to the extent that the Net Cash Proceeds received by CapRock or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of CapRock and its Subsidiaries has been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant (or, if such determination date is prior to the date of the consummation of the Transaction or Special Partnership Transaction, then the balance sheet of CapRock as of such date shall be adjusted to give pro forma effect to the Transaction or Special Partnership Transaction, as the case may be, as if such transaction had occurred on such determination date, together with an Officers' Certificate certifying that such balance sheet has been prepared in accordance with GAAP and is true and correct in all material respects)), then CapRock shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed the greater of $10 million and 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of CapRock or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than CapRock or any of its Subsidiaries, or
(B) invest an amount equal to such excess Net Cash Proceeds, or the amount of such Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Telecommunications Assets and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds." Pending the final application of any such Net Cash Proceeds, CapRock or such Restricted Subsidiary may invest such funds in

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Temporary Cash Investments or temporarily reduce revolving Indebtedness under any Credit Facility or any Vendor Credit Facility.

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, CapRock must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of CapRock notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the CapRock notes plus, in each case, accrued interest to the Payment Date. To the extent that the aggregate purchase price for the CapRock notes tendered pursuant to an Offer to Purchase is less than the Excess Proceeds, CapRock or any Restricted Subsidiary may use such deficiency for general corporate purposes. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

         SEC REPORTS AND REPORTS TO HOLDERS.

         Whether or not CapRock is then required to file reports with the SEC, CapRock shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act if it were subject thereto. CapRock shall supply the trustee and each Holder or shall supply to the trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information; PROVIDED, however, that the copies of such reports and information mailed to Holders need not contain the exhibits thereto, but CapRock agrees to furnish any such exhibits to any Holder upon written request therefor.

REPURCHASE OF CAPROCK NOTES UPON A CHANGE OF CONTROL

         If a Change of Control shall occur at any time, each Holder shall have the right to require that CapRock purchase all such Holder's CapRock notes in whole or in part in integral multiples of $1,000, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Payment Date. CapRock shall commence such Offer to Purchase within 30 days following the occurrence of such Change of Control.

         There can be no assurance that CapRock will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of CapRock notes) required by the foregoing covenant (as well as may be contained in other securities of CapRock which might be outstanding at the time). The foregoing covenant requiring CapRock to repurchase the CapRock notes will, unless consents are obtained, require CapRock to repay all indebtedness then outstanding which by its terms would prohibit such CapRock note repurchase, either prior to or concurrently with such CapRock note repurchase.

EVENTS OF DEFAULT

         The following events are defined as "Events of Default" in the CapRock indenture:

         (a) defaults in the payment of principal of (or premium, if any, on) any CapRock note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

         (b) defaults in the payment of interest on any CapRock note when the same becomes due and payable, which defaults continue for a period of 30 days;

         (c) defaults in the performance or breach of the provisions of the CapRock indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of CapRock or mandatory redemption, or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or the "Repurchase of CapRock Notes Upon a Change of Control" covenants described above;

         (d) defaults in the performance or breach of any covenant or agreement of CapRock in the CapRock indenture or under the CapRock notes (other than a default specified in clause (a), (b) or (c) above), which default or breach continues (i) for a period of 30 consecutive days or (ii) in the event such default or breach cannot be cured in

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such 30-day period and CapRock is diligently and in good faith attempting to cure such default or breach, for a period of 60 consecutive days in the case of both clauses (i) and (ii), after written notice by the trustee or the Holders of at least 25% in aggregate principal amount of the CapRock notes then outstanding;

         (e) there occurs with respect to any issue or issues of Indebtedness of CapRock or any Restricted Subsidiary having an outstanding principal amount of $7.5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

         (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $7.5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against CapRock or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $7.5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of CapRock or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of CapRock or any Restricted Subsidiary or for all or substantially all of the property and assets of CapRock or any Restricted Subsidiary or (C) the winding up or liquidation of the affairs of CapRock or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

         (h) CapRock or any Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of CapRock or any Restricted Subsidiary or for all or substantially all of the property and assets of CapRock or any Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors; or

         (i) there occurs a default by CapRock or IWL Communications, Incorporated under the Escrow Agreement or the Escrow Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms or prior to the termination of such agreement, the lien of the trustee under such agreement ceases to be a first priority perfected security interest in any portion of the collateral purported to be pledged thereunder.

         If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to CapRock) occurs and is continuing under the CapRock indenture, the trustee or the Holders of at least 25% in aggregate principal amount of the CapRock notes then outstanding, by written notice to CapRock (and to the trustee if such notice is given by the Holders), may, and the trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the CapRock notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by CapRock or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(g) or (h) above occurs with respect to CapRock, the principal of, premium, if any, and accrued interest on the CapRock notes then

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outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding CapRock notes, by written notice to CapRock and to the trustee, may waive all past defaults and their consequences including the acceleration of the CapRock notes if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the CapRock notes that have become due solely by such acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "-Modification and Waiver."

         The Holders of at least a majority in aggregate principal amount of the outstanding CapRock notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. however, the trustee may refuse to follow any direction that conflicts with law or the CapRock indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of Holders of CapRock notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of CapRock notes. A Holder may not pursue any remedy with respect to the CapRock indenture or the CapRock notes unless:

         (i) the Holder gives the trustee written notice of a continuing Event of Default;

         (ii) the Holders of at least 25% in aggregate principal amount of outstanding CapRock notes make a written request to the trustee to pursue the remedy;

         (iii) such Holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

         (iv) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

         (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding CapRock notes do not give the trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a CapRock note to receive payment of the principal of, premium, if any, or (subject to certain provisions of the CapRock indenture) interest on, such CapRock note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the CapRock notes, which right shall not be impaired without the consent of the Holder.

         The CapRock indenture requires certain officers of CapRock to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of CapRock and its Restricted Subsidiaries and the performance of CapRock and its Restricted Subsidiaries under the CapRock indenture and that CapRock has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. CapRock also is obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the CapRock indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The CapRock indenture provides that CapRock shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into CapRock, other than in connection with the Transaction or the Special Partnership Transaction, unless:

         (i) CapRock shall be the continuing Person, or the Person (if other than CapRock) formed by such consolidation or into which CapRock is merged or that acquired or leased such property and assets of CapRock shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction

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thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of CapRock on all of the CapRock notes and under the CapRock indenture;

         (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

         (iii) immediately after giving effect to such transaction on a pro forma basis, CapRock, or any Person becoming the successor obligor of the CapRock notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant described above; PROVIDED, however, that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly-Owned Restricted Subsidiary with a positive net worth, PROVIDED THAT in connection with any such merger or consolidation, no consideration (except Capital Stock (other than Redeemable Stock) in the surviving Person or CapRock (or a Person that owns directly or indirectly all of the Capital Stock of the surviving Person or CapRock immediately following such transaction) or cash paid to satisfy dissenter or appraisal rights; PROVIDED THAT such rights are exercised with respect to no more than 5% of the outstanding Capital Stock of CapRock or other Person) shall be issued or distributed to the stockholders of CapRock; and

         (iv) CapRock delivers to the trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause
(iii) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, however, that clauses (ii) and (iii) above do not apply if, in the good faith determination of the Board of Directors of CapRock, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of CapRock; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

DEFEASANCE

         DEFEASANCE AND DISCHARGE.

         The CapRock indenture provides that CapRock will be deemed to have paid and will be discharged from any and all obligations in respect of the CapRock notes on the 123rd day after the deposit referred to below, and the provisions of the CapRock indenture will no longer be in effect with respect to the CapRock notes (except for, among other matters, certain obligations to register the transfer or exchange of the CapRock notes, to replace stolen, lost or mutilated CapRock notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) CapRock has deposited with the trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the CapRock notes on the Stated Maturity of such payments in accordance with the terms of the CapRock indenture and the CapRock notes, (B) CapRock has delivered to the trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of CapRock's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days (or, under certain circumstances, one year) following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or

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instrument to which CapRock or any of its Subsidiaries is a party or by which
CapRock or any of its Subsidiaries is bound, and (D) if at such time the CapRock notes are listed on a national securities exchange, CapRock has delivered to the trustee an Opinion of Counsel to the effect that the CapRock notes will not be delisted as a result of such deposit, defeasance and discharge.

         DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT.

         The CapRock indenture further provides that the provisions of the CapRock indenture will no longer be in effect with respect to clauses (iii) and
(iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Certain Covenants," clause (d) under "Events of Default" with respect to such covenants and clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," and that clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default, upon, among other things, the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the CapRock notes on the Stated Maturity of such payments in accordance with the terms of the CapRock indenture and the CapRock notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by CapRock to the trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

         DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT.

         In the event CapRock exercises its option to omit compliance with certain covenants and provisions of the CapRock indenture with respect to the CapRock notes as described in the immediately preceding paragraph and the CapRock notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the CapRock notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the CapRock notes at the time of the acceleration resulting from such Event of Default. However, CapRock will remain liable for such payments.

MODIFICATION AND WAIVER

         From time to time, CapRock and the trustee, without the consent of the Holders, may amend, waive or supplement the CapRock indenture, the CapRock notes, the Merger Agreement and the Escrow Agreement for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, to provide for the assumption of CapRock's obligations to Holders in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders, to add guarantors with respect to the CapRock notes, to secure the CapRock notes, to maintain the qualification of the CapRock indenture under the Trust Indenture Act or to make any change that does not adversely affect the rights of any Holder. Other amendments and modifications of the CapRock indenture or the CapRock notes issued thereunder, the Merger Agreement or the Escrow Agreement may be made by CapRock and the trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding CapRock notes; PROVIDED, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

         (i) change the Stated Maturity of the principal of, or any installment of interest on, any CapRock note,

         (ii) reduce the principal of, or premium, if any, or interest on, any CapRock note,

         (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any CapRock note,

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         (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any CapRock note,

         (v) reduce the above-stated percentage of outstanding CapRock notes the consent of whose Holders is necessary to modify or amend the CapRock indenture,

         (vi) waive a default in the payment of principal of, premium, if any, or interest on the CapRock notes,

         (vii) reduce the percentage or aggregate principal amount of outstanding CapRock notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the CapRock indenture or for waiver of certain defaults,

         (viii) release any lien created by the Escrow Agreement, except in accordance with the terms thereof, or

         (ix) amend, change or otherwise modify the obligation of CapRock to make and consummate the Special Offer to Purchase contemplated by the covenant entitled "Special Offer to Purchase."

GOVERNING LAW

         The CapRock indenture and the CapRock notes are governed by and will be construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

CONCERNING THE TRUSTEE

         The CapRock indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such CapRock indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The CapRock indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of CapRock, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; PROVIDED, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

         The Trustee shall act as registrar and paying agent for the CapRock notes.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the CapRock indenture. Reference is made to the CapRock indenture for the definition of any other capitalized term used herein for which no definition is provided.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by CapRock or a Restricted Subsidiary; PROVIDED THAT Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

         "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of CapRock and its Restricted Subsidiaries for such period (which calculation shall include the combined aggregate consolidated net income (or loss) of CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated and their respective Restricted Subsidiaries during the Transition Period in the event

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the Transaction is consummated) determined in conformity with GAAP; PROVIDED
THAT the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

         (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (other than CapRock or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except

         (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid in cash to CapRock or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period and

         (y) with respect to net losses, to the extent of the amount of cash contributed by CapRock or any Restricted Subsidiary to such Person during such period;

         (ii) the net income (or loss) of any Person acquired by CapRock or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition;

         (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

         (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

         (v) any net after-tax extraordinary or non-recurring gains or losses;

         (vi) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan; and

         (vii) any compensation or other expense paid or payable solely with Capital Stock (other than Redeemable Stock) of CapRock or any options, warrants or other rights to acquire such Capital Stock.

         "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of CapRock and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), minus (i) all current liabilities of CapRock and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of CapRock and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant described above.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Acquisition" means (i) an investment by CapRock or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with CapRock or any of its Restricted Subsidiaries; PROVIDED THAT such Person's primary business is related, ancillary or complementary to the businesses of CapRock and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by CapRock or any of its Restricted Subsidiaries of the property and assets of any Person other than CapRock or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; PROVIDED THAT the property and assets acquired are related, ancillary or complementary to

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the businesses of CapRock and its Restricted Subsidiaries on the date of such acquisition. The term does not include the Transaction or the Special Partnership Transaction.

         "Asset Disposition" means the sale or other disposition by CapRock or any of its Restricted Subsidiaries (other than to CapRock or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets of a division or line of business of CapRock or any of its Restricted Subsidiaries. The term does not include the Transaction or the Special Partnership Transaction.

         "Asset Sale" means any direct or indirect sale, transfer or lease or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by CapRock or any of its Restricted Subsidiaries to any Person other than CapRock or any of its Restricted Subsidiaries of:

         (i) all or any of the Capital Stock of any Restricted Subsidiary,

         (ii) all or substantially all of the property and assets of an operating unit or business of CapRock or any of its Restricted Subsidiaries or

         (iii) any other property and assets of CapRock or any of its Restricted Subsidiaries outside the ordinary course of business of CapRock or such Restricted Subsidiary other than the Capital Stock of or Investment in an Unrestricted Subsidiary

that, with respect to each of (i), (ii) and (iii), is not governed by the provisions of the CapRock indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of CapRock; PROVIDED THAT "Asset Sale" shall not include:

         (a) sales, transfers or other dispositions of assets, whether in one transaction or a series of related transactions occurring within one year, involving assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions,

         (b) contemporaneous exchanges by CapRock or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business, including fiber swaps and partitioning of switches; PROVIDED THAT the applicable Telecommunications Assets received by CapRock or such Restricted Subsidiary have at least substantially equal fair market value to the Telecommunications Assets disposed of,

         (c) sales, transfers or other dispositions of assets that have become uneconomic, obsolete or worn-out, or

         (d) the Transaction or the Special Partnership Transaction.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means, with respect to any Person, its Board of Directors, general partner(s), manager(s), or similar governing body.

         "Calculation Date" means, with respect to the Incurrence of any Indebtedness by CapRock or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

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         "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Change of Control" shall be deemed to occur if, after the Transaction occurs:

         (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of CapRock to any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act), other than to one or more Permitted Holders and/or one or more Restricted Subsidiaries, shall have occurred,

         (ii) any Person or "group" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act), other than any Permitted Holder (or group that includes a Permitted Holder), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of CapRock (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis,

         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of CapRock (together with any directors whose election or appointment by the Board of Directors of CapRock or whose nomination for election by the stockholders of CapRock was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of CapRock then in office or

         (iv) the merger, amalgamation or consolidation of CapRock with or into another Person or the merger of another Person with or into CapRock shall have occurred, and the securities of CapRock that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of CapRock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after giving effect to such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

         "Closing Date" means the date on which the CapRock notes were originally issued under the CapRock indenture.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

         "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

         (i) Consolidated Interest Expense,

         (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

         (iii) depreciation expense,

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         (iv) amortization expense,

         (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), and

         (vi) costs directly related to the Transaction, the Special Partnership Transaction or the offering of the CapRock notes and expensed by CapRock in accordance with GAAP on or prior to December 31, 1998, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for CapRock and its Restricted Subsidiaries in conformity with GAAP; PROVIDED THAT, if any Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by CapRock or any of its Restricted Subsidiaries divided by
(2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

         "Consolidated Interest Expense" means, for any period, without duplication, the aggregate amount of interest in respect of Indebtedness, including, without limitation:

         (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

         (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

         (iii) the net costs associated with Interest Rate Agreements;

         (iv) Preferred Stock dividends of CapRock's Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that are not Redeemable Stock) declared and paid or payable;

         (v) accrued Redeemable Stock dividends of CapRock and its Restricted Subsidiaries, whether or not declared or paid; and

         (vi) the interest component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by CapRock and its Restricted Subsidiaries during such period;

excluding, however, (a) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the CapRock notes and the Transaction and the Special Partnership Transaction, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

         "Consolidated Leverage Ratio" means, on any Calculation Date, the ratio of (i) the aggregate amount of Indebtedness of CapRock and its Restricted Subsidiaries on a consolidated basis outstanding on such Calculation Date to
(ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of CapRock have been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant described above or, if such financial statements do not cover the most recent four fiscal quarters, then the most recent four fiscal quarters for (x) CapRock (if the Transaction has occurred) giving pro forma effect to the Transaction as if it occurred at the beginning of such four fiscal quarter period or (y) CapRock Telecommunications Corp. and CapRock Fiber Network LTD., on a combined basis (if the Special Offer


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to Purchase has occurred), prepared in accordance with GAAP (such four fiscal quarter period being the "Four Quarter Period"); PROVIDED THAT, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Calculation Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Calculation Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into CapRock or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions had occurred on the first day of such Reference Period; PROVIDED THAT to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Calculation Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

         "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of CapRock and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the outstanding principal amount of any promissory notes receivable from the sale of the Capital Stock of CapRock or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

         "Credit Facilities" means any senior commercial term loan and/or revolving credit or working capital facility or any letter of credit facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements.

         "Currency Agreement" means any spot or forward foreign exchange contract, currency swap agreement, currency option or other similar financial agreement or arrangement entered into by CapRock or any of its Subsidiaries designed solely to protect against or manage exposure to fluctuations in currency exchange rates.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Disinterested Director" means, with respect to any matter, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such matter.

         "Escrow Account" shall have the meaning set forth in the Escrow Agreement.

         "Escrow Agreement" means the Escrow and Security Agreement among CapRock, CapRock Telecommunications Corp., CapRock Fiber Network, LTD., IWL Communications, Incorporated and the trustee, substantially in the form delivered to the trustee on the Closing Date.

         "fair market value" means the price that would be paid in an arm's-length transaction between a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; PROVIDED THAT for purposes of clause (viii) of the definition of "Permitted Indebtedness", (x) the fair market value of any security registered under the Securities Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the capital contribution or sale of Capital Stock and
(y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by CapRock exceeds $10 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm (selected by the Board of Directors of CapRock) and set forth in their written opinion which shall be delivered to the trustee.

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         "GAAP" means generally accepted accounting principles in the United
States of America in effect on the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED THAT the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Indebtedness" has the meaning given it under the caption "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

         "Holder" means the registered holder of any CapRock note.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Acquired Indebtedness; PROVIDED THAT neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The terms "Incurrence" and "Incurred" shall have corresponding meanings.

         "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

         (i) all indebtedness of such Person for borrowed money,

         (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

         (iii) all obligations of such Person in respect of letters of credit, acceptance facilities or other similar instruments (including reimbursement obligations with respect thereto),

         (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

         (v) all Capitalized Lease Obligations of such Person,

         (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED THAT the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness,

         (vii) all Indebtedness of other Persons and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise,

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         (viii) all Redeemable Stock of such Person valued at its maximum fixed repurchase price plus (to the extent not otherwise included in such repurchase price) accrued and unpaid dividends payable prior to the Stated Maturity of the CapRock notes in connection with a mandatory redemption or in connection with a redemption at the option of the holder thereof unless such Redeemable Stock has actually been called for redemption but not yet redeemed, in which case it shall be valued at the redemption price therefor plus such accrued and unpaid dividends unless the holder thereof can require redemption or repurchase at any higher price, and

         (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

         Notwithstanding anything herein to the contrary:

         (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance, as determined in conformity with GAAP,

         (B) money borrowed and set aside at the time of the Incurrence of any Indebtedness or thereafter in order to refund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness,"

         (C) Indebtedness shall not include any liability for federal, state, local or other taxes,

         (D) Indebtedness shall not include any Trade Payable or amounts due under leases that are not Capitalized Lease Obligations,

         (E) Indebtedness shall not include amounts due with respect to any customer advance payments and customer deposits in the ordinary course of business with CapRock or any Restricted Subsidiary, and

         (F) Indebtedness shall not include overdrafts.

         For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the CapRock indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Redeemable Stock.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

         "Investment" in any Person means any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business) or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement) or any capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by CapRock or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary at the time it so ceases to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause
(iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant described above. For purposes of the

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definition of "Unrestricted Subsidiary" and the "Limitation on Restricted
Payments" covenant described above, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to CapRock or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary,
(ii) the fair market value of the assets (net of liabilities (other than liabilities to CapRock or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer.

         "Issuer" shall initially mean, collectively, CapRock, CapRock Telecommunications Corp. and CapRock Fiber Network, LTD. and shall mean (i) CapRock after the Transaction is consummated, or (ii) CapRock Telecommunications Corp. and CapRock Fiber Network, LTD. after the payment of all CapRock notes tendered in the Special Offer to Purchase, if any CapRock notes remain outstanding. To the extent financial calculations are made with respect to CapRock following the closing of the Transaction for any period or as of any date prior to the closing of the Transaction, those calculations should include the transactions, financial results or financial status of CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated for such period or as of such date.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest). The term "Lien" does not include any lease or grant of rights to use any fiber or other asset under an arrangement that does not qualify as a conditional sale or other title retention agreement or lease in the nature thereof or a switch partition.

         "Merger Agreement" means that certain Agreement and Plan of Merger and Plan of Exchange dated as of February 16, 1998 among CapRock, CapRock Telecommunications Corp., CapRock Fiber Network, LTD., IWL Communications, Incorporated and certain other parties thereto, as amended through the Closing Date and thereafter in accordance with the terms of the CapRock indenture.

         "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to CapRock or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of CapRock and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by CapRock or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any capital contribution or issuance or sale of Capital Stock, options, warrants or other rights to acquire Capital Stock or Indebtedness, the proceeds of such capital contribution or issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to CapRock or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes payable as a result thereof.

         "Offer to Purchase" means an offer by CapRock to purchase CapRock notes from the Holders commenced by mailing a notice to the trustee and each Holder stating:

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         (i) the covenant pursuant to which the offer is being made and that all
CapRock notes validly tendered will be accepted for payment on a pro rata basis;

         (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed);

         (iii) that any CapRock note not tendered will continue to accrue interest pursuant to its terms;

         (iv) that, unless CapRock defaults in the payment of the purchase price, any CapRock note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

         (v) that Holders electing to have a CapRock note purchased pursuant to the Offer to Purchase will be required to surrender the CapRock note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the CapRock note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of CapRock notes delivered for purchase and a statement that such Holder is withdrawing his election to have such CapRock notes purchased; and

         (vii) that Holders whose CapRock notes are being purchased only in part will be issued new CapRock notes equal in principal amount to the unpurchased portion of the CapRock notes surrendered; PROVIDED THAT each CapRock note purchased and each new CapRock note issued shall be in a principal amount of $1,000 or integral multiples thereof.

         On the Payment Date, CapRock shall (i) accept for payment on a pro rata basis CapRock notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all CapRock notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the trustee all CapRock notes or portions thereof so accepted together with an Officers' Certificate specifying the CapRock notes or portions thereof accepted for payment by CapRock. The Paying Agent shall promptly mail to the Holders of CapRock notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such Holders a new CapRock note equal in principal amount to any unpurchased portion of the CapRock note surrendered; PROVIDED THAT each CapRock note purchased and each new CapRock note issued shall be in a principal amount of $1,000 or integral multiples thereof. CapRock will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the Paying Agent for an Offer to Purchase. CapRock will comply with Rule 14e-1 under the Securities Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that CapRock is required to repurchase CapRock notes pursuant to an Offer to Purchase.

         "Payment Date" means the date on which any CapRock note is purchased pursuant to an Offer to Purchase or the Special Offer to Purchase.

         "Permitted Holders" means Jere W. Thompson, Sr., Jere W. Thompson, Jr., Mark Langdale, Timothy W. Rogers, Scott L. Roberts, Timothy M. Terrell and Ignatius W. Leonards and any corporation, limited liability company, partnership, joint venture or other entity controlled by any one or more of them.

         "Permitted Indebtedness" means any of the following:

         (i) Indebtedness of CapRock pursuant to the CapRock notes;

         (ii) Indebtedness owed (A) to CapRock and evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiaries; PROVIDED THAT such Indebtedness to any Restricted Subsidiary is subordinated in right of

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payment from and after such time as the CapRock notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise); PROVIDED further any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to CapRock or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause
(ii);

         (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (ii), (iv), (vi) or (xii) of the definition of Permitted Indebtedness) and any refinancings of such new Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED THAT Indebtedness the proceeds of which are used to refinance or refund the CapRock notes or Indebtedness that is PARI PASSU in right of payment with, or subordinated in right of payment to, the CapRock notes shall only be permitted under this clause (iii) if (A) in case the CapRock notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU in right of payment with the CapRock notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made PARI PASSU in right of payment with, or subordinate in right of payment to, the remaining CapRock notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the CapRock notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the CapRock notes at least to the extent that the Indebtedness to be refinanced is subordinated to the CapRock notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of CapRock be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause
(iii);

         (iv) Indebtedness (A) to reimburse workers' compensation insurance companies for claims paid by such companies on behalf of CapRock or any Restricted Subsidiary in accordance with the policies issued to CapRock and the Restricted Subsidiaries, (B) in respect of performance, surety or appeal bonds or similar obligations provided in the ordinary course of business, or (C) under Currency Agreements and Interest Rate Agreements; PROVIDED THAT such agreements
(I) are designed solely to protect CapRock or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder or (D) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of CapRock or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by CapRock or any Restricted Subsidiary in connection with such disposition;

         (v) Indebtedness of CapRock, to the extent the net proceeds thereof are promptly used to purchase CapRock notes tendered in the Special Offer to Purchase or in an Offer to Purchase made as a result of a Change of Control or Indebtedness of CapRock or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease all of the CapRock notes as described above under "- Defeasance";

         (vi) Guarantees of the CapRock notes and Guarantees of Indebtedness of CapRock by any Restricted Subsidiary; PROVIDED THAT the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described above;

         (vii) Acquired Indebtedness and any Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, such Acquired Indebtedness in an amount not to exceed the amount so refinanced or refunded (plus premium, accrued interest, and reasonable fees and expenses) in an aggregate amount not to exceed at any one time outstanding $25 million;

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         (viii) (A) Indebtedness of CapRock not to exceed, at any one time outstanding, two times the Net Cash Proceeds received by CapRock after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period) as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable) to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment less any Indebtedness Incurred pursuant to clause (B), (B) Indebtedness Incurred by
(x) CapRock and/or (y) any of the Restricted Subsidiaries in an aggregate amount not to exceed, at any one time outstanding, the Net Cash Proceeds received by CapRock after the Closing Date (and, in the event the Transaction is consummated, the aggregate Net Cash Proceeds received by CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period) as a capital contribution or from the issuance and sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not a Subsidiary of CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable) to the extent such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv) or (vi) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment; PROVIDED THAT the Incurrence of Indebtedness pursuant to this clause (B) will only be permitted to the extent that such Incurrence does not cause the amount of Indebtedness Incurred pursuant to clause (A) to exceed the amount permitted thereunder, and (C) Indebtedness of CapRock not to exceed, at any one time outstanding, 100% of the fair market value of property (other than cash and cash equivalents) received by CapRock after the Closing Date (and, in the event the Transaction is consummated, by CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated during the Transition Period) from a contribution of capital or the proceeds from the sale of its Capital Stock (other than Redeemable Stock) or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) to a Person that is not CapRock (or CapRock Telecommunications Corp., CapRock Fiber Network, LTD. or IWL Communications, Incorporated, if applicable) or a Restricted Subsidiary, to the extent such capital contribution or sale of Capital Stock or options, warrants or rights have not been used pursuant to clause (iii), (iv) or (ix) of the second paragraph of the "Limitation on Restricted Payments" covenant described above to make a Restricted Payment; PROVIDED THAT such Indebtedness does not mature prior to the Stated Maturity of the CapRock notes and has an Average Life longer than the CapRock notes;

         (ix) Indebtedness under one or more Credit Facilities or Vendor Credit Facilities; PROVIDED THAT the aggregate principal amount of any Indebtedness incurred pursuant to this clause (ix) (including any amounts refinanced or refunded under this clause (ix)) does not exceed at any time outstanding the greater of (x) 85% of eligible accounts receivable and 65% of eligible inventory of CapRock and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared or (y) $100 million less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described above;

         (x) Indebtedness existing as of the Closing Date and Indebtedness existing as of the date of consummation of the Transaction or the Special Partnership Transaction (to the extent such Indebtedness is incurred without violation of the CapRock indenture);

         (xi) Capitalized Lease Obligations in an aggregate principal amount outstanding at any time not to exceed $10 million; and

         (xii) Indebtedness of CapRock (in addition to Indebtedness permitted under clauses (i) through (xi) above) in the aggregate principal amount outstanding at any time not to exceed $50 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described above.

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         "Permitted Investment" means any of the following:

         (i) an Investment in CapRock or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, CapRock or a Restricted Subsidiary; PROVIDED THAT such Person's primary business is related, ancillary or complementary to the businesses of CapRock and its Restricted Subsidiaries on the date of such Investment;

         (ii) a Temporary Cash Investment;

         (iii) commission, payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

         (iv) stock, obligations or securities received in satisfaction of judgments or settlement of disputed accounts receivable that arose in the ordinary course of business;

         (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and workers' compensation, performance and other similar deposits;

         (vi) Interest Rate Agreements and Currency Agreements to the extent permitted under clause (iv) of the definition of "Permitted Indebtedness;" and

         (vii) loans and advances to employees of CapRock or any Subsidiary in an aggregate amount not to exceed $1 million at any time outstanding.

         "Permitted Liens" means any of the following:

         (i) Liens for taxes, fees, assessments, governmental charges or claims that are not yet due and payable, or, if delinquent, are payable without penalty or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made;

         (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent, or, if delinquent, are payable without penalty or are or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

         (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

         (v) easements, rights-of-way, restrictions, municipal and zoning ordinances, reservations, permits and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of CapRock or any of its Restricted Subsidiaries;

         (vi) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the Incurrence of such Indebtedness by CapRock or any Restricted Subsidiary; PROVIDED THAT such Lien does not extend to any property or assets of CapRock or any Restricted Subsidiary other than the asset acquired in connection with the Incurrence of such Acquired Indebtedness;

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         (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of CapRock and its Restricted Subsidiaries, taken as a whole;

         (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of CapRock or its Restricted Subsidiaries relating to such property or assets;

         (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

         (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

         (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED THAT such Liens do not extend to or cover any property or assets of CapRock or any Restricted Subsidiary other than the property or assets acquired and any proceeds thereof;

         (xii) Liens in favor of CapRock or any Restricted Subsidiary;

         (xiii) Liens arising from the rendering of a final judgment or order against CapRock or any Restricted Subsidiary that does not give rise to an Event of Default;

         (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

         (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry or incurred in the ordinary course of business, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect CapRock or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

         (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by CapRock or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of CapRock and its Restricted Subsidiaries prior to the Closing Date;

         (xviii) Liens on or sales of receivables, including related intangible assets and proceeds thereof;

         (xix) Liens securing Indebtedness incurred under clauses (iv)(A),
(iv)(B), (vii), (viii)(B), (ix), (x) or (xii) of the definition of "Permitted Indebtedness";

         (xx) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

         (xxi) Liens securing Capitalized Lease Obligations on assets subject to such Capitalized Leases;

         (xxii) Liens of CapRock (which term shall include CapRock Telecommunications Corp., CapRock Fiber Network, LTD. and IWL Communications, Incorporated if the Transaction is consummated) or any Restricted Subsidiary securing Indebtedness in effect at the Closing Date or at the date on which the Transaction or the Special Partnership Transaction, as the case may be, is consummated (to the extent such Indebtedness Incurred after the Closing Date was incurred without violation of the CapRock indenture);

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         (xxiii) Liens granted after the Closing Date on any assets or Capital
Stock of CapRock or its Restricted Subsidiaries created in favor of the Holders;

         (xxiv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to CapRock or a Wholly-Owned Restricted Subsidiary to secure Indebtedness owing to CapRock or such other Restricted Subsidiary;

         (xxv) Liens securing Indebtedness that is Incurred to refinance secured Indebtedness permitted to be Incurred under clause (iii) of the definition of "Permitted Indebtedness"; PROVIDED THAT such Liens do not extend to or cover any property or assets of CapRock or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; or

         (xxvi) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i) through (xxv); PROVIDED THAT any such extension, renewal or replacement shall be no more restricted in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

         "pro forma" means, with respect to the preparation of financial statements to show the effect of any particular transaction, the preparation of such financial statements in accordance with Article 11 of Regulation S-X.

         "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the CapRock notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the CapRock notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the CapRock notes; PROVIDED THAT any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the CapRock notes shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable in any material respect to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of CapRock Notes Upon a Change of Control" covenants described above are to the holders of the CapRock notes and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to CapRock's repurchase of such CapRock notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of CapRock Notes Upon a Change of Control" covenants described above.

         "Restricted Payment" means

         (i) a declaration or payment of any dividend or the making of any distribution on or with respect to CapRock's Capital Stock (other than (x) dividends or distributions payable solely in shares of CapRock's Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) dividends or distributions payable to CapRock or any Wholly-Owned Restricted Subsidiary),

         (ii) a payment made by CapRock or any Restricted Subsidiary used to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) CapRock or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or
(B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of CapRock (other than a Wholly-Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of CapRock (including options, warrants or other rights to acquire such shares

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of Capital Stock) (other than (x) payments payable solely in shares of
Capital Stock (other than Redeemable Stock) of CapRock or in options, warrants or other rights to acquire shares of such Capital Stock and (y) payments payable to CapRock or any Wholly-Owned Restricted Subsidiary),

         (iii) any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of CapRock that is subordinated in right of payment to the CapRock notes (other than, in each case, the purchase, repurchase or acquisition of Indebtedness either in anticipation of satisfying a sinking fund obligation, principal installment or final maturity that in any case is due within one year after the date of such purchase, repurchase or acquisition), or

         (iv) any Investment, other than a Permitted Investment, in any Person.

         The consummation of the transactions contemplated by the Transaction or the Special Partnership Transaction shall not constitute "Restricted Payments."

         "Restricted Subsidiary" means any Subsidiary of CapRock other than an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "Special Partnership Transaction" means the statutory merger or interest exchange between CapRock Telecommunications Corp. and CapRock Fiber Network, LTD. that would be required to be consummated in the event the Special Offer to Purchase is made and any CapRock notes remain outstanding after the payment of all CapRock notes tendered in such Special Offer to Purchase.

         "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" has the meaning given it under the caption "Limitation on Issuances of Guarantees by Restricted Subsidiaries."

         "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses) that are utilized by such Person, directly or indirectly, in the Telecommunications Business and including any computer systems used in a Telecommunications Business. Telecommunications Assets shall also include a majority of the Voting Stock of another Person, if such Voting Stock is acquired by CapRock or a Restricted Subsidiary and all or substantially all the assets of such other Person comprise Telecommunications Assets; and such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of CapRock pursuant to the CapRock indenture. The determination of what constitutes Telecommunications Assets shall be made by the Board of Directors of CapRock and evidenced by a Board Resolution delivered to the trustee.

         "Telecommunications Business" means the business of (i) transmitting or providing services relating to the transmission of voice, video, signals, data or Internet services; (ii) constructing, creating, developing, owning, operating, and marketing one or more communications networks, related, ancillary or complementary network transmission equipment, information systems, software, and other related, ancillary or complimentary assets and devices; (iii) planning, designing, and consulting with respect to the matters described in clauses (i) and (ii); and (iv)

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evaluating, participating and pursuing any other activity or opportunity that is related, ancillary, or complementary to those identified in clauses (i),
(ii) and (iii) above, as determined in good faith by the Board of Directors of CapRock.

         "Temporary Cash Investment" means any of the following:

         (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof with a maturity of 365 days or less,

         (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

         (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

         (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of CapRock) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Service, and

         (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Service or Moody's Investors Service, Inc.

         "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

         "Transaction" means the transactions contemplated by the Merger Agreement (also referred to herein from time to time as the Combination).

         "Transition Period" means the period between the Closing Date and the consummation of the Transaction or the payment date for CapRock notes tendered in the Special Offer to Purchase, as the case may be.

         "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of CapRock, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of CapRock may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither CapRock nor any other Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of CapRock or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant, (iv) neither CapRock nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary on terms more favorable to such Subsidiary than those that might be obtained at the time from


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persons who are not Affiliates of CapRock, and (v) neither CapRock nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of CapRock shall be evidenced to the trustee by filing a Board Resolution with the trustee giving effect to such designation. The Board of Directors of CapRock may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under the CapRock indenture and CapRock could incur $1.00 of additional Indebtedness under clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant described above pursuant to the "Limitation on Indebtedness" covenant.

         "Vendor Credit Facility" means any agreement entered into with one or more vendors, suppliers or lessors of telecommunications equipment or assets (including any agreement entered into with any such vendor, supplier or lessor or any financial institution acting on behalf of any such vendor, supplier or lessor) in order to finance the acquisition or construction of telecommunications equipment or assets, as such agreement may be amended, modified, supplemented, refunded, refinanced, restructured, renewed or replaced from time to time; PROVIDED THAT (i) any equipment or other assets acquired or leased under or pursuant to such Vendor Credit Facility are received by CapRock or a Restricted Subsidiary and (ii) all obligations with respect to or under such Vendor Credit Facility or any amendment, modification, supplement, refunding, refinancing, restructuring, renewal or replacement thereof are owed, whether directly or indirectly as the case may be, to a Person who is not an Affiliate of CapRock or any of its Subsidiaries and no such Affiliate shall act as a facilitator or conduit or in a similar capacity with respect thereto.

         "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Wholly-Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals or other shares issued to Persons as mandated by applicable law) by such Person or one or more Wholly-Owned Subsidiaries of such Person.


BOOK-ENTRY; DELIVERY AND FORM

         The CapRock notes are represented by one or more permanent global certificates in definitive, fully registered form. This global note was deposited upon issuance with The Depository Trust Company, New York, New York and registered in the name of a nominee of The Depository Trust Company.

THE GLOBAL NOTE

         Pursuant to procedures established by The Depository Trust Company,

         (1) upon the issuance of the global note, The Depository Trust Company or its custodian credited, on its internal system, the principal amount of the individual beneficial interests represented by the global note to the respective accounts of persons who have accounts with such depositary and

         (2) ownership of beneficial interests in the global note is shown on, and the transfer of ownership will be effected only through, records maintained by The Depository Trust Company or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants.

         Ownership of beneficial interests in the global notes is limited to persons who have accounts with The Depository Trust Company or persons who hold interests through participants.

         So long as The Depository Trust Company or its nominee is the registered owner or holder of the CapRock notes, The Depository Trust Company (or the nominee) will be considered the sole owner or holder of the CapRock notes represented by the global note for all purposes under the CapRock indenture. No beneficial owner of an

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interest in the global note will be able to transfer that interest except in accordance with The Depository Trust Company's procedures.

         Payments of interest, principal and other amounts due on the global note are made to The Depository Trust Company or its nominee as the registered owner. None of CapRock, the trustee or any paying agent has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to this beneficial ownership interest.

         We expect that The Depository Trust Company or its nominee, upon receipt of any payment of interest, principal or other amounts due on the global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown on the records of The Depository Trust Company. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice, as is the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of the participants.

         Transfers between participants in The Depository Trust Company are effected in the ordinary way through The Depository Trust Company's settlement system in accordance with The Depository Trust Company rules and are settled in same day funds.

         The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of CapRock notes, including the presentation of CapRock notes for exchange as described below, only at the direction of a participant to whose account The Depository Trust Company interests in the global note are credited. Further, The Depository Trust Company will take action only as to such portion of the CapRock notes as to which the participant has given such direction. However, if there is an Event of Default under the CapRock indenture, The Depository Trust Company will exchange the global note for certificated notes, which it will distribute to its participants.

         The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered under the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among participants of The Depository Trust Company, it is under no obligation to perform those procedures, and those procedures may be discontinued at any time. Neither CapRock nor the trustee will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


CERTIFICATED SECURITIES.

         If (1) The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global note and a successor depositary is not appointed by CapRock within 90 days or (2) an Event of Default under the CapRock indenture has occurred and is continuing with respect to the CapRock notes, certificated notes will be issued in exchange for the global note.

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THE PROPOSED AMENDMENTS

         On October 11, 2000, CapRock commenced a solicitation of consents from the holders of the CapRock notes to amend the CapRock indenture as summarized below. Capitalized terms used below that are not otherwise defined below shall have the meanings assigned to them in the CapRock indenture.

         The proposed amendments amend the CapRock indenture to permit a merger of CapRock with McLeodUSA or any wholly-owned subsidiary of McLeodUSA and to allow the merger to be consummated without triggering the change of control provisions of the CapRock indenture. We refer to these amendments as the Merger Amendments.

         Except for the amendment to Section 5.01(c) which is more particularly described below, the proposed amendments would also eliminate in their entirety from the CapRock indenture the following covenants and the references to such covenants, as well as the events of default and definitions related solely to such covenants. We refer to these amendments as the Covenant Amendments. The Covenants Amendments replace the text of each of the following articles, sections or subsections of the CapRock indenture with the words "Intentionally Omitted":

SECTION 5.01(c).........................    EVENTS OF DEFAULT. Defines an "Event
                                            of Default" to include a default in
                                            the performance or breach of the
                                            provisions of Article 8 or the
                                            failure to make or consummate an
                                            Offer to Purchase in accordance with
                                            Section 10.10, Section 10.15 or
                                            Section 10.21. Section 5.01(c) is
                                            being amended to remove the
                                            references to Article 8, Section
                                            10.10 and Section 10.15. The
                                            reference to Section 10.21 in the
                                            CapRock indenture remains.

SECTION 7.04............................    REPORTS BY ISSUER. Requires CapRock
                                            to file annual and quarterly reports
                                            and other required documents with
                                            the SEC, to provide copies of such
                                            reports and documents to the Trustee
                                            and to provide summaries of certain
                                            reports and documents to the
                                            Holders.

ARTICLE 8...............................    CONSOLIDATION, MERGER, SALE OF
                                            ASSETS, ETC. Prohibits CapRock from
                                            consolidating, merging, selling or
                                            otherwise transferring all or
                                            substantially all of its assets
                                            unless certain conditions are met.

SECTION 10.04...........................    CORPORATE EXISTENCE. Requires
                                            CapRock to maintain the corporate
                                            existence, rights, licenses and
                                            franchises of CapRock and its
                                            Restricted Subsidiaries.

SECTION 10.05...........................    PAYMENT OF TAXES AND OTHER CLAIMS.
                                            Requires CapRock to pay or discharge
                                            all material taxes, assessments and
                                            governmental charges levied or
                                            imposed on CapRock or any of its
                                            Restricted Subsidiaries before such
                                            taxes, assessments and governmental
                                            charges become delinquent.

SECTION 10.06...........................    MAINTENANCE OF PROPERTIES. Requires
                                            CapRock to cause all material
                                            properties owned, or used or held
                                            for use in the conduct of business,
                                            by CapRock or any of its Restricted
                                            Subsidiaries to be maintained and
                                            kept in good condition.

SECTION 10.07...........................    INSURANCE. Requires CapRock to
                                            insure all of its and its Restricted
                                            Subsidiaries' properties against
                                            loss or damage to the extent that
                                            property of similar character is
                                            usually and customarily insured.

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


SECTION 10.10...........................    REPURCHASE OF CAPROCK NOTES UPON A
                                            CHANGE OF CONTROL. Requires CapRock
                                            to offer to purchase the CapRock
                                            notes governed by the CapRock
                                            indenture within 30 days of a
                                            "Change of Control," at a price
                                            equal to 101% of the unpaid
                                            principal amount of the CapRock
                                            notes, plus accrued and unpaid
                                            interest.

SECTION 10.11...........................    LIMITATION ON INDEBTEDNESS.
                                            Restricts the ability of CapRock and
                                            its Restricted Subsidiaries to
                                            incur, directly or indirectly,
                                            Indebtedness.

SECTION 10.13...........................    LIMITATION ON RESTRICTED PAYMENTS.
                                            Restricts the ability of CapRock and
                                            its Restricted Subsidiaries to make
                                            Restricted Payments, including
                                            payment of dividends on or purchases
                                            of CapRock's Capital Stock,
                                            purchases of subordinated
                                            indebtedness or making Investments.

SECTION 10.14...........................    LIMITATION ON TRANSACTIONS WITH
                                            STOCKHOLDERS AND AFFILIATES.
                                            Restricts the ability of CapRock and
                                            its Restricted Subsidiaries to enter
                                            into or suffer to exist any
                                            transaction with any of their
                                            respective Affiliates (except for
                                            transactions solely between CapRock
                                            and any of its Wholly-Owned
                                            Restricted Subsidiaries or solely
                                            between Wholly-Owned Restricted
                                            Subsidiaries) or any holder of 5% or
                                            more of the Capital Stock of
                                            CapRock.

SECTION 10.15...........................    LIMITATION ON ASSET SALES. Restricts
                                            the ability of CapRock and its
                                            Restricted Subsidiaries to sell,
                                            transfer or lease capital stock of
                                            Restricted Securities, assets of
                                            CapRock or Restricted Subsidiaries
                                            which constitute all or
                                            substantially all of an operating
                                            unit or business and other property
                                            of CapRock or a Restricted
                                            Subsidiary outside the ordinary
                                            course of business.

SECTION 10.16...........................    LIMITATION ON LIENS. Restricts the
                                            ability of CapRock and its
                                            Restricted Subsidiaries to create,
                                            incur, assume or suffer to exist any
                                            Liens of any kind against or upon
                                            any property or assets of CapRock or
                                            any Restricted Subsidiary or any
                                            shares of Capital Stock or
                                            Indebtedness of any Restricted
                                            Subsidiary.

SECTION 10.18...........................    LIMITATION ON THE ISSUANCE AND SALE
                                            OF CAPITAL STOCK OF RESTRICTED
                                            SUBSIDIARIES. Restricts the ability
                                            of CapRock to sell or otherwise
                                            convey or dispose of any Capital
                                            Stock of a Restricted Subsidiary and
                                            restricts the ability of CapRock's
                                            Restricted Subsidiaries to issue,
                                            sell or otherwise convey or dispose
                                            of any of their Capital Stock.

SECTION 10.19...........................    LIMITATION ON DIVIDEND AND OTHER
                                            PAYMENT RESTRICTIONS AFFECTING
                                            RESTRICTED SUBSIDIARIES. Restricts
                                            the ability of CapRock and its
                                            Restricted Subsidiaries to limit any
                                            Restricted Subsidiary's ability to
                                            pay dividends, to pay Indebtedness
                                            owed to CapRock or any Restricted
                                            Subsidiary, to make loans or
                                            advances to CapRock or any
                                            Restricted Subsidiary, or to
                                            transfer any of its properties to
                                            CapRock or to the other Restricted
                                            Subsidiaries.

SECTION 10.20...........................    LIMITATION ON SALE-LEASEBACK
                                            TRANSACTIONS. Restricts the ability
                                            of CapRock and its Restricted
                                            Subsidiaries to enter into any
                                            sale-leaseback transaction involving
                                            any of its assets or properties
                                            unless certain conditions are met.

SECTION 10.22...........................    COMMISSION REPORTS AND REPORTS TO
                                            HOLDERS. Requires CapRock to file
                                            annual and quarterly reports and
                                            other required documents with the
                                            SEC and to provide copies of such
                                            reports and documents to the Trustee
                                            and the Holders.

SECTION 10.23...........................    LIMITATION ON ISSUANCES OF
                                            GUARANTEES BY RESTRICTED
                                            SUBSIDIARIES. Limits the ability of
                                            CapRock's Restricted Subsidiaries to
                                            guarantee any indebtedness of
                                            CapRock unless such Restricted
                                            Subsidiary also guarantees CapRock's
                                            obligations under the CapRock notes.

         The Merger Amendments will become effective upon (a) receipt of the consent of the holders of at least a majority of the aggregate principal amount of the CapRock notes and (b) execution by CapRock and the trustee of a supplemental indenture. The Covenant Amendments will become effective upon (a) receipt of the consent of the holders of at least a majority of the aggregate principal amount of the CapRock notes, (b) execution by CapRock and the Trustee of a supplemental indenture and (c) the later of (i) the effective time of the merger of CapRock with a wholly-owned subsidiary of McLeodUSA and (ii) 20 business days following commencement of the exchange offer. The form of the supplemental indenture which embodies the proposed amendments has been filed as an exhibit to the registration statement of which this prospectus forms a part, and is considered a part of this document.

                                  LEGAL MATTERS

         The legality of the McLeodUSA notes offered by this prospectus are being passed upon for McLeodUSA by Hogan & Hartson L.L.P., Washington, D.C., special counsel for McLeodUSA.


                                     EXPERTS

         The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 1999 and 1998, and for each of the three years ended December 31, 1999, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of Splitrock Services, Inc. as of December 31, 1999 and 1998, and for the period from March 5, 1997 (date of inception) to December 31, 1997 and for each of the two years in the period ended December 31, 1999 included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in giving said reports.

         The consolidated financial statements of CapRock Communications Corp. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 are incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the SEC of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contain additional relevant information about the McLeodUSA notes. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

     In addition, both McLeodUSA and CapRock have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the
SEC:

   Public Reference Room      New York Regional Office          Chicago Regional Office
  450 Fifth Street, N.W.        7 World Trade Center               Citicorp Center
         Room 1024                   Suite 1300                500 West Madison Street
  Washington, D.C. 20549      New York, New York 10048               Suite 1400
                                                              Chicago, Illinois 60661-2511

     You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet Web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA and CapRock, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for McLeodUSA's documents filed under the Securities Exchange Act is 0-20763, and the SEC file number for CapRock's documents filed under the Securities Exchange Act is 0-24581.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document.

     This prospectus incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

     - Our Annual Report on Form 10-K for our fiscal year ended December 31, 1999, filed on March 30, 2000

     - Our Quarterly Reports on Form 10-Q for our quarterly periods ended March 31, 2000 and June 30, 2000, filed on May 15, 2000 and August 14, 2000, respectively

     - Our Current Reports on Form 8-K filed on January 19, 2000, January 21, 2000, February 3, 2000, February 11, 2000, March 14, 2000, April 14,
          2000, May 24, 2000, June 1, 2000 and October 13, 2000 and our amended Current Report on Form 8-K/A filed on June 13, 2000

     - All documents filed with the SEC by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this prospectus and before the offering is terminated, are considered to be a part of this prospectus, effective the date such documents are filed

     This prospectus also incorporates by reference the documents listed below that CapRock has previously filed or will file with the SEC. They contain important information about CapRock and its financial condition.

     - CapRock's Annual Report on Form 10-K for its fiscal year ended December 31, 1999, as filed on March 30, 2000

     - CapRock's Quarterly Reports on Form 10-Q for CapRock's quarterly periods ended March 31, 2000 and June 30, 2000, filed on May 15, 2000 and August 14, 2000, respectively

     - CapRock's Current Reports on Form 8-K, filed on April 20, 2000, July 10, 2000 (two), August 3, 2000, and August 16, 2000 and October 10, 2000

     - All documents filed with the SEC by CapRock under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the offering is terminated are considered to be a part of this prospectus, effective the date such documents are filed

     In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

     You can obtain any of the documents listed above from the SEC, through the SEC's Internet Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

                             McLeodUSA Incorporated
                            McLeodUSA Technology Park
                         6400 C Street SW, P.O. Box 3177
                           Cedar Rapids, IA 52406-3177
                              Attn: General Counsel
                            Telephone (319) 790-7775

     We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request. You should make your request at least five business days prior to the expiration of the exchange offer in order to ensure timely delivery of these documents before the exchange offer expires.

     The indenture that will govern the McLeodUSA notes requires us to furnish the trustee with annual reports containing consolidated financial statements audited by our independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

     All information contained in or considered a part of this prospectus relating to McLeodUSA has been supplied by McLeodUSA, and all such information relating to CapRock has been supplied by CapRock.

                            SPLITROCK SERVICES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                 Page
FINANCIAL STATEMENTS:
   Report of Independent Accountants.........................................................    F-2
   Consolidated Balance Sheets as of December 31, 1998 and 1999..............................    F-3
   Consolidated Statements of Operations and Comprehensive Loss for the Period
     from Inception (March 5, 1997) Through December 31, 1997 and the years
     ended December 31, 1998 and 1999........................................................    F-4
   Consolidated Statements of Stockholders' Equity (Deficit) for the Period from Inception
     (March 5, 1997) Through December 31, 1999 ..............................................    F-5
   Consolidated Statements of Cash Flows for the Period from Inception (March 5,
     1997) Through December 31, 1997 and the years ended December 31, 1998 and 1999..........    F-6
   Notes to Consolidated Financial Statements................................................    F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Splitrock Services, Inc.:

We have audited the accompanying consolidated balance sheets of Splitrock Services, Inc. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the period from inception (March 5, 1997) to December 31, 1997 and for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of Splitrock Services, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Splitrock Services, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the period from inception (March 5, 1997) to December 31, 1997 and for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                               ARTHUR ANDERSEN LLP



Chicago, Illinois
October 16, 2000

                              SPLITROCK SERVICES, INC.

                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share amounts)

                                      ASSETS

                                                                                              December 31,
                                                                                        -------------------------
                                                                                             1998          1999
                                                                                             ----          ----
Current assets:
   Cash and cash equivalents........................................................    $   28,330      $ 92,593
   Unrestricted investments -- short term...........................................       120,475         5,441
   Restricted investments -- short term.............................................        39,476        33,646
   Accounts receivable, net of $537 and $1,403 allowance in 1998 and 1999,
     respectively...................................................................         3,205        11,292
   Prepaid expenses and other current assets........................................           480         2,975
                                                                                        ----------      --------

       Total current assets.........................................................       191,966       145,947
                                                                                        ----------      --------

Restricted investments -- long term.................................................        19,001           140
Deposits............................................................................           270        11,910
Property and equipment, net.........................................................        73,899       120,863
Intangibles, net....................................................................        11,005        22,426
                                                                                        ----------      --------

                                                                                        $  296,141      $301,286
                                                                                        ==========      ========

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Current maturities of capital lease obligations..................................    $    9,121      $ 21,089
   Accounts payable.................................................................        21,582         2,906
   Accrued interest payable.........................................................        13,375        14,141
   Accrued liabilities..............................................................        15,894        31,013
                                                                                        ----------      --------

     Total current liabilities......................................................        59,972        69,149
Senior notes payable ($261,000 face value net of unamortized discount ).............       258,217       258,387
Capital lease obligations...........................................................         8,243        18,934
                                                                                        ----------      --------

       Total liabilities............................................................       326,432       346,470

Commitments and contingencies
Stockholders' deficit:
   Preferred stock, $.001 par value, 25,000,000 shares authorized, no shares issued.             -             -
   Common stock, $.001 par value, 150,000,000 shares authorized, 46,624,845 and 57,030,590 shares issued and outstanding as of December 31, 1998 and
     1999, respectively.............................................................            47            57
   Common stock warrants............................................................         2,849         1,750
   Additional paid-in capital.......................................................        34,717       124,461
   Accumulated other comprehensive income (loss)....................................            47          (180)
   Accumulated deficit..............................................................       (67,951)     (171,272)
                                                                                        -----------     ---------

       Total stockholders' deficit..................................................       (30,291)      (45,184)

                                                                                        $  296,141      $301,286
                                                                                        ==========      ========

The accompanying notes are an integral part of these consolidated financial statements.

                            SPLITROCK SERVICES, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
               (in thousands, except share and per share amounts)

                                                                   Period from
                                                                    Inception
                                                                  (March 5, 1997)   Year Ended        Year Ended
                                                                  to December 31,   December 31,    December 31,
                                                                       1997             1998             1999
                                                                  ---------------   ------------   -------------
Revenue...........................................................   $    22,708    $    63,611    $      89,556
Operating expenses:
   Splitrock network costs........................................         2,362         32,912           87,398
   Legacy network costs...........................................        25,804         58,292           31,904
   Selling, general and administrative............................         1,276          6,390           21,386
   Depreciation and amortization..................................         3,500         13,850           27,322
                                                                     -----------    -----------    -------------
                                                                          32,942        111,444          168,010
                                                                     -----------    -----------    -------------

Loss from operations..............................................       (10,234)       (47,833)         (78,454)
Other income (expense):
   Interest income................................................           348          5,393            7,714
   Interest expense...............................................          (235)       (15,390)         (32,581)
                                                                     ------------   ------------   --------------

Loss before income taxes..........................................       (10,121)       (57,830)        (103,321)
Provision for income taxes........................................             -              -                -
                                                                     -----------    -----------    -------------

Net loss..........................................................       (10,121)       (57,830)        (103,321)
Other comprehensive income (loss):
   Unrealized gain (loss) on securities...........................             -             47             (180)
                                                                     -----------    -----------    --------------

Comprehensive loss................................................   $   (10,121)   $   (57,783)   $    (103,501)
                                                                     ============   ============   ==============

Net loss per share - basic and diluted............................   $    (0.42)    $     (1.30)   $       (2.03)
                                                                     ===========    ============   ==============

Weighted average shares - basic and diluted.......................    24,109,823     44,388,948       50,866,855
                                                                     ===========     ==========    =============

The accompanying notes are an integral part of these consolidated financial statements.

                          SPLITROCK SERVICES, INC.

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
        Period From Inception (March 5, 1997) Through December 31, 1999
               (in thousands, except share and per share amounts)


                                        Common Stock                                     Accumulated
                                    --------------------       Common      Additional    Other Com-      Accumu-
                                                    Par        Stock        Paid-in      prehensive       lated
                                      Shares       Value      Warrants      Capital     Income (Loss)    Deficit       Total
                                    ----------    ------      --------      -------     -------------  -----------   ----------
Initial capitalization ..........   15,764,000   $       16   $       --    $       12   $       --    $       --    $       28
   Issuance of Common Stock for
     cash of $1.11 per share and
     warrant ....................   18,466,400           18           --        20,482           --            --        20,500
   Conversion of note payable to
     Common Stock at $1.11
     per share ..................    9,008,000            9           --         9,991           --            --        10,000
Net loss ........................           --           --           --            --           --    $  (10,121)      (10,121)
                                    ----------   ----------   ----------    ----------   ----------    ----------    ----------

Balance at December 31, 1997 ....   43,238,400           43           --        30,485           --       (10,121)       20,407
   Unrealized gain on securities            --           --           --            --           47            --            47
   Issuance of warrants to
     purchase 1,487,791 shares of
     Common Stock in connection
     with Senior Notes (Note 5) .           --           --        2,849            --           --            --         2,849
   Exercise of stock options and
     Warrant ....................    3,386,445            4           --         4,232           --            --         4,236
   Net loss .....................           --           --           --            --           --       (57,830)      (57,830)
                                    ----------   ----------   ----------    ----------   ----------    ----------    ----------

Balance at December 31, 1998 ....   46,624,845           47        2,849        34,717           47       (67,951)      (30,291)
   Unrealized loss on securities            --           --           --            --         (227)           --          (227)
   Exercise of stock options and
     warrants ...................      713,117            1       (1,099)        1,322           --            --           224
   Sale of Common Stock under
     public offering, net of
     expenses ...................    9,692,628            9           --        88,422           --            --        88,431
   Net loss .....................           --           --           --            --           --      (103,321)     (103,321)
                                    ----------   ----------   ----------    ----------   ----------    ----------    ----------

Balance at December 31, 1999 ....   57,030,590   $       57   $    1,750    $  124,461   $     (180)   $ (171,272)   $  (45,184)
                                    ==========   ==========   ==========    ==========   ==========    ==========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                            SPLITROCK SERVICES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                  Period from         Inception
                                                                (March 5, 1997)       Year Ended          Year Ended
                                                                to December 31,      December 31,         December 31,
                                                                       1997               1998                1999
                                                                ---------------      ------------         ------------
Cash flows from operating activities:
   Net loss .............................................          $ (10,121)          $ (57,830)          $(103,321)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation and amortization ......................              3,500              13,850              27,322
     Amortization of debt discount and deferred
     financing costs ....................................                 --                 467               1,114
   Changes in assets and liabilities:
     (Increase) decrease in accounts receivable .........             (4,252)              1,047              (8,087)
     Increase in prepaid and other current assets .......               (221)               (259)             (2,495)
     Increase (decrease) in accounts payable and accrued
       liabilities ......................................              8,861              28,615              (3,557)
     Increase in accrued interest payable ...............                 --              13,375                 766
                                                                   ---------           ---------           ---------
     Net cash used in operating activities ..............             (2,233)               (735)            (88,258)
                                                                   ---------           ---------           ---------
Cash flows from investing activities:
   Purchase of equipment ................................            (16,969)            (45,261)            (39,464)
   (Purchase) liquidation of unrestricted investments ...                 --            (119,462)            114,807
   Reinvestment of interest earned on unrestricted
     investments ........................................                 --                (966)                 --
   Reinvestment of interest earned on restricted
     investments ........................................                 --              (1,725)             28,194
   Increase in deposits .................................               (229)                (41)            (11,640)
   Increase in intangibles ..............................                 --              (2,057)            (12,509)
                                                                   ---------           ---------           ---------
       Net cash provided by (used in)investing activities            (17,198)           (169,512)             79,388
Cash flows from financing activities:
   Proceeds from initial public offering, net of
     offering costs .....................................                 --                  --              88,422
   Proceeds from senior notes payable and
     warrants issued ....................................                 --             261,000                  --
   Proceeds from notes payable to stockholder ...........             11,750              10,000                  --
   Repayments of notes payable to stockholder ...........               (750)            (11,000)                 --
   Proceeds from notes payable ..........................                 --               1,477                  --
   Repayments of notes payable ..........................                 --              (1,477)                 --
   Financing costs incurred .............................                 --              (9,501)             (2,079)
   Restriction of cash under senior note agreement ......                 --             (56,752)                 --
   Sale of common stock and exercise of stock options
     and warrants .......................................             20,528               4,236                 224
   Proceeds from sale-leaseback of equipment ............              1,152                 960                  --
   Principal payments on capital lease obligations ......             (2,067)            (11,548)             (9,931)
   Restriction of cash under credit agreement ...........             (3,472)              3,472              (3,503)
                                                                   ---------           ---------           ---------
       Net cash provided by financing activities ........             27,141             190,867              73,133
                                                                   ---------           ---------           ---------
Increase in cash and cash equivalents ...................              7,710              20,620              64,263
Cash and cash equivalents:
   Beginning of period ..................................                 --               7,710              28,330
                                                                   ---------           ---------           ---------
   End of period ........................................          $   7,710           $  28,330           $  92,593
                                                                   =========           =========           =========
Supplemental cash flow information:
   Cash paid for interest ...............................          $     235           $   1,536           $  30,679
                                                                   =========           =========           =========
Noncash investing and financing activities:
   Assumption of capital lease obligations and
     other liabilities (Note 2) .........................          $   5,900           $      --           $      --
                                                                   =========           =========           =========
   Capital lease obligations incurred ...................          $  20,916           $   4,792           $  32,590
                                                                   =========           =========           =========
   Conversion of note payable to stockholder
     into common stock ..................................          $  10,000           $      --           $      --
                                                                   =========           =========           =========
   Approximately $18,400 of the increase in accounts
     payable and accrued liabilities at December 31,
     1998, were related to equipment purchases.

              The accompanying notes are an integral part of these consolidated financial statements.

                            SPLITROCK SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (amounts in thousands, except share and per share amounts)

1.       Summary of Significant Accounting Policies

         Splitrock Services, Inc. ("the Company") was formed on March 5, 1997 as a Texas corporation and was reincorporated in Delaware on May 8, 1998. The Company provides high-quality, nationwide telecommunication services on a flexible multi-service platform.

         On October 29, 1999 the Company formed Splitrock Leasing, LLC, a wholly-owned subsidiary. The accompanying consolidated financial statements include the operations of Splitrock Leasing, LLC. Significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

         The Company effected a 0.563-for-1 reverse stock split of its common stock on July 12, 1999. All share and per share amounts included in these consolidated financial statements have been retroactively adjusted to give effect to the reverse stock split.

         The following is a summary of the Company's significant accounting policies:

         USE OF ESTIMATES. The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Because of inherent uncertainties in this process, actual future results could differ from those expected at the reporting date. Management believes the estimates are reasonable.

         CASH AND CASH EQUIVALENTS AND INVESTMENTS. The Company considers highly liquid investments with an original maturity of three months or less from the date of purchase to be classified as cash and cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

         Short-term investments have original maturities of more than three months and a remaining maturity of less than one year at the date of purchase. At December 31, 1998 and 1999, cash equivalents and short-term investments consisted primarily of money market funds and securities of the highest grade. All short- term investments have been classified as available for sale under the provisions of Statement of Financial Accounting Standards No. ("SFAS") 115, Accounting for Certain Investments in Debt and Equity Securities, and have various maturity dates which do not exceed one year. Available for sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

         The following is a summary of the investments classified as restricted and unrestricted as of December 31, 1998 and 1999:

                                                                Gross                    Gross
                                      Amortized Cost       Unrealized Gains         Unrealized Losses             Fair Value
                                 ----------------------    ------------------    -----------------------     ----------------------
                                    1998          1999         1998     1999         1998         1999          1998        1999
                                 ---------    ---------    ---------    -----    ---------     ---------     ---------    ---------
Available for sale securities:
   Money market funds ........   $  23,557    $   3,944    $      --    $  --    $      --     $      --     $  23,557    $   3,944
   Corporate notes ...........     108,496        5,414            3       --          (80)           (3)      108,419        5,411
   Municipal securities ......      12,061           --           --       --           (6)           --        12,055           --
   U.S. Treasury notes .......      34,791       30,049          181        5          (51)         (182)       34,921       29,872
                                 ---------    ---------    ---------    -----    ---------     ---------     ---------    ---------
                                 $ 178,905    $  39,407    $     184    $   5    $    (137)    $    (185)    $ 178,952    $  39,227
                                 =========    =========    =========    =====    =========     =========     =========    =========

         At December 31, 1997, restricted investments represented collateral to support an outstanding letter of credit. Restricted investments as of December 31, 1998, represented escrowed funds that, together with interest received thereon, will be sufficient to pay, when due, the first four semi-annual interest payments on the Senior

Notes. As of December 31, 1999, restricted investments included $3,500 held as collateral to support outstanding letters of credits with the remainder were held that, together with interest received thereon, will be sufficient to pay, when due, the next two semi-annual interest payments on the Senior Notes.

         CONCENTRATION OF CREDIT RISK. Financial instruments which potentially subject the Company to concentration of credit risk are primarily cash and cash equivalents, investments and accounts receivable. The Company's cash investment policies limit investments to short-term, investment grade instruments with quality financial institutions. The Company's revenues and its accounts receivable balances for the periods ended December 31, 1998 and 1999, were largely derived from services provided to Prodigy, the Company's major customer during the periods. Prodigy was the Company's only customer from inception through December 31, 1997 and during 1998 and 1999 represented 99% and 85.5%, respectively, of the Company's revenue. Management believes that the risk of incurring material losses related to credit risks is remote.

         FAIR VALUES OF FINANCIAL INSTRUMENTS. Due to the short-term nature of the Company's financial instruments, management believes the carrying values of the Company's assets, short-term liabilities and lease obligations approximate their fair values. The fair value of the Company's Senior Notes (Note 5) at December 31, 1999, approximates $241,000, based upon quoted market prices.

         PROPERTY AND EQUIPMENT. Property and equipment are stated at cost. Shelters are depreciated using the straight-line method over the estimated useful life of twenty years. Depreciation and amortization of all other property and equipment, including assets under capital leases, is initiated as it is placed into service using the straight-line method over the estimated useful lives of three to ten years from the date of installation.

         COMPUTER SOFTWARE. Effective January 1, 1999, the Company adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This standard requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. This SOP also requires that costs related to the preliminary project stage, data conversion and the post-implementation/operation stage of an internal-use computer software development project be expensed as incurred.

         DEPOSITS AND INTANGIBLES. At December 31, 1999, deposits include $11,200 paid in connection with the fiber acquisition agreement with Level 3. Intangibles consist primarily of debt issuance costs incurred in connection with the issuance of our 11 3/4% Senior Notes, and other intangible assets such as capitalized circuit charges, leasehold improvements and lease acquisition costs. Debt issuance costs are amortized using the effective interest rate method. All other intangibles are amortized by use of the straight-line method over their estimated lives, which are generally two to five years. At December 31, 1998 and 1999, debt issuance costs, net of accumulated amortization, were $9,027 and $10,183, respectively.

         LONG-LIVED ASSETS. The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is considered impaired when anticipated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company believes that no material impairment exists at December 31, 1999.

         INCOME TAXES. Deferred tax assets and liabilities are determined based on the temporary differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered with the exception of enacted changes in the tax law or rates.

         STOCK-BASED COMPENSATION. The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, for disclosure purposes. Under SFAS No. 123, the Company measures compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed in Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees. The Company provides disclosure of the effect on net income as if the fair value-based method prescribed in SFAS No. 123 has been applied in measuring compensation expense.

         REVENUE RECOGNITION. The Company recognizes revenue when services are provided and collectibility is deemed probable under its agreement with the customer.

         LEGACY NETWORK COSTS. Legacy network costs contain all expenses incurred in connection with operating and decommissioning legacy networks. This includes facility fees, line charges for legacy network POPs, certain personnel costs, occupancy costs, equipment maintenance costs and access fees.

         COMPREHENSIVE LOSS. Effective January 1, 1998, the Company adopted SFAS No. 130, Reporting Comprehensive Income, as displayed in its Consolidated Statements of Operations and Comprehensive Loss for all periods presented. This SFAS establishes standards for reporting and display of comprehensive income and its components. The Company's comprehensive loss is comprised of net loss and unrealized gains and losses on available for sale securities.

         NET LOSS PER SHARE. Basic and diluted net loss per share have been computed in accordance with SFAS No. 128, Earnings Per Share. SFAS No. 128 requires the Company to report both basic earnings (loss) per share, which is based on the weighted average number of common shares outstanding, and diluted earnings (loss) per share, which is based on the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. At December 31, 1998, options to acquire 1,801,882 shares of Common Stock at the weighted-average exercise price of $2.31 and warrants to acquire 1,487,791 shares of Common Stock at $0.02 and at December 31, 1999, options to acquire 4,286,855 shares of Common Stock at the weighted-average exercise price of $7.78 and warrants to acquire 914,730 shares of Common Stock at an exercise price of $0.02 were not included in the computation of diluted earnings per share because their effect is anti-dilutive.

         SEGMENT REPORTING. The Company conducts its business within one segment. The Company presents its consolidated financial statements to reflect how the "key operating decision maker" views the business and has made the appropriate enterprise-wide disclosures in accordance with SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information.

         NEW ACCOUNTING PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which is effective for fiscal years beginning after June 15, 1999, and establishes accounting and reporting standards for derivative instruments. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of SFAS No. 133 to June 15, 2000. The Company has historically not engaged in derivative instrument activity. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

         In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements. SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company adopted SAB 101 as required in the first quarter of 2000 and the adoption of this standard did not have a material effect on its financial position or results of operations.

2.       Prodigy Agreement

         On June 24, 1997, the Company entered a four-year Full Service Agreement with Prodigy, in which the Company agreed to provide certain network services to Prodigy from July 1, 1997 through June 30, 2001 for the lower of a price per hour of usage or a price per subscriber as stipulated. Monthly minimum service charges under this contract have increased from $3,000 to $4,000 and will increase to $4,500 on July 1, 2000. Monthly maximum service charges are based on average usage per subscriber and the number of subscribers. Prodigy may terminate the Full Service Agreement without termination charges in an event of default by the Company; such defaults include documented failures (without cure) to meet certain network performance standards. The agreement also allows

Prodigy to terminate its arrangement with the Company at any time upon the payment of a termination charge. In February 2000, the Company amended the pricing and extended the terms under its Full Service Agreement with Prodigy (see Note 11).

3.       Property and Equipment

         Property and equipment consisted of the following:

                                                                                            December 31,
                                                                                            ------------
                                                                                        1998             1999
                                                                                        ----             ----

Telecommunications network equipment and shelters...............................   $     43,275    $      76,103
Software........................................................................          2,186            4,352
Furniture, fixtures and office equipment........................................          1,749            5,429
Telecommunications network equipment under construction.........................         13,289            9,982
                                                                                   ------------    -------------

                                                                                         60,499           95,866
Less -- accumulated depreciation................................................        (10,392)         (21,884)
                                                                                   -------------         -------

     Purchased property and equipment, net......................................         50,107           73,982
                                                                                   ------------    -------------

Leased telecommunications network equipment.....................................         29,102           51,315
Leased Software.................................................................             --            4,410
Leased office equipment.........................................................          1,496            1,492
                                                                                   ------------    -------------

                                                                                         30,598           57,217
Less -- accumulated amortization................................................         (6,806)         (10,336)
                                                                                   -------------   -------------

     Leased property and equipment, net.........................................         23,792           46,881
                                                                                   ------------    -------------

Property and equipment, net.....................................................   $     73,899    $     120,863
                                                                                   ============    =============


4.       Accrued Liabilities

         Accrued liabilities consisted of the following:

                                                                                              December 31,
                                                                                              -----------
                                                                                        1998             1999
                                                                                        ----             ----
       Access and transmission telecommunications line costs (Note 7)...........   $      3,172    $      16,490
       Telecommunications network equipment and shelters........................          9,900            8,608
       Other....................................................................          2,822            5,915
                                                                                   ------------    -------------
       Accrued liabilities......................................................   $     15,894    $      31,013
                                                                                   ============    =============


5.       Indebtedness

         The components of indebtedness are summarized as follows:

                                                                                            December 31,
                                                                                            ------------
                                                                                        1998             1999
                                                                                        ----             ----
       Senior Notes, net of unamortized discount of $2,783 and $2,613...........   $    258,217    $     258,387
                                                                                   ------------    -------------

                                                                                   $    258,217    $     258,387
                                                                                   ============    =============

On July 24, 1998, the Company sold 261 units consisting of $261,000 principal amount of 11 3/4% Senior Notes due 2008 ("Senior Notes") and warrants to purchase 1,487,791 shares of common stock ("the Senior Notes Offering"). Upon issuance, the Senior Notes were recorded in the Company's consolidated financial statements net of a $2,849 discount. The discount was attributable to the Company's estimate of the value of the warrants based on an independent third party valuation. The discount is amortized as a component of interest expense over the life of the Senior Notes using the effective interest method. This amortization will result in an increase in the consolidated financial statement balance of the Senior Notes to a $261,000 face value by 2008. In November 1998, the Senior Notes were exchanged for substantially the same terms in an offering registered under the Securities Act.

         Upon the occurrence of a change of control (as defined in the Indenture for the Senior Notes) the Company will be required to make an offer to repurchase all Senior Notes properly tendered at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase. On January 6, 2000, the Company signed a definitive merger agreement, if approved, that will constitute a change in control (see Note 11). The indenture also provides for redemption of the Senior Notes at any time, in whole or in part, on or after July 15, 2003 at a premium through July 15, 2005. In addition, on or prior to July 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes at a premium with the proceeds of one or more equity offerings.

         The Senior Note indenture also restricts the Company's ability to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, an unaffiliated entity. In October 1999, the Company paid the holders of the Senior Notes $2,100 in consideration for modified terms which allowed the Company to enter into a commitment for approximately $122,000 of capital lease financing.

         In connection with the Senior Notes Offering, the Company repaid $1,477 outstanding under a credit facility and refinanced $11,000 of indebtedness owed to Linsang Partners L.L.C. ("Linsang"), a stockholder of the Company. In connection with the refinancing, Linsang acquired 11,000 units in the Senior Notes Offering. The net proceeds to the Company, after the Senior Notes Offering expenses and retirement and refinancing of debt, approximated $239,000.

         In December 1997, the Company borrowed $1,000 from Linsang. The unsecured note had a stated rate of interest of 9.75% and provided for monthly interest payments beginning February 1, 1998, with the principal due on demand after December 31, 1998, and maturing December 31, 2002. During 1998, the Company borrowed $10,000 from Linsang on terms substantially the same as the previous note. The Linsang notes were refinanced in July 1998, in connection with the Senior Notes offering, as stated above.

6.       Income Taxes

         A provision for income taxes for the periods ended December 31, 1997, 1998 and 1999 has not been recognized as the Company had operating losses for both tax and financial reporting purposes. Due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future tax returns, the Company has recorded a full valuation allowance against its otherwise recognizable net deferred tax asset.

Deferred tax assets and liabilities consist of the following:

                                                                                            December 31,
                                                                                            ------------
                                                                                        1998             1999
                                                                                        ----             ----
Net operating loss carryforwards................................................   $     22,465    $      65,758
Depreciation....................................................................          3,325            4,965
Other...........................................................................            429            1,082
                                                                                   ------------    -------------

     Deferred tax assets........................................................         26,219           71,805
                                                                                   ------------    -------------

Leases..........................................................................           (474)          (6,750)
                                                                                   ------------    -------------

     Deferred tax liabilities...................................................           (474)          (6,750)
                                                                                   ------------    -------------

Net deferred tax assets.........................................................         25,745           65,055
Valuation allowance.............................................................        (25,745)         (65,055)
                                                                                   -------------   -------------

Net deferred tax assets.........................................................   $         --    $          --
                                                                                   ------------    -------------

         The Company's net operating loss carryforward totals approximately $173,000 of which approximately

$9,500 expires in 2012, $55,100 expires in 2018 and the remainder in 2019. Certain changes in ownership of the Company could result in limitations on the Company's ability to utilize the losses.

7.       Commitments and Contingencies

         The Company leases office space, equipment facilities and equipment under noncancelable operating and capital leases expiring through the year 2003. Rent expense for noncancelable operating leases amounted to $663 in 1998 and $5,131 in 1999.

         Future minimum payments by year end in the aggregate related to noncancelable operating and capital leases at December 31, 1999 are:


                                                                                  Capital      Operating
                                                                                  Leases         Leases        Total
                                                                                  ------       ---------       -----

2000 ...........................................................................  $ 22,956     $  6,207    $   29,163
2001 ...........................................................................    11,004        7,061        18,065
2002 ...........................................................................    10,366        6,962        17,328
2003 ...........................................................................       384        6,912         7,296
2004 ...........................................................................        --        5,806         5,806
                                                                                  --------     --------    ----------

         Total minimum lease payments...........................................  $ 44,710     $ 32,948    $   77,658
                                                                                  ========     ========    ==========

         Less amount representing interest......................................    (4,687)
                                                                                  --------

Present value of minimum capital lease payments.................................  $ 40,023
                                                                                  ========


         The Company leases telephone lines from competitive local exchange suppliers, interexchange carriers and long distance telephone companies primarily for access and transport purposes ("line costs"). These line costs are leased under both cancelable and noncancelable operating leases over periods ranging from month-to-month to five years and are included in Network operating costs on the consolidated statement of operations. The Company has commitments to certain of these telecommunication vendors to meet certain minimum usage volumes. Additionally, the Company is subject to certain cancellation penalties, which could become applicable upon termination of a number of these agreements. The cancellation penalties typically require a payment of certain percentage of the remaining amounts due under the contract, depending on the year in which cancellation may occur. Line costs included in the Splitrock Network operating costs were $22,617 and $67,131 during the year ended December 31, 1998 and 1999, respectively. Line costs incurred during both years comprise a substantial portion of the Network operating costs.

         In October 1999, the Company entered into lease financing arrangements with a third party leasing company to fund up to $122,000 of purchase commitments for equipment, including optronics equipment. These lease arrangements were originally structured as an operating lease, but were converted to a capital lease after the Company obtained the necessary consents from the holders of the Senior Notes. The consents were received on November 24, 1999. Capital leases require payments on a monthly basis over periods ranging from 30 to 48 months, with implicit interest rates of 9% to 12%.

         The Company has an agreement with a telecommunication supplier to provide certain installation services for the Company. The minimum amount of services for which the Company is required to pay is approximately $1,300. As of December 31, 1999, the Company has incurred approximately $1,000 of such amount in connection with this agreement.

         In April 1999, the Company entered into a cost sharing agreement with a national telecommunications provider (the Provider). The agreement grants the Company an exclusive 20 year indefeasible right to use (IRU) in four dark fibers in the nationwide fiber optic communication system currently under construction by the Provider with an option to acquire the indefeasible rights to use up to 12 additional dark fibers, which expires April 26, 2000. The Company made an initial payment of $11,200 to the Provider and is required to make additional payments as dark fiber segments are accepted, which is expected to occur from the first quarter of 2000 through the first quarter of 2001. The Company's remaining obligation to retain its IRU in the original four dark fibers approximates $81,600. In addition the Company is obligated to pay its pro-rata portion of the maintenance costs incurred by the Provider for these fiber strands for the term of the IRU.

         In connection with the fiber optic network deployment, in October 1999, the Company committed to purchase a minimum of approximately $50,000 of fiber optronics equipment, associated network management systems, and installation services from Nortel. The equipment and services are expected to be delivered through the next five quarters as the dark fiber network is available.

         On November 4, 1999, Ericsson, Inc. filed a Demand for Arbitration on a "contract dispute" pursuant to the Commercial Arbitration Rules with the American Arbitration Association concerning the Network Implementation Agreement, between the parties. The Company has filed a counterclaim and intends to vigorously defend the dispute pursuant to state tort and contract causes of action, including negligent misrepresentation, fraud in the inducement, breach of contract, failure to timely perform, failure to perform in a good and workmanlike manner, breach of the duty of good faith, failure of consideration and failure of essential purpose. The Company is seeking damages by offset and credit. Both parties are in the process of selecting arbitrators so that a preliminary hearing can be scheduled.

8.       Equity Transactions

         The Company effected a 1-for-100 stock exchange on June 3, 1997, a 1-for-10 stock exchange on August 8, 1997 and a 0.563-for-1 reverse stock split effected July 12, 1999. All share amounts included in these consolidated financial statements have been adjusted to reflect the effect of the stock exchanges and reverse stock split.

         Warrants issued in connection with the Company's Senior Note Offering are exercisable at $.02 per share at any time on or after July 26, 1999 through July 15, 2008 for 1,487,791 shares of common stock. At December 31, 1999, warrants for 914,730 shares of common stock remain unexercised.

         On August 6, 1999, the Company completed its initial public offering of its common stock pursuant to a Registration Statement filed with the SEC. The Company sold 9,692,628 shares of common stock at a price of $10.00 per share, which resulted in net proceeds of approximately $88,400 after deducting the underwriting discount and other fees and expenses. The underwriters purchased 692,628 of these shares pursuant to an over-allotment option. In addition 157,372 additional shares were sold, under the same agreement, by certain existing shareholders. The Company did not receive any of the proceeds from the sale of the 157,372 shares.

9.       Stock Options

         The Company's 1997 and 1999 Incentive Share Plans provide for options to purchase up to 11,260,000 shares of common stock to be granted to certain directors, employees or consultants of the Company. Options under the Plans have terms of ten years and are granted with an exercise price equivalent to market value at the date of grant. Individual option grants vest over time, based upon a schedule approved by the Board of Directors, which is generally four years. All of the Company's common stock options vest automatically upon a change in control of the Company, as defined (see Note 11).

         The following summarizes the activity for the Plans:


                                                             1997                   1998                       1999
                                                   ----------------------   ----------------------    -----------------------
                                                                 Weighted                Weighted                  Weighted
                                                                  Average                Average                   Average
                                                                 Exercise                Exercise                  Exercise
                                                    Shares         Price      Shares       Price       Shares        Price
                                                    ------       ---------    ------     --------      ------      --------

Options outstanding at beginning of fiscal year           --          --    1,058,440    $   1.11    1,801,882    $    2.31
  Granted .....................................    1,058,440    $   1.11    1,443,251    $   2.97    3,094,798    $   10.77
  Exercised ...................................           --          --      571,445    $   1.94      140,056    $    1.41
  Canceled ....................................           --          --      128,364    $   1.49      469,769    $    8.34
                                                   ---------                ---------                ---------
Options outstanding at end of year ............    1,058,440    $   1.11    1,801,882    $   2.31    4,286,855    $    7.78


         The following table summarizes information about the Company's stock options outstanding at December 31, 1999:



                                                              Options Outstanding              Options Exercisable
                                                ---------------------------------------     -----------------------
                                                    Number       Weighted-                     Number
                                                   Outstand-      Average      Weighted      Exercisable   Weighted
Range of                                            ing At       Remaining      Average          at         Average
Exercise                                         December 31,   Contractual    Exercise     December 31,   Exercise
Prices                                               1999      Life (Years)     Price          1999          Price
                                                 ------------  -------------   --------     ------------   --------
$1.11 - $1.95...............................       1,186,739       7.74         $ 1.18        696,018         $1.14
$5.95 - $11.25..............................       2,604,771       9.33         $ 9.10         97,581         $5.95
$13.88 - $24.19.............................         495,345       9.84         $16.70              -        $    -
                                                   ---------       ----         ------        -------        ------
$1.11 - $24.19..............................       4,286,855       8.95         $ 7.78        793,598        $ 1.73


         In October 1996, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which allows the Company to account for its employee stock-based compensation plans under APB No. 25 and the related interpretations. According to APB No. 25, deferred compensation is recorded for stock-based compensation grants based on the excess of the market value of the common stock on the measurement date over the exercise price. The deferred compensation is amortized over the vesting period of each unit of stock-based compensation grant. If the exercise of the stock-based compensation grants is equal to the market price of the Company's stock on the date of grant, no compensation expense is recorded.

         During the year ended December 31, 1998 and 1999, the Company recognized compensation expense of $46 and $0 for options granted at a discount from the then estimated fair market value of the Company's Common Stock.

         Had compensation cost for the Company's stock option plan been determined based on the estimated fair market value at the grant date, consistent with the provisions of SFAS No. 123, the Company's pro forma net loss would have been as follows:


                                                                  Pro forma
                                                                 Period from
                                                                  Inception
                                                                  (March 5,
                                                                     1997)          Pro forma       Pro forma
                                                                    through        Year ended       Year ended
                                                                  December 31,     December 31,    December 31,
                                                                      1997            1998            1999
                                                                 ------------     -------------    ------------
Net loss......................................................      $(10,141)        $(58,254)     $(105,322)
Net loss per share -- basic and diluted.......................         (0.42)           (1.31)         (2.07)


         Options granted in 1997, 1998 and 1999 had weighted-average fair values of $0.077, $1.00, and $6.42, respectively. For purposes of estimating the fair value of options granted, the Company used no future dividends, used average U.S. government security interest rates for its risk-free interest rates of 5.80%, 4.39% and 5.36%, assumed no volatility, 70.5% and 75% volatility, and assumed expected life of the options of five, four and four years in 1997, 1998 and 1999, respectively.

10.      Related Party Transactions

         The Company's chairman of the Board of Directors (the "Chairman"), who is also a shareholder of the Company, is the Chief Technical Officer of Lucent Technologies, Inc. (the "Vendor") from which the Company purchased approximately $427 in equipment through December 31, 1998 and $17,600 in products and services during the year ended December 31, 1999.

         Linsang, an affiliate of the Chairman, loaned $1,000 to the Company for the purchase of certain network equipment in December 31, 1997. During 1998, the affiliate made further advances of $10,000 under this agreement. The unsecured notes had a stated rate of interest of 9.75% and provided for monthly interest payments beginning February 1, 1998, with the principal due on demand after December 31, 1998, and maturing December 31, 2002. The Notes were refinanced in July 1998, in connection with the Senior Notes offering (Note 5).

         A former director of the Company exercised a option to purchase 563,000 shares of the Company Common Stock for $1,100 in June 1998 and 11,260 shares of the Company common stock for $22 in August 1999.

         In September 1997, Orient Star Holdings, a wholly-owned subsidiary of Carso Global Telecom, S.A. de C.V. (the controlling stockholder of Prodigy) purchased 11,260,000 shares of the Company for $1.11 per share and paid $0.10, for a warrant to purchase an additional 2,815,000 shares of the Company through September 18, 1998 for $1.11 per share. The warrants were exercised in September 1998.

11.      Subsequent Events

         In February 2000, the Company revised its agreement with Prodigy to convert the pricing formula from a subscriber based arrangement to a fixed hourly fee for usage effective January 1, 2000. As part of this amendment, the term of the contract was extended to December 31, 2001.

         On March 30, 2000, the Company was acquired by a wholly-owned subsidiary of McLeodUSA Incorporated ("McLeodUSA") pursuant to the Amended Plan of Merger dated February 11, 2000. The acquisition of Splitrock Services by McLeodUSA was effected through two separate but related transactions:

- a holding company reorganization, in which Splitrock Services, Inc. became a wholly-owned subsidiary of its former subsidiary, Splitrock Holdings, resulting in reductions to the number of authorized shares and the number of shares issued and outstanding; and

- a merger of Southside Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of McLeodUSA, with and into Splitrock Holdings in which Splitrock Holdings was the surviving corporation and became a wholly-owned subsidiary of McLeodUSA.

         Pursuant to these transactions, each of the Company's shareholders ultimately received 0.5347 shares of McLeodUSA Class A common stock in exchange for each share of Splitrock common stock owned. A substantial portion of the Company's outstanding stock options became fully vested upon the merger pursuant to a change of control provision in the Company's stock option plans. At the time of the merger, each right to purchase a share of the Company's common stock pursuant to an outstanding option or warrant was converted into an option or warrant with a right to purchase 0.5347 of a share of McLeodUSA Class A common stock.

         In connection with the acquisition of the Company's stock by McLeodUSA, the common stock of Splitrock Services, Inc. was delisted from The Nasdaq Stock Market.

         During March 2000, the Company issued 792,235 shares of its common stock representing the shares underlying the common stock warrants outstanding as of that date. These shares were issued to the warrant agent to be held in reserve until the warrants are exercised by the warrant holders. Upon issuance of the shares, the Company recorded the value of the warrants as common stock and additional paid in capital. Upon the merger these shares converted to McLeodUSA Class A common stock based on the 0.5347 exchange ratio. In connection with the merger and conversion, McLeodUSA assumed the Company's obligations under the Warrant Agreement dated July 24, 1998, as amended.

         During March 2000, the Company settled its contract dispute with Ericsson, Inc.

         In July, 2000, the $261 million Splitrock Senior Notes were retired. The total payment for these notes was approximately $316 million.

                                      * * *

                                $150,000,000



                                  McLeodUSA
                                 Incorporated



                               12% Senior Notes
                                   Due 2008



                                     LOGO



                                  PROSPECTUS

                            Dated October ___, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Amended and Restated Certificate of Incorporation of McLeodUSA (the "McLeodUSA Certificate") contains provisions that provide that no director of McLeodUSA shall be liable for breach of fiduciary duty as a director except for
(1) any breach of the director's duty of loyalty to McLeodUSA or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of McLeodUSA, McLeodUSA is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, McLeodUSA has entered into indemnity agreements with each of its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. McLeodUSA has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS

    EXHIBIT
     NUMBER                              EXHIBIT DESCRIPTION
    -------                              -------------------
     *2.1       Agreement and Plan of Merger by and among McLeodUSA, Cactus
                Acquisition Corp. and Caprock Communications Corp., dated as of October 2, 2000.

      3.1       Amended and Restated Certificate of Incorporation of McLeodUSA
                (filed as Exhibit 3.1 to Registration Statement on Form S-1,
                File No. 333-3112 (the "Initial Form S-1"), and incorporated herein by reference).

      3.2 Amended and Restated Bylaws of McLeodUSA (filed as Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-13885 (the
                "November 1996 Form S-1"), and incorporated herein by reference).

      3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.3 to
                Registration Statement on Form S-4, File No. 333-27647 (the
                "July 1997 Form S-4"), and incorporated herein by reference).

      3.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
                SEC on May 15, 2000 (the "May 2000 Form 10-Q") and incorporated herein by reference).

      3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
                SEC on August 14, 2000 (the "August 2000 Form 10-Q") and incorporated herein by reference).

      3.6 Certificate of Change of Registered Agent and Registered Office of McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form
                10-K, File No. 0-20763, filed with the SEC on March 9, 1998 (the
                "1997 Form 10-K") and incorporated herein by reference).

      3.7 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit
                3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

      3.8 Certificate of Designations of the Series B preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.6 to the Registration Statement on Form S-4, File No. 333-95941, filed with the SEC on February 1, 2000 (the "February 2000 Form S-4") and incorporated herein by reference).

      3.9 Certificate of Designations of the Series C preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.7 to the February 2000 Form S-4 and incorporated herein by reference).

      4.1       Form of Class A Common Stock Certificate of McLeodUSA (filed as
                Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).


      4.2       Indenture dated March 4, 1997 between McLeodUSA and United
                States Trust Company of New York, as Trustee, relating to the 10
                1/2% Senior Discount Notes Due 2007 of McLeodUSA (filed as
                Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).

      4.3       Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
                McLeodUSA, dated March 4, 1997 (filed as Exhibit 4.3 to the 1996
                Form 10-K and incorporated herein by reference).

      4.4       Form of Certificated 10 1/2% Senior Discount Note Due March 1,
                2007 of McLeodUSA (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

      4.5       Investor Agreement dated as of April 1, 1996 among McLeodUSA,
                IES Investments Inc., Midwest Capital Group Inc., MWR
                Investments Inc., Clark and Mary McLeod, and certain other stockholders (filed as Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).

      4.6       Amendment No. 1 to Investor Agreement dated as of October 23,
                1996 by and among McLeodUSA, IES Investments Inc., Midwest
                Capital Group Inc., MWR Investments Inc., Clark E. McLeod and
                Mary E. McLeod (filed as Exhibit 4.3 to the November 1996 Form
                S-1 and incorporated herein by reference).

      4.7       Form of 10 1/2% Senior Discount Exchange Note Due 2007 of
                McLeodUSA (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

      4.8       Indenture dated as of July 21, 1997 between McLeodUSA and United
                States Trust Company of New York, as Trustee, relating to the 9
                1/4% Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).

      4.9       Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
                (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

      4.10      Stockholders' Agreement dated June 14, 1997 among McLeodUSA, IES
                Investments Inc., Midwest Capital Group, Inc., MWR Investments
                Inc., Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated
                Communications Inc. listed in Schedule 1 thereto (filed as
                Exhibit 4.12 to the July 1997 Form S-4 and incorporated herein by reference).

      4.11      Amendment No. 1 to Stockholders' Agreement dated as of September
                19, 1997 by and among McLeodUSA, IES Investments Inc., Midwest
                Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary
                E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in
                Schedule I thereto (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on November
                14, 1997 and incorporated herein by reference).

      4.12 Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).


      4.13      Indenture dated as of March 16, 1998 between McLeodUSA and
                United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA (filed as
                Exhibit 4.15 to Registration Statement on Form S-4, File No.
                333-52793 (the "May 1998 Form S-4"), and incorporated herein by reference).

      4.14      Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA
                (contained in the Indenture filed as Exhibit 4.13).

      4.15      Stockholders' Agreement dated November 18, 1998 by and among
                McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E.
                McLeod, and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders
                (filed as Exhibit 99.1 to the Current Report on Form 8-K, File
                No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

      4.16      Indenture dated as of October 30, 1998 between McLeodUSA and
                United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit
                4.19 to Registration Statement on Form S-4, File No. 333-69621
                (the "December 1998 Form S-4"), and incorporated herein by reference).

      4.17      Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA
                (contained in the Indenture filed as Exhibit 4.16).

      4.18 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E.
                McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors
                L.L.C. and Media/Communications Partners III Limited Partnership
                (filed as Exhibit 4.1 to the Current Report on Form 8-K, File
                No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

      4.19      Indenture dated as of February 22, 1999 between McLeodUSA and
                United States Trust Company of New York, as Trustee, relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA (filed as
                Exhibit 4.22 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

      4.20      Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA
                (contained in the Indenture filed as Exhibit 4.19).

      4.21      Form of 6.75% Series A preferred stock certificate (filed as
                Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

      4.22      Form of Series B preferred stock certificate (filed as Exhibit
                4.22 to the February 2000 Form S-4 and incorporated herein by reference).

      4.23      Form of Series C preferred stock certificate (filed as Exhibit
                4.23 to the February 2000 Form S-4 and incorporated herein by reference).

      4.24      Second Amended and Restated November 1998 Stockholders'
                Agreement dated December 17, 1999 by and among certain Alliant
                Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI
                Shareholders (filed as Exhibit 4.24 to Annual Report on Form
                10-K, File No. 0-20763, filed with the SEC on March 30, 2000
                (the "1999 Form 10-K") and incorporated herein by reference).


      4.25 Second Amended and Restated January 1999 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.25 to the 1999 Form
                10-K and incorporated herein by reference).

      4.26 Stockholders' Agreement dated as of March 30, 2000 by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit
                4.26 to the May 2000 Form 10-Q and incorporated herein by reference).

      4.27 Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 by and among by and among certain
                Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.27 to the May 2000
                Form 10-Q and incorporated herein by reference).

      4.28 Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant
                Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI
                Shareholders and the M/C Stockholders (filed as Exhibit 4.28 to the May 2000 Form 10-Q and incorporated herein by reference).

     *4.29      Amendment No. 1 to Third Amended and Restated November 1998
                Stockholders' Agreement, dated as of July 7, 2000.

     *4.30      Amendment No. 1 to Third Amended and Restated January 1999
                Stockholders' Agreement, dated as of July 7, 2000.

     *4.31      Amended and Restated Stockholders' Agreement dated as of August
                10, 2000, by and among McLeodUSA Incorporated, Kwok Li and
                Linsang Partners, LLC.

      4.32 Warrant Agreement dated as of July 29, 1998 by and between Harris Trust Company of New York (formerly Bank of Montreal
                Trust Company) and Splitrock Services, Inc. (filed as Exhibit
                10.12 to the Registration Statement on Form S-4 of Splitrock
                Services, Inc., File No. 333-61293, filed with the SEC on August
                12, 1998 and incorporated herein by reference).

      4.33      Form of Splitrock Warrant Certificate (filed as Exhibit 4.7 to
                Post-Effective Amendment No. 1 to the Registration Statement on
                Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on July 16, 1999 and incorporated herein by reference).

      4.34      First Supplemental Warrant Agreement by and between Splitrock
                Services, Inc. and Harris Trust Company of New York, dated as of
                February 24, 2000 (filed as Exhibit 4.11 to Post-Effective
                Amendment No. 1 on Form S-3 to the Registration Statement on
                Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on March 13, 2000 and incorporated herein by reference).

      4.35      Second Supplemental Warrant Agreement by and between Splitrock
                Services, Inc., Splitrock Holdings, Inc. and Harris Trust
                Company of New York, dated as of March 30, 2000 (filed as
                Exhibit 4.37 to the May 2000 Form 10-Q and incorporated herein by reference).


      4.36      Third Supplemental Warrant Agreement by and between Splitrock
                Services, Inc., Splitrock Holdings, Inc., McLeodUSA and Harris
                Trust Company of New York, dated as of March 30, 2000 (filed as
                Exhibit 4.38 to the May 2000 Form 10-Q and incorporated herein by reference).

      4.37 Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as
                Exhibit 4.39 to the August 2000 Form 10-Q and incorporated herein by reference).

      4.38 Form of Promissory Note under the Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase
                Manhattan Bank, as Agent (filed as Exhibit 4.40 to the August
                2000 Form 10-Q and incorporated herein by reference).

      4.39      Indenture dated as of July 16, 1998, among CapRock
                Communications Corp., CapRock Telecommunications, CapRock Fiber,
                IWL Communications, Incorporated and PNC Bank, National
                Association, Trustee (filed as Exhibit 4.1 to the Registration
                Statement on Form S-4, as amended, of CapRock Communications
                Corp., File No. 333-64699, filed with the SEC on September 29,
                1998 and incorporated herein by reference).

      4.40      Indenture dated as of May 18, 1999, between CapRock
                Communications Corp. and Chase Manhattan Trust Company, National
                Association, Trustee (filed as Exhibit 4.8 to the Registration
                Statement on Form S-4, as amended, of CapRock Communications
                Corp., File No. 333-82557, filed with the SEC on July 9, 1999 and incorporated herein by reference).

     *4.41      Form of First Supplemental Indenture to Indenture dated as of
                July 16, 1998, between CapRock Communications Corp., as Issuer, and Chase Manhattan Trust Company, National Association, as successor Trustee.

     *4.42      Form of First Supplemental Indenture to Indenture dated as of
                May 18, 1999, between CapRock Communications Corp., as Issuer, and Chase Manhattan Trust Company, National Association, as
                Trustee.

     *4.43      Form of Indenture between McLeodUSA and United States Trust
                Company of New York, as Trustee, relating to the 12% Senior
                Notes Due July 15, 2008 of McLeodUSA.

     *4.44      Form of Indenture between McLeodUSA and United States Trust
                Company of New York, as Trustee, relating to the 11 1/2% Senior
                Notes Due May 1, 2009 of McLeodUSA.

      *5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the 12% Senior Notes Due July 15, 2008 of McLeodUSA securities being registered.

      *5.2 Opinion of Hogan & Hartson L.L.P. regarding the legality of the 11 1/2% Senior Notes Due May 1, 2009 of McLeodUSA being registered.

      23.1      Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and
                5.2).

     *23.2 Consent of Arthur Andersen LLP regarding financial statements of McLeodUSA.

     *23.3 Consent of Arthur Andersen LLP regarding financial statements of Splitrock Services, Inc.

     *23.4 Consent of KPMG LLP regarding financial statements of CapRock Communications Corp.


      24.1      Power of attorney (included on signature page).

     *25.1      Statement of Eligibility of Trustee.

     *99.1      Form of Letter of Transmittal.

     *99.2      Form of Notice of Guaranteed Delivery.

     *99.3      Form of Broker Dealer Letter.

     *99.4      Form of Letter to Clients.

     *99.5      Form of Guidelines for Certification of Taxpayer Identification
                Number on Substitute Form W-9.

------------------
*Filed herewith.

(b) FINANCIAL STATEMENT SCHEDULES.

     The following financial statement schedule was filed with the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-20763), filed with the SEC on March 30, 2000, and is incorporated herein by reference:

          Schedule II--Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of McLeodUSA or notes thereto.


ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act, McLeodUSA has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 16th day of October, 2000.

                                                MCLEODUSA INCORPORATED


                                                By:   /s/ Clark E. McLeod
                                                      --------------------------
                                                      Clark E. McLeod
                                                      Chairman and Chief
                                                      Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod and Stephen C. Gray, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, as of the 16th day of October, 2000.


SIGNATURE                      TITLE
---------                      -----
/s/ Clark E. McLeod            Chairman, Chief Executive Officer and Director
--------------------------     (Principal Executive Officer)
Clark E. McLeod



                               Vice Chairman and Director
--------------------------
Richard A. Lumpkin



/s/ Stephen C. Gray            President, Chief Operating Officer and Director
--------------------------
Stephen C. Gray


/s/ Roy A. Wilkens             Chief Technology Officer, President and Chief
--------------------------     Executive Officer of Network and Data Services
Roy A. Wilkens                 operations, and Director


/s/ J. Lyle Patrick            Group Vice President--Finance and Accounting and
--------------------------     Chief Financial and Accounting Officer
J. Lyle Patrick                (Principal Financial Officer and
                               Principal Accounting Officer)



/s/ Anne K. Bingaman           Director
--------------------------
Anne K. Bingaman



/s/ Erskine B. Bowles          Director
--------------------------
Erskine B. Bowles



/s/ Peter H.O. Claudy          Director
--------------------------
Peter H.O. Claudy



/s/ Thomas M. Collins          Director
--------------------------
Thomas M. Collins



/s/ Robert J. Currey           Director
--------------------------
Robert J. Currey



                               Director
--------------------------
Theodore J. Forstmann



/s/ Daniel R. Hesse            Director
--------------------------
Daniel R. Hesse



/s/ James E. Hoffman           Director
--------------------------
James E. Hoffman



                               Director
--------------------------
Paul D. Rhines



                                INDEX TO EXHIBITS

    EXHIBIT
     NUMBER                            EXHIBIT DESCRIPTION
    -------                            -------------------
     *2.1       Agreement and Plan of Merger by and among McLeodUSA, Cactus
                Acquisition Corp. and Caprock Communications Corp., dated as of
                October 2, 2000.

      3.1       Amended and Restated Certificate of Incorporation of McLeodUSA
                (filed as Exhibit 3.1 to Registration Statement on Form S-1,
                File No. 333-3112 (the "Initial Form S-1"), and incorporated herein by reference).

      3.2 Amended and Restated Bylaws of McLeodUSA (filed as Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-13885 (the
                "November 1996 Form S-1"), and incorporated herein by reference).

      3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.3 to
                Registration Statement on Form S-4, File No. 333-27647 (the
                "July 1997 Form S-4"), and incorporated herein by reference).

      3.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
                SEC on May 15, 2000 (the "May 2000 Form 10-Q") and incorporated herein by reference).

      3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the
                SEC on August 14, 2000 (the "August 2000 Form 10-Q") and incorporated herein by reference).

      3.6 Certificate of Change of Registered Agent and Registered Office of McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form
                10-K, File No. 0-20763, filed with the SEC on March 9, 1998 (the
                "1997 Form 10-K") and incorporated herein by reference).

      3.7 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit
                3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

      3.8 Certificate of Designations of the Series B preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.6 to the Registration Statement on Form S-4, File No. 333-95941, filed with the SEC on February 1, 2000 (the "February 2000 Form S-4") and incorporated herein by reference).

      3.9 Certificate of Designations of the Series C preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.7 to the February 2000 Form S-4 and incorporated herein by reference).

      4.1       Form of Class A Common Stock Certificate of McLeodUSA (filed as
                Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).


      4.2       Indenture dated March 4, 1997 between McLeodUSA and United
                States Trust Company of New York, as Trustee, relating to the
                10 1/2% Senior Discount Notes Due 2007 of McLeodUSA (filed as
                Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).

      4.3       Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
                McLeodUSA, dated March 4, 1997 (filed as Exhibit 4.3 to the 1996
                Form 10-K and incorporated herein by reference).

      4.4       Form of Certificated 10 1/2% Senior Discount Note Due March 1,
                2007 of McLeodUSA (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

      4.5       Investor Agreement dated as of April 1, 1996 among McLeodUSA,
                IES Investments Inc., Midwest Capital Group Inc., MWR
                Investments Inc., Clark and Mary McLeod, and certain other stockholders (filed as Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).

      4.6       Amendment No. 1 to Investor Agreement dated as of October 23,
                1996 by and among McLeodUSA, IES Investments Inc., Midwest
                Capital Group Inc., MWR Investments Inc., Clark E. McLeod and
                Mary E. McLeod (filed as Exhibit 4.3 to the November 1996 Form
                S-1 and incorporated herein by reference).

      4.7       Form of 10 1/2% Senior Discount Exchange Note Due 2007 of
                McLeodUSA (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

      4.8       Indenture dated as of July 21, 1997 between McLeodUSA and United
                States Trust Company of New York, as Trustee, relating to the
                9 1/4% Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).

      4.9       Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
                (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

      4.10      Stockholders' Agreement dated June 14, 1997 among McLeodUSA, IES
                Investments Inc., Midwest Capital Group, Inc., MWR Investments
                Inc., Clark E. McLeod, Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated
                Communications Inc. listed in Schedule 1 thereto (filed as
                Exhibit 4.12 to the July 1997 Form S-4 and incorporated herein by reference).

      4.11      Amendment No. 1 to Stockholders' Agreement dated as of September
                19, 1997 by and among McLeodUSA, IES Investments Inc., Midwest
                Capital Group, Inc., MWR Investments Inc., Clark E. McLeod, Mary
                E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in
                Schedule I thereto (filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on November
                14, 1997 and incorporated herein by reference).

      4.12 Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).


      4.13      Indenture dated as of March 16, 1998 between McLeodUSA and
                United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA (filed as
                Exhibit 4.15 to Registration Statement on Form S-4, File No.
                333-52793 (the "May 1998 Form S-4"), and incorporated herein by reference).

      4.14      Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA
                (contained in the Indenture filed as Exhibit 4.13).

      4.15      Stockholders' Agreement dated November 18, 1998 by and among
                McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E.
                McLeod, and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders
                (filed as Exhibit 99.1 to the Current Report on Form 8-K, File
                No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

      4.16      Indenture dated as of October 30, 1998 between McLeodUSA and
                United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit
                4.19 to Registration Statement on Form S-4, File No. 333-69621
                (the "December 1998 Form S-4"), and incorporated herein by reference).

      4.17      Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA
                (contained in the Indenture filed as Exhibit 4.16).

      4.18 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E.
                McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors
                L.L.C. and Media/Communications Partners III Limited Partnership
                (filed as Exhibit 4.1 to the Current Report on Form 8-K, File
                No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

      4.19      Indenture dated as of February 22, 1999 between McLeodUSA and
                United States Trust Company of New York, as Trustee, relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA (filed as
                Exhibit 4.22 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

      4.20      Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA
                (contained in the Indenture filed as Exhibit 4.19).

      4.21      Form of 6.75% Series A preferred stock certificate (filed as
                Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

      4.22      Form of Series B preferred stock certificate (filed as Exhibit
                4.22 to the February 2000 Form S-4 and incorporated herein by reference).

      4.23      Form of Series C preferred stock certificate (filed as Exhibit
                4.23 to the February 2000 Form S-4 and incorporated herein by reference).

      4.24      Second Amended and Restated November 1998 Stockholders'
                Agreement dated December 17, 1999 by and among certain Alliant
                Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI
                Shareholders (filed as Exhibit 4.24 to Annual Report on Form
                10-K, File No. 0-20763, filed with the SEC on March 30, 2000
                (the "1999 Form 10-K") and incorporated herein by reference).


      4.25 Second Amended and Restated January 1999 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.25 to the 1999 Form
                10-K and incorporated herein by reference).

      4.26 Stockholders' Agreement dated as of March 30, 2000 by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit
                4.26 to the May 2000 Form 10-Q and incorporated herein by reference).

      4.27 Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 by and among by and among certain
                Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.27 to the May 2000
                Form 10-Q and incorporated herein by reference).

      4.28 Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant
                Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI
                Shareholders and the M/C Stockholders (filed as Exhibit 4.28 to the May 2000 Form 10-Q and incorporated herein by reference).

     *4.29      Amendment No. 1 to Third Amended and Restated November 1998
                Stockholders' Agreement, dated as of July 7, 2000.

     *4.30      Amendment No. 1 to Third Amended and Restated January 1999
                Stockholders' Agreement, dated as of July 7, 2000.

     *4.31      Amended and Restated Stockholders' Agreement dated as of August
                10, 2000, by and among McLeodUSA Incorporated, Kwok Li and
                Linsang Partners, LLC.

      4.32 Warrant Agreement dated as of July 29, 1998 by and between Harris Trust Company of New York (formerly Bank of Montreal
                Trust Company) and Splitrock Services, Inc. (filed as Exhibit
                10.12 to the Registration Statement on Form S-4 of Splitrock
                Services, Inc., File No. 333-61293, filed with the SEC on August
                12, 1998 and incorporated herein by reference).

      4.33      Form of Splitrock Warrant Certificate (filed as Exhibit 4.7 to
                Post-Effective Amendment No. 1 to the Registration Statement on
                Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on July 16, 1999 and incorporated herein by reference).

      4.34      First Supplemental Warrant Agreement by and between Splitrock
                Services, Inc. and Harris Trust Company of New York, dated as of
                February 24, 2000 (filed as Exhibit 4.11 to Post-Effective
                Amendment No. 1 on Form S-3 to the Registration Statement on
                Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on March 13, 2000 and incorporated herein by reference).

      4.35      Second Supplemental Warrant Agreement by and between Splitrock
                Services, Inc., Splitrock Holdings, Inc. and Harris Trust
                Company of New York, dated as of March 30, 2000 (filed as
                Exhibit 4.37 to the May 2000 Form 10-Q and incorporated herein by reference).


      4.36      Third Supplemental Warrant Agreement by and between Splitrock
                Services, Inc., Splitrock Holdings, Inc., McLeodUSA and Harris
                Trust Company of New York, dated as of March 30, 2000 (filed as
                Exhibit 4.38 to the May 2000 Form 10-Q and incorporated herein by reference).

      4.37 Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as
                Exhibit 4.39 to the August 2000 Form 10-Q and incorporated herein by reference).

      4.38 Form of Promissory Note under the Credit Agreement dated as of May 31, 2000 among McLeodUSA, various Lenders and The Chase
                Manhattan Bank, as Agent (filed as Exhibit 4.40 to the August
                2000 Form 10-Q and incorporated herein by reference).

      4.39      Indenture dated as of July 16, 1998, among CapRock
                Communications Corp., CapRock Telecommunications, CapRock Fiber,
                IWL Communications, Incorporated and PNC Bank, National
                Association, Trustee (filed as Exhibit 4.1 to the Registration
                Statement on Form S-4, as amended, of CapRock Communications
                Corp., File No. 333-64699, filed with the SEC on September 29,
                1998 and incorporated herein by reference).

      4.40      Indenture dated as of May 18, 1999, between CapRock
                Communications Corp. and Chase Manhattan Trust Company, National
                Association, Trustee (filed as Exhibit 4.8 to the Registration
                Statement on Form S-4, as amended, of CapRock Communications
                Corp., File No. 333-82557, filed with the SEC on July 9, 1999 and incorporated herein by reference).

     *4.41      Form of First Supplemental Indenture to Indenture dated as of
                July 16, 1998, between CapRock Communications Corp., as Issuer, and Chase Manhattan Trust Company, National Association, as successor Trustee.

     *4.42      Form of First Supplemental Indenture to Indenture dated as of
                May 18, 1999, between CapRock Communications Corp., as Issuer, and Chase Manhattan Trust Company, National Association, as
                Trustee.

     *4.43      Form of Indenture between McLeodUSA and United States Trust
                Company of New York, as Trustee, relating to the 12% Senior
                Notes Due July 15, 2008 of McLeodUSA.

     *4.44      Form of Indenture between McLeodUSA and United States Trust
                Company of New York, as Trustee, relating to the 11 1/2% Senior
                Notes Due May 1, 2009 of McLeodUSA.

      *5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the 12% Senior Notes Due July 15, 2008 of McLeodUSA being registered.

      *5.2 Opinion of Hogan & Hartson L.L.P. regarding the legality of the 11 1/2% Senior Notes Due May 1, 2009 of McLeodUSA being registered.

      23.1      Consent of Hogan & Hartson L.L.P. (included in Exhibits 5.1 and
                5.2).

     *23.2 Consent of Arthur Andersen LLP regarding financial statements of McLeodUSA.

     *23.3 Consent of Arthur Andersen LLP regarding financial statements of Splitrock Services, Inc.

     *23.4      Consent of KPMG LLP regarding financial statements of CapRock
                Communications Corp.


      24.1      Power of attorney (included on signature page).

     *25.1      Statement of Eligibility of Trustee.

     *99.1      Form of Letter of Transmittal.

     *99.2      Form of Notice of Guaranteed Delivery.

     *99.3      Form of Broker Dealer Letter.

     *99.4      Form of Letter to Clients.

     *99.5      Form of Guidelines for Certification of Taxpayer Identification
                Number on Substitute Form W-9.

------------------
*Filed herewith.